                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       SMITH'S FOOD & DRUG CENTERS, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
               ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or Item
    22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1) Title of each class of securities to which transaction applies: (i)
     Class B Common Stock, par value $.01 per share, of the Registrant
     ("Class B Common Stock") to be issued in connection with the transaction.
 (2) Aggregate number of securities to which transaction applies: (i)
     3,038,888 shares of Class B Common Stock, the maximum number of shares of Class B Common Stock to be issued by the Registrant in the transaction on the closing date of the merger described in the accompanying Proxy Statement (the "Merger").
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The per unit price of each share of Class B Common Stock is $24.625 (the average high and low price of such stock on the New York Stock Exchange, Inc.
     Composite Transaction Tape on March 1, 1996). The filing fee of $14,967 is calculated in accordance with Rule 0-11(c)(1) under the Exchange Act as one-fiftieth of one percent of the product of 3,038,888 shares to be issued in the transaction and $24.625.
 (4) Proposed maximum aggregate value of transaction: $74,832,617.
 (5) Total fee paid: $14,967.

[X] Fee paid previously with preliminary materials
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:
    --------------------------------------------------------------------------

 (2) Form, Schedule or Registration Statement No.:
     Schedule 14A Cover Page (File No.   )
    --------------------------------------------------------------------------

 (3) Filing Party:
    --------------------------------------------------------------------------

 (4) Date Filed:
    --------------------------------------------------------------------------

                                    [LOGO]

                       SMITH'S FOOD & DRUG CENTERS, INC.
                            1550 SOUTH REDWOOD ROAD
                          SALT LAKE CITY, UTAH 84104

                                                                 April 25, 1996
Dear Fellow Stockholders:

  You are invited to attend the Annual Meeting of the Stockholders (the "Stockholders' Meeting") of Smith's Food & Drug Centers, Inc. (the "Company"), to vote on, among other things, a proposed recapitalization of the Company and the merger of Smitty's Supermarkets, Inc. ("Smitty's"), a Phoenix, Arizona-based supermarket chain, with a subsidiary of the Company (the "Merger"). As part of the recapitalization, the Company will commence a tender offer (the "Offer") to purchase 50% of its outstanding shares of common stock for $36 in cash per share. The Offer and the Merger are anticipated to be consummated at the same time and will result in Smitty's becoming a wholly owned subsidiary of the Company. In the Merger, the stockholders of Smitty's will receive shares of the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and affiliates of The Yucaipa Companies ("Yucaipa"), the controlling stockholders of Smitty's, will become significant new investors in the Company. In addition, concurrently with the consummation of the Offer and the Merger, the Company will enter into a management services agreement with Yucaipa pursuant to which Yucaipa will provide certain management consultation services to the Company.

  We believe Yucaipa will bring significant expertise to the Company and we look forward to its involvement in the Company. Ronald Burkle, the managing general partner of Yucaipa and Chairman of Smitty's, will be appointed as Chief Executive Officer of the Company upon consummation of the Merger. With the addition of Allen Rowland, our new President and Chief Operating Officer, we look forward to an even stronger management team.

  At the Stockholders' Meeting, the Company's stockholders will be asked to
(i) approve the Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996 (the "Recapitalization Agreement"), and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of the Company's Class B Common Stock to the stockholders of Smitty's pursuant to the Merger; (ii) approve and adopt separate amendments to the Company's Certificate of Incorporation which (A) create a classified Board of Directors,
(B) create a new, non-voting Class C Common Stock, par value $.01 per share, and (C) amend certain provisions with respect to the Company's Series I Preferred Stock; (iii) elect a seven person Board of Directors which will be divided into three classes, with the term of one class expiring each year; and
(iv) ratify the selection of the Company's independent auditors for 1996. A copy of the Recapitalization Agreement is attached as Annex A to the enclosed Proxy Statement.

  Details of the transactions are discussed in the enclosed Proxy Statement, the forepart of which includes a summary of the terms and other information relating to the proposed transactions. The Offer will be made pursuant to an Offer to Purchase that will be delivered separately to the Company's stockholders. Stockholders should only tender shares as provided in such Offer to Purchase and should not send stock certificates with their proxy cards.

  The Board of Directors of the Company has received the written opinion of Goldman, Sachs & Co., financial advisor to the Company, that, as of January 29, 1996, the Exchange Ratio (as defined herein) pursuant to the Recapitalization Agreement is fair to the Company. The written opinion of Goldman, Sachs & Co. is included in the accompanying Proxy Statement and should be read carefully by stockholders of the Company.

  AT ITS MEETING ON JANUARY 28, 1996, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTEREST OF THE STOCKHOLDERS OF THE COMPANY, AND THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RECAPITALIZATION AGREEMENT AND THE

TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE OTHER PROPOSALS TO BE VOTED ON AT THE STOCKHOLDERS' MEETING.

  The Stockholders' Meeting will be held at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Thursday, May 23, 1996, beginning at 9:00 a.m., Mountain Time. It is very important that your shares be represented at the Stockholders' Meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the Stockholders' Meeting.

                                          Yours very truly,

                                          /s/ Jeffrey P. Smith

                                          Jeffrey P. Smith
                                          Chairman of the Board and
                                          Chief Executive Officer

                                    [LOGO]

                          SMITH'S FOOD & DRUG CENTERS
                            1550 SOUTH REDWOOD ROAD
                          SALT LAKE CITY, UTAH 84104

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 23, 1996

TO THE STOCKHOLDERS OF
SMITH'S FOOD & DRUG CENTERS, INC.

  The Annual Meeting of the Stockholders of Smith's Food & Drug Centers, Inc. (the "Company"), will be held at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Thursday, May 23, 1996 at 9:00 a.m., Mountain Time (the "Stockholders' Meeting"), for the following purposes:

  1. To approve the Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996 (the "Recapitalization Agreement"), and the transactions contemplated thereby, including a tender offer by the Company to purchase 50% of its outstanding common stock for $36 in cash per share and the issuance of 3,038,888 shares of the Company's Class B Common Stock to the stockholders of Smitty's Supermarkets, Inc. ("Smitty's") pursuant to the proposed merger of Smitty's with a subsidiary of the Company as provided for therein;

  2. To approve and adopt separate amendments to the Company's Certificate of Incorporation which (A) create a classified Board of Directors, (B) create a new non-voting Class C Common Stock, par value $.01 per share, and (C) amend certain provisions with respect to the Company's outstanding Series I Preferred Stock (a form of the Amended and Restated Certificate of Incorporation reflecting each of these amendments is attached as Annex C to the enclosed Proxy Statement);

  3. To elect a seven person Board of Directors which will be divided into three classes, with the term of one class expiring each year;

  4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1996; and

  5. To transact such other business as may properly come before the Stockholders' Meeting and any postponements and/or adjournments thereof.

  The close of business on April 15, 1996 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Stockholders' Meeting.

  We hope all stockholders who can do so will attend the Stockholders' Meeting in person. Whether or not you plan to attend, we urge you to complete and sign the enclosed proxy card(s) and return it in the enclosed postage-prepaid envelope. Returning your proxy will not deprive you of your right to attend the meeting and vote your shares in person.

  If you own any shares of Class A Common Stock, Class B Common Stock, or Series I Preferred Stock, please sign and return all proxy cards provided to you for each type of stock owned by you as of the Record Date.

                                      By Order of the Board of Directors,

                                      /s/ Michael C. Frei

                                      Michael C. Frei
                                      Secretary

Salt Lake City, Utah
April 25, 1996

                                PROXY STATEMENT

                             -------------------
                                     LOGO

                       SMITH'S FOOD & DRUG CENTERS, INC.
                             -------------------

  This Proxy Statement is being furnished to the stockholders of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of the Stockholders, including any adjournments or postponements thereof, scheduled to be held on Thursday, May 23, 1996 at 9:00 a.m., Mountain Time, at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104 (the "Stockholders' Meeting").

  This Proxy Statement relates to among other things the proposed recapitalization of the Company pursuant to the Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996 (the "Recapitalization Agreement"), among the Company, Cactus Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition"), Smitty's Supermarkets, Inc., a Delaware corporation ("Smitty's"), and The Yucaipa Companies, a California general partnership ("Yucaipa"). In the Recapitalization Agreement, the Company has agreed, subject to the terms and conditions described herein to: (i) commence a tender offer (the "Offer") to purchase 50% of the Company's outstanding Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"; and, together with the Class A Common Stock, the "Common Stock") (excluding shares issuable in the Merger referred to below), for $36.00 in cash per share; and (ii) consummate the merger of Smitty's with Acquisition, pursuant to which Smitty's will become a wholly owned subsidiary of the Company and the stockholders of Smitty's will receive 3,038,888 shares of Class B Common Stock of the Company (the "Merger"). It is anticipated that the Offer and the Merger will close simultaneously, except in certain limited circumstances described herein.

  The consummation of the Offer is subject, among other things, to (i) the valid tender, without withdrawal prior to the expiration of the Offer, of at least 50% of the outstanding shares of Common Stock, and (ii) the satisfaction or waiver of all of the conditions to the Merger (other than the consummation of the Offer). See "The Recapitalization and Merger--The Offer--Conditions to the Offer." The closing of the Merger is subject to various conditions, including among other things the receipt of required regulatory approvals and the approval by the Company's stockholders of the Recapitalization Agreement and the other transactions contemplated thereby at the Stockholders' Meeting, and, except in certain limited circumstances described herein, the consummation of the Offer. See "The Recapitalization Agreement--Conditions to the Merger."

  Pursuant to the Merger, each share of common stock, par value $.01 per share, without distinction as to class, of Smitty's (the "Smitty's Common Stock"), other than any Smitty's dissenting shares, will be converted into
3.011803 shares (the "Exchange Ratio") of Class B Common Stock.

  The Recapitalization Agreement, including the issuance by the Company of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger, requires the approval at the Stockholders' Meeting of the holders of a majority of the total votes cast at the meeting, with all outstanding shares of the Company's Common Stock and Series I Preferred Stock, par value $.01 per share (the "Series I Preferred Stock") voting together as a single class and with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote. The total votes cast at the Stockholders' Meeting is required to represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting. STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN TRANSACTIONS CONTEMPLATED IN THE RECAPITALIZATION AGREEMENT WILL INCREASE THE RISK ASSOCIATED WITH, AND MAY OTHERWISE ADVERSELY AFFECT THE VALUE OF, THEIR INVESTMENT IN THE COMPANY. SEE "RISK FACTORS" BEGINNING ON PAGE 24 HEREOF.

  Pursuant to an agreement (the "Smith's Shareholder Agreement") entered into by Jeffrey P. Smith, Chairman and Chief Executive Officer of the Company, and certain other related stockholders (the "Smith Group"), who own approximately 30.4% and 64.5% of the outstanding shares of Common Stock and Series I Preferred Stock respectively (and approximately 62.1% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), such stockholders have agreed to vote their shares in favor of the Recapitalization Agreement and the transactions contemplated thereby. In addition, directors and executive officers of the Company who have not executed the Smith's Shareholder Agreement, who own approximately 7.6% of the outstanding shares of Common Stock (and approximately 6.4% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have indicated that they intend to vote their shares of Common Stock in favor of the Recapitalization Agreement and the transactions contemplated thereby. THEREFORE, AS OF THE DATE HEREOF, IF OVER 50% OF THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY ARE VOTED AT THE STOCKHOLDERS' MEETING, THE REQUISITE NUMBER OF VOTES FOR THE APPROVAL OF ALL PROPOSALS TO BE CONSIDERED AT THE MEETING BY THE HOLDERS OF THE COMPANY'S STOCK IS ASSURED.

  The Company's stockholders will also be asked at the Stockholders' Meeting to: (i) approve and adopt separate amendments to the Company's Certificate of Incorporation which (A) create a classified Board of Directors, (B) create a new non-voting Class C Common Stock, par value $.01 per share, and (C) amend certain provisions with respect to the Series I Preferred Stock (a form of the Amended and Restated Certificate of Incorporation reflecting each of these amendments is attached as Annex C to this Proxy Statement); (ii) elect a Board of Directors which will be divided into three classes, with the term of one class expiring each year; and (iii) ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1996. See "Proposal No. 2--Amendment and Restatement of Certificate of Incorporation," "Proposal No. 3--Election of Board of Directors" and "Proposal No. 4--Ratification of Selection of Independent Auditors."

  This Proxy Statement, and the accompanying form of proxy (the "Proxy"), were first mailed to the stockholders of the Company on or about April 25, 1996.
                             -------------------
              THE DATE OF THIS PROXY STATEMENT IS APRIL 25, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   1
INCORPORATION BY REFERENCE................................................   1
SUMMARY...................................................................   2
  General.................................................................   2
  The Parties.............................................................   3
  The Stockholders' Meeting and Votes Required............................   5
  The Recapitalization....................................................   7
  The Merger..............................................................   9
  Financing the Transactions..............................................  10
  Recommendation of the Board of Directors................................  11
  Termination of the Recapitalization Agreement...........................  11
  Related Transactions....................................................  11
  Interests of Certain Persons in the Transactions........................  14
  Tax Consequences of the Transactions....................................  15
  Selected Historical Financial Data......................................  16
  Summary Unaudited Pro Forma Combined Financial Data.....................  19
  Comparative Per Share Data..............................................  21
  Market Prices of the Company's Class B Common Stock.....................  22
INTRODUCTION..............................................................  23
RISK FACTORS..............................................................  24
  Leverage and Debt Service...............................................  24
  Effect on Trading Market of Common Stock................................  25
  Fraudulent Conveyance Risks; Delaware Law Considerations................  25
  Ability to Achieve Anticipated Cost Savings.............................  26
  Anticipated Charges to Earnings Following the Recapitalization and
   Merger.................................................................  26
  Competition.............................................................  27
  Control of the Company; Change of Control Provisions....................  27
  New Senior Management and Board of Directors............................  28
THE COMPANY, SMITTY'S AND YUCAIPA.........................................  28
  The Company and Acquisition.............................................  28
  California Divestiture..................................................  28
  Recent Operating Results of The Company.................................  30
  Smitty's................................................................  31
  Yucaipa.................................................................  31
  Post-Recapitalization and Merger Company................................  32
THE STOCKHOLDERS' MEETING.................................................  35
  Date, Time and Place....................................................  35
  Matters To Be Considered at the Stockholders' Meeting...................  35
  Record Date; Stock Entitled to Vote; Quorum.............................  35
  Votes Required..........................................................  35
  Voting of Proxies.......................................................  36
  Adjournments; Revocability of Proxies...................................  36
  Solicitation of Proxies.................................................  37
THE RECAPITALIZATION AND MERGER...........................................  37
  Background of the Transactions..........................................  37
  Reasons for the Transactions; Recommendation of Board of Directors......  43
  Opinion of Financial Advisor............................................  45
  Certain Information Provided............................................  50
  Interest of Certain Persons in the Transactions.........................  50

                                                                            PAGE
                                                                            ----
  The Offer................................................................  52
    Commencement of the Offer..............................................  52
    Conditions to the Offer................................................  52
    Company's Purchase of Shares in the Offer..............................  52
  The Merger...............................................................  53
    Effective Time.........................................................  53
    Conversion of Shares...................................................  53
    Conditions to the Merger...............................................  53
    No Fractional Shares...................................................  53
    Appraisal Rights.......................................................  53
    Accounting Treatment...................................................  54
    Resale of Class B Common Stock Following the Merger....................  54
  Repayment of Smitty's Indebtedness.......................................  54
  Regulatory Approvals.....................................................  54
  Company's Stock Options; Deferred Compensation Plans.....................  55
  Financing Arrangements by Yucaipa; Yucaipa Fee...........................  55
  Composition of Board of Directors and Officers...........................  55
  Discontinuation of Dividend..............................................  56
  Purchase of Series I Preferred Stock.....................................  56
THE RECAPITALIZATION AGREEMENT.............................................  57
  The Offer and Merger.....................................................  57
  Conditions to the Merger.................................................  57
  Termination..............................................................  59
  Termination of Recapitalization..........................................  59
  Amendment and Waiver.....................................................  59
  Expenses.................................................................  60
  Representations and Warranties...........................................  60
  Conduct of Business Pending Merger.......................................  60
  Additional Covenants.....................................................  62
CERTAIN RELATED AGREEMENTS.................................................  64
  Standstill Agreement.....................................................  64
  Management Services Agreement............................................  65
  Warrant Agreement........................................................  67
  Registration Rights Agreement............................................  67
  Smith's Shareholder Agreement............................................  68
  Smitty's Stockholders' Agreement.........................................  69
FINANCING OF THE RECAPITALIZATION AND MERGER...............................  69
  General..................................................................  69
  New Credit Facility......................................................  71
  New Senior Notes and New Senior Subordinated Notes.......................  73
  New Preferred Stock......................................................  74
  New Exchange Debentures..................................................  75
PRO FORMA CAPITALIZATION...................................................  76
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................  77
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS.......................  78
UNAUDITED PRO FORMA COMBINED BALANCE SHEET.................................  81
MANAGEMENT AFTER RECAPITALIZATION AND MERGER...............................  85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  87
  Ownership Prior to Recapitalization and Merger...........................  87
  Ownership After Recapitalization and Merger..............................  89

                                                                             PAGE
                                                                             ----
DESCRIPTION OF THE COMPANY'S CAPITAL STOCK..................................  91
  Class A Common Stock and Class B Common Stock.............................  91
  Preferred Stock...........................................................  92
  Antitakeover Effects of Certain Certificate of Incorporation Provisions...  93
  Limitation on Directors' Liability........................................  94
  Delaware Takeover Statute.................................................  94
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  95
  The Offer.................................................................  95
  The Merger................................................................  98
BOARD OF DIRECTORS, COMMITTEE MEETINGS AND COMPENSATION OF DIRECTORS........  98
EXECUTIVE COMPENSATION......................................................  99
  Summary Compensation Table................................................  99
  Fiscal Year-End Option Value..............................................  99
  Pension Plan and Other Retirement, Death and Disability Arrangements...... 100
  Compensation/Audit Committee Interlocks and Insider Participation; Certain
   Relationships and Related Transactions................................... 101
  Certain Transactions...................................................... 101
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..................... 103
  Performance Graph......................................................... 106
  Comparison of Five-Year Cumulative Total Return........................... 106
PROPOSAL NO. 1--APPROVAL OF THE RECAPITALIZATION AGREEMENT.................. 107
PROPOSAL NO. 2--AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION... 107
PROPOSAL NO. 3--ELECTION OF BOARD OF DIRECTORS.............................. 108
PROPOSAL NO. 4--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS........... 110
SECTION 16(a) REPORTING..................................................... 110
STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING............................. 110
EXPERTS..................................................................... 110
INDEX TO FINANCIAL STATEMENTS............................................... F-1
ANNEX A Recapitalization Agreement and Plan of Merger....................... A-1
ANNEX B Goldman, Sachs & Co. Opinion........................................ B-1
ANNEX C Amended and Restated Certificate of Incorporation................... C-1

                             AVAILABLE INFORMATION

  The Company is subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, 500 West Madison Street, CitiCorp Center, Suite 1400, Chicago, Illinois 60661 and 5670 Wilshire Boulevard, Suite 500, Los Angeles, California 90036-3648. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company may be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

  The Company has filed this Proxy Statement with the Commission. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information which is incorporated by reference herein. Statements contained in this Proxy Statement as to the contents of any contract or other document filed as an annex to this Proxy Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed herewith as an annex.

  All information contained or incorporated by reference in this Proxy Statement relating to the Company was provided by the management and Board of Directors of the Company. All information contained in this Proxy Statement relating to Smitty's was provided by the management and Board of Directors of Smitty's. All information contained in this Proxy Statement relating to Yucaipa was provided by Yucaipa.

                          INCORPORATION BY REFERENCE

  The following documents filed with the Commission by the Company under File No. 001-10252 pursuant to the Exchange Act are incorporated herein by reference:

  (a)The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995; and

  (b)The Company's Current Report on Form 8-K dated February 19, 1996.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Stockholders' Meeting shall hereby be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be incorporated by reference herein, modifies or supersedes or replaces such statement. Any such statement so modified or superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Proxy Statement.

  This Proxy Statement incorporates documents by reference with respect to the Company which are not presented herein or delivered herewith. Copies of these documents (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) will be provided by first class mail without charge to each person to whom this Proxy Statement is delivered, upon written or oral request by such person to Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104, Attention: Michael C. Frei, Secretary (telephone: (801) 974-1400). In order to ensure timely delivery of the documents, any request should be made by May 17, 1996.

  No person has been authorized by the Company to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction where such a solicitation would be unlawful. The delivery of this Proxy shall not, under any circumstances, imply or create any implication that there has been no change in the affairs of the Company or in the information set forth or incorporated by reference herein subsequent to the date hereof.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto and the documents referred to herein. Stockholders are urged to review carefully this Proxy Statement, the Recapitalization Agreement attached as Annex A and the other annexes attached hereto.

GENERAL....................  Smith's Food and Drug Centers, Inc., a Delaware
                             corporation (the "Company"), and Cactus
                             Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition"), entered into a Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996 (the "Recapitalization Agreement"), with Smitty's Supermarkets, Inc., a Delaware corporation ("Smitty's"), and The Yucaipa Companies, a California general partnership ("Yucaipa"). Pursuant to the Recapitalization Agreement, the Company will commence a tender offer to purchase 50% of the outstanding shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and its Class B Common Stock, par value $.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") (excluding shares issuable in the Merger), for $36.00 in cash per share (the "Offer"). Consummation of the Offer is subject to the tender of at least 50% of the outstanding shares of Common Stock, the receipt of financing and certain other conditions.

                             Pursuant to the Recapitalization Agreement,
                             Smitty's will be merged with Acquisition (the "Merger"), as a result of which Smitty's will become a wholly owned subsidiary of the Company and the stockholders of Smitty's will receive 3,038,888 shares of Class B Common Stock of the Company in the Merger.

                             As part of the Recapitalization (as defined herein) and Merger, the Company intends to: (i) purchase 50% of the outstanding Common Stock for $36.00 in cash per share (or approximately
                             $451.3 million in the aggregate); (ii) repay approximately $667.1 million (pro forma at December 30, 1995) of indebtedness of the Company and approximately $103.3 million (pro forma at December 30, 1995) of indebtedness of Smitty's;
                             (iii) purchase up to half of the outstanding management stock options of the Company at a price per share of Common Stock covered by such options equal to $36.00 per share minus the exercise price per share (or approximately $13.7 million in the aggregate); and (iv) purchase approximately three million shares of its Series I Preferred Stock, par value $.01 per share (the "Series I Preferred Stock") for $.33 1/3 per share (or approximately $1 million in the aggregate). In addition, the Company will pay related debt refinancing premiums, accrued interest and fees and expenses in connection with the Recapitalization and Merger. The Offer, the Merger and the repayment of outstanding indebtedness are expected to close concurrently with the financing transactions described below.

                             As part of the Recapitalization, the Company will enter into a Management Services Agreement (as defined herein) with Yucaipa pursuant to which Yucaipa will provide certain management consulting services and Ronald W. Burkle, the managing general partner of Yucaipa, will become Chief Executive Officer of the Company. Mr. Burkle, along with another designee of Yucaipa, will be nominated to become a member of the Company's Board of Directors. The Company will also enter into a warrant agreement with Yucaipa (the "Warrant Agreement") pursuant to which the Company will issue warrants to Yucaipa to purchase shares of a new non-voting Class C Common Stock, par value $.01 per share ("Class C Common Stock"), of the Company, representing 10% of the aggregate shares of outstanding Common Stock on a fully diluted basis upon consummation of the Recapitalization and Merger, for an initial exercise price of $50 per share, subject to certain conditions and exceptions. See "Certain Related Agreements--Management Services
                             Agreement," "--Standstill Agreement" and "--
                             Warrant Agreement."

                             STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN
                             TRANSACTIONS CONTEMPLATED IN THE RECAPITALIZATION AGREEMENT WILL INCREASE THE RISK ASSOCIATED WITH, AND MAY OTHERWISE ADVERSELY AFFECT THE VALUE OF, THEIR INVESTMENT IN THE COMPANY. STOCKHOLDERS SHOULD CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT BEFORE VOTING. IN PARTICULAR, STOCKHOLDERS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS."

THE PARTIES

The Company and              The Company is a leading supermarket company in
Acquisition................  the Intermountain and Southwestern regions of the
                             United States, operating 120 stores located in Utah (35), Arizona (30), Nevada (22), New Mexico
                             (19) and Idaho, Texas and Wyoming (collectively,
                             14). Substantially all of the Company's stores offer one-stop shopping convenience through a food and drug combination format which features a full-line supermarket with drug and pharmacy departments and some or all of the following specialty departments: delicatessens, hot prepared food sections, in-store bakeries, video rental shops, floral shops, one-hour photo processing labs, full-service banking and frozen yogurt shops. The Company was founded in 1948 and reincorporated in Delaware in 1989. The Company's
                             Class B Common Stock is traded on the NYSE under the symbol "SFD."

                             The Company has completed the sale, lease or closure of its Southern California regional operations. The Company has entered into agreements to sell or lease 16 stores and related equipment, three non-operating properties and its primary distribution facility in Southern California to various supermarket companies (including Ralphs Grocery Company ("Ralphs"), an affiliate of Yucaipa) and others and has closed its remaining California stores (the "California Divestiture"). It is anticipated that such stores will be sold or leased to other retail companies. Following the consummation of the Recapitalization and Merger, the Company intends to accelerate the disposition of its closed stores and excess land in California (the

                             "California Asset Disposition", and together with the California Divestiture, the "California Disposition"). In connection with the California Divestiture, the Company recorded pre-tax restructuring charges of $140 million (the "California Divestiture Charge") for the year ended December 30, 1995 and classified the assets to be leased or sold as "assets held for sale." The California Divestiture Charge reflected (i) a provision for anticipated future lease obligations, (ii) the anticipated cost to the Company of closing its California stores and distribution center (primarily termination payments and inventory), and (iii) asset valuation adjustments for the equipment in all of the stores and the distribution center for the land and buildings associated with the properties being sold or leased. The California Divestiture, including the transactions with Ralphs, was unrelated to the Recapitalization and Merger.

                             Acquisition is a wholly owned subsidiary of the Company which was formed for the sole purpose of enabling the Company to consummate the Merger. Acquisition has no assets or operations, and as part of the Merger, Smitty's will be merged with Acquisition.

                             See "The Company, Smitty's and Yucaipa--The
                             Company and Acquisition" and "--California
                             Divestiture."

Smitty's...................  Smitty's is a holding company which, through its wholly owned subsidiary, Smitty's Super Valu, Inc. ("Smitty's Super Valu"), operates 28 supermarkets in the Phoenix and Tucson areas. Like the Company, Smitty's stores include both the combination food and drug and the conventional supermarket formats. Smitty's is controlled by Yucaipa. Smitty's principal executive offices are located at 2231 East Camelback Road, Phoenix, Arizona 85016 (telephone no. (602) 801-1000). See "The Company, Smitty's and Yucaipa--Smitty's."

Yucaipa....................  Yucaipa is a private investment group specializing in the supermarket industry, which in addition to Smitty's also controls Ralphs, the largest supermarket company in Southern California, and Dominick's Finer Foods, Inc., a leading Chicago area supermarket company. Yucaipa is controlled by Ronald Burkle, the managing general partner.

Post Recapitalization and
 Merger Strategy...........
                             Management, in conjunction with Yucaipa, has developed a strategic plan for the Company following the consummation of the Recapitalization and Merger. Under such plan, the Company expects to: (i) expand the Company's operations in existing and adjacent markets, (ii) realize operating synergies and cost savings resulting from the Merger, (iii) improve working capital management, (iv) continue the growth of its recently introduced price impact warehouse format, and (v) dispose of remaining California real estate subject to the completion of the Recapitalization and Merger.

                             In connection with its anticipated disposition of California real estate, the Company would record a charge to earnings, which is presently estimated to be approximately $125 million (pre-tax) (the "California Asset Disposition Charge"), to reflect the difference between the anticipated cash proceeds from the accelerated dispositions and the Company's existing book values for such assets. See "The Company, Smitty's and Yucaipa-- Post Recapitalization and Merger Strategy."

THE STOCKHOLDERS' MEETING
 AND VOTES REQUIRED

Time and Place; Record
 Date; Quorum..............
                             The Annual Meeting of Stockholders will be held on Thursday, May 23, 1996 at 9:00 a.m., Mountain Time, at the Company's principal executive offices located at 1550 South Redwood Road, Salt Lake City, Utah 84104 (the "Stockholders' Meeting"). The record date for the Stockholders' Meeting is April 15, 1996 (the "Record Date"). As of the close of business on the Record Date, there were outstanding 11,366,532 shares of Class A Common Stock, 13,705,191 shares of Class B Common Stock and 12,956,747 shares of Series I Preferred Stock. Only holders of record of Common Stock and Series I Preferred Stock are entitled to notice of and to vote at the Stockholders' Meeting.

                             The presence in person or by proxy at the Stockholders' Meeting of the holders of at least a majority of the votes entitled to be cast at the Stockholders' Meeting is necessary to constitute a quorum for the transaction of business.

Matters to be Considered
 at the Stockholders'
 Meeting...................  At the Stockholders' Meeting, the Company's
                             stockholders will be asked to: (i) approve the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger ("Proposal No. 1"); (ii) approve and adopt separate amendments to the Company's Certificate of Incorporation which (A) create a classified Board of Directors ("Proposal No. 2A"),
                             (B) create a new non-voting Class C Common Stock ("Proposal No. 2B"), and (C) amend provisions of the Series I Preferred Stock with respect to the
                             (x) elimination for a five-year period of annual mandatory redemptions, (y) restriction for a two-year period of optional redemptions, and (z) addition of transfer or sale restrictions which reduce the number of votes per share of Series I Preferred Stock from ten to one in certain circumstances ("Proposal No. 2C") (a form of the Amended and Restated Certificate of Incorporation reflecting each of these amendments is attached as Annex C to this Proxy Statement) (collectively, "Proposal No. 2"); (iii) elect a Board of Directors which will be divided into three classes, with the term of one class expiring each year ("Proposal No. 3"); (iv) ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1996 ("Proposal No. 4"); and (v) transact such other business as may properly come before the Stockholders' Meeting.

Required Vote..............  Approval of Proposal No. 1 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting. Approval of Proposal No. 1 also requires that the total votes cast at the Stockholders' Meeting is required to represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting.

                             Approval of Proposals Nos. 2A, 2B and 2C each requires (i) the approval of the holders of a majority of the aggregate number of votes eligible to be cast at the Stockholders' Meeting, and (ii) by a separate class vote, the approval of the holders of a majority of the aggregate number of votes of the outstanding shares of Series I Preferred Stock eligible to be cast at the Stockholders' Meeting. THE COMPANY'S STOCKHOLDERS WILL VOTE SEPARATELY ON EACH OF PROPOSALS NOS. 2A, 2B AND 2C; HOWEVER, CONSUMMATION OF THE RECAPITALIZATION AS PROVIDED BY THE RECAPITALIZATION AGREEMENT REQUIRES THAT THE COMPANY STOCKHOLDERS APPROVE AND ADOPT EACH OF THE PROPOSALS COMPRISING PROPOSAL NO. 2.

                             Approval of Proposal No. 3 requires the approval of the holders of a plurality of the total votes cast at the Stockholders' Meeting.

                             Approval of Proposal No. 4 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting.

                             For each of the Proposals, all outstanding shares of Class A Common Stock, Class B Common Stock and Series I Preferred Stock will vote together as a single class, with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, provided that, as described above for Proposals Nos. 2A, 2B and 2C, the holders of the Series I Preferred Stock will, in addition to voting together with the holders of Common Stock, vote as a separate class.

                             Pursuant to an agreement dated January 29, 1996 (the "Smith's Shareholder Agreement"), Jeffrey P. Smith, Chairman and Chief Executive Officer of the Company, Richard Smith, Fred Smith (all of whom are brothers), Ida Smith (their mother), and certain related family trusts and related stockholders (the "Smith Group"), who own approximately 30.4% and 64.5% of the outstanding shares of Common Stock and Series I Preferred Stock respectively (and approximately 62.1% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have agreed to vote their shares in favor of the Merger and to take no action inconsistent with the Recapitalization Agreement and the transactions contemplated thereby. In addition, directors and executive officers of the Company who have not executed the Smith's Shareholder Agreement, who own approximately 7.6% of the outstanding shares of Common Stock (and approximately 6.4% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have indicated that they intend to vote their shares of Common Stock in favor of the Recapitalization Agreement and the transactions contemplated thereby. THEREFORE, AS OF THE DATE HEREOF, IF OVER 50% OF THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY ARE VOTED AT THE STOCKHOLDERS' MEETING, THE REQUISITE VOTE FOR THE APPROVAL OF ALL PROPOSALS TO BE CONSIDERED AT THE STOCKHOLDERS' MEETING BY THE

                             HOLDERS OF THE COMPANY'S STOCK IS ASSURED. See "Security Ownership of Certain Beneficial Owners and Management."

Voting of Proxies..........  All shares of Common Stock and Series I Preferred
                             Stock represented by properly executed Proxies received in time for the Stockholders' Meeting will be voted in the manner specified in the Proxy. Proxies that do not contain any instruction to vote for or against or to abstain from voting on a particular matter will be voted in favor of such matter. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the Stockholders' Meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

Adjournments; Revocability
 of Proxies................
                             If the Stockholders' Meeting is adjourned for any reason, the approval of the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's in the Merger, as well as the other proposals to be voted on will be considered and voted upon by stockholders at the subsequent reconvened meeting, if any.

                             A stockholder may revoke a Proxy prior to the time the shares represented by such Proxy are voted at the Stockholders' Meeting by: (i) attending and voting in person at the Stockholders' Meeting;
                             (ii) giving notice of revocation of a Proxy at the Stockholders' Meeting; or (iii) delivering to the Secretary of the Company a written notice of revocation of a Proxy or a duly executed Proxy relating to the same shares and matters to be considered at the Stockholders' Meeting, bearing a date later than the Proxy previously executed. Attendance at the Stockholders' Meeting will not in and of itself constitute revocation of a Proxy.

Solicitation of Proxies....  The Company will bear the cost of the solicitation of Proxies. In addition to solicitation by mail, the directors, officers and employees of the Company and its subsidiaries may solicit Proxies from stockholders of the Company by telephone, telegram or in person. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Class B Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

                             MacKenzie Partners, Inc. will assist in the solicitation of Proxies by the Company for a customary fee, plus reasonable out-of-pocket expenses.

THE RECAPITALIZATION

                             Concurrently with the mailing of this Proxy
The Offer..................  Statement, the Company will commence the Offer to purchase 50% of the outstanding shares of Common Stock (excluding shares issuable in the Merger) for

                             $36.00 in cash per share. The Company will make the Offer pursuant to an offer to purchase (the "Offer to Purchase") that will be filed as part of an Issuer Tender Offer Statement on Schedule 13E-4 under the Securities and Exchange Act of 1934, as amended. The Issuer Offer Statement on Schedule 13E-4 will contain the Offer to Purchase and the related form of letter of transmittal and summary advertisement as well as all other information and exhibits required to be included by law.

                             HOLDERS OF COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. NEITHER THIS PROXY STATEMENT NOR THE PROXY INCLUDED HEREWITH CONSTITUTES AN OFFER TO PURCHASE THE COMMON STOCK. THE OFFER WILL ONLY BE MADE BY THE COMPANY PURSUANT TO THE OFFER TO PURCHASE IN THE MANNER DESCRIBED HEREIN.

                             The Company will purchase in the Offer 50% of the outstanding shares of Common Stock. If more than 50% of the shares of outstanding Common Stock are validly tendered and not withdrawn, the Company will purchase 50% of the outstanding shares on a pro rata basis allocated among all of the validly tendered shares. Upon the Company's acceptance of shares of Common Stock in the Offer, such shares will cease to be outstanding for all purposes.

Conditions to the Offer....  The obligation of the Company to consummate the
                             Offer will be subject to certain conditions, including that (i) at least 50% of the outstanding shares of Common Stock have been validly tendered and not withdrawn before the expiration of the Offer, (ii) the Company has obtained financing necessary to purchase 50% of the Common Stock, repay specified indebtedness of the Company and Smitty's, and pay certain fees and expenses incurred in connection with the Offer and the other transactions contemplated by the Recapitalization Agreement, and (iii) all of the conditions to the Merger (other than the consummation of the Offer) have been satisfied or waived in accordance with the terms of the Recapitalization Agreement. See "The Recapitalization and Merger--The Offer--Conditions to the Offer."

Termination of the           At any time prior to the expiration date of the
Recapitalization...........  Offer (the "Offer Closing Date"; and, together with the Merger Closing Date (as defined herein), the "Closing Date"), if in the exercise of its fiduciary duties to the Company's stockholders under applicable law, the Company's Board of Directors (i) determines that the termination of the Recapitalization is required by reason of the Company's acceptance of an Alternative Transaction
                             (as defined herein), or (ii) withdraws or materially modifies or changes its recommendation of the Recapitalization, the Company may terminate the Company's obligation to consummate the Recapitalization. However, in such event, the Company will be obligated to consummate the Merger and the Company's stockholders will not be required to approve the Recapitalization Agreement and the transactions contemplated thereby. In addition, under such circumstances, the Company will not approve and adopt the separate amendments to the Company's Certificate of Incorporation. See
                             "The Recapitalization Agreement--Termination of
                             Recapitalization."

                             The "Recapitalization" as defined in the Recapitalization Agreement refers collectively to:
                             (i) the execution, delivery and receipt of the proceeds under the Financing Agreements (as defined herein); (ii) the making and consummation of the Offer; (iii) the execution and delivery of the Management Services Agreement; (iv) the execution and delivery of, and the issuance of the warrants provided for under, the Warrant Agreement; (v) the completion of certain transactions contemplated by the Recapitalization Agreement regarding the composition of the Company's Board of Directors, the election of Ronald Burkle as Chief Executive Officer, the cash payment for a portion of, and the reduction of the exercise price for a portion of, the Company's management stock options and the amendment of the Company's deferred compensation agreements; and
                             (vi) the filing of the Amended and Restated
                             Certificate of Incorporation for the Company.

THE MERGER

Effect of the Merger.......  At the effective time of the Merger, Smitty's will be merged with Acquisition, with Smitty's continuing its corporate existence under Delaware law as the surviving corporation (the "Surviving Corporation") and as a wholly owned subsidiary of the Company. Subject to certain provisions as described herein with respect to shares owned by Smitty's or any of its subsidiaries and with respect to fractional shares and Smitty's dissenting shares, each outstanding share of Smitty's Common Stock, without distinction as to class, will be converted into 3.011803 shares of the Company's Class B Common Stock (the "Exchange Ratio").

Opinion of Financial         Goldman, Sachs & Co. ("Goldman Sachs") has
Advisor....................  delivered its written opinion to the Board of
                             Directors of the Company that, as of January 29, 1996, the Exchange Ratio pursuant to the Recapitalization Agreement is fair to the Company.
                             The full text of the written opinion of Goldman
                             Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. STOCKHOLDERS OF THE COMPANY
                             ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS
                             ENTIRETY. See "The Recapitalization and Merger--
                             Opinion of Financial Advisor."

Conditions to the Merger...  The obligations of the Company and Smitty's to consummate the Merger are subject to certain conditions, including the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger or the transactions contemplated thereby.

                             The Company's obligation to effect the Merger is further subject to the receipt of stockholder approval at the Stockholders' Meeting of the Recapitalization Agreement and the transactions contemplated thereby; provided that this condition will be automatically deemed to be satisfied without any further action by the Company if the Company has terminated the Recapitalization, but not the Merger.

                             Smitty's obligation to effect the Merger is further subject to execution and delivery by the Company of (i) the registration rights agreement

                             (the "Registration Rights Agreement"), and (ii) unless the Company has terminated the Recapitalization, the Management Services Agreement and the Warrant Agreement, and each of such agreements being in full force and effect. See "The Recapitalization Agreement--Conditions to the Merger" and "Certain Related Agreements."

Regulatory Approvals.......  On March 5, 1996, the Federal Trade Commission and
                             the Antitrust Division granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Merger effective immediately. See "The Recapitalization and Merger--Regulatory Approvals."

Accounting Treatment.......  The Merger will be accounted for under the
                             "purchase" method of accounting as a purchase of Smitty's by the Company.

FINANCING THE                To consummate the Recapitalization and the Merger,
TRANSACTIONS...............  the Company will require approximately $1,393.2 million (net of California Disposition proceeds of $68.0 million) of financing to repay certain outstanding indebtedness of the Company and Smitty's, purchase Common Stock in the Offer, purchase shares of Series I Preferred Stock, purchase management stock options, and pay related fees and expenses. The Company plans to obtain the necessary funds by (a) borrowings of approximately
                             $818.2 million aggregate principal amount under the New Credit Facility (as defined below) to be provided by a syndicate of banks led by Bankers
                             Trust Company ("Bankers Trust") and The Chase
                             Manhattan Bank ("Chase Manhattan"); (b) the issuance of up to $150 million of new senior notes
                             (the "New Senior Notes"); (c) the issuance of up to $350 million of new senior subordinated notes
                             (the "New Senior Subordinated Notes"); and (d) the issuance of new cumulative redeemable exchangeable preferred stock (the "New Preferred Stock") by the Company for gross proceeds of $75 million. In addition, the Company will assume approximately
                             $43.6 million (at December 30, 1995) of existing indebtedness of Smitty's upon consummation of the Merger.

                             The Company has received a commitment letter (as amended, the "Bank Commitment Letter") from Bankers Trust and Chase Manhattan, as arrangers, to provide $995 million of senior bank facilities (the "New Credit Facility") to finance a portion of the transactions contemplated by the Recapitalization Agreement. The Company has also received a letter from BT Securities Corporation, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., and Chase Securities Inc. (the "Investment Banks") stating that, based upon their understanding of the transactions, the financing, the then current market conditions and subject to certain other conditions, the Investment Banks are highly confident of their ability to sell or place $150 million of the New Senior Notes, $350 million of the New Senior Subordinated Notes and $75 million of the New Preferred Stock, in each case to finance a portion of the transactions contemplated by the Recapitalization Agreement.

                             Yucaipa has agreed in the Recapitalization
                             Agreement to use all reasonable efforts to consult with the Company concerning and, as appropriate, assist the Company in arranging for the Company to enter into one or more agreements providing for financing (collectively the "Financing Agreements"), with terms and conditions which are consistent with the related financing letters and are otherwise reasonably satisfactory to the Company. See "Financing of the Recapitalization and Merger" for additional information with respect to the Company's Financing Agreements.

RECOMMENDATION OF THE
 BOARD OF DIRECTORS........
                             At its January 28, 1996 meeting, the Board of Directors unanimously determined that it was in the best interests of the Company and its stockholders that the Company enter into the Recapitalization Agreement and the related agreements and consummate all of the transactions contemplated by those agreements, including the Recapitalization and the Merger. The Board determined to recommend that the Company's stockholders approve the Recapitalization Agreement and the transactions contemplated thereby, including the issuance of 3,038,888 shares of the Company's Class B Common Stock to the stockholders of Smitty's in the Merger. See "The Recapitalization and Merger--Background of the Transactions" and "--Reasons for the Transactions; Recommendation of Board of Directors."

TERMINATION OF THE
 RECAPITALIZATION
 AGREEMENT.................  The Recapitalization Agreement may be terminated at any time prior to the closing date of the Merger (the "Merger Closing Date"): (i) by mutual consent of the Company and Smitty's; (ii) by either the Company or Smitty's, if the Merger has not been consummated on or before July 30, 1996 (the "Termination Date"); (iii) by the Company, if Smitty's or Yucaipa is in material breach of its obligations under the Recapitalization Agreement; or (iv) by Smitty's, if the Company or Acquisition is in material breach of its obligations under the Recapitalization Agreement; provided that no party will be entitled to terminate the Recapitalization Agreement in the manner contemplated by clause
                             (iii) or (iv) above if it or any of its affiliates is in material breach of the Recapitalization Agreement.

RELATED TRANSACTIONS

Company's Stock Options;
 Deferred Compensation
 Plans.....................  In the Recapitalization Agreement, the Company has
                             agreed to offer employees who hold, immediately prior to the Offer Closing Date, options to purchase Common Stock under the Company's 1989 Stock Option Plan (the "Options") the opportunity to elect either to: (i) receive on the Offer Closing Date cash payments with respect to half of the shares subject to the Options in an amount equal to (A) the number of shares of Common Stock that would be received by such holder upon exercise of one-half of such Options multiplied by $36.00 per share minus (B) the aggregate exercise price of such Options, and, in consideration of such payments, to execute amendments to each existing option agreement such that the remaining half of the shares subject to the Options will not be exercisable prior to the exercise date stated therein (without regard to the transactions contemplated by the Recapitalization Agreement) and will have the exercise price reduced from $19.00 to $15.00 per share of Common Stock; or (ii) have all such employees' Options continue to vest in accordance with the stated terms of the Options as in effect as of the date of the Recapitalization Agreement. Assuming that all of the Company's employees who hold Options make the election set forth in clause (i) above, the estimated aggregate value of the Company's proposed treatment of the Options will be approximately $16.9 million (comprised of approximately $13.7 million representing the cash payment for half of the Options and $3.2 million representing the exercise price reduction for the remaining Options). Of such estimated aggregate value, approximately $252,000 will be for the account of members of the Smith Group and approximately $5.2 million will be for the account of the Company's other directors and executive officers who are not members of the Smith Group but have indicated their intention to vote in favor of the Recapitalization Agreement. The Company has also agreed to use all reasonable efforts to amend its existing deferred compensation agreements with a number of its senior managers to provide for the full vesting of benefits under such manager's deferred compensation agreement with the Company if such manager is terminated without cause within two years of the Merger Closing Date. See "The Recapitalization and Merger-- Company's Stock Options; Deferred Compensation Plans."

Standstill Agreement.......  The Company, Yucaipa and each of the investment partnerships which own shares in Smitty's for which Yucaipa acts as the general partner (the "Smitty's Principal Stockholders"; together with Yucaipa, the "Yucaipa Group"), and Jeffrey Smith and the other members of the Smith Group entered into a standstill agreement, dated as of January 29, 1996 (as amended, the "Standstill Agreement"). Under the Standstill Agreement, the Yucaipa Group is prohibited, subject to certain conditions and exceptions, from, for a 10-year period,
                             (i) increasing its aggregate beneficial ownership of voting stock of the Company above (x) 20% of the total outstanding votes which may be cast in an election of directors of the Company or (y) 25% of the total number of shares of voting stock outstanding, (ii) submitting any proposal to any person with respect to a change of control of the Company or soliciting any proxies with respect to the voting of any of the Company's capital stock, and (iii) taking any other actions to seek control of the Company or that could reasonably be expected to result in a change of control of the Company. The Standstill Agreement also provides that (a) the Company will use its best efforts to cause its Board of Directors to be comprised of two designees of the Smith Group, two designees of the Yucaipa Group, one senior manager of the Company and two independent directors, and (b) subject to the provisions of the Certificate of Incorporation and By-laws of the Company and the approval of the Company's stockholders, so long as the members of the Smith Group and the Yucaipa Group and their respective affiliates each beneficially own at least 8% of the outstanding shares of Common Stock, each such Group will have the right to nominate two directors of the Company, and so long as the members of the Smith Group and the Yucaipa Group and their respective affiliates each beneficially own at least 5% of the outstanding shares of Common Stock, each such Group will have the right to designate one director of the Company. Jeffrey Smith and Fred Smith have been nominated to be directors of the Company as designees of the Smith Group and Ronald Burkle and Linda McLoughlin Figel have been nominated to be directors as designees of Yucaipa. See "Certain Related Agreements--Standstill Agreement."

Management Services          On the Closing Date, the Company and Yucaipa will
Agreement..................  enter into a management services agreement (the
                             "Management Services Agreement"). Yucaipa, through its partners, employees or other designated representatives or agents, will agree to provide the Company and its subsidiaries, subject to the supervision of the Board of Directors, management consultation and advice for a term of five years.
                             In return, the Company will agree to pay Yucaipa an annual management fee of $1 million and will reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Management Services Agreement. The Company will also agree that in connection with Yucaipa's services Ronald Burkle will have the right to serve as the Chief Executive Officer of the Company during the term of the Management Services
                             Agreement. Mr. Burkle will not receive any compensation for serving in such capacity beyond the compensation paid to Yucaipa under the Management Services Agreement. In the event the
                             Management Services Agreement is terminated under certain circumstances, Yucaipa will be entitled to a termination fee equal to the greater of (i) $5 million or (ii) twice the total fees that would have otherwise been earned by Yucaipa during the remaining term of the Management Services
                             Agreement. See "Certain Related Agreements--
                             Management Services Agreement."

Warrant Agreement..........  On the Closing Date, the Company and Yucaipa will enter into the Warrant Agreement, and the Company will issue to Yucaipa warrants (the "Warrants") to purchase shares of newly designated Class C Common Stock of the Company representing 10% of the aggregate shares of outstanding Common Stock on a fully diluted basis upon consummation of the Recapitalization and Merger, for an exercise price of $50 per share, subject to certain conditions and exceptions. Half of the Warrants will be exercisable for a term of four years and the remaining half will be exercisable for a term of five years, subject in each case to extension for a five-year period if the market price of the Class B Common Stock equals or exceeds the exercise price of $50 per share (subject to adjustment) for 60 consecutive trading days. The Class C Common Stock will be non-voting stock, but any subsequent holder of Warrants other than Yucaipa or its affiliate may elect to receive shares of Class B Common Stock upon exercise of its Warrants or to convert such non-voting Class C Common Stock into voting Class B Common Stock. See "Certain Related Agreements-- Warrant Agreement."

Registration Rights          On the Closing Date, the Company will enter into
Agreement..................  the Registration Rights Agreement with Jeffrey
                             Smith, Yucaipa and certain other holders of Smitty's Common Stock. Under the terms of the Registration Rights Agreement, each of (i) the holders of a majority of the Registrable
                             Securities (as defined in such agreement) held by Yucaipa, its affiliates and the holders of Smitty's Common Stock receiving Class B Common Stock in the Merger, and transferees of the foregoing, as a group (the
                             "Yucaipa Holder Group"), and (ii) the holders of a majority of the Registrable Securities held by Jeffrey Smith and his affiliates, and transferees of the foregoing, as a group (the "Smith Holder
                             Group") will each be entitled to (i) two demand registration rights, and (ii) certain piggyback registration rights, in each case in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities held by such persons. In addition, the Registration Rights Agreement will provide that upon the request of the Yucaipa
                             Holder Group at any time prior to the second anniversary of the Merger Closing Date, the Company will file a shelf registration statement for resales of Registrable Securities held by the Yucaipa Holder Group, subject to certain conditions and exceptions. See "Certain Related
                             Agreements--Registration Rights Agreement."

Yucaipa Fee................  The Recapitalization Agreement provides that if the Offer is consummated, the Company will pay to Yucaipa a fee of $15 million on the Closing Date.

Composition of Board of
 Directors and Officers....
                             Effective as of the Closing Date, the Company has agreed in the Recapitalization Agreement to use all reasonable efforts, subject to the provisions of the Certificate of Incorporation and By-laws of the Company and the approval of the Company's stockholders at the Stockholders' Meeting, to: (i) cause the Company's Board of Directors to be reduced to seven directors and have nominated and elected as directors two designees of Jeffrey Smith, two designees of Yucaipa, one senior manager of the Company and two independent directors; and (ii) cause the Company's Board of Directors to elect Ronald Burkle as the Chief Executive Officer of the Company. For information concerning the nominees to be elected to the Board of Directors, see "Proposal No. 3--Election of Board of Directors."

Purchase of Series I         Prior to the Closing Date, the Company will
Preferred Stock............  purchase approximately 3,000,000 shares of Series
                             I Preferred Stock from certain holders of such stock for amounts and on terms reasonably acceptable to the Company and Smitty's. See "The
                             Recapitalization and Merger-- Purchase of Series I
                             Preferred Stock."

INTERESTS OF CERTAIN
 PERSONS IN THE
 TRANSACTIONS..............  Certain directors and officers of the Company and
                             Yucaipa and certain of its affiliates and certain nominees have interests described herein that may present them with potential conflicts of interest as a result of the transactions contemplated by the Recapitalization Agreement. The Company's Board of Directors was aware of such potential conflicts and considered them in connection with the approval of the Recapitalization Agreement and the transactions contemplated therein. See "The Recapitalization and Merger-- Reasons for the Transactions; Recommendation of Board of Directors"; and "--Interest of Certain Persons in the Transactions."

                             As described under "The Recapitalization and Merger--Company's Stock Options; Deferred Compensation Plans," if the Recapitalization is consummated, the Company will make certain provisions for the favorable modification of the Company's management stock options and deferred compensation plans. The Company will also indemnify and maintain directors' and officers' insurance covering the current directors and officers of each of the Company and Smitty's. On the Merger Closing Date, the Company has agreed to enter into the Registration Rights Agreement granting certain registration rights to each of the Smith Holder Group and the Yucaipa Holder Group for the Registrable Securities (as defined in such agreement) held by such Groups. See "Certain Related Agreements--Registrations Rights Agreement." In addition, if the Recapitalization is consummated, the Company will: (i) enter into the Management Services Agreement and the Warrant Agreement with Yucaipa; (ii) appoint Ronald Burkle as the Chief Executive Officer of the Company;
                             (iii) grant Yucaipa certain rights under the Standstill Agreement including the right to nominate up to two directors of the Company; and
                             (iv) pay to Yucaipa a fee in an amount equal to $15 million, in each case in the manner described herein. See "The Recapitalization and Merger--Financing Arrangements by Yucaipa; Yucaipa Fee" and "Certain Related Agreements--Standstill Agreement," "--Management Services Agreement," "-- Warrant Agreement." The Company has also recently entered into an agreement with Ralphs, a California supermarket operator controlled by Yucaipa, for the sale or lease of certain of the Company's properties to Ralphs in connection with the Company's divestiture of its Southern California operations. See "The Company, Smitty's and Yucaipa--California Divestiture." As described under "Executive Compensation--Certain
                             Transactions," the Company and Jeffrey Smith have had tentative discussions regarding an arrangement to provide Mr. Smith with the use and possible ownership of the Company airplane after the consummation of the Recapitalization and Merger.

TAX CONSEQUENCES OF THE
 TRANSACTIONS..............
                             Sales of shares by the Company's stockholders pursuant to the Offer will be taxable transactions for federal income tax purposes and may also be taxable transactions under applicable state, local, foreign and other tax laws. The federal income tax consequences to a stockholder may vary depending upon such stockholders' particular facts and circumstances. See "Certain Federal Income Tax Consequences--The Offer."

                             Consummation of the Merger is conditioned upon receipt by the Company and Smitty's from their respective counsel of written opinions, dated the Merger Closing Date, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain Federal Income Tax Consequences-- The Merger."

                       SELECTED HISTORICAL FINANCIAL DATA

THE COMPANY'S HISTORICAL FINANCIAL AND OTHER DATA

  The following table sets forth selected consolidated historical financial and other data of the Company for the five fiscal years ended December 30, 1995, which have been derived from the financial statements of the Company audited by Ernst & Young LLP, independent auditors. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the historical consolidated financial statements of the Company and related notes thereto included elsewhere in this Proxy Statement.

                           52 WEEKS    53 WEEKS    52 WEEKS     52 WEEKS     52 WEEKS
                            ENDED       ENDED       ENDED        ENDED        ENDED
                         DECEMBER 28, JANUARY 2,  JANUARY 1,  DECEMBER 31, DECEMBER 30,
                             1991        1993        1994         1994         1995
                         ------------ ----------  ----------  ------------ ------------
                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Net sales..............  $  2,217.4  $  2,649.9  $  2,807.2   $  2,981.4   $  3,083.7
 Gross profit...........       498.6       611.6       637.2        669.1        697.0
 Operating, selling and
  administrative
  expenses..............       344.4       419.7       430.3        440.8        461.4
 Depreciation and
  amortization..........        50.5        67.8        82.2         94.5        105.0
 Interest expense.......        30.3        36.1        44.6         53.7         60.5
 Restructuring
  charges(a)............         --          --          --           --         140.0
 Net income (loss)......        45.1        53.7        45.8         48.8        (40.5)
 Net income (loss) per
  common share..........  $     1.65  $     1.79  $     1.52   $     1.73   $    (1.62)
 Weighted average common
  shares
  outstanding...........  27,397,973  29,962,011  30,238,811   28,176,907   25,030,882
BALANCE SHEET DATA (END
 OF PERIOD):
 Working capital........  $     30.7  $     91.2  $    160.4   $     62.3   $    162.7
 Total assets...........     1,196.7     1,486.1     1,654.3      1,653.5      1,686.2
 Total debt(b)..........       395.4       612.7       725.5        718.9        746.2
 Redeemable preferred
  stock.................         8.5         7.5         6.5          5.4          4.3
 Total stockholders'
  equity................  $    474.4  $    515.4  $    542.2   $    475.3   $    416.7
OTHER DATA:
 Stores open at end of
  period(c).............         109         119         129          137          154
 Capital expenditures...  $    281.6  $    288.0  $    322.3   $    146.7   $    149.0
 Ratio of earnings to
  fixed charges(d)......        3.02x       3.06x       2.55x        2.18x         --

- --------
(a) Reflects charges in connection with the California Divestiture. See Note K to Notes to Consolidated Financial Statements of the Company included elsewhere herein.
(b) Total debt includes long-term debt and current maturities of long-term debt.
(c) After giving effect to the California Divestiture, the Company will operate 120 stores. See "The Company, Smitty's and Yucaipa--California Divestiture."
(d) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and one-third of rental expense (the portion of annual expenses deemed by the Company to be representative of the interest factor). For the five-year period ended December 30, 1995, the Company has not paid any preferred stock dividends. For the 52 weeks ended December 30, 1995, the Company's earnings were inadequate to cover fixed charges by $69.8 million. However, such earnings included non-cash charges of $105.4 million, primarily consisting of depreciation and amortization, and restructuring charges of $140.0 million.

SMITTY'S HISTORICAL FINANCIAL AND OTHER DATA

  The following table sets forth certain selected consolidated historical financial and other data of Smitty's and its predecessor. The operating and balance sheet data of Smitty's as of and for the year ended July 30, 1995 and the period from June 29, 1994 to July 31, 1994, and of the predecessor as of for the period from August 2, 1993 to June 28, 1994, the 52 weeks ended August 1, 1993, the 53 weeks ended August 2, 1992 and the 52 weeks ended July 28, 1991 set forth in the table below have been derived from the financial statements of Smitty's and its predecessor audited by Coopers & Lybrand, L.L.P., independent accountants. The operating and balance sheet data of Smitty's as of and for the 24 weeks ended January 14, 1996 and the 24 weeks ended January 15, 1995 have been derived from unaudited financial statements of Smitty's which, in the opinion of management, reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the historical consolidated financial statements of Smitty's and its predecessor and related notes thereto included elsewhere in this Proxy Statement.

                                       PREDECESSOR                                  SMITTY'S
                         ---------------------------------------- --------------------------------------------
                                                      PERIOD FROM PERIOD FROM
                         52 WEEKS 52 WEEKS  52 WEEKS   AUGUST 2,   JUNE 29,   52 WEEKS  24 WEEKS    24 WEEKS
                          ENDED     ENDED     ENDED     1993 TO     1994 TO    ENDED      ENDED       ENDED
                         JULY 28, AUGUST 2, AUGUST 1,  JUNE 28,    JULY 31,   JULY 30, JANUARY 15, JANUARY 14,
                           1991     1992      1993       1994        1994       1995      1995        1996
                         -------- --------- --------- ----------- ----------- -------- ----------- -----------
                                  (DOLLARS IN MILLIONS)                       (DOLLARS IN MILLIONS)
OPERATING DATA:
 Sales(a)...............  $625.3   $599.1    $605.1     $551.7      $ 48.4     $594.0    $286.2      $276.5
 Gross profit...........   158.9    160.9     150.5      138.0        12.9      162.0      73.7        76.4
 Operating, selling,
  general and
  administrative
  expenses(b)(c)(d).....   143.9    138.8     147.5      117.4        10.8      131.4      59.0        63.6
 Depreciation and
  amortization..........    10.2     10.2       9.5        8.0         1.0       10.9       4.6         6.0
 Interest expense(e)....    10.1      7.3       6.5        6.4         1.5       18.7       7.9         8.6
 Net income (loss)......  $ (3.0)  $  2.3    $ (8.2)    $  3.1      $ (0.4)    $  0.3    $  0.9      $ (1.8)
BALANCE SHEET DATA (END
 OF PERIOD):
 Working capital........  $  0.8   $  5.0    $  5.3     $ 31.5      $ 27.9     $ 17.3    $ 23.6      $  5.7
 Total assets(f)........   245.1    242.8     242.8      204.8       235.3      265.7     258.2       260.0
 Total debt(g)(h).......    72.5     59.9      66.6      140.3       143.9      147.9     154.0       146.0
 Total stockholders'
  equity(h).............  $126.4   $128.7    $120.5     $ 11.2      $ 10.6     $ 10.9    $ 11.4      $  9.3
OTHER DATA:
 Stores open at end of
  period................      24       24        28         27          27         28        29          28
 Capital expenditures...  $  3.1   $  7.2    $ 16.2     $  3.7      $  0.3     $ 22.9    $  6.2      $ 18.7

- -------
(a) In fiscal 1993, Smitty's leased its food service operations to Morrison, Incorporated, thereby increasing operating income but decreasing sales and gross profit. In September 1994, Smitty's resumed its food service operations. As a result, food service sales and attributable costs are included in the consolidated results of operation subsequent to such date. Food service sales were $9.6 million, $6.6 million, $17.8 million, $0, $2.5 million and $24.9 million for the 24 weeks ended January 14, 1996, the 24 weeks ended January 15, 1995, fiscal 1995, fiscal 1994, fiscal 1993 and fiscal 1992, respectively. Food service gross profit was $6.0 million, $4.3 million, $11.4 million, $0, $1.5 million and $16.5 million for the 24 weeks ended January 14, 1996, the 24 weeks ended January 15, 1995, fiscal 1995, fiscal 1994, fiscal 1993 and fiscal 1992, respectively.
(b) In November 1993, Smitty's agreed to a settlement of a litigation which required Smitty's to pay $4.75 million cash and issue a $6.25 million two-year mortgage note. Fiscal 1993 results of operations include an $11.0 million charge for the settlement, plus a $1.8 million charge for Smitty's litigation costs. Smitty's used the proceeds from a four-year term loan to finance the cash payment. Also in November 1993, Smitty's reached a settlement of a litigation filed by a former supplier providing for a $0.5 million cash payment and a $0.5 million one-year mortgage note. Fiscal 1993 results of operations include a $1.0 million charge for this settlement. Both mortgage notes were repaid on June 29, 1994.
(c) Included in operating, selling, general and administrative expenses are parent reorganization costs incurred by Smitty's in connection with efforts initiated by its former stockholder, Steinberg International, Inc. ("Steinberg"), to sell its interest in Smitty's. Reorganization costs were $0.7 million and $0.6 million for fiscal 1994 and 1993, respectively.
    There were no reorganization costs for the 24 weeks ended January 14, 1996, the 24 weeks ended January 15, 1995, fiscal 1995, fiscal 1992 and fiscal 1991. In fiscal 1995, Smitty's had a $1.9 million benefit resulting from the Morrison litigation settlement.
(d) A real estate development partnership in which Smitty's was a partner was liquidated in July 1993. In connection with this liquidation, Smitty's obtained ownership of an operating shopping center property and an undeveloped shopping center property in exchange for the forgiveness of notes and accrued interest receivable from the partnership and its managing partner. Fiscal 1993 results of operations include an $8.9 million charge representing the difference between the current value of these two properties and the carrying value of the notes and accrued interest receivable. Such properties were transferred to Steinberg prior to the acquisition of Smitty's Super Valu by Smitty's.
(e) Includes amortization of deferred financing costs of $0.4 million, $0.4 million, $0.9 million, $0.2 million, $0.2 million, $0.2 million, and $0.2 million for the 24 weeks ended January 14, 1996, the 24 weeks ended
    January 15, 1995, fiscal 1995, fiscal 1994, fiscal 1993, fiscal 1992, and fiscal 1991, respectively. Interest expense for the 24 weeks ended January 14, 1996, the 24 weeks ended January 15, 1995, in fiscal 1995 and fiscal 1994 includes $1.1 million, $1.0 million, $2.1 million and $0.2 million, respectively, of non-cash interest expense attributable to the Smitty's Debentures (as defined herein).
(f) Except at January 14, 1996, January 15, 1995, July 30, 1995 and July 31, 1994, total assets includes certain properties which were not purchased by Smitty's in the acquisition from Steinberg that had a net book value of $27.5 million at August 1, 1993.
(g) Total debt includes total long-term debt and current maturities of long-term debt.
(h) During fiscal 1991, Smitty's issued 688 shares of common stock to Steinberg in exchange for $1.2 million cash and the cancellation of $65.6 million of indebtedness.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth summary unaudited pro forma combined financial data for the 52 weeks ended December 30, 1995, after giving effect to (a) the Recapitalization and Merger and the application of the proceeds therefrom and
(b) the California Disposition and the retention of the anticipated proceeds therefrom as cash (after reducing pro forma revolving credit balances to zero), in each case as if they had occurred on January 1, 1995 with respect to the pro forma operating and other data, and as of December 30, 1995, with respect to the pro forma balance sheet data. Such pro forma information: (i) eliminates the results of operations of the Company's California retail division and the related assets and liabilities as of and for the 52 weeks ended December 30, 1995 from the Company's results of operations and balance sheet data as of and for the 52 weeks ended December 30, 1995 and (ii) combines the operating results and balance sheet data of the Company, pro forma for the elimination of the Company's California retail division and the related assets and liabilities, as of and for the 52 weeks ended December 30, 1995 with the operating results and balance sheet data of Smitty's as of and for the 52 weeks ended January 14, 1996. The pro forma financial data set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future. The pro forma combined financial data does not reflect (i) any of the net annual cost savings which management believes are achievable by the end of the third full year of operations following the Merger, or (ii) the anticipated costs expected to be incurred in connection with the integration of operations in Arizona following the Merger. In addition, the summary pro forma combined operating data does not reflect the California Divestiture Charge, the California Asset Disposition Charge, an extraordinary loss on extinguishment of debt, an anticipated charge relating to certain costs expected to be incurred by the Company in connection with the Merger, a potential severance payment to the Chairman and Chief Executive Officer of the Company or compensation expense in connection with the repurchase of certain management stock options as part of the Recapitalization. See Note (g) to the Unaudited Pro Forma Combined Statement of Operations. The following pro forma financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the historical consolidated financial statements of the Company and Smitty's, and related notes thereto, included elsewhere in this Proxy Statement.

                                                             52 WEEKS ENDED
                                                          DECEMBER 30, 1995(A)
                                                          ---------------------
                                                          (DOLLARS IN MILLIONS)
   OPERATING DATA:
    Net sales...........................................        $2,993.4
    Gross profit........................................           703.3
    Operating, selling and administrative expenses......           452.2
    Depreciation and amortization.......................            89.9
    Interest............................................           132.3
    Net income..........................................             9.8
    Net income (loss) per common share (b)..............        $  (0.03)
   BALANCE SHEET DATA (END OF PERIOD):
    Total assets........................................        $1,709.6
    Total debt(c).......................................         1,356.8
    Redeemable preferred stock..........................             3.3
    New Preferred Stock.................................            71.2
    Common stockholders' equity (deficit)...............        $ (121.6)
   OTHER DATA:
    Capital expenditures................................        $  159.7
    Ratio of earnings to fixed charges(d)...............            1.13x
    Ratio of earnings to fixed charges and preferred
     stock dividends(d).................................            1.01x

- --------
(a) For purposes of the Unaudited Pro Forma Combined Financial Data, the Company has given effect to the California Asset Disposition as if each of the relevant properties had been sold for a cash amount equal to its net book value after giving effect to the California Asset Disposition Charge. The proceeds of such assumed sales, together with the proceeds of the California Divestiture, are reflected in the Company's pro forma cash balances (net of pro forma revolving credit balances, which have been eliminated) at December 30, 1995. INVESTORS ARE CAUTIONED THAT THE COMPANY HAS NOT ENTERED INTO ANY CONTRACTS RELATING TO THE CALIFORNIA ASSET DISPOSITION AND THAT THERE CAN BE NO ASSURANCE AS TO THE TIMING OR THE AMOUNT OF NET PROCEEDS, IF ANY, WHICH THE COMPANY WILL ACTUALLY RECEIVE FROM SUCH DISPOSITION.
(b) Net income (loss) per common share is calculated based on the weighted average number of common shares of 15,530,000. Loss per common share has been computed using the weighted average number of shares of Common Stock outstanding after giving effect to the issuance of 3,038,888 shares of Class B Common Stock of the Company to the stockholders of Smitty's as consideration in the Merger and the purchase of 50% of the outstanding Common Stock (excluding shares issuable in the Merger) in the Offer. Common stock equivalents in the form of stock options are excluded from the weighted average number of common shares due to the net loss.
(c) Total debt includes long-term debt and current maturities of long-term debt. As a result of the assumed application of a portion of the proceeds of the California Disposition (see note (a) above) to eliminate pro forma revolving credit balances, pro forma total debt at December 30, 1995 does not reflect anticipated revolving credit facility borrowings upon consummation of the Recapitalization and Merger of $13.2 million.
(d) For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, and one-third of rental expense (the portion of annual rental expense deemed by the Company to be representative of the interest factor). "Preferred stock dividends" reflects the amount representing the pre-tax earnings that would be required to cover such dividend requirements.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth the Company's and Smitty's selected historical per share data and unaudited pro forma combined per share data giving effect to the pro forma adjustments described under "Summary Unaudited Pro Forma Combined Financial Data." The pro forma combined information may not be indicative of the results that actually would have occurred if each of such pro forma adjustments had been consummated or which will be obtained in the future. The information presented below should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and related notes appearing elsewhere in this Proxy Statement and the separate historical consolidated financial statements and related notes of each of the Company and Smitty's included elsewhere in this Proxy Statement.

                                  THE COMPANY        SMITTY'S
                                 (HISTORICAL)      (HISTORICAL)   THE COMPANY'S
                                   (AUDITED)       (UNAUDITED)      PRO FORMA
                               DECEMBER 30, 1995 JANUARY 14, 1996   COMBINED
                               ----------------- ---------------- -------------
   Book value per common
    share.....................      $16.62            $ 9.17         $(7.81)
   Income (loss) per common
    share.....................       (1.62)            (2.30)         (0.03)
   Cash dividends per common
   share......................         .60                --            N/A (a)

- --------
(a) As described under "The Recapitalization and Merger--Discontinuation of Dividend," following the Closing Date, the Company intends to discontinue the payment of cash dividends on the Common Stock.

              MARKET PRICES OF THE COMPANY'S CLASS B COMMON STOCK

  The shares of the Company's Class B Common Stock are quoted on the NYSE under the symbol "SFD". The following table sets forth the high and low sales prices per share of Class B Common Stock for the periods indicated.

                                                             HIGH AND LOW SALES
                                                              PRICE OF CLASS B
                                                                COMMON STOCK
                                                             ------------------
   DATE                                                        HIGH       LOW
   ----                                                      --------- ---------
   FISCAL 1994
    First Quarter........................................... $24 1/8 $  20 1/8
    Second Quarter..........................................  22        18 1/8
    Third Quarter...........................................  24 3/4    18 1/2
    Fourth Quarter..........................................  26 3/4    22 5/8
   FISCAL 1995
    First Quarter...........................................  27 5/8    23
    Second Quarter..........................................  24        19 1/4
    Third Quarter...........................................  20 1/4    18 1/8
    Fourth Quarter..........................................  27 3/4    19 3/8

  On January 5, 1996, the last trading day before public announcement that the Company was in negotiations regarding a merger with Smitty's and considering a repurchase of as much as 50% of its Common Stock at a premium to recent trading levels, the high and low sales price or a share of the Company's Class B Common Stock was $28 3/4 and $27 3/4, respectively. On January 26, 1996, the last trading day before public announcement of the execution of the Recapitalization Agreement, the high and low sales price of a share of the Company's Class B Common Stock was $31 and $29 7/8, respectively. On April 24, 1996, the most recent practicable date prior to the printing of this Proxy Statement, the high and low sales price of a share of the Company's Class B Common Stock was $24 3/4 and $24 3/8, respectively.

  STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CLASS B COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF CLASS B COMMON STOCK AT THE CLOSING DATE.

  There is no trading market for the Company's Class A Common Stock or Series I Preferred Stock; however, the Class A Common Stock can typically be converted into Class B Common Stock upon the request of the holder. See "Description of the Company's Capital Stock--Class A Common Stock and Class B Common Stock."

  Cash dividends of $.15 per share of Common Stock were paid in each of the four quarters of fiscal 1995, totaling $.60 per share for fiscal 1995. Cash dividends of $.13 per share of Common Stock were paid in each of the four quarters of fiscal 1994, totaling $.52 per share for fiscal 1994. The Company paid a quarterly cash dividend of $.15 per common share for the first quarter of fiscal 1996. However, as described under "The Recapitalization and Merger-- Discontinuation of Dividend", the Company intends to discontinue the payment of cash dividends on the Common Stock following the Closing Date and the payment of future dividends will be severely restricted by the terms of the Financing Agreements entered into by the Company in connection with the Recapitalization and Merger.

                                 INTRODUCTION

  This Proxy Statement is being furnished to the stockholders of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies (the "Proxies") by the Board of Directors of the Company for use at the Annual Meeting of the Stockholders, including any adjournments or postponements thereof, scheduled to be held on Thursday, May 23, 1996 at 9:00 a.m., Mountain Time, at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104 (the "Stockholders' Meeting").

  The Company and Cactus Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition"), entered into a Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996 (the "Recapitalization Agreement"), with Smitty's Supermarkets, Inc., a Delaware corporation ("Smitty's"), and The Yucaipa Companies, a California general partnership ("Yucaipa"). Pursuant to the Recapitalization Agreement, the Company will commence a tender offer to purchase 50% of the outstanding shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and its Class B Common Stock, par value $.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), for $36.00 in cash per share (the "Offer"). Consummation of the Offer is subject to the tender of at least 50% of the outstanding shares of Common Stock, the receipt of financing and certain other conditions.

  Pursuant to the Recapitalization Agreement, Smitty's will be merged with Acquisition (the "Merger"), as a result of which Smitty's will become a wholly owned subsidiary of the Company. Conditions to the consummation of the Merger include the receipt of regulatory approvals and other necessary consents and the completion of financing. The consideration payable to the stockholders of Smitty's in the Merger consists of 3,038,888 shares of Class B Common Stock of the Company (the "Merger Consideration").

  As part of the Recapitalization and Merger, the Company intends to: (i) purchase 50% of the outstanding Common Stock for $36.00 in cash per share (or approximately $451.3 million in the aggregate); (ii) repay approximately $667.1 million (pro forma at December 30, 1995) of indebtedness of the Company and $103.3 million (pro forma at December 30, 1995) indebtedness of Smitty's;
(iii) purchase up to half of the outstanding management stock options of the Company at a price per share of Common Stock covered by such options equal to $36.00 per share minus the exercise price per share (or approximately $13.7 million in the aggregate); and (iv) purchase approximately three million shares of its outstanding Series I Preferred Stock, par value $.01 per share (the "Series I Preferred Stock") for $.33 1/3 per share (or approximately $1 million in the aggregate). In addition, the Company will pay related debt refinancing premiums, accrued interest and fees and expenses in connection with the Recapitalization and Merger. The Offer, the Merger and the repayment of outstanding indebtedness are expected to close concurrently with the financing transactions described below.

  To consummate the Recapitalization and the Merger, the Company will require approximately $1,393.2 million (net of California Disposition proceeds of $68.0 million) of financing. The Company plans to obtain the necessary funds by (a) borrowings of approximately $818.2 million aggregate principal amount under an $995 million senior bank facility (the "New Credit Facility") to be provided by a syndicate of banks led by Bankers Trust Company ("Bankers Trust") and The Chase Manhattan Bank ("Chase Manhattan"); (b) the issuance of up to $150 million of new senior notes (the "New Senior Notes"); (c) the issuance of up to $350 million of new senior subordinated notes (the "New Senior Subordinated Notes"); and (d) the issuance of new cumulative redeemable exchangeable preferred stock (the "New Preferred Stock") by the Company for gross proceeds of $75 million. In addition, the Company will assume approximately $43.6 million (at December 30, 1995) of existing indebtedness of Smitty's upon consummation of the Merger.

  This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders of the Company on or about April 25, 1996.

                                 RISK FACTORS

  STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER MATTERS DESCRIBED IN THIS PROXY STATEMENT BEFORE VOTING.

LEVERAGE AND DEBT SERVICE

  As a result of the Recapitalization and Merger (including the financing of such transactions as described herein), the Company will be highly leveraged and the blended average rates of interest on the Company's outstanding indebtedness is expected to be higher than the rates of interest on the Company's indebtedness outstanding immediately prior to such transactions. At December 30, 1995, pro forma for the Recapitalization and Merger and the California Disposition, the Company's total debt and stockholders' equity (deficit) have been $1,356.8 million and $(121.6) million, respectively, compared to actual debt and stockholders' equity of $746.2 million and $416.7 million, respectively, on such date. The Company would also have had additional borrowing availability under the New Credit Facility on a pro forma basis, subject to the borrowing conditions contained therein. In addition, as of December 30, 1995, pro forma for the Recapitalization and Merger, scheduled payments under net operating leases of the Company and its subsidiaries for the twelve months following the Recapitalization and the Merger would have been approximately $36.9 million. The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the New Senior Notes and the New Senior Subordinated Notes) and to make scheduled payments under its operating leases depends on its future performance, which is subject to economic, financial, competitive and other factors beyond its control.

  Based upon the current level of operations and anticipated cost savings and future growth, the Company believes that its cash flow from operations, together with borrowings under the New Credit Facility and its other sources of liquidity, will be adequate to meet its anticipated requirements for working capital, capital expenditures, lease payments, interest payments and scheduled principal payments. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that anticipated cost savings or future growth can be achieved. In addition, no assurances can be given as to the timing of, or the net proceeds to be realized upon, the California Asset Disposition and, therefore, as to the timing or amount of receipts thereof as reflected in the unaudited pro forma combined financial statements. See "--Ability to Achieve Anticipated Cost Savings." If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital or other expenditures, or if its future cash flows are insufficient to amortize all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained, particularly in view of the Company's high level of debt following the Recapitalization and Merger and the fact that substantially all of its assets will be pledged to secure borrowings under the New Credit Facility and other secured obligations.

  The Company's high level of debt and debt service requirements will have several important effects on its future operations, including the following:
(a) the Company will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities and increasing the Company's vulnerability to adverse general economic and industry conditions and competition; (b) the Company's leveraged position will increase its vulnerability to competitive pressures; (c) the financial covenants and other restrictions contained in the New Credit Facility, the New Senior Notes and the New Senior Subordinated Notes will require the Company to meet certain financial tests and will restrict its ability to borrow additional funds, to dispose of assets or to pay cash dividends on, or repurchase, its common stock or preferred stock; and (d) funds available for working capital, capital expenditures, acquisitions and general corporate purposes will be limited. The Company's continued growth depends, in part, on its ability to continue its expansion and store conversion efforts, and therefore its inability to finance capital expenditures through borrowed funds or otherwise could have a material adverse effect on the Company's future operations.

  The Company's capital structure immediately after the Recapitalization and Merger will include a significant amount of floating rate indebtedness, causing the Company to be significantly more sensitive to prevailing interest rates than has historically been the case. The Company intends to enter into interest rate protection agreements which for the duration of such agreements will effectively provide fixed rates of interest or ceiling rates of interest on a portion of such floating rate indebtedness. There can be no assurance that the Company will be able to enter into such agreements on favorable terms. See "Financing of the Recapitalization and Merger--New Credit Facility."

  In the event of a bankruptcy of the Company, the Common Stock and Series I Preferred Stock will rank below all claims of the Company's creditors, including those of the senior lenders under the New Credit Facility and the holders of the New Senior Notes and the New Senior Subordinated Notes. Because of the significantly increased leverage of the Company following the Recapitalization and Merger, such creditors' claims will be substantially greater than those now entitled to priority over the Common Stock and the Series I Preferred Stock.

EFFECT ON TRADING MARKET OF COMMON STOCK

  Following the consummation of the Recapitalization and Merger, shares of the Company's Class B Common Stock will trade at a value below their current level. In addition, the Company intends to discontinue for the foreseeable future the payment of cash dividends on the Common Stock following the Closing Date and the payment of future dividends will be severely restricted by the terms of the Financing Agreements (as defined herein) entered into by the Company in connection with the Recapitalization and Merger. See "The Recapitalization and Merger-- Discontinuation of Dividend." The consummation of the Recapitalization and Merger is expected to cause the Company's credit ratings to be lowered. It is possible that the more speculative investment quality of the Common Stock following the consummation of the Recapitalization and Merger may increase the volatility of, decrease the liquidity of, and otherwise adversely affect the trading market for the Common Stock.

FRAUDULENT CONVEYANCE RISKS; DELAWARE LAW CONSIDERATIONS

  If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company purchased Common Stock in the Offer or purchased management stock options and Series I Preferred Stock as contemplated by the Recapitalization, the Company (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration in good faith or reasonably equivalent value in connection with such distributions and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such stock purchases, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void such transactions, including payments to stockholders in the Offer, and require that such holders return such cash (or equivalent amounts) to the Company or to a fund for the benefit of its creditors. The Company may be viewed as insolvent at the time of or as a result of the Offer, purchase of options and Series I Preferred Stock if the fair value of its assets does not exceed its probable liabilities at the time of or following such transactions.

  Section 160 of the Delaware General Corporation Law provides that a corporation may not purchase or redeem any of its own shares for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause the impairment of the capital of the corporation. In case of any willful or negligent violation of such section, the Company's directors will be jointly and severally liable to the Company and its creditors for the full amount paid for such purchase or redemption.

  Based upon financial and other information currently available to it, management of the Company believes that the Recapitalization is being undertaken for proper purposes and in good faith. Certain courts have held, however, that a company's purchase of its own capital stock does not constitute reasonably equivalent value or fair consideration for incurring indebtedness. By extension, the purchase of options to purchase capital stock of a company may also be viewed as not constituting reasonably equivalent value or fair consideration to such company. The Company believes that it (i) is solvent and will continue to be solvent after making the purchases contemplated by the Recapitalization notwithstanding the fact that the Company, after completion of the Offer and such purchase of options and preferred stock, will have a negative net worth under generally accepted accounting principles, because the Company believes that the fair value of the Company's assets exceeds and will exceed its probable liabilities, (ii) will have sufficient capital for carrying on the business it intends to conduct after such distributions, and (iii) will be able to pay its debts as they mature. There can be no assurance, however, that a court would concur with such beliefs and positions.

  It is a condition to the consummation of the Offer that the Company shall have received an opinion from an independent valuation firm (i) as to the value of the Company's assets and liabilities, after giving effect to the consummation of the Recapitalization and Merger, and (ii) that the fair value of the Company's assets would exceed its total stated liabilities and identified contingent liabilities both before and after giving effect to the Recapitalization and Merger by at least the aggregate par value of its issued capital stock. See "The Recapitalization and Merger--The Offer--Conditions to the Offer." Houlihan, Lokey, Howard & Zukin, Inc. has been retained by the Company to deliver such an opinion.

ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS

  Management of the Company has estimated that approximately $25 million of annualized net cost savings (as compared to such costs for the pro forma combined fiscal year ended December 30, 1995) can be achieved over a three-year period as a result of integrating the Arizona operations of the Company and Smitty's. The estimates of potential cost savings contained in this Proxy Statement are forward looking statements that are inherently uncertain. Actual cost savings, if any, could differ materially from those projected. All of these forward looking statements are based on estimates and assumptions made by management of the Company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such estimates. There can be no assurance that the savings anticipated in these forward looking statements will be achieved. The following important factors, among others, could cause the Company not to achieve the cost savings contemplated herein (principally those set forth in "The Company, Smitty's and Yucaipa--Post-Recapitalization and Merger Company") or otherwise cause the Company's results of operations to be adversely affected in future periods: (i) continued or increased competitive pressures from existing and new competitors and new entrants, including price-cutting strategies; (ii) unanticipated costs related to the Recapitalization and Merger and the operations of the Company and Smitty's; (iii) loss or retirement of key members of management or the termination of the Management Services Agreement with Yucaipa; (iv) inability to negotiate more favorable terms with suppliers or to improve working capital management; (v) increases in interest rates or the Company's cost of borrowing or a default under any material debt agreements; (vi) inability to develop new stores in advantageous locations or to successfully convert existing stores; (vii) prolonged labor disruption; (viii) deterioration in general or regional economic conditions;
(ix) adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations; (x) loss of customers as a result of the conversion of store formats; (xi) adverse determinations in connection with pending or future litigations or other material claims against the Company; (xii) inability to achieve future sales levels or other operating results that support the cost savings, and (xiii) the unavailability of funds for capital expenditures. Many of such factors are beyond the control of the Company. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset the projected cost savings in whole or in part.

ANTICIPATED CHARGES TO EARNINGS FOLLOWING THE RECAPITALIZATION AND MERGER

  Upon consummation of the Recapitalization and Merger, the Company anticipates that it would record charges to earnings in connection with: (i) the adoption of a strategy to accelerate the disposition of certain real estate assets in California pursuant to the California Asset Disposition (See "The Company, Smitty's and

Yucaipa--California Divestiture"); (ii) the payment of certain refinancing premiums and the write-off of certain debt issuance costs resulting from the refinancing of approximately $667.1 million (pro forma at December 30, 1995) of the Company's indebtedness and approximately $103.3 million (pro forma at December 30, 1995) of Smitty's indebtedness; (iii) the purchase of certain management stock options; and (iv) the integration of Arizona operations of the Company with Smitty's. As a result of the foregoing, the Company anticipates that it would record a substantial charge to earnings for the quarter in which the Recapitalization and Merger are consummated. The Company currently estimates that the total charge for all such items would be approximately $220 million (pre-tax). However, such estimate is based on information available as of the date of this Proxy Statement and the actual total charge may differ materially from such estimate if the actual information available to the Company at the time the charge is recorded varies from the information currently available.

COMPETITION

  The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores and the newer "alternative format" food stores, including warehouse-style supermarkets, club stores, deep discount drug stores and "supercenters." The Company's competitors continue to open new stores in the Company's existing markets. In addition, new competitors have entered the Company's markets in the past and could do so in the future. Supermarket chains generally compete on the basis of price, location, quality of products, service, product variety and store condition. The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate in light of existing conditions. Some of the Company's competitors have greater financial resources than the Company and could use those resources to take steps which could adversely affect the Company's competitive position. The Company's ability to respond to competitive pressures following the consummation of the Recapitalization and Merger could be adversely affected by its highly leveraged financial condition.

CONTROL OF THE COMPANY; CHANGE OF CONTROL PROVISIONS

  The Company's Class A Common Stock and Series I Preferred Stock are each entitled to ten votes per share and the Company's Class B Common Stock is entitled to one vote per share. Upon consummation of the Recapitalization and Merger, members of the Smith Group are expected to have beneficial ownership, in the aggregate, of approximately 24.5% of the outstanding Common Stock and 31.6% of the outstanding Series I Preferred Stock, representing approximately 41.8% of the aggregate voting power of the Company's capital stock, and certain affiliates of the Yucaipa Group will have beneficial ownership of approximately 13.6% of the outstanding Common Stock of the Company, representing approximately 1.3% of the aggregate voting power of the Company's outstanding shares of capital stock. Pursuant to the Standstill Agreement entered into by the Smith Group, the Yucaipa Group and the Company, upon consummation of the Recapitalization the Company will use its best efforts to reconstitute its Board of Directors to consist of seven directors, and each of the Smith Group and the Yucaipa Group will have the right to nominate two directors so long as it holds at least 8% of the outstanding Common Stock and the right to nominate one director of the Company so long as it holds at least 5% of the outstanding Common Stock. As a result of the ownership structure of the Company and the contractual rights described above, the voting and management control of the Company is highly concentrated. The Smith Group will continue to have effective control of the Company and, subject to compliance with the restrictions contained in the Financing Agreements, will have the ability to direct the actions of the Company with respect to matters such as the payment of dividends, material acquisitions and dispositions and other extraordinary corporate transactions. See "Security Ownership of Certain Beneficial Owners and Management" and "Description of the Company's Capital Stock."

  Changes contained in the Company's Amended and Restated Certificate of Incorporation and the control of the Common Stock referred to above may have the effect of making more difficult or discouraging a proxy contest involving the Company, certain mergers, a tender offer, an open market purchase program, or other purchases of Common Stock in circumstances that may be beneficial to stockholders. The classification of the Board of Directors provided for in the Company's Amended and Restated Certificate of Incorporation will make more difficult a change of control of the Company that is not approved by the Board of Directors. Such provision may tend to insulate current management against the possibility of removal in a takeover bid and may also have the effect of discouraging certain persons from purchasing Common Stock in circumstances that would give stockholders an opportunity to sell some or all of their Common Stock at a premium to prevailing market prices. See "Description of the Company's Capital Stock--Antitakeover Effects of Certain Certificate of Incorporation Provisions."

NEW SENIOR MANAGEMENT AND BOARD OF DIRECTORS

  Upon consummation of the Recapitalization and Merger, substantially all of the existing members of the Company's Board of Directors will resign and be replaced by the new directors identified in this Proxy Statement. Jeffrey Smith will remain as Chairman of the Board but will resign as Chief Executive Officer of the Company. Ronald Burkle, the managing general partner of Yucaipa, will be appointed Chief Executive Officer of the Company and Allen Rowland will continue his recent appointment as President and Chief Operating Officer. As a result, the Company's senior executive officers and a majority of the members of the Board of Directors will be new appointees. There can be no assurance that the changes in the Company's Board of Directors or senior management will not adversely affect the Company's operating performance. Mr. Burkle will provide his services as Chief Executive Officer pursuant to the Management Services Agreement between the Company and Yucaipa; however, such agreement does not require Mr. Burkle to spend any specified amount of time on Company affairs. Yucaipa will receive an annual fee of $1 million for providing the services of Mr. Burkle and the other partners and employees of Yucaipa. The Management Services Agreement may be terminated by the Company's Board of Directors on 90 days' notice or by either party upon the occurrence of certain events. If the Company seeks to terminate the Management Services Agreement, subject to limited exceptions, it is required to pay Yucaipa a termination fee of between $5 million and $10 million, depending on the time of termination. Yucaipa will also receive certain fees in connection with the consummation of the Recapitalization. See "Certain Related Agreements-- Management Services Agreement."

                       THE COMPANY, SMITTY'S AND YUCAIPA

THE COMPANY AND ACQUISITION

  The Company is a leading supermarket company in the Intermountain and Southwestern regions of the United States, operating 120 stores located in Utah (35), Arizona (30), Nevada (22), New Mexico (19) and Idaho, Texas and Wyoming (collectively, 14). Substantially all of the Company's stores offer one-stop shopping convenience through a food and drug combination format which features a full-line supermarket with drug and pharmacy departments and some or all of the following specialty departments: delicatessens, hot prepared food sections, in-store bakeries, video rental shops, floral shops, one-hour photo processing labs, full-service banking and frozen yogurt shops. The Company's 114 food and drug combination stores averaged approximately 63,000 square feet and $420,000 per week in sales volume in fiscal 1995. The Company has recently opened four price impact warehouse stores and also operates two conventional supermarkets. Through its 48 years of operations, the Company believes it has developed a valuable and strategically located store base, strong name recognition, customer loyalty and a reputation for quality and service. At December 30, 1995, the Company had 16,000 employees (excluding employees in California). Acquisition is a wholly owned subsidiary of the Company which was formed for the sole purpose of enabling the Company to consummate the Merger with Smitty's. Acquisition has no independent operations.

CALIFORNIA DIVESTITURE

  The Company has completed the sale, lease or closure of its Southern California regional operations (the "California Divestiture"). In December 1995, the Company entered into an agreement to sublease its Riverside,

California distribution center and dairy plant to Ralphs Grocery Company ("Ralphs"), an affiliate of Yucaipa, for the remaining 23-year term of the Company's lease. Ralphs also agreed to purchase certain related equipment and inventory. The Company has completed the sale or lease of 16 stores and related equipment and inventory and three non-operating properties to various supermarket companies (including Ralphs) and others. As of March 16, 1996, the Company had closed its remaining California stores. It is anticipated that these closed stores will be sold or leased to other retail companies. Following the consummation of the Recapitalization and Merger, the Company intends to accelerate the disposition of its closed stores and excess land in California. Since December 30, 1995, the Company has received net cash proceeds of approximately $67.2 million from the California divestiture and expects to receive an additional $10.6 million shortly after the consummation of the Recapitalization and Merger. In connection with the California Divestiture, the Company recorded the pre-tax California Divestiture Charge of $140 million for the year ended December 30, 1995 and classified the assets to be leased or sold as "assets held for sale." The California Divestiture Charge reflected (i) a provision for anticipated future lease obligations, (ii) the anticipated cost to the Company of closing its California stores and distribution center (primarily termination payments and inventory), and (iii) asset valuation adjustments for the equipment in all of the stores and the distribution center and for the land and buildings associated with the properties being sold or leased. The California Divestiture, including the transactions with Ralphs, was unrelated to the Recapitalization and Merger.

  In connection with the California Divestiture, the Company entered into a settlement agreement with the California Attorney General (the "CAG") relating to the stores that were sold, leased or closed. Under the settlement agreement, the Company agreed that, for a period of five years, it would not operate any of the closed stores as supermarkets without the permission of the CAG. In addition, for the same five-year period, the Company agreed not to (i) transfer the closed stores to third parties for supermarket use without the CAG's approval, (ii) transfer such stores for non-supermarket use without prior notice to the CAG, and (iii) sell any of such stores subject to restrictions as to future supermarket use.

  After completion of the California Divestiture, the Company continues to own real estate assets in California having an aggregate book value at December 30, 1995 of approximately $260 million. These assets include the stores leased or subleased as part of the California Divestiture (having an aggregate book value at December 30, 1995 of $42.5 million), the closed stores (aggregate book value--$115.3 million) and certain non-operating stores and other excess real estate (aggregate book value--$102.2 million). These properties have annual carrying costs of approximately $7 million (excluding depreciation and amortization). Management's present policy is to own and manage its real estate assets, including those in California, in order to maximize their long-term values, and, as a result, the Company maintains a fully staffed real estate, construction and property management capability. The Company believes that there are several viable strategies for maximizing the value of its remaining California real estate assets over the next five years and that the implementation of these policies would not have any material negative impact on future earnings. Following the consummation of the Recapitalization and Merger, however, management, in conjunction with Yucaipa, anticipates that it will pursue a strategy to accelerate the disposition or its remaining real estate assets in California including its non-operating stores and excess land. The Company would use the net cash proceeds from the sales of these assets to either reinvest in the Company's business or reduce indebtedness incurred in connection with the Recapitalization and Merger. If this strategy is adopted, as anticipated, the Company would record a charge to earnings, presently estimated to be approximately $125 million (pre-tax), to reflect the difference between the anticipated cash proceeds from the accelerated dispositions and the Company's existing book values for such assets. This charge will cause a substantial decrease in the Company's earnings for such period and net worth, but is not otherwise anticipated to adversely affect the Company's liquidity or ongoing results of operations. See "Unaudited Pro Forma Combined Financial Statements."

  In order to finance its Riverside, California distribution center and eight of its California stores, the Company completed a sale-leaseback financing (the "Sale-Leaseback Financing") in 1994. Pursuant to such financing, the Company sold a portion of its interest in the properties to an owner trustee and entered into an operating lease for each property. In order to provide the financing for the owner trustee's purchase of the properties, the Company filed a registration statement with the Commission pertaining to a public offering of

$152.4 million of pass through certificates. Each of the pass through trusts issuing the certificates used the proceeds of the offering to acquire notes from the owner trustee (which in turn used the proceeds to acquire its interest in the properties from the Company). Neither the notes nor the pass through certificates are obligations of, nor are they guaranteed by, the Company and, accordingly, are not reflected as indebtedness or other liabilities of the Company under generally accepted accounting principles.

  Under the terms of the Sale-Leaseback Financing, the Company may terminate its lease with respect to the various California properties if it deems such properties to be obsolete, uneconomic for use or surplus to the Company's needs. In connection with any such termination, the Company may elect to satisfy all of the rights and obligations of the owner trustee in respect of the related notes by exchanging such notes for (a) if the property is sold to a party other than the Company, unsecured, full recourse securities of the Company or (b) if such property is sold to the Company, secured, full recourse securities of the Company. In addition, the Company may substitute other properties (including properties located outside California) for properties which it deems to be obsolete, uneconomic for use or surplus to its needs. The substitute properties must have a fair market value, utility and useful life equal to or greater than that of the substituted property. The Company would not be required to assume any indebtedness in connection with such a substitution. Any such exchange or substitution may be made by the Company only if certain conditions are satisfied.

  In April 1996, the Company received a letter from a holder of pass through certificates pointing out an inaccurate statement in the 1994 pass through certificate prospectus. The letter referred to a statement in the prospectus disclosing that holders of the certificates would not receive any covenant protection in the event of a highly leveraged transaction involving the Company, including any transaction resulting in a change of control. The prospectus went on to state that none of the then-outstanding indebtedness of the Company contained provisions affording holders of such indebtedness protection in the event of a change of control, which was characterized in the letter as a material representation. At the date of such prospectus a substantial amount of the Company's then-existing indebtedness did contain such change of control provisions. The Company has pointed out to the holder that consummation of the Recapitalization and Merger will not result in a change of control of the Company under the terms of such existing debt instruments, although the indebtedness under such debt instruments will be repaid in order to remove certain financial and other covenants contained therein that would otherwise hinder the Company's ability to consummate the Recapitalization and Merger. The Company is currently reviewing the relevant facts and circumstances. The letter suggested that all interested parties be made aware of the existence of the alleged misrepresentation, but made no specific claim or demand on the Company. Although no assurances can be given, the Company does not believe that any claims by the holders of the pass through certificates, if made, would have a material adverse effect on the Company or its ability to complete the California Disposition.

RECENT OPERATING RESULTS OF THE COMPANY

  Net sales decreased $53.5 million, or 7.2%, from $746.7 million for the thirteen weeks ended April 1, 1995 to $693.2 million for the thirteen weeks ended March 30, 1996. The sales decrease in 1996 was attributable to the closure of 34 stores in California, offset in part by the addition of 14 new stores outside of California from the same period a year ago. Same store sales for the thirteen week period decreased 5.6% in 1996. As adjusted to exclude the Company's California stores, net sales increased $35.7 million, or 6.1%, from $584.4 million in 1995 to $620.1 million in 1996. As adjusted to exclude the Company's California stores, same store sales for the thirteen week period decreased 2.7% in 1996, caused primarily by the Company's discontinuance of its "ad match" program in the Phoenix and Tucson markets.

  Earnings from operations decreased on a comparative basis from the first quarter of 1995 to the first quarter of 1996, primarily as a result of the winding down of the California retail operations. The California stores, which were operated during the first quarter and all closed by the end of the quarter, incurred losses connected with additional inventory clearance sales and other expenses affected by the disposal process. A California regional pre-tax loss of approximately $25 million significantly impacted first quarter earnings. Earnings from continuing operations in the Company's Intermountain and Southwest regions for the first quarter of 1996 were comparable to those in the first quarter of 1995.

SMITTY'S

  Smitty's is a leading regional supermarket operator based in Phoenix, Arizona which through its wholly owned subsidiary, Smitty's Super Valu, operates 25 stores in the Phoenix area and three stores in the Tucson area. Smitty's stores provide high quality fresh and prepared foods, groceries, general merchandise, restaurants and ancillary services in a shopping environment which emphasizes service, convenience, quality, selection and customer satisfaction. Smitty's Super Valu's 35-year presence in the Phoenix community has enabled it to locate its stores in strategic and convenient sites. These locations, together with Smitty's unique super combination store format, have provided it with high name recognition and customer loyalty.

  On June 29, 1994, Smitty's acquired all of the outstanding shares of Smitty's Super Valu from Steinberg International, Inc. Smitty's was organized by Yucaipa prior to the acquisition for the purpose of acquiring Smitty's Super Valu. Smitty's is a holding company whose only material asset is the common stock of Smitty's Super Valu.

  Store Formats. Smitty's currently operates (i) 21 food and general merchandise "super combination" stores which average 105,000 square feet in size, (ii) six food and drug combination stores, which average 52,000 square feet in size, and (iii) one conventional supermarket. Smitty's "super combination" stores offer a full line of supermarket items, a broad range of drug store and pharmaceutical items and an expanded selection of general merchandise. These stores offer numerous services and specialty departments, including fresh produce, full-service fresh meat, delicatessen, seafood, bakery, prepared foods, fresh-cut flowers and video and photo departments, pharmacies, food courts, restaurants and full-service bank branches, family style hair salons and airline ticket counters. The food and drug combination stores offer a full selection of products and services, including full-service fresh meat, delicatessen, seafood and bakery departments, an expanded line of health care and beauty aids, a restaurant, snack bar or food court and full-service banking.

  Purchasing and Distribution. Smitty's currently makes approximately 60% of its annual purchases from Fleming Companies, Inc. ("Fleming") under a supply agreement which by its original terms expires in June 1997. Smitty's is negotiating with Fleming to amend the supply agreement, subject to certain conditions, to make Fleming a secondary supplier to Smitty's and, following the Merger, to the Company through the end of 1997. Pursuant to its discussions with Fleming, Smitty's would purchase inventory from Fleming in an amount not less than approximately $10 million per month through December 31, 1997. Notwithstanding the foregoing, it is anticipated that Smitty's would have the right to terminate the supply agreement at any time if its aggregate purchases of inventory from Fleming exceeded $200 million.

  Employees and Labor Relations. As of January 14, 1996, Smitty's employed 4,600 people, of whom approximately 36% were full-time and approximately 64% were part-time. Approximately 4,100 employees working in the stores, constituting approximately 89% of Smitty's employees, are covered by a collective bargaining agreement that expires in October 1997. Smitty's has not experienced a work stoppage in the past ten years and considers its relations with its employees and labor unions to be satisfactory.

  Trade Names, Service Marks and Trademarks. Smitty's uses a variety of trade names, service marks and trademarks. Except for Smitty's(R) and "Shopper's Passport," Smitty's does not believe any of such tradenames, service marks or trademarks is material to its business.

YUCAIPA

  Yucaipa is a private investment group specializing in the supermarket industry. In addition to Smitty's, Yucaipa also controls Ralphs, the largest supermarket company in Southern California, and Dominick's Finer Foods, Inc., a leading Chicago area supermarket company. Yucaipa is controlled by Ronald Burkle, its managing general partner.

POST-RECAPITALIZATION AND MERGER COMPANY

  Company Strengths. Management believes the Company has the following principal strengths: (i) leading market positions, (ii) attractive markets,
(iii) new and recently remodeled stores, (iv) prime store locations,(v) advanced backstage operations, and (vi) substantial owned real estate.

    Leading Market Positions. Pro forma for the Merger, the Company will operate 148 stores and will have the largest or second largest market share in each of its principal markets: Salt Lake City (31%), Phoenix (24%), Las Vegas (24%), and Albuquerque (23%). The Company believes its reputation for offering a broad selection of quality products combined with a high level of customer service has created a valuable franchise with strong name recognition and customer loyalty.

    Attractive Markets. The Company's stores are located predominantly in Utah, Arizona, Nevada and New Mexico, which are among the fastest growing states in population and employment. According to the U.S. Bureau of the Census, the population of those four states has increased at a compound annual growth rate of 3.0% since 1990, compared to the national average of 1.1% over the same period. According to the U.S. Bureau of Labor Statistics, employment in the same four states has increased at a compound annual growth rate of 4.0% since 1990, compared to the national average of 1.3% over the same period. In addition, management believes that operating in distinct markets in several states provides advantages due to their differences in economic cycles, demographic and competitive conditions.

    New and Recently Remodeled Stores. After giving effect to the Merger and the California Divestiture, approximately 84% of the Company's stores will have been opened or remodeled within the last seven years. During the five fiscal years ended December 30, 1995, the Company spent approximately $414 million in capital expenditures (excluding capital expenditures associated with California operations), which have been primarily used to build new stores, and to expand and remodel existing stores. During the five-year period ended December 30, 1995, Smitty's spent approximately $72 million in capital expenditures, including approximately $42 million since mid-1994 to remodel substantially all of its Phoenix-area stores.

    Prime Store Locations. The Company's 48 years of operation have allowed it to choose its store locations selectively as new residential areas have been developed. The Company believes that many of its stores are in developed areas where land values and the unavailability of suitable parcels would make it difficult to replicate the Company's existing store base.

    Advanced Backstage Operations. The Company owns and operates one of the most modern and efficient backstage operations in the industry. During the five fiscal years ended December 30, 1995, the Company spent approximately $163 million (excluding the divested California operations) to build, expand or remodel its warehousing, distribution and processing facilities. Management believes that the Company's approximately 3,000,000 square feet of backstage facilities will be able to accommodate the Smitty's volume following the Merger and support anticipated future growth.

    Substantial Owned Real Estate. The Company will own 108 of the 148 stores it will operate upon consummation of the Merger. The Company also owns its primary warehousing, distribution and processing facilities. In addition, the Company owns land for development, expansion or sale, as well as other non-operating real estate assets.

  Operating Strategy. Management, in conjunction with Yucaipa, has developed a strategic plan for the Company following the consummation of the Recapitalization and Merger. Under such plan, the Company expects to: (i) expand operations in existing and adjacent markets, (ii) realize operating synergies and cost savings resulting from the Merger, (iii) improve working capital management, (iv) grow its recently introduced price impact warehouse stores, and (v) dispose of remaining California real estate subject to the completion of the Recapitalization and Merger.

    Expand Operations in Existing and Adjacent Markets. Management believes that there are significant opportunities to increase the Company's sales and gain efficiencies in its existing markets through new store openings and store remodels. From 1991 through 1994, management primarily focused on the Southern California market, opening 32 new stores in Southern California compared to a net of 10 new stores in its other markets. In 1995, the Company opened a net of 17 new stores, only two of which were located in California. In an effort to more fully realize its market potential in its non-California markets, in 1995 the Company began opening smaller combination stores (54,000 to 60,000 square feet) in existing markets as part of a "fill-in" strategy. By pursuing a growth strategy which emphasizes opening new stores within its existing and adjacent markets, the Company believes it can increase its market share and improve its distribution and other efficiencies, while taking advantage of such markets' favorable growth prospects.

    Realize Operating Synergies and Cost Savings Resulting from the
  Merger. Management believes that approximately $25 million of net annual cost savings are achievable over a three-year period following the Merger. The majority of such cost savings opportunities relate to its Arizona operations and are believed to be achievable (on an annualized basis) by the end of the first full year of operations following the Merger. The estimates of potential cost savings resulting from the Merger contained in this Proxy Statement are forward looking statements that involve risks and inherent uncertainties that could cause actual net annual cost savings to differ materially from those projected. See "Risk Factors--Ability to Achieve Anticipated Cost Savings."

    . Advertising Cost Savings. The Company and Smitty's advertising programs in the Phoenix and Tucson markets substantially overlap and, as a result of the Merger, management expects that the Company will be able to eliminate a substantial portion of the combined advertising expenses. Management estimates that annualized advertising cost savings of approximately $7 million are achievable by the end of the first full year of operations following the Merger.

    . General and Administrative Cost Savings. Management expects the Company to achieve savings from the elimination of duplicative administrative staff and headquarters facilities and the consolidation of management information systems. Management estimates that annualized general and administrative cost savings to the Company of approximately $13 million are achievable by the end of the first full year of operations following the Merger.

    . Warehousing and Transportation Cost Savings. Smitty's currently operates without any of its own distribution facilities. By incorporating the Smitty's volume into the Company's Tolleson, Arizona warehousing and distribution facilities, the Company expects to eliminate the expense associated with Smitty's being supplied primarily by an independent wholesaler, as well as reduce average unit costs resulting from improved capacity utilization. Management estimates that annualized warehousing and transportation cost savings of approximately $4 million are achievable by the end of the second full year of operations following the Merger.

    . Direct Store Delivery and Store Systems. The Merger is expected to result in an opportunity to utilize the Company's electronic direct store receiving system in all Smitty's stores, resulting in increased control over direct store deliveries and corresponding payments. In addition, by utilizing the Company's front-end systems in Smitty's stores, improvements in the efficiency of Smitty's stores are expected. Management estimates that annualized cost savings to the Company of approximately $2 million related to such direct store delivery and store systems are achievable by the end of the second full year of operations following the Merger.

    . Purchasing Improvements. Management believes that the Company can achieve savings as a result of increased promotional allowances and discounts through a coordinated buying effort with Yucaipa-affiliated supermarket chains with an aggregate annual sales (when combined with the Company) in excess of $11 billion. Management estimates that annualized cost savings of approximately $6 million are achievable from such purchasing improvements by the end of the third full year of operations following the Merger.

    The sum of the components of the estimated annual cost savings exceeds $25 million; however, management expects that a portion of the savings will be reinvested in the Company's operations. In connection with the Recapitalization and Merger, the Company and Smitty's are evaluating the format mix of the combined Arizona store base and are assessing the possibility of modifying the formats of certain stores. It is anticipated that approximately $17 million of capital expenditures and approximately $15 million of other expenses will be required to integrate the Arizona operations over the next two years and realize such cost savings.

    Improve Working Capital Management. Management believes that the Company can improve its working capital management. Under Yucaipa's management, other supermarket companies have achieved working capital improvements; however there can be no assurance that similar improvements can be achieved by the Company.

    Grow Recently Introduced Price Impact Warehouse Format. The Company recently developed a price impact warehouse store format and during 1995 opened four of these stores in the Las Vegas area operating under the name "PriceRite Grocery Warehouse." Management believes that a number of the Company's markets are underserved by price impact warehouse stores and that there are substantial opportunities for expansion of the Company's PriceRite format through the conversion of existing stores and the opening of new stores. Yucaipa, through its management of other supermarket companies, has extensive experience in expanding and profitably operating price impact warehouse formats.

    Dispose of Remaining California Real Estate. Following the consummation of the Recapitalization and Merger, management, in conjunction with Yucaipa, anticipates that it will pursue a strategy to dispose of its remaining real estate assets in California, which consist of 18 non-operating stores and excess land. The Company would use the net cash proceeds from the California Asset Disposition to either reinvest in the Company's business or reduce indebtedness incurred in connection with the Recapitalization and Merger. At December 30, 1995, the aggregate book value of such assets was approximately $260 million. If this strategy is adopted, as anticipated, the Company would record a pre-tax charge to earnings, which is presently estimated to be approximately $125 million, to reflect the difference between the anticipated cash proceeds from the accelerated dispositions and the Company's existing book values for such assets. See "Risk Factors--Anticipated Charges to Earnings Following the Recapitalization and Merger."

                           THE STOCKHOLDERS' MEETING

DATE, TIME AND PLACE

  The Stockholders' Meeting will be held on Thursday, May 23, 1996, beginning at 9.00 a.m., Mountain Time at the Company's principal executive offices located at 1550 South Redwood Road, Salt Lake City, Utah 84104.

MATTERS TO BE CONSIDERED AT THE STOCKHOLDERS' MEETING

  At the Stockholders' Meeting, the Company's stockholders will be asked to:
(i) approve the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger ("Proposal No. 1"); (ii) approve and adopt separate amendments to the Company's Certificate of Incorporation which (A) create a classified Board of Directors ("Proposal No. 2A"), (B) create a new non-voting Class C Common Stock, par value $.01 per share (the "Class C Common Stock") ("Proposal No. 2B"), and (C) amend provisions of the Series I Preferred Stock with respect to the (x) elimination for a five-year period of annual mandatory redemptions, (y) restriction for a two-year period of optional redemptions, and (z) addition of transfer or sale restrictions which reduce the number of votes per share of Series I Preferred Stock from ten to one in certain circumstances ("Proposal No. 2C") (a form of the Amended and Restated Certificate of Incorporation reflecting each of these amendments is attached as Annex C to this Proxy Statement) (collectively "Proposal No. 2"); (iii) elect a Board of Directors which will be divided into three classes, with the term of one class expiring each year ("Proposal No. 3"); (iv) ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1996 ("Proposal No. 4"); and (v) transact such other business as may properly come before the Stockholders' Meeting. Stockholders may also consider and vote upon such other matters as may properly be brought before the Stockholders' Meeting.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE RECAPITALIZATION AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE RECAPITALIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS HAS ALSO UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE OTHER PROPOSALS FOR WHICH PROXIES ARE HEREBY BEING SOLICITED.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

  The record date for the Stockholders' Meeting is April 15, 1996 (the "Record Date"). As of the close of business on the Record Date, there were outstanding 11,366,532 shares of Class A Common Stock, 13,705,191 shares of Class B Common Stock and 12,956,747 shares of Series I Preferred Stock. Only holders of record of Common Stock and Series I Preferred Stock on the Record Date will be entitled to notice of and to vote at the Stockholders' Meeting.

  The presence in person or by proxy at the Stockholders' Meeting of the holders of at least a majority of the votes entitled to be cast at the Stockholders' Meeting is necessary to constitute a quorum for the transaction of business.

VOTES REQUIRED

  Approval of Proposal No. 1 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting. Approval of Proposal No. 1 also requires that the total votes cast at the Stockholders' Meeting is required to represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting.

  Approval of Proposals Nos. 2A, 2B and 2C each requires (i) the approval of the holders of a majority of the aggregate number of votes eligible to be cast at the Stockholders' Meeting, and (ii) by a separate class vote, the approval of the holders of a majority of the aggregate number of votes of the outstanding shares of Series I Preferred Stock eligible to be cast at the Stockholders' Meeting. THE COMPANY'S STOCKHOLDERS WILL VOTE SEPARATELY ON EACH OF PROPOSALS NOS. 2A, 2B AND 2C; HOWEVER, CONSUMMATION OF THE RECAPITALIZATION AS PROVIDED BY THE RECAPITALIZATION AGREEMENT REQUIRES THAT THE COMPANY STOCKHOLDERS APPROVE AND ADOPT EACH OF THE PROPOSALS COMPRISING PROPOSAL NO. 2.

  Approval of Proposal No. 3 requires the approval of the holders of a plurality of the total votes cast at the Stockholders' Meeting.

  Approval of Proposal No. 4 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting. A member of Ernst & Young LLP is expected to be in attendance at the Stockholders' Meeting with the opportunity to make a statement and respond to questions.

  For each of the Proposals, all outstanding shares of Class A Common Stock, Class B Common Stock and Series I Preferred Stock will vote together as a single class, with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, provided that, as described above for Proposals Nos. 2A, 2B and 2C, the holders of the Series I Preferred Stock will, in addition to voting together with the holders of Common Stock, vote as a separate class.

  Pursuant to an agreement dated January 29, 1996 (the "Smith's Shareholder Agreement"), Jeffrey Smith, Chairman and Chief Executive Officer of the Company, Richard Smith, Fred Smith (all of whom are brothers), Ida Smith (their mother), and certain related family trusts and related stockholders (the "Smith Group"), who own approximately 30.4% and 64.5% of the outstanding shares of Common Stock and Series I Preferred Stock respectively (and approximately 62.1% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have agreed to vote their shares in favor of the Recapitalization Agreement and the transactions contemplated thereby and to take no action inconsistent therewith. In addition, directors and executive officers of the Company who have not executed the Smith's Shareholder Agreement, who own approximately 7.6% of the outstanding shares of Common Stock (and approximately 6.4% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have indicated that they intend to vote their shares of Common Stock in favor of the Recapitalization Agreement and the transactions contemplated thereby. THEREFORE, AS OF THE DATE HEREOF, IF OVER 50% OF THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY ARE VOTED AT THE STOCKHOLDERS' MEETING, THE REQUISITE VOTE FOR THE APPROVAL OF ALL PROPOSALS TO BE CONSIDERED AT THE STOCKHOLDERS' MEETING BY THE HOLDERS OF THE COMPANY'S STOCK IS ASSURED. See "Security Ownership of Certain Beneficial Owners and Management."

VOTING OF PROXIES

  All shares of Common Stock and Series I Preferred Stock represented by properly executed Proxies received in time for the Stockholders' Meeting will be voted in the manner specified in the Proxy. Proxies that do not contain any instruction to vote for or against or to abstain from voting on a particular matter will be voted in favor of such matter. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the Stockholders' Meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

  An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Stockholders' Meeting, and an employee of the Company will tabulate votes cast in person at the Stockholders' Meeting. Brokers who hold shares of Class B Common Stock in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers ("broker non-votes"). Abstentions and broker non-votes, tabulated separately, will be included in the determination of the number of shares present at the Stockholders' Meeting and whether a quorum is present. Abstentions and broker non-votes are not counted in determining whether a nominee is elected. In determining whether any other proposal has been approved, abstentions are counted as votes against such proposal and broker non-votes are not counted as votes either for or against such proposal.

ADJOURNMENTS; REVOCABILITY OF PROXIES

  If the Stockholders' Meeting is adjourned for any reason, the approval of the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's in the Merger, as well as the other proposals to be voted on will be considered and voted upon by stockholders at the subsequent reconvened meeting, if any.

  A stockholder may revoke a Proxy prior to the time the shares represented by such Proxy are voted at the Stockholders' Meeting by: (i) attending and voting in person at the Stockholders' Meeting; (ii) giving notice of revocation of the Proxy at the Stockholders' Meeting; or (iii) delivering to the Secretary of the Company, a written notice of revocation or a duly executed Proxy relating to the same shares and matters to be considered at the Stockholders' Meeting, bearing a date later than the Proxy previously executed. Attendance at the Stockholders' Meeting will not in and of itself constitute a revocation of a Proxy. Unless revoked in one of the manners set forth above, Proxies in the form enclosed will be voted at the Stockholders' Meeting in accordance with such stockholder's instructions. All written notices of revocation and other communications with respect to revocation of Proxies should be addressed as follows: 1550 South Redwood Road, Salt Lake City, Utah 84104, Attention:
Secretary, and must be received before the taking of the votes at the Stockholders' Meeting.

SOLICITATION OF PROXIES

  The Company will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of the Company and its subsidiaries may solicit Proxies from stockholders of the Company by telephone, telegram or in person. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Class B Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

  MacKenzie Partners, Inc. will assist in the solicitation of proxies by the Company for a customary fee, plus reasonable out-of-pocket expenses.

                        THE RECAPITALIZATION AND MERGER

BACKGROUND OF THE TRANSACTIONS

  At various times over the past two years various parties have expressed to management of the Company an interest in submitting a proposal to acquire the Company. In the spring and summer of 1994 two supermarket companies separately held preliminary discussions with management of the Company concerning the possible acquisition of the Company. In the summer of 1995 another supermarket company and a leveraged buy-out firm separately held preliminary discussions with management of the Company concerning the possible acquisition of the Company. The Company provided all of those companies or firms with some nonpublic information about the Company, and some of them conducted a due diligence review of the Company. But the price range that each of those companies or firms indicated to the Company on a preliminary basis for any acquisition proposal that they might submit was not at a level that management of the Company found to be sufficient to warrant continuation of the discussions, and as a result discussions with each company or firm were terminated.

  Jeffrey Smith, Chairman and Chief Executive Officer of the Company and the owner, along with the other members of the Smith Group, of 30.4% and 64.5% of the outstanding shares of Common Stock and Series I Preferred Stock respectively (and approximately 62.1% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting) did not believe that any of the price indications expressed by those parties approached levels that would cause the Smith Group to consider a sale of its shares.

  In late September 1995, the Company decided to pursue the closure of its entire Southern California Region. Pursuant to this determination, the Company began to explore the possible disposition of its large distribution center and dairy facility in Riverside, California and the subsequent closure and sale of its stores in Southern California. At the Board meeting on October 26, 1995, the Board authorized the Company's pursuit of the California Divestiture.

  In connection with the divestiture of its Riverside distribution facility, the Company conducted discussions with a number of California supermarket companies and other parties to ascertain their interest in acquiring the facility and those discussions resulted in an agreement reached in early November 1995 to sublease the facility to Ralphs, a California supermarket operator controlled by Yucaipa. The sublease of the Riverside distribution facility to Ralphs, which was consummated in January 1996, and the California Divestiture were not related to the transactions comprising the Recapitalization or the Merger.

  In the course of the discussions that took place in late September and in October 1995 concerning the Riverside facility between Jeffrey Smith and Ronald Burkle, managing general partner of Yucaipa (which controls Smitty's) and Chairman of Smitty's, Mr. Burkle expressed Yucaipa's interest in pursuing the possible acquisition of the Company by Yucaipa and a group of investors to be assembled by Yucaipa. At the same time Mr. Burkle proposed that prior to such acquisition of the Company by Yucaipa and other investors, the Company should acquire Smitty's. From October through mid-December 1995, Messrs. Smith and Burkle and other representatives of the Company, Yucaipa and Smitty's had numerous discussions about the possible acquisition of the Company by Yucaipa and other investors, both with and without the prior or simultaneous acquisition of Smitty's by the Company, as well as the possible acquisition of the Company by Smitty's. During that period the Company, on the one hand, and Smitty's and Yucaipa, on the other hand, exchanged nonpublic information and conducted due diligence reviews of each other. In October 1995, the Company retained Goldman, Sachs & Co. ("Goldman Sachs") to advise the Company and its Board of Directors in its discussions with Yucaipa concerning a possible transaction involving the Company.

  The discussions in November and early December 1995 between Messrs. Burkle and Smith and other representatives of the Company, Yucaipa and Smitty's resulted in preliminary indications from Yucaipa that, subject to satisfactory completion of its due diligence and satisfactory discussions with prospective senior lenders and underwriters of securities as to their willingness to provide the necessary financing for such a transaction, Yucaipa would be interested in preparing a proposal under which either Yucaipa or Smitty's would acquire the Company for consideration consisting of a combination of cash and equity securities having an aggregate per share value roughly estimated in the mid $30's (the "Original Yucaipa Acquisition Proposal"). However, in late December 1995, Mr. Burkle advised Mr. Smith that, having completed its due diligence and its discussions with prospective senior lenders and underwriters, any proposal that Yucaipa would make to acquire the Company would involve considerably less cash consideration and more equity securities than the Original Yucaipa Acquisition Proposal. After consulting with the Company's financial advisors, Mr. Smith advised Mr. Burkle that the Company would not be interested in the revised acquisition proposal because the value of the revised proposal was below the level at which the Company and the Smith Group would entertain the sale of the Company. Mr. Burkle then proposed as an alternative that the Company engage in a series of transactions comparable to the transactions contemplated by the Recapitalization and Merger--namely that (a) the Company acquire Smitty's in exchange for the issuance of 3,038,888 shares of Class B Common Stock, (b) the Company make a tender offer pursuant to which it would purchase 50% of its outstanding shares of Common Stock (excluding the shares to be issued to the stockholders of Smitty's) for $36 in cash per share, (c) the Company enter into a five-year agreement with Yucaipa calling for Yucaipa's provision of various management services to the Company, and (d) the Company's Board of Directors be reconstituted to comprise two representatives of the Smith Group, two representatives of Yucaipa, one senior manager of the Company and two independent directors. Mr. Burkle reported to Mr. Smith that the prospective senior lenders and underwriters with whom Yucaipa had been in contact concerning the possible acquisition of the Company by Yucaipa or Smitty's had indicated their willingness to finance the proposed Recapitalization by the Company.

  A few days later in the last week of December 1995, after consulting with the Company's financial and legal advisors and receiving the benefit of their analyses of this new transaction proposal, Mr. Smith responded favorably to the proposal and advised Mr. Burkle that he would submit it to the Company's Board of Directors. On January 3, 1996, the Board of Directors held a special meeting. At that meeting Mr. Smith reported on the preliminary discussions that had taken place in the past two years with the four parties referred to above concerning the possible acquisition of the Company, and explained that none of these discussions had resulted in the receipt of any satisfactory acquisition proposals at price levels that management of the Company believed to be worth further discussion and that all such proposals had been at price levels that were significantly below the Original Yucaipa Acquisition Proposal.

  Mr. Smith further reported on the discussions with Yucaipa regarding the proposed acquisition of Smitty's by the Company, the simultaneous tender offer by the Company for 50% of its outstanding Common Stock and the other terms of the series of transactions outlined above that Yucaipa had proposed. Mr. Smith expressed his opinion that such transactions presented the best course of action for the Company among all of the strategic options that were then available to the Company. He expressed his belief that over time such transactions would deliver more value to the Company's stockholders than any acquisition proposal that the Company could reasonably expect to receive at the present time or in the foreseeable future and that therefore approval of the proposed transactions by the Board of Directors was in the best interests of all of the Company's stockholders.

  Mr. Smith advised the Board that he was interested in reducing his management role at the Company and that the Company needed to find an experienced individual to serve in the position of chief operating officer with significantly expanded management responsibilities. Mr. Smith expressed his view that in light of those developments the proposed management services agreement with Yucaipa would be particularly beneficial to the Company.

  Goldman Sachs discussed with the Board the financial aspects of the proposed transactions and related matters and the Company's legal advisors, Simpson Thacher & Bartlett, discussed the legal duties of the Company's directors and various aspects of the proposed transactions, including the fact that no change of control would result from the transactions under consideration since the Company's existing stockholders would retain approximately 77.5% of the Company's outstanding Common Stock following the Recapitalization and Merger, the Smith Group would continue to be the Company's largest stockholder with 23.2% of the outstanding Common Stock and 41.8% of the vote and Yucaipa would be entering into a standstill agreement with the Company which would limit Yucaipa's ability for 10 years to (a) increase its beneficial ownership of Common Stock beyond 20% of the outstanding votes, (b) sell its shares in large blocks, (c) submit any proposal regarding a change of control of the Company,
(d) solicit proxies for any meeting of the Company's stockholders, or (e) take any other actions to seek control of the Company.

  The Board discussed the proposed transactions and related matters at length and set a subsequent meeting for January 12, 1996 to discuss the transactions further. In addition, the independent directors on the Board engaged separate legal counsel to assist them in evaluating the proposed transaction.

  On January 8, 1996, the Company issued the following press release:

    "Smith's Food & Drug Centers, Inc. announced today that it is in negotiations regarding a merger of Smitty's Super Valu, Inc., a regional supermarket operator based in Phoenix, Arizona, into Smith's. Smitty's, which operates 28 stores in the Phoenix and Tucson areas, is controlled by The Yucaipa Companies. In connection with the merger transaction, Smith's said it was also considering the repurchase of as much as 50% of its Class A and Class B common stock at a premium to recent trading levels. It is not anticipated that a change of control will result from any transaction under consideration.

    "Smith's cautioned that no agreement had been reached regarding the proposed transaction with Smitty's and that discussions regarding the transaction and the possible share repurchase are ongoing. No assurances can be made that any agreement will be reached or that any of the transactions will be consummated."

  Later on January 8, 1996, the Company announced the closure of its operations in its Southern California Region. It reported that several of its stores were to be sold or leased to various supermarket companies and that its remaining California stores would be closed in the near future and that it was anticipated that they would be sold or leased to other retail companies. The announcement also reported that restructuring charges of approximately $85 million after taxes would be charged against earnings for the year ended December 30, 1995 as a result of these actions.

  On January 5, 1996, Rodney Brady submitted his resignation as a director of the Company, citing the press of other business commitments that made it impossible for him to attend the meetings of the Board that had been or would be scheduled to consider the various matters then under study by the Board and to devote sufficient attention to those important matters.

  On January 12, 1996, the Board of Directors met to continue its deliberation of the proposed series of transactions that had been presented to the Board at its January 3 meeting. At the commencement of the Board meeting, Jeffrey Smith received a faxed letter from Supermarket Company A expressing its interest in pursuing the acquisition of the Company for a consideration consisting of Supermarket Company A's stock, cash or some combination of Supermarket Company A's stock and cash having an aggregate value ranging from $28 to $32 per share of the Company's Common Stock, subject to satisfactory completion of a due diligence review. (Supermarket Company A was one of the four companies or firms that had expressed to management of the Company in 1994 or 1995 an interest in making a proposal to acquire the Company.)

  At the Board meeting on January 12, the Board discussed among various other issues the alternative courses of action then available to the Company, including effectuating the transactions contemplated by the Recapitalization and Merger and pursuing the possible sale of the Company. Mr. Smith advised the Board that the Smith family would not support a transaction involving the sale of the Company unless it resulted in a higher price than that proposed by Supermarket Company A or the prices that appeared to be obtainable from the various other parties with whom the Company previously had discussions. Mr. Smith expressed his view to the Board that based on those prior discussions with other parties, he did not believe such price levels were attainable at that time or in the foreseeable future.

  After a lengthy discussion, including discussions with Goldman Sachs and Simpson Thacher & Bartlett, it was the general consensus of the Board that management of the Company and its advisors should continue their negotiations with Yucaipa and Smitty's concerning the proposed transactions contemplated by the Recapitalization and Merger in an effort to reach agreement on the final terms of such transactions, but that at the same time management and the Company's advisors should also contact those parties who might principally be interested in making a proposal to acquire the Company and should provide access to nonpublic information about the Company to any potential bidder who demonstrated a serious interest and ability to make a bona fide proposal to acquire the Company. It was also the general view of the directors that if viable preliminary indications of interest for the acquisition of the Company that met the price objectives of the Smith family and the Board could not be obtained by the time of the Board's next regularly scheduled meeting on January 25, 1996, then the Company should pursue the transactions contemplated by the Recapitalization and Merger.

  On January 13, 1996, after being informed of the decisions of the Company's Board of Directors at its January 12 meeting, Mr. Burkle advised the Company's advisors that Yucaipa was no longer interested in pursuing either the sale of Smitty's to the Company or the other transactions contemplated by the Recapitalization. Mr. Burkle based that decision on the potential adverse effects to Smitty's operations if its executives, employees, customers and suppliers had to endure a two-week period (and possibly longer) of uncertainty as to whether Smitty's was being sold to the Company or would continue to operate as an independent company.

  On January 15, 1996, the Company issued the following press release:

    "Smith's Food & Drug Centers, Inc. said that Smith's and Smitty's Super Valu, Inc. have terminated discussions concerning the possible merger of Smitty's with Smith's.

    "As a result, Smith's said it was terminating its plan to effectuate the related transaction which contemplates Smith's repurchase of as much as 50% of its Class A and Class B Common Stock at a significant premium over recent trading prices.

    "Smith's said that it is currently exploring various ways to enhance shareholder value, including a possible significant repurchase of stock, the possible sale of the Company or similar transactions. Smith's said there can be no assurance that any such transaction would be effected.

    "Smith's also reported that Rodney Brady has resigned as a director of Smith's, citing the press of other business commitments."

  During the week of January 15, 1996, Goldman Sachs contacted 10 supermarket companies and six leveraged buy-out firms (including all four of the companies or firms referred to earlier in this section which in 1994 or 1995 had expressed an interest in making a proposal to acquire the Company) to ascertain if they were interested in making a proposal to acquire the Company. Five of the parties that were contacted executed confidentiality agreements and received nonpublic information regarding the Company, and two of those parties decided to pursue discussions with the Company following their review of such information.

  One of those two companies was Supermarket Company A, which conducted an extensive due diligence review of the Company during the week of January 15, 1996 and advised Jeffrey Smith at the end of that week that any proposal it might submit would be at the low end of the value range quoted in its January 12 letter. As a result, discussions between the Company and Supermarket Company A were terminated.

  The other company that pursued discussions with the Company during the week of January 15, 1996 was Supermarket Company B, which conducted a preliminary due diligence review of the Company during that week. During the weeks of January 15 and January 22, representatives of Supermarket Company B met with Jeffrey Smith regarding a recapitalization transaction they proposed that was similar in many respects to the transactions contemplated by the Recapitalization and Merger except that instead of acquiring Smitty's the Company would acquire Supermarket Company B.

  On January 24, 1996, Mr. Smith and the Company's advisors met with representatives of Supermarket Company B to continue their discussions. At that meeting the representatives of Supermarket Company B presented a specific proposal for the recapitalization transaction referred to above. The parties conducted negotiations as to certain key aspects of the proposal, but those negotiations did not result in a proposal that Mr. Smith found to be as advantageous to the Company and its stockholders as the transactions contemplated by the Recapitalization and Merger. As a result, discussions between the Company and Supermarket Company B were terminated.

  On January 19, 1996, Alan Hoefer submitted his resignation as a director of the Company, explaining that given the termination of negotiations between the Company and Smitty's and given the fact that the Company was about to contact other parties to explore other ways to enhance shareholder value, he believed it best that he resign from the Board at that particular time.

  During the weeks of January 15 and January 22, 1996, discussions between representatives of the Company and representatives of Yucaipa resumed concerning the transactions contemplated by the Recapitalization and Merger. During the week of January 22, representatives of the Company, Yucaipa and Smitty's returned to negotiating the specific terms of the Recapitalization and Merger. Those negotiations advanced sufficiently that by January 24 the Company, Yucaipa and Smitty's had reached agreement on many of the principal terms of the transactions contemplated by the Recapitalization and Merger.

  On January 25, 1996, the Company's Board of Directors held a regularly scheduled meeting at which Jeffrey Smith reported on the results of the Company's discussions with interested parties (as noted above) and its resumed negotiations with Yucaipa and Smitty's concerning the transactions contemplated by the Recapitalization and Merger. Mr. Smith reported that the Company, Yucaipa and Smitty's were close to reaching agreement on most of the principal terms of the transactions contemplated by the Recapitalization and Merger and he recommended that the Board approve continued negotiations on such transactions as the best course of action then available to the Company. Ronald Burkle was then invited into the meeting to make a presentation to the Board regarding Yucaipa's background, the potential benefits to the Company of the acquisition of Smitty's and the potential benefits that the Company would derive by entering into the Management Services Agreement with Yucaipa. After Mr. Burkle left the meeting and following a discussion by Goldman Sachs of the financial aspects of the transactions contemplated by the Recapitalization and Merger, there was a lengthy discussion by the Board of the proposed transactions and related matters. The general consensus of the Board was favorable regarding those transactions and the Board set a meeting for January 28, 1996 for action on those transactions to give the Company's management and advisors the opportunity to finalize negotiations with Yucaipa and Smitty's concerning the terms of those transactions.

  Later on January 25, the Company's management and financial and legal advisors met with representatives of Yucaipa and Smitty's and continued their negotiation of the principal terms of the transactions contemplated by the Recapitalization and Merger. On January 26, 27 and 28, the parties and their legal advisors finalized the terms of the Recapitalization Agreement and all related agreements. The parties and their advisors also negotiated during that period with senior lenders and securities firms concerning the terms of the commitment letter from the senior lenders and highly confident letter from the securities firms with respect to the financing for the Recapitalization. In addition, subject to the review of the final documentation, Goldman Sachs believed it would be in a position to deliver an opinion at the January 28 Board meeting to the effect that the Exchange Ratio pursuant to the Recapitalization Agreement is fair to the Company.

  On January 28, 1996, the Company's Board of Directors met. Jeffrey Smith reported that the final terms of all of the proposed transactions and related documentation had been agreed to by the Company, Yucaipa and Smitty's. The Board then unanimously approved the Recapitalization Agreement and all related agreements and the transactions contemplated by those agreements. Following the Board meeting, the Recapitalization Agreement and certain related agreements were executed by the Company, Yucaipa, Smitty's and the other parties to those agreements. At the same time, the Company, Bankers Trust and Chase Manhattan executed a commitment letter with respect to the senior bank financing for the Recapitalization, and five securities firms delivered a letter to the Company stating that, based upon their understanding of the transactions, the financing, the then current market conditions and subject to certain other conditions, they were highly confident of their ability to sell or place the offering of senior and subordinated debt and preferred stock required for the Recapitalization and Merger and the Company engaged those five firms to assist the Company in effecting such offerings.

  On January 29, 1996, the Company issued a press release a portion of which is set forth below:

    "Smith's Food & Drug Centers, Inc. made the following announcements today:

  Merger of Smitty's Supermarkets, Inc.

    "Smith's has entered into a definitive merger agreement with Smitty's Supermarkets, Inc. Smitty's, which operates 28 supermarkets in the Phoenix and Tucson areas, is controlled by The Yucaipa Companies, a private investment company. Smitty's sales totaled approximately $590 million in 1995. Under the merger agreement, Smith's will issue 3,038,888 shares of its Class B Common Stock in exchange for all of Smitty's outstanding common stock and it will assume or refinance approximately $148 million of Smitty's debt.

  Repurchase of Stock

    "Smith's also said it will commence a self tender offer to purchase 50% of its Class A and Class B Common Stock for $36 per share, excluding shares to be issued in connection with the Smitty's merger. Consummation of the tender offer will be subject to the tender of at least 50% of Smith's outstanding common stock, the receipt of financing and various other conditions. Consummation of the Smitty's merger will be conditioned on Smith's purchase of shares pursuant to the self tender offer, receipt of financing, regulatory approvals, approval by Smith's stockholders and various other conditions. Smith's has received commitment letters and highly confident letters from several financial institutions with respect to all of the financing necessary to consummate the Smitty's merger and the self tender offer.

    "The tender offer is expected to commence around April 1, 1996 and be consummated around May 1, 1996. The Smitty's merger is expected to be consummated concurrently with the closing of the tender offer.

    "Upon consummation of the Smitty's merger and the self tender offer, the Smith family will continue to be Smith's largest stockholder with approximately 24% of the outstanding common stock and over 40% of the vote. The Yucaipa Companies will own approximately 14% of Smith's outstanding common stock and the other Smitty's stockholders will own approximately 6%. The Yucaipa Companies will enter into a 10 year standstill agreement with Smith's.

  Management Changes

    "Upon consummation of the Smitty's merger and the self tender offer, Smith's will enter into a five year management services agreement with The Yucaipa Companies under which Yucaipa will provide various management services to Smith's. As part of that arrangement, Ronald W. Burkle, managing partner of The Yucaipa Companies, will be appointed as Chief Executive Officer of Smith's upon consummation of the Smitty's merger and the self tender offer. In addition, at that time Smith's board of directors will be reconstituted to consist of two representatives of Yucaipa, two representatives of the Smith family, one other member of management, and two independent directors.

    "The Yucaipa Companies is a private investment company which in addition to Smitty's also controls Ralphs Grocery Company, the largest supermarket company in Southern California, operating stores under the Ralphs and Food 4 Less names, which also operates stores in Northern California under the Cala and Bell names and in the midwest under the Falley's and Food 4 Less names; and Dominick's Finer Foods, Inc., a leading Chicago area supermarket company, operating stores under the Dominick's and Omni names.

    "In addition, Smith's announced that it has hired Allen R. Rowland as President and Chief Operating Officer of Smith's. Mr. Rowland spent 25 years at Albertson's Inc., holding various senior executive positions at that company.

    "Jeffrey P. Smith, Chairman and CEO of Smith's, said: "I am very excited about the transactions we are announcing today. The Smitty's merger will significantly enhance the combined companies' position in the Arizona market. The self tender offer will give all of Smith's stockholders the opportunity to receive substantial cash proceeds while permitting them at the same time to participate in Smith's future growth. Additionally, our management arrangements with Yucaipa will permit Smith's to benefit from Yucaipa's extensive management experience in the supermarket industry. I am particularly pleased about our good fortune in hiring Al Rowland. He is one of the most accomplished senior executives in the supermarket industry and I believe Smith's will benefit greatly from his experience.'

    "Ron Burkle said: "We look forward to consummating this exciting transaction. I have admired Jeff Smith and his company and we are delighted at the prospect of the combination of Smitty's and Smith's. I am committed to continuing the expansion of the combined company to benefit its shareholders, employees and customers.' "

  [Portions of the release dealing with financial results for the fourth quarter of 1995 and the full 1995 fiscal year and other matters have been omitted.]

REASONS FOR THE TRANSACTIONS; RECOMMENDATION OF BOARD OF DIRECTORS

  At a meeting on January 28, 1996, the Board of Directors unanimously determined that it was in the best interests of the Company and its stockholders that the Company enter into the Recapitalization Agreement and related agreements and consummate all of the transactions contemplated by those agreements, including the Recapitalization and Merger. In reaching this determination, the Board of Directors considered a number of factors, including without limitation the following:

    1. The Board considered its knowledge of the management, business, operations, properties, assets, financial condition, operating results and prospects of the Company. See "--Background of the Transactions."

    2. The Board considered the strategic and financial benefits which would be derived from the combination of Smitty's operations with those of the Company. In considering such benefits, the Board reviewed the presentations of management and Ronald Burkle concerning the potential benefits to the Company of the acquisition of Smitty's and the potential cost savings and synergies in the Arizona markets. The Board also considered the uncertainties and risks associated with achieving such potential cost savings and synergies.

    3. The Board considered the reports of management as to the results of their due diligence investigation on Smitty's and the financial assessments by management of Smitty's.

    4. The Board considered the various reports from the Company's management and financial and legal advisors and the legal, tax, accounting and regulatory implications of the Recapitalization and Merger.

    5. The Board considered the oral and written presentations of Goldman Sachs and the opinion of Goldman Sachs that, as of the date of such opinion, the Exchange Ratio pursuant to the Recapitalization Agreement is fair to the Company. See "--Opinion of Financial Advisor."

    6. The Board considered the negotiations that had taken place with Smitty's and Yucaipa, and the results of discussions with other parties over the past two years concerning possible transactions with the Company. See "--Background of the Transactions."

    7. The Board considered the terms and conditions of the Recapitalization Agreement, the Standstill Agreement, the Management Services Agreement, the Warrant Agreement and the other agreements entered into or to be entered into in connection with the Recapitalization Agreement. The Board considered in particular the "Alternative Transaction" and termination provisions of the Recapitalization Agreement, which permitted the Company to terminate the Recapitalization (subject to completing the Merger upon satisfaction of the conditions to the Merger) if in the exercise of the directors' fiduciary duties (i) such termination was required by reason of its acceptance of an Alternative Transaction, or (ii) the Board withdrew, modified or changed its recommendation of the Recapitalization. In considering such provisions the Board considered the impact of the "no-solicitation" provisions of the Recapitalization Agreement on the Company's ability to negotiate with third parties that were interested in entering into an acquisition or other significant transaction with the Company. While such "no-solicitation" provisions prohibited the Company from soliciting third party offers, it did not prohibit the Company from considering such offers if any were made. The Board believed that such provisions, while responsive to the requirements of Smitty's and Yucaipa that the Company be committed to the proposed Recapitalization and Merger, permitted the Board to fulfill its fiduciary duties in the event an unsolicited offer from a third party were received or the Board were to withdraw its recommendation of the Recapitalization. The Board considered the fact that if the Recapitalization were terminated and it was not obligated to enter into the Management Services Agreement or the Warrant Agreement, the Company would continue to be obligated to complete the Merger. While the Board understood that under such circumstances the Merger could have an adverse impact on the ability of the Company to consummate an Alternative Transaction, it did not believe that such adverse impact would preclude such an Alternative Transaction. In that connection, the Board was aware that if the Recapitalization were terminated and the Company consummated the Merger as it was obligated to do under the terms of the Recapitalization Agreement, the shares of the Company's Class B Common Stock to be issued to the Smitty's stockholders in the Merger could be expected to trade at considerably higher prices than if the Recapitalization were consummated, and that such shares could be expected to trade at even higher prices if an Alternative Transaction were to be effectuated by the Company in lieu of consummating the Recapitalization. The Board also considered the fact that in their negotiations Smitty's and Yucaipa had requested that the Company pay a break-up fee in the event that the Recapitalization was terminated, which request the Company had successfully rejected.

    8. The Board considered the fact that the Recapitalization and Merger did not result in a change of control of the Company, that the Smith Group would continue to be the Company's largest stockholder with 24.5% of the outstanding Common Stock and 41.8% of the aggregate voting power and that Yucaipa and its affiliates would be subject to the significant restrictions set forth in the Standstill Agreement.

    9. The Board considered the fact that the Smith Group, the current holders of 62.1% of the total votes represented by the Company's Common Stock and Series I Preferred Stock, had expressed its strong support of the Recapitalization and Merger.

    10. The Board considered the commitment letter that was received from Bankers Trust and Chase Manhattan Bank to provide lending commitments to finance a portion of the Recapitalization and Merger, and the highly confident letter received from five securities firms as to such firms' confidence in their ability to raise the financing for a portion of the Recapitalization and Merger and the anticipated terms of such financing.

    11. The Board considered Yucaipa's experience with highly leveraged transactions involving supermarket chains, including its experience and success in negotiating and obtaining the proceeds of the financing for such transactions.

    12. The Board considered Yucaipa's experience in owning and operating supermarket chains, and in particular the experience of Mr. Burkle in the management of Yucaipa and its affiliated companies. The Board believed that this experience could be extremely valuable to the Company and its management in the integration of Smitty's operations with the Company's operations, and in improving the Company's strategic planning.

    13. The Board considered the desire of Jeffrey Smith to reduce his involvement in the management of the Company and the Company's need to recruit an experienced candidate to serve as chief operating officer with significantly expanded management responsibilities. The Board also considered that Allen Rowland, a highly regarded supermarket executive with 25 years of experience at Albertson's, had agreed to become President and Chief Operating Officer of the Company after he had learned of the proposed Recapitalization and Merger.

    14. The Board considered the fact that all stockholders would be receiving the opportunity to exchange half of their shares of Common Stock for a cash amount reflecting a significant premium over the price at which the Company's Common Stock has traded for some time and yet at the same time continue to participate in the future performance of the Company.

    15. The Board considered the historical market price of the Class B Common Stock, which had ranged from $18.25 per share to $30.13 per share during the year ended January 26, 1996, the last trading day prior to announcement of the signing of the Recapitalization Agreement, and from $18.25 per share to $37.00 per share during the three years ended January 26, 1996.

    16. The Board considered that the Recapitalization gave the Company's stockholders the potential for capital gains treatment upon the sale of their shares in the Offer. See "Certain Federal Income Tax Consequences-- The Offer."

  The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Recapitalization and Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of the Board may have given different weights to different factors.

  Based on the foregoing, the Company's Board of Directors unanimously determined that the Merger is fair and in the best interest of the stockholders of the Company, and the Board recommends that the Company's stockholders vote FOR the approval of the Recapitalization Agreement and the transactions contemplated thereby and FOR the other proposals to be voted on at the Stockholders' Meeting.

OPINION OF FINANCIAL ADVISOR

  Goldman Sachs has delivered its written opinion to the Board of Directors of the Company that, as of January 29, 1996, the Exchange Ratio pursuant to the Recapitalization Agreement is fair to the Company.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JANUARY 29, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

  In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Recapitalization Agreement; (ii) the Registration Statement of Form S-4, as amended, of Smitty's dated July 29, 1994; (iii) the Annual Report on Form 10-K of Smitty's for the fiscal year ended July 31, 1995 (reflecting selected five year audited financial information); (iv) certain interim reports and Quarterly Reports on Form 10-Q and certain internal financial analyses and forecasts for Smitty's prepared by the management of Smitty's; (v) Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 1994; (vi) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (vii) certain other communications from the Company to its stockholders; and (viii) certain internal financial analyses and forecasts for the Company prepared by the management of the Company without, and after giving effect to, the Merger and the Offer. Goldman Sachs also held discussions with members of the senior management of the Company and Smitty's regarding the strategic rationale for, and benefits of, the Merger and the past and current business operations, financial condition, and future prospects of their respective companies on a standalone basis and as combined in the Merger. In addition, Goldman Sachs reviewed the reported price and trading activity for the Class B Common Stock, compared certain financial and stock market information for the Company and certain financial information for Smitty's with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the supermarket industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed with the consent of the Board of Directors of the Company that the financial forecasts provided to it and discussed with it with respect to the Company and Smitty's after giving effect to the Merger, including, without limitation, the projected cost savings and operating synergies resulting from the Merger, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. In addition, Goldman Sachs was directed by the Board of Directors of the Company to assume for purposes of its analysis that the Merger and the Offer will not result in a change of control of the Company. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or Smitty's or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

  The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Board of Directors of the Company on January 29, 1996.

    (a) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Class B Common Stock. Goldman Sachs also compared the monthly indexed stock price for the Class B Common Stock against the S&P 500 Index and a Supermarket Composite Index for the period beginning December 31, 1990 and ending December 30, 1995. The Supermarket Composite Index consisted of the following companies:
  Albertson's, Inc., American Stores Company, The Great Atlantic & Pacific Tea Company, Inc., Hannaford Bros. Co., The Kroger Co., The Penn Traffic Company, Quality Food Centers, Inc., Safeway Inc., The Stop & Shop Companies, Inc., The Vons Companies, Inc., and Winn-Dixie Stores, Inc. This comparison indicated that from the period beginning December 31, 1990 through November 30, 1991, the Class B Common Stock traded in line with the Supermarket Composite Index and outperformed the S&P 500 Index and that from the period beginning December 1, 1991 through December 30, 1995, the Class B Common Stock was outperformed by both the S&P 500 Index and the Supermarket Composite Index.

    (b) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger (without giving effect to the Offer). Using earnings estimates for the Company and Smitty's prepared by the management of the Company for the calendar years 1996, 1997 and 1998, Goldman Sachs compared the earnings per share ("EPS") of the Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis under the following five scenarios: $0, $15 million, $25 million, $35 million and $40 million in synergies would be realized from the Merger. For purposes of this analysis, Goldman Sachs assumed that (i) 3,038,888 shares of Class B Common Stock would be issued in the Merger; (ii) 12.655% annual interest rate on assumed indebtedness; (iii) a tax rate of 40%; and (iv) goodwill is amortized over 40 years and is not tax deductible. Based on such analyses, the proposed transaction (i) assuming synergies of $0 and $15 million, would be dilutive to the stockholders of the Company on an estimated earnings per share basis in the calendar years 1996, 1997 and 1998; (ii) assuming synergies of $25 million, would be dilutive to the stockholders of the Company on an estimated earnings per share basis in the calendar year 1996, and would be accretive to the stockholders of the Company on an estimated earnings per share basis in the calendar years 1997 and 1998; and (iii) assuming synergies of $35 million and $40 million, would be accretive to the stockholders of the Company on an estimated earnings per share basis in the calendar years 1996, 1997 and 1998.

    (c) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for publicly traded corporations that for purposes of analysis were divided into the following three categories: (i) highly leveraged; (ii) multi-regional and
  (iii) regional. The highly leveraged category consisted of the following publicly traded corporations: Carr-Gottstein Foods Co., The Kroger Co., The Penn Traffic Company, Safeway Inc. and The Stop & Shop Companies, Inc. (the "Highly Leveraged Companies"). The multi-regional category consisted of the following publicly traded corporations: Albertson's, Inc., American Stores Company, The Great Atlantic & Pacific Tea Company, Inc. and Winn-Dixie Stores, Inc. (the "Multi-Regional Companies"). The regional category consisted of the following publicly traded corporations: Food Lion, Inc., Fred Meyer, Inc., Giant Food Inc., Hannaford Bros. Co., Quality Food Centers, Inc., The Vons Companies, Inc. and Weis Markets, Inc. (the "Regional Companies", and together with the Highly Leveraged Companies and the Multi-Regional Companies, the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to the Company. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of the Company were calculated using a price of $28.75 per share of Class B Common Stock, the closing price of the Class B Common Stock on the NYSE on January 22, 1996. For purposes of the following analysis (except for Carr-Gottstein Foods Co. estimates), the estimates for earnings before interest, taxes and depreciation ("EBITD") and estimates for earnings were based on information provided by Goldman Sachs Investment Research. Earnings per share estimates for Carr-Gottstein Foods Co. were from Institutional Broker Estimate System ("IBES") and EBITD estimates were from research reports and shares outstanding were from the most recent publicly available information. IBES is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

    With respect to the Selected Companies, Goldman Sachs considered the enterprise value (i.e., market value of common equity plus projected debt less cash) as a multiple of EBITD. Goldman Sachs' analyses of the Highly Leveraged Companies indicated levered multiples of: (i) estimated 1995 EBITD, which ranged from a low of 6.0x to a high of 7.7x, with a mean of 6.7x and a median of 6.9x, as compared to 6.3x for the Company; (ii) estimated 1996 EBITD, which ranged from a low of 5.0x to a high of 7.0x, with a mean of 6.0x and a median of 6.2x, as compared to 5.9x for the Company; and (iii) estimated 1997 EBITD, which ranged from a low of 4.6x to a high of 5.9x, with a mean of 5.4x and a median of 5.5x, as compared to 5.5x for the Company. Goldman Sachs' analyses of the Multi-Regional Companies indicated levered multiples of: (i) estimated 1995 EBITD, which ranged from a low of 4.3x to a high of 8.8x, with a mean of 6.6x and a median of 6.7x, as compared to 6.3x for the Company; (ii) estimated 1996 EBITD, which ranged from a low of 3.8x to a high of 8.3x, with a mean of 6.1x and a median of 6.1x, as compared to 5.9x for the Company; and (iii) estimated 1997 EBITD, which ranged from a low of 4.5x to a high of 6.7x, with a mean of 5.6x and a median of 5.6x, as compared to 5.5x for the Company. Goldman Sachs' analyses of the Regional Companies indicated levered multiples of: (i) estimated 1995 EBITD, which ranged from a low of 5.8x to a high of 7.9x, with a mean of 6.6x and a median of 6.3x, as compared to 6.3x for the Company; (ii) estimated 1996 EBITD, which ranged from a low of 4.7x to a high of 6.7x, with a mean of 5.8x and a median of 5.7x, as compared to 5.9x for the Company; and (iii) estimated 1997 EBITD, which ranged from a low of 4.1x to a high of 6.2x, with a mean of 5.1x and a median of 5.1x, as compared to 5.5x for the Company.

    Goldman Sachs also considered for the Selected Companies calendarized price/earnings ratios. With respect to the Highly Leveraged Companies: (i) estimated 1995 calendarized price/earnings ratios, ranged from a low of 10.0x to a high of 18.3x, with a mean of 14.6x and a median of 14.9x, as compared to 17.2x for the Company; (ii) estimated 1996 calendarized price/earnings ratios, ranged from a low of 11.9x to a high of 15.2x, with a mean of 13.3x and a median of 12.7x, as compared to 15.5x for the Company; and (iii) estimated 1997 calendarized price/earnings ratios, ranged from a low of 6.8x to a high of 11.2x, with a mean of 9.6x and a median of 10.1x, as compared to 13.7x for the Company. With respect to the Multi-Regional Companies: (i) estimated 1995 calendarized price/earnings ratios, ranged from a low of 12.0x to a high of 22.3x, with a mean of 17.7x and a median of 18.3x, as compared to 17.2x for the Company; (ii) estimated 1996 calendarized price/earnings ratios, ranged from a low of 11.3x to a high of 20.1x, with a mean of 15.2x and a median of 14.7x, as compared to 15.5x for the Company; and (iii) estimated 1997 calendarized price/earnings ratios, ranged from a low of 10.0x to a high of 14.3x, with a mean of 11.7x and a median of 10.7x, as compared to 13.7x for the Company. With respect to the Regional Companies: (i) estimated 1995 calendarized price/earnings ratios, ranged from a low of 15.2x to a high of 19.2x, with a mean of 16.7x and a median of 15.5x, as compared to 17.2x for the Company; (ii) estimated 1996 calendarized price/earnings ratios, ranged from a low of 10.8x to a high of 17.4x, with a mean of 13.9x and a median of 13.9x, as compared to 15.5x for the Company; and (iii) estimated 1997 calendarized price/earnings ratios, ranged from a low of 8.3x to a high of 15.3x, with a mean of 12.2x and a median of 12.0x, as compared to 13.7x for the Company.

    (d) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis of Smitty's based on projections prepared by the management of the Company. Goldman Sachs calculated a net present value of free cash flows for the years 1996 through 2005 using discount rates (discounted back to January 1, 1996) ranging from 16.0% to 10.0%. Goldman Sachs also calculated the Company's terminal values in the year 2005 based on multiples of trailing earnings before interest, taxes, depreciation and amortization ("EBITDA") ranging from 5.0x to 7.0x EBITDA. These terminal values were then discounted to present value using discount rates from 16.0% to 10.0%. Assuming $15 million of annual synergies would be realized starting in fiscal year 1997 from the Merger, the analysis indicated that for discount rates ranging from 16.0% to 10.0% the enterprise value (i.e., market value of common equity plus projected debt less cash): (i) ranged from approximately $167 million to approximately $247 million, assuming a 5.0x multiple of trailing EBITDA; (ii) ranged from approximately $180 million to approximately $268 million, assuming a 6.0x multiple of trailing EBITDA; and (iii) ranged from approximately $193 million to approximately $290 million, assuming a 7.0x multiple of trailing EBITDA. Goldman Sachs calculated (using the same discount rates) that for each additional $5 million increment in synergies realized from the Merger the enterprise value (i.e., market value of common equity plus projected debt less cash) would increase in the following ranges: (i) from approximately $23 million to approximately $31 million, assuming a 5.0x multiple of trailing EBITDA;
  (ii) from approximately $24 million to approximately $34 million, assuming a 6.0x multiple of trailing EBITDA; and (iii) from approximately $26 million to approximately $36 million, assuming a 7.0x multiple of trailing EBITDA.

    (e) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected transactions in the supermarket industry since 1984 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions levered aggregate consideration as a multiple of latest twelve months EBITDA ranged from a low of approximately 3.9x to a high of approximately 9.7x, as compared to the following multiples of levered aggregate consideration to be received in the Merger (assuming 3,038,888 shares of Class B Common Stock would be issued in the Merger and a post-Offer price of the Class B Common Stock of $20.00 per share): (i) 4.0x, (ii) 5.0x and (iii) 7.9x, assuming $25 million, $15 million and $0 in synergies would be realized from the Merger, respectively. For purposes of the multiples of levered aggregate consideration to be received in the Merger, Goldman Sachs calculated such multiples based on EBITDA projections by the management of the Company that treated the operations of Smitty's as being merged with the Company.

    (f) Analysis at Various Prices. Goldman Sachs calculated various financial multiples based upon a range of enterprise values (i.e., market value of common equity plus projected debt less cash) derived from a range of potential trading prices of the Class B Common Stock. In preparing such analysis, Goldman Sachs assumed that 3,038,888 shares of Class B Common Stock would be issued in the Merger and that, based on projections by the management of Smitty's, as of March 31, 1996 Smitty's would have net debt of approximately $146 million (i.e., $147.9 million of total debt less cash of $2.4 million). This analysis indicated that for a range of potential trading prices of the Class B Common Stock of $8.23, $16.45, $24.68, $32.91, and $41.13, the estimated enterprise value would be approximately $171 million, $196 million, $221 million, $246 million, and $271 million, respectively. For a price of $8.23 per share of Class B Common Stock, the multiples of enterprise value were as follows: (i) for sales ranging from $530 million to $590 million, the corresponding multiples ranged from 0.32x to 0.29x; (ii) for EBITDA ranging from $25 million to $60 million, the corresponding multiples ranged from 6.8x to 2.8x and (iii) for EBIT ranging from $15 million to $50 million, the corresponding multiples ranged from 11.4x to 3.4x. For a price of $16.45 per share of Class B Common Stock, the multiples of enterprise value were as follows: (i) for sales ranging from $530 million to $590 million, the corresponding multiples ranged from 0.37x to 0.33x; (ii) for EBITDA ranging from $25 million to $60 million, the corresponding multiples ranged from 7.8x to 3.3x and (iii) for EBIT ranging from $15 million to $50 million, the corresponding multiples ranged from 13.0x to 3.9x. For a price of $24.68 per share of Class B Common Stock, the multiples of enterprise value were as follows: (i) for sales ranging from $530 million to $590 million, the corresponding multiples ranged from 0.42x to 0.37x; (ii) for EBITDA ranging from $25 million to $60 million, the corresponding multiples ranged from 8.8x to 3.7x and (iii) for EBIT ranging from $15 million to $50 million, the corresponding multiples ranged from 14.7x to 4.4x. For a price of $32.91 per share of Class B Common Stock, the multiples of enterprise value were as follows: (i) for sales ranging from $530 million to $590 million, the corresponding multiples ranged from 0.46x to 0.42x; (ii) for EBITDA ranging from $25 million to $60 million, the corresponding multiples ranged from 9.8x to 4.1x and (iii) for EBIT ranging from $15 million to $50 million, the corresponding multiples ranged from 16.4x to 4.9x. For a price of $41.13 per share of Class B Common Stock, the multiples of enterprise value were as follows: (i) for sales ranging from $530 million to $590 million, the corresponding multiples ranged from 0.51x to 0.46x; (ii) for EBITDA ranging from $25 million to $60 million, the corresponding multiples ranged from 10.8x to 4.5x and (iii) for EBIT ranging from $15 million to $50 million, the corresponding multiples ranged from 18.0x to 5.4x.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to the Company or Smitty's or the contemplated transaction. The analyses were prepared for purposes of Goldman Sachs' providing its opinion to the Board of Directors of the Company as to the fairness of the Exchange Ratio pursuant to the Recapitalization Agreement to the Company and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Smitty's, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' opinion to the Board of Directors of the Company was one of many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Recapitalization Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex B hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities of the Company and/or Smitty's for its own account and for the account of customers. As of January 29, 1996, Goldman Sachs held for its own account a long position in the Class B Common Stock of 20,800 shares. Goldman Sachs will act as a co-manager in connection with the public financing relating to the Offer and Goldman Sachs will act as dealer managers in connection with the Offer.

  Pursuant to a letter agreement dated January 10, 1996 (the "January Engagement Letter"), the Company engaged Goldman Sachs to undertake a study to enable it to render its opinion with respect to the fairness of the Merger. Pursuant to the terms of the January Engagement Letter, the Company paid Goldman Sachs $500,000 for rendering its opinion. In addition, pursuant to a letter agreement dated December 20, 1995 (the "December Engagement Letter"), the Company engaged Goldman Sachs to act as its financial advisor in its discussions with Yucaipa concerning a possible transaction with the Company. Pursuant to the terms of the December Engagement Letter, the Company has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of 0.45% multiplied by the product of (i) the average of the last sales prices of the Common Stock for the ten trading days ending five days prior to the consummation of the Merger and (ii) the fully diluted shares outstanding of the Company plus the principal amount of all indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of the Company prior to the consummation of the Merger. Pursuant to the January Engagement Letter and the December Engagement Letter, the Company has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CERTAIN INFORMATION PROVIDED

  In connection with the negotiation of the Recapitalization Agreement, the Company provided certain financial projections regarding its operations to Smitty's and Yucaipa, as well as to Goldman Sachs. Smitty's also provided certain financial projections regarding its operations to the Company and Goldman Sachs. As a matter of course, the Company does not publicly disclose projections as to future revenues, earnings or other financial information. In addition, the referenced projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. The referenced projections were based upon a variety of estimates and assumptions which involve judgments with respect to, among other things, future economic and competitive conditions, financial market conditions and future business decisions, which, though considered reasonable by the Company, may not be realized, and are inherently subject to significant economic, competitive and business uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. While the Company believes that the estimates and assumptions relating to the projections prepared by it are reasonable, there can be no assurance that such projections will be realized, and actual results may vary materially from those indicated in the projections. The Company also makes no representation as to the reasonableness of the estimates and assumptions used by Smitty's in preparing the projections regarding Smitty's or the likelihood of those projections being realized.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS

  Certain directors and officers of the Company, Yucaipa and certain of their affiliates and certain nominees have interests described herein that may present them with potential conflicts of interest as a result of the transactions contemplated by the Recapitalization Agreement. The Company's Board of Directors was aware of such potential conflicts and considered them in connection with the approval of the Recapitalization Agreement and the transactions contemplated therein. See "--Reasons for the Transactions; Recommendation of Board of Directors."

  Company's Stock Options; Board Membership. As described under "--Company's Stock Options; Deferred Compensation Plans," if the Recapitalization is consummated, the Company has agreed to offer employees who hold, immediately prior to the Offer Closing Date, options to purchase Common Stock under the Company's 1989 Stock Option Plan (the "Options") the opportunity to elect either to: (i) receive on the Offer Closing Date cash payments for a portion of, and the reduction of the exercise price for a portion of, the Company's management stock options; or (ii) have all such employees' Options continue to vest in accordance with the stated terms of the Options as in effect as of the date of the Recapitalization Agreement. The Company has also agreed to use all reasonable efforts to amend its existing deferred compensation agreements with a number of its senior managers to provide for the full vesting of benefits under such manager's deferred compensation agreement with the Company if such manager is terminated without cause within two years of the Merger Closing Date.

  Effective as of the Closing Date, the Company has agreed in the Recapitalization Agreement to use all reasonable efforts, subject to the provisions of the Certificate of Incorporation and By-laws of the Company and the approval of the Company's stockholders at the Stockholders' Meeting, to:
(i) cause the Company's Board of Directors to be reduced to seven directors and have nominated and elected as directors two designees of Jeffrey Smith, two designees of Yucaipa, one senior manager of the Company and two independent directors; and(ii) cause the Company's Board of Directors to elect Ronald Burkle as the Chief Executive Officer of the Company. Mr. Smith has designated himself and Fred Smith as his designees, Yucaipa has designated Mr. Burkle and Linda McLoughlin Figel as its designees, Allen Rowland, President and Chief Operating Officer of the Company, has been nominated for election as a director, and Bruce Karatz and Bertram R. Zweig have been nominated as independent directors. In addition, pursuant to the Standstill Agreement, each of the Smith Group and the Yucaipa Group have agreed to vote all shares of stock of the Company beneficially owned by such Group in favor of the election to the Company's Board of Directors of the designees designated by such other Group. See "Certain Related Agreements--Standstill Agreement." For information concerning the nominees for election to the Board of Directors, see "Proposal No. 3--Election of Board of Directors" and "--Composition of Board of Directors and Officers."

  CEO's Severance Discussions. As described under "Executive Compensation-- Certain Transactions," the Company and Jeffrey Smith have had tentative discussions regarding an arrangement to provide Mr. Smith with the use and possible ownership of the Company airplane after the consummation of the Recapitalization and Merger.

  Directors' and Officers' Indemnification. The Recapitalization Agreement provides that the Company will indemnify to the fullest extent permitted by law each current and former director and officer of each of the Company, Smitty's and their subsidiaries from any claims or other losses arising out of any matter existing or occurring at or prior to the Closing Date. Subject to certain conditions and exceptions, the Company will maintain in effect for at least four years after the Closing Date the current policies of directors' and officers' liability insurance maintained by the Company or Smitty's, as the case may be. See "The Recapitalization Agreement--Additional Covenants."

  Registration Rights Agreement; Yucaipa Agreements. On the Merger Closing Date, the Company has agreed to enter into the Registration Rights Agreement granting certain registration rights to each of the Smith Holder Group and the Yucaipa Holder Group for the Registrable Securities (as defined in such agreement) held by such Groups. See "Certain Related Agreements--Registration Rights Agreement." In addition, if the Recapitalization is consummated, the Company will: (i) enter into the Management Services Agreement and the Warrant Agreement with Yucaipa; (ii) appoint Ronald Burkle as the Chief Executive Officer of the Company; (iii) grant Yucaipa certain rights under the Standstill Agreement, including the right to nominate up to two directors of the Company; and (iv) pay to Yucaipa a fee in an amount equal to $15 million, in each case in the manner described herein. See "Certain Related Agreements-- Standstill Agreement," "--Management Services Agreement," "--Warrant Agreement" and "--Financing Arrangements by Yucaipa; Yucaipa Fee." The Company has also recently entered into an agreement with Ralphs, a California supermarket operator controlled by Yucaipa, for the sale or lease of certain of the Company's properties to Ralphs in connection with the Company's divestiture of its Southern California operations. See "The Company, Smitty's and Yucaipa-- California Divestiture."

THE OFFER

  Commencement of the Offer. Concurrently with the mailing of this Proxy Statement, the Company will commence the Offer to purchase 50% of the outstanding shares of Common Stock (excluding shares issuable in the Merger) at $36.00 in cash per share. The Company will make the Offer pursuant to an offer to purchase (the "Offer to Purchase") that will be filed with the Commission as part of an Issuer Tender Offer Statement on Schedule 13E-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Issuer Offer Statement on Schedule 13E-4 will contain the Offer to Purchase and the related form of letter of transmittal and summary advertisement as well as all other information and exhibits required to be included by law.

  HOLDERS OF COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. NEITHER THIS PROXY STATEMENT NOR THE PROXY INCLUDED HEREWITH CONSTITUTES AN OFFER TO PURCHASE THE COMMON STOCK. THE OFFER WILL ONLY BE MADE BY THE COMPANY PURSUANT TO THE OFFER TO PURCHASE IN THE MANNER DESCRIBED THEREIN.

  Conditions to the Offer. The obligation of the Company to consummate the Offer will be subject to certain conditions, including the following: (a) the Company's stockholders have validly tendered and not withdrawn prior to the expiration date of the Offer at least 50% of the outstanding shares of Common Stock; (b) the Company has obtained all of the financing needed by the Company, together with other funds available, to purchase 50% of the Common Stock, repay specified indebtedness of the Company and Smitty's, and pay certain fees and expenses incurred in connection with the Recapitalization and the other transactions contemplated by the Recapitalization Agreement; (c) all of the conditions to the Merger (other than the consummation of the Offer) have been satisfied or waived; (d) the Company has received from an independent valuation firm an opinion as to the value of the Company's assets and liabilities that, after giving effect to the consummation of the transactions contemplated by the Recapitalization, permits the Company to reasonably conclude that it will not have violated applicable fraudulent conveyance laws as a result thereof and that the Company will not violate provisions of Delaware law governing the purchase of its equity; (e) there are no injunctions or other proceedings which challenge the making of the Offer or any of the other transactions comprising part of the Recapitalization or materially adversely affect the Company and its subsidiaries (including Smitty's) (collectively, the "Combined Companies") taken as a whole; (f) no catastrophic events with respect to the United States, the banking or securities markets in the United States or the Common Stock have occurred; or
(g) no other event has occurred which may result in a material adverse change to the Combined Companies. The Company has agreed in the Recapitalization Agreement that so long as it has satisfied the financing condition described in clause (b) above, if so requested by Yucaipa, the Company will waive the condition referred to in clause (f) above.

  Each member of the Smith Group has agreed in the Smith's Shareholder Agreement to participate in the Offer and tender a sufficient number of its shares of Common Stock to enable the Company to repurchase 50% of the outstanding shares of Common Stock pursuant to the Offer. In addition, directors and executive officers of the Company who have not executed the Smith's Shareholder Agreement, who own approximately 7.6% of the outstanding shares of Common Stock, have indicated that they intend to tender their shares of Common Stock in the Offer. Because such stockholders own approximately 38% of the outstanding shares of Common Stock, the minimum tender condition will be satisfied if other stockholders tender shares of Common Stock representing at least 12% of the outstanding Common Stock. See "Certain Related Agreements-
- -Smith's Shareholder Agreement."

  Company's Purchase of Shares in the Offer. The Company will purchase in the Offer 50% of the outstanding shares of Common Stock. If more than 50% of the shares of outstanding Common Stock are validly tendered and not withdrawn, the Company will purchase 50% of the outstanding shares on a pro rata basis allocated among all of the validly tendered shares. Upon the Company's acceptance of shares of Common Stock in the Offer, such shares will cease to be outstanding for all purposes.

THE MERGER

  Effective Time. The Merger will be effective (the "Effective Time") upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the Delaware law or at such later time as is specified in such Certificate of Merger. The filing of the Certificate of Merger will occur on the Merger Closing Date. At the Effective Time, the separate existence of Acquisition will cease, and Smitty's will continue its corporate existence under Delaware law as a wholly owned subsidiary of the Company (the "Surviving Corporation").

  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of Smitty's Common Stock or Acquisition's capital stock, (i) each share of common stock of Acquisition will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation, (ii) each share of Smitty's Common Stock outstanding immediately prior to the Effective Time (other than Smitty's Dissenting Shares or shares to be cancelled as described in clause (iii) below), will be converted into
3.011803 shares of Class B Common Stock, and (iii) each share of Smitty's Common Stock that is owned by Smitty's or by any subsidiary of Smitty's will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for such shares. The shares of Class B Common Stock to be issued to Smitty's stockholders will not be registered by the Company under the Securities Act and will be issued to such stockholders as a private placement pursuant to available exemptions under the Securities Act.

  Conversion of Shares. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Smitty's Common Stock will, upon surrender to the Surviving Corporation duly endorsed as the Surviving Corporation may require, be entitled to a certificate or certificates representing the number of full shares of Class B Common Stock into which the number of shares of Smitty's Common Stock previously represented by such certificate or certificates surrendered has been converted pursuant to the Recapitalization Agreement.

  Conditions to the Merger. The obligations of the Company and Smitty's to consummate the Merger are subject to certain conditions, including the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger or the transactions contemplated thereby. See "The Recapitalization Agreement--Conditions to the Merger."

  No Fractional Shares. No certificates or scrip representing fractional shares of Class B Common Stock will be issued in connection with the Merger. Each holder of shares of Smitty's Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Class B Common Stock (after taking into account all shares of Smitty's Common Stock delivered by such holder) will receive in lieu thereof a cash payment (without interest) representing such holder's proportionate interest in a share of Class B Common Stock which will be deemed to have a value equal to the average closing price of the Class B Common Stock on the NYSE for the five trading days following the Merger Closing Date.

  Appraisal Rights. Under Delaware law, Smitty's stockholders are entitled to appraisal rights in connection with the Merger. Yucaipa and certain Smitty's stockholders, who in the aggregate own 70% of the outstanding shares of Smitty's Common Stock, have entered into a Smitty's Stockholders' Agreement pursuant to which such stockholders have agreed to waive all of their appraisal rights under Delaware law. In addition, Smitty's and Yucaipa have agreed in the Recapitalization Agreement to use their respective best efforts to cause each of the Smitty's stockholders to enter into such an agreement. Smitty's stockholders who do not deliver a Smitty's Stockholders' Agreement and properly exercise their appraisal rights in respect of their shares of Smitty's Common Stock (the "Smitty's Dissenting Shares"), will not have their shares of Smitty's Common Stock converted into the Merger Consideration in the manner described herein and will instead receive payments for such shares in amounts and at the applicable times required by the provisions of Delaware law.

  The Company's stockholders are not entitled to any appraisal rights in connection with the Recapitalization Agreement, the transactions contemplated thereby or any of the other proposals to be voted upon at the Stockholders' Meeting.

  Accounting Treatment. The Merger will be accounted for under the "purchase" method of accounting as a purchase of Smitty's by the Company.

  Resale of Class B Common Stock Following the Merger. The shares of Class B Common Stock to be issued to the Smitty's stockholders in connection with the Merger will not be registered under the Securities Act and will be "restricted securities" for purposes of the Securities Act and the rules and regulations promulgated thereunder. Holders of such shares will not be able to freely transfer such shares, except in compliance with the Securities Act and such rules and regulations. Affiliates of Yucaipa and other Smitty's stockholders will receive registration rights with respect to their shares of Class B Common Stock enabling such stockholders to cause the Company, subject to certain conditions and exceptions, to register their shares of Class B Common Stock under the Securities Act. See "Certain Related Agreements--Registration Rights Agreement."

REPAYMENT OF SMITTY'S INDEBTEDNESS

  In the Recapitalization Agreement, the Company has agreed that on the Merger Closing Date it will assume, repay, or cause to be repaid all outstanding principal and interest, and other amounts payable, under the Specified Smitty's Indebtedness (as defined below). As a result, (i) Smitty's will (A) offer to purchase all of the $29.025 million principal amount (accreted value of approximately $18.4 million at December 30, 1995) of its 13 3/4% Senior Discount Debentures due 2006 (the "Smitty's Debentures"), and (B) soliciting consents from the holders of Smitty's Debentures to certain amendments to the indenture under which the Smitty's Debentures were issued; and (ii) Smitty's Super Valu will (A) offer to purchase all of the $50.0 million principal amount of its 12 3/4% Senior Subordinated Notes due 2004 (the "Smitty Notes"), and (B) soliciting consents from the holders of Smitty's Notes, to certain amendments to the indenture under which the Smitty's Notes were issued. Such offers to purchase Smitty's Debentures and Smitty's Notes and the related consent solicitations are referred to as the "Smitty's Debt Offers." Consummation of the Smitty's Debt Offers is subject to consummation of the tender of, and receipt of consents from, a majority of the outstanding aggregate principal amount of Smitty's Notes and a majority of the aggregate principal amount at maturity of Smitty's Debentures, and offers to purchase will be conditioned on the receipt of financing and certain other conditions. The Offer and the Smitty's Debt Offers are expected to close concurrently with the closing of the Merger and the financing transactions described below.

  As used herein, "Specified Smitty's Indebtedness" means the collective reference to the Smitty's Notes, the Smitty's Debentures and all indebtedness under the Credit Agreement dated as of June 29, 1994 among Smitty's Super Valu, Chase Manhattan and the other lenders party thereto. As of December 30, 1995, there was $103.3 million aggregate principal amount outstanding of Specified Smitty's Indebtedness.

  Although the Company believes that it will be able to successfully repay or cause the repayment of the Specified Smitty's Indebtedness on terms reasonably satisfactory to the Company, there can be no assurance that the Company will in fact be able to do so.

REGULATORY APPROVALS

  On March 5, 1996, the Federal Trade Commission and the Antitrust Division granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger effective immediately.

  Except for approvals otherwise described in this Proxy Statement, the Company is not aware of any other government or regulatory approvals required for the consummation of the transactions contemplated by the Recapitalization Agreement.

COMPANY'S STOCK OPTIONS; DEFERRED COMPENSATION PLANS

  In the Recapitalization Agreement, the Company has agreed to offer employees who hold Options, immediately prior to the Offer Closing Date, the opportunity to elect either to: (i) receive on the Offer Closing Date cash payments with respect to half of the shares subject to the Options in an amount equal to (A) the number of shares of Common Stock that would be received by such holder upon exercise of one-half of such Options multiplied by $36.00 per share minus
(B) the aggregate exercise price of such Options, and, in consideration of such payments, to execute amendments to each existing option agreement such that the remaining half of the shares subject to the Options will not be exercisable prior to the exercise date stated therein (without regard to the transactions contemplated by the Recapitalization Agreement) and will have the exercise price reduced from $19.00 to $15.00 per share of Common Stock; or
(ii) have all such employees' Options continue to vest in accordance with the stated terms of the Options as in effect as of the date of the Recapitalization Agreement. Assuming that all of the Company's employees who hold Options make the election set forth in clause (i) above, the estimated aggregate value of the Company's proposed treatment of the Options will be approximately $16.9 million (comprised of approximately $13.7 million representing the cash payment for half of the Options and $3.2 million representing the exercise price reduction for the remaining Options). Of such estimated aggregate value, approximately $252,000 will be for the account of members of the Smith Group and approximately $5.2 million will be for the account of the Company's other directors and executive officers who are not members of the Smith Group but have indicated their intention to vote in favor of the Recapitalization Agreement.

  In addition, the Company has agreed to use all reasonable efforts to amend its deferred compensation agreements in effect as of the date of the Recapitalization Agreement with each of Frederick F. Urbanek, James A. Acton, Richard C. Bylski, Larry R. McNeill, Kenneth A. White, Matthew G. Tezak, Paul
D. Tezak, James W. Hallsey, Michael C. Frei, Harry M. Moskal and Robert C. Bolinder to provide that if within two years after the Closing Date the Company terminates such officer's employment without cause (as such term will be defined in such amendments to the reasonable satisfaction of such officers, the Company and Yucaipa), all of such officer's unvested benefits under his deferred compensation agreement will become immediately and fully vested.

FINANCING ARRANGEMENTS BY YUCAIPA; YUCAIPA FEE

  Yucaipa has agreed in the Recapitalization Agreement to use all reasonable efforts to consult with the Company concerning and, as appropriate, assist the Company in arranging for the Company to enter into one or more Financing Agreements, with terms and conditions which are consistent with the related financing letters and are otherwise reasonably satisfactory to the Company. See "Financing of the Recapitalization and Merger" for additional information with respect to the Company's Financing Agreements.

  The Recapitalization Agreement also provides that if the Offer is consummated, the Company will pay to Yucaipa a fee of $15 million on the Closing Date.

COMPOSITION OF BOARD OF DIRECTORS AND OFFICERS

  Effective as of the Closing Date, the Company has agreed in the Recapitalization Agreement to use all reasonable efforts, subject to the provisions of the Certificate of Incorporation and By-laws of the Company and the approval of the Company's stockholders at the Stockholders' Meeting, to:
(i) cause the Company's Board of Directors to be reduced to seven directors and have nominated and elected as directors two designees of Jeffrey Smith, two designees of Yucaipa, one senior manager of the Company and two independent directors; and (ii) cause the Company's Board of Directors to elect Ronald Burkle as the Chief Executive Officer of the Company. Mr. Smith has designated himself and Fred Smith as his designees, Yucaipa has designated Mr. Burkle and Linda McLoughlin Figel as its designees, Allen Rowland, President and Chief Operating Officer of the Company, has been nominated for election as a director, and Bruce Karatz and Bertram R. Zweig have been nominated as independent directors. For information concerning the nominees for election to the Board of Directors, see "Proposal No. 3--Election of Board of Directors."

DISCONTINUATION OF DIVIDEND

  The Company intends to discontinue the payment of cash dividends on the Common Stock following the Closing Date and the payment of future dividends will be severely restricted by the terms of the Financing Agreements entered into by the Company in connection with the Recapitalization and Merger. See "Financing of the Recapitalization and Merger."

PURCHASE OF SERIES I PREFERRED STOCK

  Prior to the Closing Date, the Company will purchase approximately 3,000,000 shares of Series I Preferred Stock from certain holders of such stock for amounts and on terms reasonably acceptable to the Company and Smitty's. The actual number of shares of Series I Preferred Stock which the Company elects to purchase in connection with the consummation of the Recapitalization and Merger may be increased or decreased by an amount that is not expected to have a material adverse effect on the Company.

                        THE RECAPITALIZATION AGREEMENT

  The following is a brief summary of the material provisions of the Recapitalization Agreement, which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. The description set forth below of the terms of the Recapitalization Agreement is qualified in its entirety by reference thereto.

THE OFFER AND MERGER

  The Recapitalization Agreement provides among other things for: (i) the Offer to be made by the Company as soon as practicable after the date of this Proxy Statement for the purchase of 50% of the outstanding shares of Common Stock (excluding shares issuable in the Merger) at $36.00 in cash per share; and (ii) the Merger of Smitty's with Acquisition, a wholly owned subsidiary of the Company, with Smitty's continuing as the Surviving Corporation and a wholly owned subsidiary of the Company, subject in each case to certain terms and conditions described herein. The consummation of the Offer and the Merger will occur simultaneously, except in certain limited circumstances described herein.

CONDITIONS TO THE MERGER

  Company's Obligation to Close. The obligation of the Company and Acquisition to effect the Merger will be subject to the fulfillment of the following conditions on or prior to the Effective Time:

    (a) The representations and warranties of Smitty's and Yucaipa contained in the Recapitalization Agreement are true and correct in all material respects as of the Merger Closing Date with the same effect as though such representations and warranties had been made as of such date, except for representations and warranties that speak as of a specific date other than the Merger Closing Date (which need only be true and correct as of such date).

    (b) The covenants and agreements of Smitty's and Yucaipa to be performed or complied with prior to the Merger Closing Date have been performed and complied with in all material respects.

    (c) The waiting period and any extension thereof under the HSR Act and any other applicable federal or state antitrust or fair trade law has expired. There (i) is not in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court or a governmental, regulatory or administrative agency or commission which (A) restrains or prohibits the Merger or the consummation of any of the other transactions contemplated by the Recapitalization Agreement, (B)
  (1) prohibits or restricts the ownership or operation by the Company or any of its subsidiaries of any portion of their or Smitty's business or assets or (2) compels the Company or any of its subsidiaries to dispose of or hold separate any portion of their or Smitty's business or assets which in either case would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, (C) imposes any limitations on the ability of the Company or any of its subsidiaries effectively to control in any material respect the business and operations of Smitty's, or (D) is otherwise reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, the value of Smitty's and its subsidiaries taken as a whole, the consummation of the transactions contemplated by the Recapitalization Agreement or on the Combined Companies taken as a whole; or (ii) is not pending before any court or administrative law judge or governmental, regulatory or administrative agency or commission, any action or proceeding which seeks as a relief a result described in clause (i) above; or (iii) has not been promulgated or enacted by a governmental authority a statute, rule, regulation or executive order which has an effect described in clause (i)(A), (B), (C) or (D) above.

    (d) All approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties disclosed to the Recapitalization Agreement (including the expiration of any applicable waiting period under any regulation or statute other than the HSR Act and any other federal or state antitrust or fair trade law) have been obtained which, either individually or in the aggregate, if not obtained prior to the Merger Closing Date would have a material adverse effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, or would adversely affect the validity or enforceability of the Recapitalization Agreement or the transactions contemplated thereby.

    (e) The stockholders of the Company have approved the Recapitalization Agreement and the other transactions contemplated by the Recapitalization at the Stockholders' Meeting, provided that, if the Company terminates the Recapitalization but not the Merger as described below under "--Termination of Recapitalization," then this condition will automatically be deemed to have been satisfied without any further action required by the Company.

    (f) The Standstill Agreement is in full force and effect.

    (g) The Offer has been consummated concurrently in accordance with its terms, resulting in the purchase of 50% of the outstanding Common Stock by the Company pursuant to the Offer, provided that, if the Company terminates the Recapitalization but not the Merger as described below under "-- Termination of Recapitalization," then this condition will automatically be deemed to have been satisfied without any further action required by the Company.

  Smitty's Obligation to Close. The obligation of Smitty's to effect the Merger will be subject to the fulfillment of the following conditions on or prior to the Effective Time:

    (a) The representations and warranties of the Company and Acquisition contained in the Recapitalization Agreement are true and correct in all material respects as of the Merger Closing Date with the same effect as though such representations and warranties had been made as of such date, except for representations and warranties that speak as of a specific date other than the Merger Closing Date (which need only be true and correct as of such date).

    (b) The covenants and agreements of the Company and Acquisition to be performed or complied with prior to the Merger Closing Date have been performed and complied with in all material respects.

    (c) The waiting period and any extension thereof under the HSR Act and any other applicable federal or state antitrust or fair trade law has expired. There (i) is not in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court or a governmental, regulatory or administrative agency or commission which (A) restrains or prohibits the Merger or the consummation of any of the other transactions contemplated by the Recapitalization Agreement, (B)
  (1) prohibits or restricts the ownership or operation by the Company or any of its subsidiaries of any portion of their or Smitty's business or assets or (2) compels the Company or any of its subsidiaries to dispose of or hold separate any portion of their or Smitty's business or assets which in either case would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, (C) imposes any limitations on the ability of the Company or any of its subsidiaries effectively to control in any material respect the business and operations of Smitty's, or (D) is otherwise reasonably likely to have a material adverse effect on the Smitty's stockholders, the value of the Merger Consideration, the consummation of the transactions contemplated by the Recapitalization Agreement or on the Combined Companies taken as a whole; or (ii) is not pending before any court or administrative law judge or governmental, regulatory or administrative agency or commission, any action or proceeding which seeks as relief a result described in clause (i) above; or (iii) has not been promulgated or enacted by a governmental authority a statute, rule, regulation or executive order which has an effect described in clause
  (i)(A) or (B) above.

    (d) All approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties disclosed in the Recapitalization Agreement (including the expiration of any applicable waiting period under any regulation or statute other than the HSR Act and any other federal or state antitrust or fair trade law) have been obtained which, either individually or in the aggregate, if not obtained prior to the Merger Closing Date would have a material adverse effect on the Combined Companies taken as a whole.

    (e) The Registration Rights Agreement and, unless the Recapitalization has been terminated, the Management Services Agreement and the Warrant Agreement have been duly executed by the Company and are in full force and effect.

TERMINATION

  The Recapitalization Agreement may be terminated at any time prior to the Closing Date: (a) by mutual consent of the Company and Smitty's in a written instrument; (b) by either the Company or Smitty's, if neither the Merger nor the Offer has been consummated by July 30, 1996 (the "Termination Date"); or
(c) by the Company, if Smitty's or Yucaipa is in material breach of its obligations under the Recapitalization Agreement, or by Smitty's, if the Company or Acquisition is in material breach of its obligations under the Recapitalization Agreement; provided that no party will be entitled to terminate the Recapitalization Agreement by reason of clause (c) if it or any of its affiliates is in material breach of its obligations under the Recapitalization Agreement.

  In the event of termination of the Recapitalization Agreement, the Recapitalization Agreement will become void and no party will have any liability or further obligation to any other party under the Recapitalization Agreement or the transactions contemplated thereby, except as otherwise provided in the Recapitalization Agreement.

TERMINATION OF RECAPITALIZATION

  At any time prior to the Offer Closing Date, if in the exercise of its fiduciary duties to the Company's stockholders under applicable law, the Company's Board of Directors (i) determines that the termination of the Recapitalization is required by reason of the Company's acceptance of an Alternative Transaction, or (ii) withdraws or materially modifies or changes its recommendation of the Recapitalization, the Company may terminate the Company's obligation to consummate the Recapitalization. However, in such event the Company will be obligated to consummate the Merger and the Company's stockholders will not be required to approve the Recapitalization Agreement and the transactions contemplated thereby. In addition, under such circumstances, the Company will not approve and adopt an Amended and Restated Certificate of Incorporation for the Company, including the classification of the Board of Directors in the manner contemplated thereby.

  The "Recapitalization" as defined in the Recapitalization Agreement refers to: (i) the execution, delivery and receipt of the proceeds under the Financing Agreements; (ii) the making and consummation of the Offer; (iii) the execution and delivery of the Management Services Agreement; (iv) the execution and delivery of, and the issuance of the warrants provided for under, the Warrant Agreement; (v) the completion of certain transactions contemplated by the Recapitalization Agreement regarding the composition of the Company's Board of Directors, the election of Mr. Burkle as Chief Executive Officer, the cash payment for a portion of, and the reduction of the exercise price for a portion of, the Company's management stock options and the amendment of the Company's deferred compensation agreements; and (vi) the filing of the Amended and Restated Certificate of Incorporation for the Company.

  An "Alternative Transaction" as defined in the Recapitalization Agreement means any tender or exchange offer involving the capital stock of the Company or any subsidiary of the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any subsidiary of the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any subsidiary of the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any subsidiary of the Company, other than pursuant to the transactions to be effected pursuant to the Recapitalization Agreement.

AMENDMENT AND WAIVER

  The Recapitalization Agreement may not be amended except by action of each of the parties thereto set forth in a written instrument signed by each of the parties thereto.

  At any time prior to the Closing Date, any party to the Recapitalization Agreement may (i) extend the time for the performance of any of the obligations or other acts of any other party thereto; (ii) waive any inaccuracies in the representations and warranties of any other party contained therein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. No waiver of any of the provisions of the Recapitalization Agreement will be deemed to constitute a waiver of any other provision (whether or not similar), nor will such waiver constitute a continuing waiver, unless otherwise expressly provided.

EXPENSES

  The Recapitalization Agreement provides that if (i) the Recapitalization and Merger are consummated, or (ii) the Merger is consummated but the Recapitalization is terminated as described above under "--Termination of Recapitalization", the fees and expenses of the Company, Yucaipa and Smitty's in connection with the transactions contemplated thereby (including all Financing Expenses (as defined below)) will be paid by the Company. In the event that neither the Recapitalization nor the Merger are consummated, each of the parties thereto will pay its own fees and expenses; provided, however, that the Company will bear 65% of the Financing Expenses and Smitty's will bear 35% of the Financing Expenses. Each of the Company and Smitty's will indemnify and hold harmless the other party to the extent it pays any portion of the Financing Expenses in excess of such percentages. "Financing Expenses" means all fees, costs and expenses incurred by the Company in connection with the Financing Agreements, including without limitation all fees, costs and expenses: (i) identified in the related financing letters (including without limitation the fees and expenses of counsel to the bank lenders), (ii) of counsel to the Company and Smitty's for the allocable portion of such counsel's time spent working on matters related to the Financing Agreements and the Recapitalization, (iii) of the Company's independent certified public accountants, and (iv) in connection with printing, engraving, messenger and delivery services customarily incurred in financing transactions similar to the Financing Agreements.

REPRESENTATIONS AND WARRANTIES

  The Recapitalization Agreement contains customary representations and warranties (subject to certain conditions and exceptions) of the Company relating among other things to (a) corporate organization and similar corporate matters; (b) the capital structure of the Company; (c) authorization, execution, delivery, performance and enforceability of the Recapitalization Agreement and the other related agreements; (d) absence of certain material changes or events since the end of the last fiscal year of the Company; (e) no material conflicts or violations with organizational documents, applicable laws or material contracts or agreements and no material consents or approvals; (f) the absence of material litigation; (g) compliance with applicable laws; (h) the accuracy of documents filed with the Commission;
(i) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (j) filing of tax returns and payment of taxes; (k) brokers' and finders' fees; and (l) the accuracy of information supplied by the Company in connection with this Proxy Statement and other documents to be publicly filed by the Company in connection with the Offer and the Merger.

  The Recapitalization Agreement also contains customary representations and warranties of Smitty's, including representations and warranties that are similar to those provided by the Company and in addition representations and warranties relating to: (a) ownership of or valid leasehold interests in Smitty's properties and stores; (b) material contracts; (c) labor relations; and (d) insurance.

  The Recapitalization Agreement further contains representations and warranties of Yucaipa relating among other things to (a) due organization and proper authorization; (b) ownership of Smitty's Common Stock; (c) no material conflicts or violations and no material consents or approvals; and (d) no agreements to sell or dispose of Smitty's Common Stock or any material portion of Smitty's assets.

CONDUCT OF BUSINESS PENDING MERGER

  Pursuant to the Recapitalization Agreement, the Company and Smitty's have each agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Recapitalization Agreement.

  The Company. In addition, the Company has agreed that until the Merger Closing Date, neither the Company nor any of its subsidiaries will, except as otherwise provided in the Recapitalization Agreement: (a)(i) amend its Certificate of Incorporation or By-laws (other than amendments to defer the redemption of the Series I Preferred Stock for up to five years), (ii) split, combine or reclassify any of its outstanding equity securities or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to any of its equity securities, except regularly scheduled dividends on its Common Stock consistent with past practice, or
(iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its equity securities (other than redemptions of Series I Preferred Stock in accordance with the Company's certificate of incorporation); (b)(i) issue or sell or agree to issue or sell any additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or series, (ii) enter into any contract or commitment out of the ordinary course of its business to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business, (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material assets (including without limitation any indebtedness owed to it or any material claims held by it), (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase of any material amount of property or assets, in any other individual or entity, or (v) enter into any contract, commitment or arrangement with respect to any of the foregoing; (c) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement; (d) incur any material amount of indebtedness for borrowed money, or make any loans or advances or capital contributions to any other person other than a wholly owned subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business or acquire any debt instruments of others; (e) make or commit to make any capital expenditures in excess of $1,000,000 in the aggregate, other than expenditures for (i) routine maintenance and repair or (ii) pursuant to existing contracts or commitments; (f) enter into or amend any contract for the purchase of inventory which is not cancelable within 90 days without penalty, cost or liability or any other contract in excess of $100,000 which is not cancelable within 30 days without penalty, cost or liability; (g) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date of the Recapitalization Agreement) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date of the Recapitalization Agreement; and (h) take or permit any action which would prevent the Merger from qualifying as a reorganization under Section 368 of the Code. Notwithstanding the foregoing provisions, if the Recapitalization has been terminated, the Company will not be required to comply with the provisions referred to in clause (b) through
(h) above following the date of such termination.

  Smitty's. Smitty's has agreed that, until the Merger Closing Date, Smitty's will and will cause its subsidiaries to: (i) maintain reasonably comparable advertising and promotional expenditures; (ii) maintain reasonably comparable overall levels of inventory subject to seasonal variation and changes in sales volume;(iii) maintain comparable insurance coverage at commercially reasonable rates; (iv) pay amounts due to vendors consistent with past practices; and (v) perform customary maintenance on its properties and provide for the security of such properties in accordance with past practices.

  In addition, Smitty's has agreed that until the Merger Closing Date, neither Smitty's nor any of its subsidiaries will, except as otherwise provided in the Recapitalization Agreement or as the Company may specifically consent in writing, which consent will not be unreasonably withheld: (a) close any facility, except as required by applicable law or in the event of casualty or as a result of the expiration of any lease which after reasonable efforts is not renewed; (b) enter into any new lease, lease termination agreement or material amendment (excluding any extension or renewal of any lease in accordance with past practices) of any agreement to lease such real property;
(c) sell, assign or sublease any facility or property; (d) (1) sell, assign or sublease any fixtures and equipment or other material assets, the aggregate sales prices and the annual rental payments of which are $100,000 or more in the aggregate, other than in the ordinary course of business, or (2) enter into any sale-leaseback transaction resulting in annual rental payments in excess of $100,000, except for sale-leaseback transactions for fixtures and equipment in the ordinary course of business consistent with past practice; (e) make any capital expenditures in excess of $250,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments; (f) incur any material amount of indebtedness for borrowed money, or make any loans or advances or capital contributions to any other person other than a wholly owned subsidiary of Smitty's, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business or acquire any debt instruments of others;
(g) make any transfer of assets from Smitty's or any of its subsidiaries to any affiliate; (h) materially reduce any store operating hours except as consistent with past practices as a result of security concerns, material changes in sales volume or as required by law; (i) (1) amend its certificate of incorporation or by-laws or the charter or by-laws of any of its subsidiaries, (2) split, combine or reclassify the outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock,(3) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or (4) sell or pledge any stock of any of its subsidiaries; (j) (1) issue or sell or agree to issue or sell any additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class, (2) enter into any contract or commitment out of the ordinary course of its business to dispose of or acquire or relating to the disposition or acquisition of a segment of its business, (3) except in the ordinary course of business, sell, pledge, dispose of or encumber any material assets, (4) acquire any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase of any material amount of property or assets, in any other person, or (5) enter into any agreement, commitment or arrangement with respect to any of the foregoing;(k) fail to preserve intact its business organization, or fail to keep available the services of its present officers and key employees, and fail to preserve the good will of customers and other persons having business relationships with it; (l) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date of the Recapitalization Agreement) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date of the Recapitalization Agreement; (m) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement; (n) enter into or amend any contract for the purchase of inventory which is not cancelable within 90 days without penalty, cost or liability or any other contract in excess of $100,000 which is not cancelable within 30 days without penalty, cost or liability; (o) negotiate, enter into or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business; (p) take or permit any action which would prevent the Merger from qualifying as a reorganization under Section 368 of the Code; and (q) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities.

ADDITIONAL COVENANTS

  Further Assurances and Cooperation. Each of the parties to the Recapitalization Agreement has agreed to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Recapitalization Agreement and to cooperate with each other in connection therewith (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that Smitty's will not agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the Company), (b) to effect all necessary registrations and filings, (c) to negotiate and enter into the Financing Agreements on terms reasonably satisfactory to the Company and to satisfy all conditions thereto, and (d) to fulfill all conditions to the Recapitalization Agreement.

  Certain Filings and Consents. Each party to the Recapitalization Agreement has agreed that it will (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the

Merger, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the transactions contemplated by the Financing Agreements, the Offer, the Merger and the other transactions contemplated by the Recapitalization Agreement, and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. The parties have agreed to cooperate in connection with reaching any understandings, undertakings or agreements involving the FTC, the Department of Justice or any other governmental authority in connection with the transactions contemplated by the Recapitalization Agreement. The Company has agreed to use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the Recapitalization Agreement under any applicable federal or state antitrust laws; provided, however, that in no event will the Company be required in that connection to (i) effect any divestitures of any material assets of the Company, Smitty's or their respective subsidiaries, (ii) hold separate any such material assets or (iii) agree to any material restrictions on the operations of the Company, Smitty's or their respective subsidiaries of any material portion of the business or assets of the Company, Smitty's or their respective subsidiaries.

  Access to Information. Each party to the Recapitalization Agreement has agreed that it will upon reasonable notice, afford the other parties and their representatives, full access during normal business hours to all of its officers, agents, properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period will furnish promptly to such persons all information concerning its business, properties and personnel as such persons may reasonably request.

  Alternative Proposals. Each of the Company and Smitty's (each, a "Restricted Party") have agreed not to, and to use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction or an inquiry with respect thereto, or (ii) in the event of an unsolicited Alternative Transaction for such Restricted Party or any subsidiary or affiliate of such Restricted Party, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group relating to any Alternative Transaction, except in the case of clause (ii) above to the extent that (x) the Alternative Transaction is a bona fide written proposal submitted to the Restricted Party's Board of Directors and (y) the Restricted Party's Board of Directors determines, after having received the oral or written opinion of outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law.

  Pursuant to the Smith's Shareholder Agreement, the members of the Smith Group have also agreed to refrain from soliciting anyone other than Smitty's to purchase interests in the Company or transferring their shares of Company's capital stock without consent from the Company and Smitty's. See "Certain Related Agreements--Smith's Shareholder Agreement."

  Pursuant to the Smitty's Stockholders' Agreement, each of the parties to such agreement has agreed to refrain from soliciting anyone other than the Company or Acquisition to purchase interests in Smitty's or transferring their shares of Smitty's Common Stock without consent from the Company and Smitty's. See "Certain Related Agreements--Smitty's Stockholders' Agreement."

  Directors and Officers' Insurance and Indemnification. The Company has agreed that after the Closing Date, with respect to each person who is or has been a director or officer of the Company, any of its subsidiaries (including Smitty's), or its successors and assigns, the Company will indemnify each such person to the fullest extent permitted by law against any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, arising out of any matter existing or occurring on or prior to the Closing Date, whether commenced, asserted or claimed before or after the Closing Date. The Company will maintain in effect for not less than four years after the Closing Date, the current policies of directors' and officers' liability insurance maintained by the Company or its subsidiaries on the date the Recapitalization Agreement was signed (provided that the Company may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring prior to the Closing Date and the Company will use its best efforts to prepay premiums with respect to the foregoing insurance for the four-year period following the Closing Date; provided, however, that if the aggregate annual premiums for such insurance during such period exceed 200% of the per annum rate of the aggregate premium currently paid by the Company or its subsidiaries for such insurance on the date the Recapitalization Agreement was signed, then the Company will cause the Surviving Corporation to provide the maximum coverage then available at an annual premium equal to 200% of such rate.

                          CERTAIN RELATED AGREEMENTS

STANDSTILL AGREEMENT

  On January 29, 1996, the Company, Yucaipa and each of the limited partnerships which own shares in Smitty's for which Yucaipa acts as the general partner (the "Smitty's Principal Stockholders"; together with Yucaipa, the "Yucaipa Group") entered into the Standstill Agreement.

  Standstill Provision; No Solicitation. The Yucaipa Group has agreed that for a 10-year period ending on January 29, 2006, it will not acquire, offer to acquire, agree to acquire, become the beneficial owner of, or obtain any rights in respect of any Company Voting Securities (as defined below), by purchase or otherwise, or take any action in furtherance thereof, if the effect of such action would be to increase its aggregate beneficial ownership of securities that are entitled to vote generally for the election of directors (the "Company Voting Securities") above (x) 20% of the total number of votes that could be cast at a stockholders' meeting of the Company (the "Combined Voting Power") or (y) 25% of the total number of Company Voting Securities outstanding. In addition, without the approval of a majority of the Disinterested Directors (defined as directors of the Company who are not employees or officers of the Company, are not serving as designees of the Yucaipa Group, and are not associates of Yucaipa or its affiliates) and subject to certain limited exceptions, no member of the Yucaipa Group will during such 10-year period (i) submit any proposals to acquire a majority of the Combined Voting Power of Company Voting Securities (a "Change of Control Proposal"), (ii) directly or indirectly sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Company Voting Securities or any shares of Company Common Stock to be acquired from the Company pursuant to the Warrant Agreement, other than to another member of the Yucaipa Group or their respective affiliates in any transaction or series of transactions that would result in a transfer of greater than 3% of the Combined Voting Power or would result in any person having or having the right to acquire beneficial ownership greater than 5% of the Combined Voting Power, (iii) solicit any proxies, or assist any other person in any way in solicitation of proxies, or submit any proposal for the vote of stockholders of the Company, or induce another person to take any such actions with respect to the voting of any of the Company Voting Securities, (iv) directly or indirectly solicit or induce any person to bid for or acquire Company Voting Securities in excess of 5% of the Combined Voting Power of Company Voting Securities, (v) engage in certain affiliate transactions, or (vi) form, join in or in any other way participate in any partnership, pooling agreement, syndicate, voting trust or other group (other than the Yucaipa Group) with respect to Company Voting Securities.

  Board Composition. In the Standstill Agreement the Company has agreed to use its best efforts to cause to be elected to the Company's Board of Directors two designees of the Smith Group, two designees of the Yucaipa Group, one member of the senior management of the Company and two "independent directors" (as required by the rules of the NYSE) who are also Disinterested Directors.

  Board Nominees. Subject to the provisions of the Certificate of Incorporation and By-laws of the Company and the approval of the Company's stockholders, as long as the members of the Smith Group and the Yucaipa Group and their respective affiliates each beneficially own at least 8% of the outstanding shares of Common Stock, each such Group will have the right to designate two directors of the Company, and so long as the members of the Smith Group and the Yucaipa Group and their respective affiliates each beneficially own at least 5% of the outstanding shares of Common Stock, each such Group will have the right to designate one director of the Company. However, no individual who is an officer, director, partner, or principal stockholder of any Significant Competitor (as defined in the Management Services Agreement) of the Company or any of its subsidiaries will serve as director. At any time when the Yucaipa Group and its affiliates or the Smith Group and its affiliates no longer beneficially own at least 5% of the outstanding shares of Common Stock, such Group will not have the right to designate any director of the Company, such Group's rights with regard to the voting of Company securities will terminate and such Group will cause its designees to the Board of Directors to resign.

  Jeffrey Smith and Fred Smith have been nominated to be directors of the Company as designees of the Smith Group and Ronald Burkle and Linda McLoughlin Figel have been nominated to be directors of the Company as designees of the Yucaipa Group.

  In addition, each of the Smith Group and the Yucaipa Group has agreed that they each will, at any annual or special meeting of the stockholders at which the directors of the Company are to be elected or in connection with a solicitation of consents through which directors of the Company are to be selected, to vote (or give a written consent with respect to) all of their respective Company Voting Securities in favor of the election to the Company's Board of Directors of the nominees designated by such other Group.

  Termination; Amendment. The Standstill Agreement will terminate at any time that the Yucaipa Group and its affiliates own less than 2% of the outstanding shares of Common Stock. The Standstill Agreement may be amended or waived if such amendment or waiver is in writing and executed by all parties thereto; provided that any amendment or waiver requires the approval of a majority of the Disinterested Directors of the Company.

MANAGEMENT SERVICES AGREEMENT

  On the Closing Date, the Company will enter into the Management Services Agreement with Yucaipa.

  Term, Duties, Fees and Expenses. Yucaipa through its partners, employees or other designated representatives or agents, will agree to provide, the Company and its subsidiaries, subject to the supervision of the Board of Directors of the Company, management consultation and advice regarding strategic planning and development, budgeting, future financing plans, selection and retention of management employees, integration strategy, legal and government affairs, and such other similar management services as may be requested by the Board of Directors from time to time for a term of five years. In return, the Company will agree to pay Yucaipa an annual management fee of $1 million and will reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Management Services Agreement. In the event that during the term of the Management Services Agreement, the Board of Directors requests Yucaipa to provide (i) consulting services in connection with any proposed acquisition or divestiture transaction or any debt or equity financing, or (ii) any other services not otherwise covered by such agreement, Yucaipa will be entitled to such additional compensation for such services as may be agreed upon by Yucaipa and the Company (and approved by a majority of the Company's disinterested directors). Under certain circumstances, the Company may prepay a portion of the management fees payable to Yucaipa under the Management Services Agreement through the issuance of up to 100,000 shares of the Company's Class B Common Stock at its then current fair market value.

  The Company will also agree that in connection with Yucaipa's services, Ronald Burkle will have the right to serve as the Chief Executive Officer of the Company during the term of the Management Services Agreement and will have all the rights and responsibilities customarily vested in a chief executive officer. Mr. Burkle will not receive any compensation for serving in such capacity beyond the compensation paid to Yucaipa under the Management Services Agreement.

  Termination Rights. The Management Services Agreement will be terminable by the Company (i) at any time following the determination of the Company's Board of Directors to effect such termination by giving Yucaipa at least 90 days' notice, (ii) if Yucaipa fails to reasonably perform any material covenant, agreement, term or provision of the Management Services Agreement following 60 days' notice, (iii) at any time if, in connection with its performance under the Management Services Agreement, Yucaipa or any of its partners commits any act of fraud, dishonesty or gross negligence which is materially detrimental to the business or reputation of the Company, (iv) if certain payment or other defaults occur under the Company's New Credit Facility or new senior or senior subordinated debt indentures entered into in connection with the Recapitalization or any other material debt agreements entered into to refinance such indebtedness, subject to certain cure periods and conditions,
(v) if Yucaipa or any member of the Yucaipa Group is in material default under the Standstill Agreement which default will not have been cured or waived within 90 days' notice, or (vi) if at any time, Yucaipa or any member of the Yucaipa Group owns less than 50% of the shares of Class B Common Stock of the Company originally acquired by them in the Merger.

  The Management Services Agreement will be terminable by Yucaipa (i) if the Company fails to reasonably perform any material covenant, agreement, term or provisions of the Management Services Agreement following 60 days' notice,
(ii) if the Company fails to make any payment due to Yucaipa under the Management Services Agreement, if such payments are not made in full within 30 days' notice, (iii) if the designees of the Yucaipa Group cease to be members of the Board of Directors as required by the Standstill Agreement, (iv) if the Board of Directors fails to approve certain material recommendations by Yucaipa or if the Board of Directors otherwise takes action which materially interferes with the ability of Yucaipa to perform its responsibilities under the Management Services Agreement and such interference will continue for 60 days after notice is given, or (v) if Ronald Burkle ceases to be Chief Executive Officer of the Company, other than by reason of his death, disability, termination due to his commission of any act of fraud, dishonesty or gross negligence which is materially detrimental to the business or reputation of the Company, or any felony conviction or voluntary resignation.

  The Management Services Agreement may be terminated, at the election of either party if during its term there is a "change of control" of the Company (defined generally as either (i) the acquisition of beneficial ownership by any person or group of any securities of the Company such that, as a result such group or person beneficially owns 40% or more of the Company's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Company, or (ii) the sale of substantially all of the Company's assets or capital stock in a transaction or series of related transactions (excluding any transaction with Yucaipa or any of its partners or affiliates or any member of the Smith Group).

  Termination Fee. In the event the Management Services Agreement is terminated by (i) the Company without cause, (ii) Yucaipa for cause in accordance with such agreement, or (iii) pursuant to a change of control of the Company, the Company has agreed to pay or cause to be paid to Yucaipa a termination payment equal to the greater of (x) $5 million and (y) twice the total consulting fees that would have been earned by Yucaipa during the remaining term of the Management Services Agreement as if such agreement had not been terminated, without regard to sums previously paid by the Company to Yucaipa as part of its management fee.

  Non-Compete. Yucaipa will agree that during the term of the Management Services Agreement it will not, without the Company's prior written consent, provide management or consulting services to, or make equity investments over 5% in, any business which operates in excess of five retail supermarket stores in any market in which the Company operates in excess of five retail supermarket stores (a "Significant Competitor"), subject to certain exceptions and conditions.

  Indemnification. The Company will agree to indemnify and hold harmless Yucaipa and each of its affiliates, partners, officers, agents and the employees from and against all losses, claims, damages, liabilities or expenses (collectively, "losses") resulting from any claim, lawsuit or other proceeding by any person to which any of them may become subject which is related to or arising out of the performance of the services to be provided under the Management Services Agreement or the Recapitalization Agreement, including all reasonable out-of-pocket expenses, unless such losses result from (i) Yucaipa's or such party's gross negligence or willful misconduct or any intentional, material breach of the Management Services Agreement, or (ii) any settlement effected without the written consent of the Company, which consent will not be unreasonably withheld.

WARRANT AGREEMENT

  On the Closing Date, the Company and Yucaipa will enter into the Warrant Agreement, pursuant to which the Company will issue Yucaipa the Warrants to purchase shares of the Company's newly designated Class C Common Stock ("Warrant Shares") representing 10% of the aggregate shares of the outstanding Common Stock on a fully diluted basis upon consummation of the Recapitalization and Merger. The Warrants will be exercisable at an initial exercise price of $50 per share, subject to adjustment (the "Exercise Price").

  Half of the Warrants will be exercisable for a term of four years and the remaining half of the Warrants will be exercisable for a term of five years, subject in each case to extension for a five-year period if the market price of the Class B Common Stock is at least equal to the Exercise Price for a period of not less than 60 consecutive trading days.

  Each holder of Warrants, upon exercise, may elect to either receive from the Company, (i) the number of fully paid and nonassessable Warrant Shares which the holder may be entitled to receive upon exercise of the Warrants and payment of the Exercise Price then in effect, or (ii) the number of Warrant Shares, on a net basis, equal to the number of Warrant Shares otherwise issuable upon exercise of the Warrants less the number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would have been paid by the holder of the Warrants, without the exchange of any funds.

  The Class C Common Stock to be issued to Yucaipa upon exercise of its Warrants will be identical in all respects to the Class B Common Stock, except that the Class C Common Stock will be non-voting. Shares of Class C Common Stock will be convertible into an equal number of shares of Class B Common Stock following the transfer of such shares by Yucaipa to any person or entity not affiliated with Yucaipa.

  The number of shares issued upon exercise of the Warrants and the Exercise Price are subject to adjustment under standard anti-dilution provisions.

REGISTRATION RIGHTS AGREEMENT

  On the Closing Date, the Company will enter into the Registration Rights Agreement with Jeffrey Smith, Yucaipa, and certain holders of Smitty's Common Stock who will receive Class B Common Stock in the Merger. Under the terms of the Registration Rights Agreement, each of (i) the holders of a majority of the Registrable Securities (as defined in such agreement) held by Yucaipa, its affiliates and the holders of Smitty's Common Stock receiving Class B Common Stock in the Merger, and transferees of the foregoing, as a group (the "Yucaipa Holder Group"), and (ii) the holders of a majority of the Registrable Securities held by Jeffrey Smith and his affiliates, and transferees of the foregoing, as a group (the "Smith Holder Group") will each be entitled to two written requests (the "Demand Registrations") upon the Company for the registration under the Securities Act of all or a part (but not less than 20% of the original number of the Registrable Securities held by the persons making such demand) of their shares of Registrable Securities. Such Demand Registration may at the election of the demanding holders be in the form of an underwritten offering and such demanding holders shall be entitled to select the underwriters. The Company will only be required to effect one Demand Registration during any six-month period.

  If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of common equity securities (other than (i) a registration statement on Form S-4 or S-8 or (ii) a registration statement filed in connection with a Demand Registration or a Shelf Registration (as defined herein) or (iii) a registration statement filed in connection with an offer of securities solely to existing security holders of the Company), the Company will give notice of such proposed filing to the holders of Registrable Securities who are parties to the Registration Rights Agreement and their transferees and will offer such holders the opportunity to register their Registrable Securities as part of such registration (the "Piggyback Registrations").

  Upon the request of holders of a majority of the Registrable Securities held by the Yucaipa Holder Group at any time prior to the second anniversary of the Closing Date, the Company will cause to be filed with the

Commission as promptly as practicable after such request, but in no event later than 60 days thereafter, a shelf registration statement (the "Shelf Registration") which will provide for resales of Registrable Securities held by members of the Yucaipa Holder Group who have provided information required by the Registration Rights Agreement. The Company will agree to use its best efforts to have such Shelf Registration declared effective and to keep such Shelf Registration continuously effective, for a period of at least 120 days following the date on which it becomes effective under the Securities Act, provided that if the Registrable Securities received by the Yucaipa Holder Group are "restricted securities" within the meaning of Rule 144 of the Securities Act, any Shelf Registration Statement shall be kept continuously effective until such Registrable Securities are no longer subject to the two-year holding period imposed under Rule 144(c). However, in no event will the Company be required to keep the Shelf Registration in effect after the second anniversary of the Closing Date.

  In the event the Company is not able to fulfill all requests for the Registrable Securities to be included in any Demand Registration or Piggyback Registration, the Company has granted certain priority rights to the Smith Holder Group which enables the Smith Holder Group to have its Registrable Securities up to certain designated amounts included in such registrations before the Yucaipa Holder Group is entitled to include its Registrable Securities in such registrations.

  The Company will be obligated to pay its expenses associated with registration of the Registrable Securities, regardless of whether any registration statement required by the Registration Rights Agreement becomes effective, and the reasonable fees and disbursements of the holders of Registrable Securities of not more than one counsel chosen by the holders of a majority in number of such Registrable Securities. In addition, the Company will provide customary securities law indemnification to any party who participates in any registration effected under the Registration Rights Agreement.

  The Registration Rights Agreement will terminate upon the earlier to occur of (i) the mutual agreement by the parties thereto, (ii) with respect to any holder, such holder ceasing to own any Registrable Securities, (iii) the fifteenth anniversary of the Closing Date, or (iv) with respect to the Yucaipa Holder Group or the Smith Holder Group, the date on which the aggregate number of shares of outstanding Registrable Securities held by the Yucaipa Holder Group or the Smith Holder Group, as applicable, is less than 20%, of the Registrable Securities Shares originally held by the Yucaipa Holder Group or the Smith Holder Group, as applicable, immediately following the consummation of the Merger and the Recapitalization (except with respect to any holder that is an "affiliate" of the Company within the meaning of the Securities Act).

SMITH'S SHAREHOLDER AGREEMENT

  On January 29, 1996, each member of the Smith Group entered into the Smith's Shareholder Agreement with Smitty's and Yucaipa. The Smith Group consists of Jeffrey Smith, Chairman and Chief Executive Officer of the Company, Richard Smith, Vice Chairman of the Company, Fred Smith, a director of the Company (all of whom are brothers), and Ida W. Smith (their mother) and certain other related stockholders, along with certain family trusts controlled by those persons.

  In the Smith's Shareholder Agreement, members of the Smith Group, who are holders of approximately 30.4% and 64.5% of the outstanding shares of Common Stock and Series I Preferred Stock respectively (and approximately 62.1% of the aggregate number of votes eligible to be cast at the Stockholders' Meeting), have agreed to: (i) take no action inconsistent with the Recapitalization Agreement or that would prevent any condition precedent to the Merger from being satisfied; (ii) in the event the Company commences an Offer, tender a sufficient number of their shares of Common Stock to enable the Company to repurchase 50% of the outstanding shares of Common Stock pursuant to the Offer; (iii) refrain from soliciting, from any person other than Smitty's, offers relating to any acquisition or purchase of all, or any material portion of the assets of, or any equity interest in the Company; (iv) refrain from transferring their shares of the Company's capital stock without consent from the Company or Smitty's, and (v) vote their shares in favor of the Merger.

SMITTY'S STOCKHOLDERS' AGREEMENT

  On January 29, 1996, the Smitty's Principal Stockholders entered into, and Smitty's and Yucaipa have agreed to use their best efforts to cause each other stockholder of Smitty's to enter into, an agreement (the "Smitty's Stockholders' Agreement") with the Company. As of the date of this Proxy Statement, holders of 70% of the outstanding shares of Smitty's Common Stock have entered into the Smitty's Stockholders' Agreement.

  Each Smitty's stockholder who is a party to the Smitty's Stockholders' Agreement has agreed to (i) take no action inconsistent with the Recapitalization Agreement or that would prevent any condition precedent to the Merger from being satisfied, (ii) vote its shares in favor of the Recapitalization Agreement and the transactions contemplated thereby, including the Merger, at the meeting of the stockholders called for such purpose (and every adjournment thereof) or by written action without a meeting or otherwise, (iii) refrain from directly or indirectly soliciting offers from any person other than the Company or Acquisition relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in Smitty's or its subsidiaries or transferring their shares of the Company's capital stock, without the consent of the Company and Smitty's. On April 10, 1996, holders of a majority of the outstanding shares of Smitty's Common Stock approved the Recapitalization Agreement and the transactions contemplated thereby, including the Merger, by delivering to Smitty's a written consent in accordance with Smitty's bylaws and Delaware law.

                 FINANCING OF THE RECAPITALIZATION AND MERGER

GENERAL

  To consummate the Recapitalization and the Merger, the Company will require approximately $1,393.2 million (net of California Disposition proceeds of $68.0 million) of financing to repay certain outstanding indebtedness of the Company and Smitty's, purchase Common Stock in the Offer, purchase shares of Series I Preferred Stock, purchase management stock options, and pay related fees and expenses. The Company plans to obtain the necessary funds by (a) borrowings of approximately $818.2 million aggregate principal amount under the New Credit Facility to be provided by a syndicate of banks led by Bankers Trust and Chase Manhattan; (b) the issuance of up to $150 million of New Senior Notes; (c) the issuance of up to $350 million of New Senior Subordinated Notes; and (d) the issuance of New Preferred Stock by the Company for gross proceeds of $75 million. In addition, the Company will assume approximately $43.6 million (at December 30, 1995) of existing indebtedness of Smitty's upon consummation of the Merger.

  Yucaipa has caused to be delivered to the Company and the Company has accepted, a commitment letter dated January 25, 1996 (as amended, the "Bank Commitment Letter") from Bankers Trust and Chase Manhattan, as arrangers, providing for borrowings by the Company in an aggregate principal amount of approximately $995 million under the New Credit Facility. Yucaipa has also caused to be delivered to the Company and the Company has accepted a letter dated January 25, 1996 (the "Highly Confident Letter") from BT Securities Corporation, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and Chase Securities Inc. (the "Investment Banks") relating to the issuance and sale by the Company of the following new securities (the "New Securities"): (i) $150 million aggregate principal amount of New Senior Notes, (ii) $350 million aggregate principal amount of New Senior Subordinated Notes, and (iii) $75 million in gross proceeds of New Preferred Stock. In the Highly Confident Letter, the Investment Banks stated that, based upon their understanding of the transactions and financing summarized in such letter and current market conditions and subject to the conditions contained in such letter, they are highly confident of their ability to sell or place the New Securities.

  Yucaipa has agreed in the Recapitalization Agreement to use all reasonable efforts to consult with the Company concerning and, as appropriate, assist the Company in arranging for the Company to enter into one or more agreements providing for financing (collectively the "Financing Agreements"), with terms and conditions which are consistent with the related Commitment Letter and the Highly Confident Letter and are otherwise reasonably satisfactory to the Company.

  The following table illustrates the pro forma sources and uses of funds to consummate the Recapitalization and Merger, assuming such transactions are consummated as of December 30, 1995. Although management believes the pro forma amounts estimated below are reasonable under the circumstances, actual sources and uses may differ from those set forth below:

                               SOURCES AND USES
                             (DOLLARS IN MILLIONS)

        SOURCES                                        USES
        -------                                        ----
New Term Loans (a)...... $  805.0 Purchase Company's Common Stock............... $  451.3
New Revolving Facility
 (a)(b).................     13.2 Purchase Company's Management Options.........     13.7
New Senior Notes........    150.0 Purchase Company's Series I Preferred Stock...      1.0
New Senior Subordinated
 Notes..................    350.0 Repay Company's Mortgage Notes................    257.1
New Preferred Stock.....     75.0 Repay Company's Unsecured Notes...............    410.0
California Disposition            Repay Company's Revolving Credit Facility (b).
 Proceeds (b)...........     68.0                                                    68.0
                                  Repay Smitty's Notes (c)......................     50.0
                                  Repay Smitty's Debentures (c).................     18.4
                                  Repay Smitty's Bank Credit Facility...........     34.9
                                  Debt Refinancing Premiums.....................     56.8
                                  Accrued Interest..............................     12.6
                                  Fees and Expenses.............................     87.4
                         --------                                                --------
Total Sources........... $1,461.2 Total Uses.................................... $1,461.2
                         ========                                                ========

- --------
(a) The Company has obtained a commitment from Bankers Trust and Chase Manhattan for the New Credit Facility that will provide up to $805 million aggregate principal amount of term loans ("New Term Loans") and a $190 million revolving credit facility (the "New Revolving Facility") which will be available for working capital requirements and general corporate purposes. A portion of the New Revolving Facility may be used to support letters of credit, approximately $28 million of which are anticipated to be issued upon consummation of the Recapitalization and Merger. The New Credit Facility will be guaranteed by all subsidiaries of the Company, including Smitty's. See "Financing of the Recapitalization and Merger--New Credit Facility."

(b) The information presented is derived from the Unaudited Pro Forma Financial Statements contained elsewhere herein which reflect (i) the receipt of cash proceeds from the California Divestiture and the assumed receipt of cash proceeds from the sale of the Company's remaining California assets, pursuant to the California Asset Disposition, in an amount equal to the net book value of such assets after giving effect to the California Asset Disposition Charge; and (ii) the application of a portion of the cash proceeds therefrom to repay (A) the Company's historical revolving credit balances at December 30, 1995 ($68.0 million) and (B) $13.2 million of indebtedness anticipated to be incurred under the New Revolving Facility in connection with the consummation of the Recapitalization and Merger. Subsequent to December 30, 1995, the Company has received net cash proceeds from the California Divestiture of $67.2 million and expects to receive an additional $10.6 million in proceeds from the California Divestiture shortly after the Closing Date. The Company intends to use such additional proceeds to reduce revolving loans under the New Revolving Facility. The Company has not entered into any contracts relating to the California Asset Disposition and there can be no assurance as to the timing or the amount of net proceeds, if any, which the Company will actually receive from such disposition. See "Unaudited Pro Forma Combined Financial Statements" and "The Company, Smitty's and Yucaipa--The California Divestiture."

(c) Assumes that all outstanding Smitty's Notes and Smitty's Debentures are tendered and accepted for purchase in connection with the Smitty's Debt Tenders. If all of the outstanding Smitty's Notes and Smitty's Debentures are not tendered and accepted for purchase, the Company anticipates that it would reduce other borrowings.

  On or prior to the Offer Closing Date, the Company has agreed in the Recapitalization Agreement to effect the borrowings and issuances and sales, as applicable, under the Financing Agreements, the funds of which will be used upon expiration of the Offer together with other funds available to: (i) purchase 50% of its outstanding Common Stock for approximately $451.3 million;
(ii) repay approximately $667.1 million (pro forma at December 30, 1995) million of indebtedness of the Company and $103.3 million (pro forma at December 30, 1995) indebtedness of Smitty's; (iii) purchase up to half of the outstanding management stock options of the Company for approximately $13.7 million; and (iv) purchase approximately $1 million of its outstanding Series I Preferred Stock.

  In connection therewith, the Company has agreed to use all reasonable efforts to negotiate, prepare and enter into definitive Financing Agreements to provide for the financing on terms and conditions which are consistent with those contained in the Commitment Letter and the Highly Confident Letter and are otherwise reasonably satisfactory to the Company. The Company, Acquisition, Smitty's and Yucaipa agreed in the Recapitalization Agreement to use all reasonable efforts to satisfy, on or before the Offer Closing Date, all requirements of the Financing Agreements which are conditions to closing the transactions constituting the Financings. The Company has agreed to prepare registration statements for filling pursuant to the Securities Act in order to permit the public offering of the New Securities and to take such other actions in connection therewith as may be appropriate to complete such public offerings.

NEW CREDIT FACILITY

  In connection with the Recapitalization and Merger, the Company will enter into the New Credit Facility with a syndicate of financial institutions for whom Bankers Trust will act as administrative agent. The Company has accepted the Bank Commitment Letter from Bankers Trust and Chase Manhattan pursuant to which Bankers Trust and Chase Manhattan, as arrangers (the "Arrangers"), have agreed, subject to certain conditions, to provide the Company $995 million of financing under the New Credit Facility. The following is a summary of the anticipated material terms and conditions of the New Credit Facility. This summary does not purport to be a complete description of the New Credit Facility and is subject to the detailed provisions of the loan agreement (the "Loan Agreement") and various related documents to be negotiated and entered into in connection with the New Credit Facility.

  General. The New Credit Facility will provide for (i) the New Term Loans in the aggregate amount of $805 million, comprised of the $325 million Tranche A Loans, the $160 million Tranche B Loans, the $160 million Tranche C Loans and the $160 million Tranche D Loans; and (ii) the $190 million New Revolving Facility under which working capital loans may be made and commercial or standby letters of credit in the maximum aggregate amount to be agreed upon among the Company and the Arrangers, under which approximately $28 million of letters of credit are expected to be issued upon consummation of the Recapitalization and Merger.

  Proceeds of the New Term Loans and loans under the New Revolving Facility on the Closing Date, together with proceeds from the New Securities and the California Divestiture will be used to fund the cash requirements for the Offer, refinance certain existing indebtedness of the Company and Smitty's, purchase a portion of the Series I Preferred Stock, purchase certain of the Company's management options and pay various refinancing premium fees, expenses and other costs associated with the Recapitalization and Merger. The New Revolving Facility will be available to provide for the working capital requirements and general corporate purposes of the Company and to issue commercial and standby letters of credit.

  Interest Rate; Fees. Borrowings under (i) the New Revolving Facility and the Tranche A Loans will bear interest at a rate equal to the Base Rate (as defined in the Loan Agreement) plus 1.50% per annum or the reserve adjusted Euro-Dollar Rate (as defined in the Loan Agreement) plus 2.75% per annum; (ii) the Tranche B Loans will bear interest at the Base Rate plus 2.00% per annum or the reserve adjusted Euro-Dollar Rate plus 3.25% per annum; (iii) the Tranche C Loans will bear interest at the Base Rate plus 2.50% per annum or the reserve adjusted Euro-Dollar Rate plus 3.75% per annum; and (iv) the Tranche D Loans will bear interest at the Base Rate plus 2.75% per annum or the reserve adjusted Euro-Dollar Rate plus 4.00% per annum, in each case as selected by the Company. Applicable interest rates on Tranche A Loans and the New Revolving Facility and the fees payable under the New Revolving Facility on letters of credit, will be reduced in increments of 0.25% per annum, up to an aggregate of 0.50% per annum, after the New Term Loans have been reduced by such amounts and if the Company meets certain financial tests to be agreed upon among the Company and the Arrangers. Up to $30 million of the New Revolving Facility will be available as a swingline facility and loans outstanding under the swingline facility shall bear interest at the Base Rate plus 1.00% per annum (subject to adjustment as described in the preceding sentence). After the occurrence of a default under the New Credit Facility, interest will accrue at the rate equal to the rate on loans bearing interest at the rate determined by reference to the Base

Rate plus an additional 2.00% per annum. The Company will pay the issuing bank a fee of 0.25% per annum on each standby letter of credit and each commercial letter of credit and will pay the lenders under the New Credit Facility a fee equal to the margin on Eurodollar Rate loans under the Revolving Credit Facility (the "Eurodollar Margin") for standby letters of credit and a fee equal to the Eurodollar Margin minus 1.00% per annum for commercial letters of credit. Each of these fees will be calculated based on the amount available to be drawn under a letter of credit. In addition, the Company will pay a commitment fee of 0.50% per annum on the unused portions of the New Revolving Facility and for purposes of calculating this fee, loans under the swingline facility shall not be deemed to be outstanding. The New Credit Facility will require the Company to enter into hedging agreements to limit its exposure to increases in interest rates for a period of not less than two years after the Closing Date. The New Credit Facility may be prepaid in whole or in part without premium or penalty.

  Amortization; Prepayments. The Tranche A Loans will mature six and one-quarter years after the Closing and will be subject to amortization, commencing on the nine month anniversary of the Closing in the amount of $7.5 million, and thereafter commencing on the first anniversary of the Closing on a quarterly basis in aggregate annual amounts of $45 million in the second year, $55 million in the third year, $65 million in the fourth year, $65 million in the fifth year, $60 million in the sixth year, and $13.75 million on the sixth anniversary of the Closing and in the first quarter of the seventh year. The Tranche B Loan will mature seven and one-half years after the Closing and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.6 million for the first six years and in the seventh year payable in installments of $4.0 million in the first quarter and $18 million in each of the last three quarters and in the eighth year payable in installments of $22.7 million in the first quarter and $69.7 million in the second quarter. The Tranche C Loans will mature eight and one-half years after the Closing and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.6 million for the first seven years and in the eighth year payable in installments of $0.4 million in each of the first two quarters and $25 million in each of the last two quarters and in the ninth year payable in installments of $25 million in the first quarter and $73 million in the second quarter. The Tranche D Loans will mature nine and one-quarter years after the Closing and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.6 million for the first eight years and in the ninth year payable in installments of $0.4 million in each of the first two quarters, $29 million in the third quarter and $32 million in the last quarter and in the tenth year in an installment of $85.4 million in the first quarter. The New Revolving Facility will mature on the same date as the Tranche A Loans. The Company will be required to reduce loans outstanding under the New Revolving Facility to $85 million for a period of not less than 30 consecutive days during the first 12-month period following the Closing and to $75 million for a period of not less than 30 consecutive days during each consecutive 12-month period thereafter. The Company will be required to make certain prepayments, subject to certain exceptions, on the New Credit Facility with 75% of Consolidated Excess Cash Flow (as defined in the Loan Agreement) and with the proceeds from certain asset sales, issuances of debt and equity securities and any pension plan reversion. Such prepayments will be allocated pro rata between the Tranche A Loans, Tranche B Loans, Tranche C Loans and the Tranche D Loans and to scheduled amortization payments of the Tranche A Loans, the Tranche B Loans, Tranche C Loans, and the Tranche D Loans pro rata, provided that at the election of the Company mandatory prepayments of Tranche A Loans made with Excess Land Proceeds (as defined in the Loan Agreement) may be applied to the Tranche A Loans in forward order of maturity up to $50 million. At the option of the Company, mandatory prepayments on the Tranche B Loans, the Tranche C Loans and the Tranche D Loans will be used to make an offer to repay such Loans and to the extent not accepted by the holders of such loans (x) in the event such mandatory prepayments are to be made from Excess Land Proceeds, such mandatory prepayments not so accepted will be applied to the prepayment of the Tranche A Loans and (y) in the event of all other mandatory prepayments, 50% of such amount will be applied to reduce Tranche A Loans on a pro rata basis and the remaining 50% may be retained by the Company.

  Guarantees and Collateral. All subsidiaries of the Company will guarantee the Company's obligations under the New Credit Facility. The Company's obligations and the guarantees of its subsidiaries will be secured by a first priority lien on all existing and after-acquired personal property of the Company and its subsidiaries, including a pledge of the stock of all subsidiaries of the Company and by first priority liens on all unencumbered real property fee interests of the Company and its subsidiaries and the Company and its subsidiaries will use their reasonable economic efforts to provide the lenders with a first priority lien on all unencumbered leasehold interests of the Company and its subsidiaries.

  Covenants. The obligation of the lenders under the New Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company will be subject to certain customary affirmative and negative covenants in the New Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional indebtedness and other obligations, (ii) mergers and acquisitions, (iii) asset sales, (iv) the granting of liens, (v) prepayment or repurchase of other indebtedness, (vi) engaging in transactions with affiliates, (vii) capital expenditures, (vii) the making of investments, (ix) dividends and other payments with respect to equity interests, or (x) rental payments. In addition, the New Credit Facility will require that the Company maintain certain specified financial covenants, including a minimum fixed charge coverage, a minimum operating cash flow, a maximum ratio of total debt to operating cash flow and a minimum net worth.

  Events of Default. The New Credit Facility also provides for customary events of default. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the New Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the New Securities.

NEW SENIOR NOTES AND NEW SENIOR SUBORDINATED NOTES

  As part of the financing required to consummate the Recapitalization and the Merger, it is anticipated that the Company will offer $150 million aggregate principal amount of its New Senior Notes and $350 million aggregate principal amount of its New Senior Subordinated Notes (the New Senior Subordinated Notes, together with the New Senior Notes, the "New Notes"). The New Senior Notes will mature on the tenth anniversary of the Closing Date and the New Senior Subordinated Notes will mature on the eleventh anniversary of the Closing Date. The New Notes will bear interest, payable semiannually, at the respective rates to be determined by the Company and the Investment Banks prior to the consummation of the Recapitalization. The following is a summary of the anticipated material terms and conditions of the New Notes. This summary does not purport to be a complete description of the New Notes and is subject to the detailed provisions of the indentures and various related documents to be negotiated and entered into in connection with the New Notes.

  It is anticipated that the New Notes will be redeemable, in whole or in part, at the option of the Company, at any time on and after the fifth anniversary of their issue date at the respective redemption prices, representing a premium that declines ratably to par over an anticipated four-year period, to be determined by the Company and the Investment Banks. In addition, it is expected that on or prior to the third anniversary of the issue date of the New Notes, the Company may, at its option, use the net cash proceeds of public equity offerings to redeem up to an aggregate of 35% of the New Senior Notes originally issued and up to 35% of the New Senior Subordinated Notes originally issued, at the respective redemption prices to be determined by the Company and the Investment Banks. Upon a change of control of the Company (as defined in the indentures pursuant to which the New Notes will be issued), each holder of New Notes will have the right to require the Company to repurchase such holder's New Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

  The New Senior Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with other senior unsecured indebtedness of the Company. However, the New Senior Notes will be effectively subordinated to all secured indebtedness of the Company, including indebtedness under the New Credit Facility. The New Senior Notes will rank senior in right of payment to all subordinated indebtedness of the Company, including the New Senior Subordinated Notes. The New Senior Subordinated Notes will be senior subordinated unsecured obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness (as defined in the indentures) of the Company, including the Company's obligations under the New Credit Facility and the New Senior Notes.

  It is anticipated that the indenture pursuant to which the New Senior Notes will be issued will contain certain covenants, including, but not limited to, covenants with respect to the following: (i) limitation on restricted payments; (ii) limitation on incurrences of additional indebtedness; (iii) limitation on liens; (iv) limitation on asset sales; (v) limitation on dividend and other payment restrictions affecting subsidiaries;
(vi) limitation on transactions with affiliates; (vii) limitation on subsidiary assets and indebtedness; (viii) limitation on mergers and certain other transactions; and (ix) limitation on preferred stock of subsidiaries. It is anticipated that the indenture pursuant to which the New Senior Subordinated Notes will be issued will contain the foregoing covenants, as well as a prohibition on incurrence of any indebtedness subordinated to any other indebtedness but senior to the New Senior Subordinated Notes.

NEW PREFERRED STOCK

  As part of the financing required to consummate the Recapitalization and the Merger, it is anticipated that the Company will offer $75 million liquidation preference of New Preferred Stock. The following is a summary of the anticipated material terms and conditions of the New Preferred Stock. This summary does not purport to be a complete description of the New Preferred Stock and is subject to the detailed provisions of the certificate of designation and various related documents to be entered into in connection with the New Preferred Stock.

  The New Preferred Stock will be nonvoting, except as otherwise required by law and except in certain circumstances described herein, including (i) amending certain rights of the holders of the New Preferred Stock and (ii) the issuance of any class of equity securities that ranks on parity with or senior to the New Preferred Stock. In addition, if the Company (i) fails to pay dividends in respect of more than six quarters in the aggregate (or if after the fifth anniversary of the issue date such dividends are not paid in cash),
(ii) fails to discharge any redemption obligation, or (iii) fails to make a required change of control offer, holders of a majority of the outstanding shares of New Preferred Stock, voting as a class, will be entitled to elect two additional members to the Company's Board of Directors.

  The New Preferred Stock will, with respect to dividend rights, rights on liquidation and winding-up and dissolution of the Company, rank, subject to certain conditions, (i) senior to (a) all classes of Common Stock of the Company and (b) each other class of capital stock or series of preferred stock issued by the Company after the issuance of the New Preferred Stock the terms of which specifically provide that such class or series will rank junior to the New Preferred Stock or junior or on parity with any class of Common Stock or which do not specify their rank, (ii) on parity with the Series I Preferred Stock and each other class of capital stock or series of preferred stock issued by the Company after the issuance of the New Preferred Stock the terms of which specifically provide that such class or series will rank on parity with the New Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company and (iii) junior to each other class of capital stock or other series of preferred stock issued by the Company after the issuance of the New Preferred Stock the terms of which specifically provide that such series will rank senior to the New Preferred Stock.

  Dividends on the New Preferred Stock will accrue from the date of issuance and will be payable quarterly at a rate per annum to be determined by the Company and the Investment Banks. The Company, at its option, may pay dividends on any dividend payment date occurring on or before the fifth anniversary of the issue date by adding an amount equal to such dividends to the then effective liquidation preference of the New Preferred Stock. The New Credit Facility and the indentures governing the Notes will restrict the payment of cash dividends on the New Preferred Stock.

  The New Preferred Stock will be redeemable, subject to certain conditions, at the option of the Company, in whole at any time or in part from time to time on or after the fifth anniversary of the issue date at the redemption prices to be determined by the Company and the Investment Banks, plus, without duplication, an amount equal to accrued and unpaid dividends to the date of redemption. In addition, on or prior to the third anniversary of the Closing Date, the Company may, at its option and subject to certain conditions, use the net cash proceeds of one or more public equity offerings to redeem up to an aggregate of 35% of the shares of New

Preferred Stock originally issued at a redemption price to be determined by the Company and the Investment Banks, plus, without duplication, an amount equal to accrued and unpaid dividends to the date of redemption. The Company will be required, subject to certain conditions, to redeem all of the shares of New Preferred Stock outstanding on the twelfth anniversary of the Closing Date at a redemption price equal to 100% of the then effective liquidation preference thereof, plus, without duplication, an amount equal to accrued and unpaid dividends to the date of redemption.

  Upon the occurrence of a change of control (as defined), the Company will, subject to certain conditions, offer to purchase all outstanding shares of New Preferred Stock at a price equal to 101% of the then effective liquidation preference thereof, plus, without duplication, an amount equal to accrued and unpaid dividends to the date of purchase. The New Credit Facility and the indentures governing the New Notes will limit the ability of the Company to make an offer to purchase the New Preferred Stock in the event of a change of control.

NEW EXCHANGE DEBENTURES

  Subject to certain conditions, the New Preferred Stock will be exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date, for the Company's Subordinated Exchange Debentures due 2008 (including any such securities paid in lieu of cash interest, as described herein, the "New Exchange Debentures"). Interest on the New Exchange Debentures will be payable at a rate to be determined by the Company and the Investment Banks and will accrue from the date of exchange thereof. Interest on the New Exchange Debentures will be payable semi-annually in cash or, at the option of the Company, on or prior to the fifth anniversary of the Closing Date, in additional New Exchange Debentures, commencing on the first such date after the exchange of the New Preferred Stock for the New Exchange Debentures. The New Exchange Debentures will mature on the twelfth anniversary of the Closing Date and are, subject to certain conditions, redeemable, at the option of the Company, in whole or in part, on or after the fifth anniversary of the Closing Date, at the redemption prices to be determined by the Company and the Investment Banks, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to the third anniversary of the Closing Date, the Company may, at its option and subject to certain conditions, use the net cash proceeds of one or more public equity offerings to redeem up to an aggregate of 35% of the principal amount of the New Exchange Debentures originally issued.

  The New Exchange Debentures will be subordinated to all existing and future Senior Indebtedness of the Company, including the New Credit Facility and the New Notes. In addition, the New Exchange Debentures will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of the Company.

  In the event of a change of control, the Company will, subject to certain conditions, offer to purchase all outstanding New Exchange Debentures at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The New Credit Facility and the indentures governing the New Notes will limit the Company's ability to make an offer to purchase the New Exchange Debentures in the event of a change of control.

                           PRO FORMA CAPITALIZATION

  The following table sets forth the consolidated pro forma capitalization of the Company at December 30, 1995, giving effect to the Recapitalization and Merger and the California Disposition. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the historical consolidated financial statements of the Company and Smitty's, and the related notes thereto, included elsewhere in this Proxy Statement.

                                                                 PRO FORMA
                                                           ---------------------
                                                           (DOLLARS IN MILLIONS)
   Current portion of long-term debt:
     New Term Loans......................................        $   12.3
     Other indebtedness..................................             1.4
                                                                 --------
       Total current portion of long-term debt...........        $   13.7
                                                                 ========
   Long-term debt:
     New Term Loans (a)..................................        $  792.7
     New Revolving Facility (a)(b).......................             --
     New Senior Notes....................................           150.0
     New Senior Subordinated Notes.......................           350.0
     Other indebtedness..................................            50.4
                                                                 --------
       Total long-term debt..............................         1,343.1
                                                                 ========
   Redeemable preferred stock, $.01 par value............             3.3
   New Preferred Stock, $.01 par value...................            71.2
   Common stockholders' equity:
     Common Stock, $.01 par value (c)....................             0.2
     Additional paid-in capital..........................           164.9
     Retained earnings (deficit).........................          (286.7)
                                                                 --------
       Total common stockholders' equity (deficit).......          (121.6)
                                                                 --------
         Total capitalization............................        $1,296.0
                                                                 ========

- --------
(a) The Company has obtained a commitment from Bankers Trust and Chase Manhattan for the New Credit Facility that will provide up to $805 million aggregate principal amount of New Term Loans and a $190 million New Revolving Facility. A portion of the New Revolving facility may be used to support letters of credit, approximately $28 million of which are anticipated to be issued at the Closing Date. The New Credit Facility will be guaranteed by all subsidiaries of the Company, including Smitty's. See "Financing of the Recapitalization and Merger--New Credit Facility."
(b) Assumes that all outstanding Smitty's Notes and Smitty's Debentures are tendered and accepted for purchase in connection with the Smitty's Debt Offer. If all of the outstanding Smitty's Notes and Smitty's Debentures are not tendered and accepted for purchase, the Company anticipates that it would reduce other borrowings. As a result of the assumed application of a portion of the proceeds of the California Disposition to eliminate pro forma revolving credit balances, pro forma total debt at December 30, 1995 does not reflect anticipated revolving credit facility borrowings upon consummation of the transactions of $13.2 million.
(c) Does not reflect (i) management options to purchase up to an aggregate of 808,250 shares of Class B Common Stock expected to be outstanding upon consummation of the Recapitalization and Merger, or (ii) Warrants to purchase shares of Class C Common Stock of the Company (to be issued at an initial exercise price of $50.00 per share) to be issued to Yucaipa upon consummation of the Recapitalization and Merger. See "Certain Related Agreements."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


  The following unaudited pro forma combined financial statements of the Company for the 52 weeks ended December 30, 1995 give effect to (a) the Recapitalization and Merger and the application of the proceeds therefrom and
(b) the California Disposition and the retention of the anticipated proceeds therefrom as cash (after reducing pro forma revolving credit balances to zero), in each case as if such transactions occurred on January 1, 1995, with respect to the pro forma operating and other data, and as of December 30, 1995, with respect to the pro forma balance sheet data. Such pro forma information: (i) eliminates the results of operations of the Company's California retail division and the related assets and liabilities as of and for the 52 weeks ended December 30, 1995 from the Company's results of operations and balance sheet data as of and for the 52 weeks ended December 30, 1995 and (ii) combines the operating results and balance sheet data of the Company, pro forma for the elimination of the Company's California retail division and the related assets and liabilities, as of and for the 52 weeks ended December 30, 1995 with the operating results and balance sheet data of Smitty's as of and as of and for the 52 weeks ended January 14, 1996.

  As indicated above, the unaudited pro forma combined financial statements give effect to the California Divestiture and the California Asset Disposition and the retention of the anticipated proceeds therefrom as cash. In connection with the California Divestiture, the Company entered into agreements to sell or lease 16 stores and related equipment and three non-operating properties. These transactions are expected to generate net cash proceeds of $77.8 million, of which $67.2 million has been received to date. The remaining 18 stores in California have been closed. In connection with the California Divestiture, the Company recorded the $140 million (pre-tax) California Divestiture Charge for the year ended December 30, 1995 and classified the assets to be leased or sold as assets held for sale. The California Divestiture Charge reflected (i) a provision for anticipated future lease obligations, (ii) the anticipated cost to the Company of closing its California stores and distribution center (primarily termination payments and inventory), and (iii) certain asset valuation adjustments. The asset valuation adjustments included in the California Divestiture Charge reflected the reduction in net realizable values for the equipment in all of the Company's California stores and distribution center and for the land and buildings associated only with those properties being sold or leased. Pursuant to the California Asset Disposition, following the consummation of the Recapitalization and Merger the Company intends to accelerate the disposition of its 18 non-operating stores and its excess land in California. As a result of the adoption of this strategy, the Company intends to record a pre-tax charge to earnings of approximately $125 million (the California Asset Disposition Charge) to reflect the difference between the anticipated cash proceeds from the accelerated dispositions and the Company's existing book values for such assets. For purposes of the Unaudited Pro Forma Combined Balance Sheet, the Company has given effect to the California Asset Disposition as if each of the relevant properties had been sold for a cash amount equal to its net book value after giving effect to the California Asset Disposition Charge. The proceeds of such assumed sales, together with the proceeds of the California Divestiture, are reflected in the Company's pro forma cash balances (net of pro forma revolving credit borrowings, which have been eliminated) at December 30, 1995. INVESTORS ARE CAUTIONED THAT THE COMPANY HAS NOT ENTERED INTO ANY CONTRACTS RELATING TO THE CALIFORNIA ASSET DISPOSITION AND THAT THERE CAN BE NO ASSURANCE AS TO THE TIMING OR THE AMOUNT OF NET PROCEEDS, IF ANY, WHICH THE COMPANY WILL ACTUALLY RECEIVE FROM SUCH DISPOSITION.

  The pro forma adjustments to give effect to the California Disposition and the Recapitalization and Merger are based upon currently available information and upon certain assumptions that management believes are reasonable. The statement of results of operations used to derive the adjustments to eliminate the California results of operations differs from a complete statement in that allocations for interest expense and certain services provided by the Company, including, but not limited to, portions of legal assistance, employee benefits administration, treasury, accounting, auditing, tax functions and real estate, have not been made. The Merger will be accounted for by the Company as a purchase of Smitty's by the Company and Smitty's assets and liabilities will be recorded at their estimated fair market values at the date of the Merger. The adjustments included in the Unaudited Pro Forma Combined Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and Smitty's, together with the related notes thereto, included elsewhere in this Proxy Statement.

  The Unaudited Pro Forma Combined Financial Statements do not reflect (i) any of the net annual cost savings which management believes are achievable by the end of the third full year of operations following the Merger, or (ii) the anticipated costs to be incurred in connection with the integration of operations in Arizona. The Unaudited Pro Forma Combined Statement of Operations included herein does not reflect the California Divestiture Charge, the California Asset Disposition Charge, an extraordinary loss on extinguishment of debt, an anticipated charge relating to certain costs expected to be incurred by the Company in connection with the Merger, a potential severance payment to the Chairman and Chief Executive Officer of the Company or compensation expense in connection with the repurchase of certain management stock options as part of the Recapitalization. See Note (g) to the Unaudited Pro Forma Combined Statement of Operations.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                             52 WEEKS ENDED
                          ------------------------------------------------------
                                                                    JANUARY 14,
                                     DECEMBER 30, 1995                  1996                           PRO FORMA
                          ----------------------------------------  ------------ ADJUSTMENTS FOR      COMBINED FOR
                                                        PRO FORMA                   CALIFORNIA         CALIFORNIA
                          THE COMPANY  ADJUSTMENTS FOR COMPANY FOR    SMITTY'S   DISPOSITION AND      DISPOSITION
                          (HISTORICAL)   CALIFORNIA    CALIFORNIA   (HISTORICAL) RECAPITALIZATION AND RECAPITALIZATION
                           (AUDITED)   DIVESTITURE(A)  DIVESTITURE  (UNAUDITED)     AND MERGER         AND MERGER
                          ------------ --------------- -----------  ------------ ---------------- --------------------
Net sales...............   $  3,083.7      $(674.6)    $  2,409.1    $   584.3        $                $  2,993.4
Cost of goods sold......      2,386.7       (516.2)       1,870.5        419.6                            2,290.1
                           ----------      -------     ----------    ---------        ------           ----------
                                697.0       (158.4)         538.6        164.7                              703.3
Expenses:
  Operating, selling and
   administrative.......        461.4       (145.6)         315.8        136.0           0.4 (b)            452.2
  Depreciation and
   amortization.........        105.0        (27.0)          78.0         12.3          (1.3)(c)
                                                                                         0.9 (d)             89.9
  Restructuring charges.        140.0       (140.0)
  Interest..............         60.0                        60.0         18.4          53.9 (e)            132.3
  Amortization of debt
   issuance costs.......          0.4                         0.4          1.0           8.4 (e)              9.8
                           ----------      -------     ----------    ---------        ------           ----------
Income (loss) before
 income taxes...........        (69.8)       154.2           84.4         (3.0)        (62.3)                19.1
Income tax expense
 (benefit)..............        (29.3)        63.2           33.9         (0.7)        (23.9)(f)              9.3
                           ----------      -------     ----------    ---------        ------           ----------
Net income (loss) (g)...        (40.5)        91.0           50.5         (2.3)        (38.4)                 9.8
Preferred stock
 accretion..............                                                               (10.2)(h)            (10.2)
                           ----------      -------     ----------    ---------        ------           ----------
Income (loss) applicable
 to common shares.......   $    (40.5)     $  91.0     $     50.5    $    (2.3)       $(48.6)          $     (0.4)
                           ==========      =======     ==========    =========        ======           ==========
Net income (loss) per
 common
 share (g)..............   $    (1.62)                 $     2.00    $   (2.30)                        $    (0.03)(i)
                           ==========                  ==========    =========                         ==========
Weighted average common
 shares outstanding.....   25,031,000                  25,284,000    1,001,000                         15,530,000
                           ==========                  ==========    =========                         ==========
Ratio of earnings to
 fixed charges (j)(k)...           --                        2.27x                                           1.13x
Ratio of earnings to
 fixed charges and
 preferred stock
 dividends (j)(k).......           --                        2.27x                                           1.01x

      See Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(a) Reflects the elimination of the 1995 operating results for the California stores, excess real estate and distribution center which were sold, leased or closed, and the reversal of the restructuring charge recorded, in connection with the California Divestiture and the anticipated sale of the Company's remaining California real estate pursuant to the California Asset Disposition, but does not reflect the California Disposition Charge of $125 million (pre-tax) which is anticipated to be recorded in connection with the adoption of a strategy to dispose of such remaining California assets following the consummation of the Recapitalization and Merger.

(b) Represents fees payable to Yucaipa pursuant to the Management Services Agreement ($1.0 million) and the elimination of the historical Yucaipa management fees ($0.6 million) paid by Smitty's. See "Certain Related Agreements--Management Services Agreement."

(c) Represents a reduction in depreciation expense associated with the $14.1 million write-off of accumulated depreciation and amortization which adjusts Smitty's property and equipment to estimated fair market value.

(d) Reflects the amortization of excess costs over net assets acquired in the Merger ($2.0 million) and the elimination of Smitty's historical amortization ($1.1 million). Amortization has been allocated on the straight line basis over a period of 40 years.

(e) The following table presents a reconciliation of pro forma interest expense and amortization of debt issuance costs:

                                                           (DOLLARS IN MILLIONS)
                                                           ---------------------
     Interest expense:
       Smitty's...........................................        $ 18.4
       Pro forma Company..................................          60.0
                                                                  ------
                                                                    78.4
                                                                  ------
      Plus: Interest on:
       New Term Loans.....................................          71.5
       Bank fees..........................................           0.3
       New Senior Notes...................................          15.4
       New Senior Subordinated Notes......................          38.5
      Less: Interest on:
       Old bank term loans:
        Pro forma Company.................................         (59.5)
        Smitty's..........................................          (3.1)
       Bank fees..........................................          (0.4)
       Smitty's Notes.....................................          (6.5)
       Accretion of Smitty's Debentures...................          (2.3)
                                                                  ------
      Pro forma adjustment................................          53.9
                                                                  ------
     Pro forma interest expense...........................        $132.3
                                                                  ======
     Historical amortization of debt issuance costs.......        $  1.4
      Plus:
       Financing fees--New Credit Facility................           6.8
       Financing fees--New Senior Notes and New Senior
        Subordinated Notes................................           3.0
      Less:
       Historical financing costs:........................          (1.4)
                                                                  ------
      Pro forma adjustment................................           8.4
                                                                  ------
     Pro forma amortization of debt issuance costs........        $  9.8
                                                                  ======

(f) The pro forma adjustment to income tax benefit is based upon an assumed blended rate of 39% applied to the pro forma net loss adjusted for permanent differences between book and tax income. The deferred tax asset recognized in the unaudited pro forma financial statements is more likely than not to be realized due to the expected future reversal of taxable temporary differences and the existence of taxable income in each of the prior three carryback years available.

(g) The unaudited pro forma results of operations does not reflect the California Asset Disposition Charge, the California Divestiture Charge or costs related to (i) expenses to be incurred in connection with the purchase of certain management stock options as part of the Recapitalization which are estimated to be $12.5 million, (ii) the integration of the Company's operations which are estimated to be $15.0 million over a two-year period and (iii) a potential severance payment to the Chairman and Chief Executive Officer of the Company (definitive agreements with respect to which have not yet been reached). See "The Company, Smitty's and Yucaipa--Post Recapitalization and Merger Company" and "Executive Compensation--Certain Transactions." The unaudited pro forma results of operations does not include an extraordinary item for the loss on extinguishment of debt of $42.5 million, net of $27.2 million income tax benefit.

(h) Reflects the accretion of dividends compounded quarterly for the New Preferred Stock. See "Description of the Company's Capital Stock-- Preferred Stock."

(i) Loss per common share has been computed using the weighted average number of shares of Common Stock outstanding after giving effect to the issuance of 3,038,888 shares of Class B Common Stock of the Company to the stockholders of Smitty's as consideration in the Merger and the purchase of 50% of the outstanding Common stock (excluding shares issuable in the Merger) in the Offer. Common stock equivalents in the form of stock options are excluded from the weighted average number of common shares due to the net loss.

(j) For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, and one-third of rental expense (the portion of annual rental expense deemed by the Company to be representative of the interest factor). "Preferred stock dividends" reflects the amount representing the pre-tax earnings that would be required to cover such dividend requirements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                               52 WEEKS ENDED
                         -----------------------------------------------------------
                                                                        JANUARY 14,                         PRO FORMA
                                       DECEMBER 30, 1995                    1996     ADJUSTMENTS FOR       COMBINED FOR
                         ---------------------------------------------- ------------    CALIFORNIA          CALIFORNIA
                         THE COMPANY  ADJUSTMENTS FOR PRO FORMA COMPANY   SMITTY'S   DISPOSITION AND     DISPOSITION AND
                         (HISTORICAL)ASSETSCALIFORNIA     FOR CALIFORNIA   (HISTORICAL) RECAPITALIZATION    RECAPITALIZATION
                          (AUDITED)   DIVESTITURE(A)     DIVESTITURE    (UNAUDITED)     AND MERGER          AND MERGER
                         ------------ --------------- ----------------- ------------ ----------------    ----------------
Current Assets:
 Cash and cash
  equivalents...........   $   16.1       $               $   16.1         $ 11.5        $  82.7 (b)(c)      $  110.3
 Rebates and accounts
  receivable............       23.8          (5.0)            18.8            9.3                                28.1
 Inventories............      395.0         (76.0)           319.0           56.7            1.0 (d)            376.7
 Prepaid expenses and
  deposits..............       21.3          (2.0)            19.3            3.3                                22.6
 Refundable income
  taxes.................                                                      1.9                                 1.9
 Deferred tax assets....       23.9          13.1             37.0                          18.0 (e)             55.0
 Assets held for sale...      125.0        (125.0)
                           --------       -------         --------         ------        -------             --------
   Total current assets.      605.1        (194.9)           410.2           82.7          101.7                594.6
Property and equipment..
 Land...................      276.6                          276.6           18.6         (128.3)(c)            166.9
 Building...............      610.0                          610.0           50.6         (107.2)(c)(f)         553.4
 Leasehold
  improvements..........       55.8                           55.8            9.8          (20.2)(c)(f)          45.4
 Furniture and
  equipment.............      509.5                          509.5           69.9          (27.9)(c)(f)         551.5
                           --------       -------         --------         ------        -------             --------
  Less allowances for
   depreciation and
   amortization.........     (390.9)                        (390.9)         (14.1)          23.3 (c)(f)        (381.7)
                           --------       -------         --------         ------        -------             --------
   Net property and
    equipment...........    1,061.0                        1,061.0          134.8         (260.3)               935.5
Goodwill, net...........                                                     31.5           46.6 (g)             78.1
Other assets............       20.1          (4.6)            15.5           11.0           74.9 (h)(i)         101.4
                           --------       -------         --------         ------        -------             --------
                           $1,686.2       $(199.5)        $1,486.7         $260.0        $ (37.1)            $1,709.6
                           ========       =======         ========         ======        =======             ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Trade accounts
  payable...............   $  214.2       $ (42.0)        $  172.2         $ 39.6        $   0.0             $  211.8
 Accrued sales and
  other taxes and other
  liabilities...........       50.7         (12.0)            38.7           12.0          (12.6)(j)
                                                                                            10.0 (k)             48.1
 Accrued payroll and
  related benefits......       97.5         (32.0)            65.5           19.2                                84.7
 Current maturities of
  long-term debt........       20.9                           20.9            6.2          (13.4)(l)             13.7
 Current maturities of
  Redeemable Preferred
  Stock.................        1.0                            1.0                          (1.0)(m)
 Accrued restructuring
  costs.................       58.0         (58.0)
                           --------       -------         --------         ------        -------             --------
   Total current
    liabilities.........      442.3        (144.0)           298.3           77.0          (17.0)               358.3
Long-term debt, less
 current maturities.....      725.3         (28.6)           696.7          139.8          536.4 (n)
                                                                                           (39.4)(c)
                                                                                            (0.9)(n)
                                                                                             4.6 (i)
                                                                                            13.4 (l)
                                                                                            (7.5)(o)          1,343.1
Accrued restructuring
 costs, less current
 portion................       40.0         (40.0)
Deferred income taxes...       58.6          13.1             71.7           13.8          (27.2)(p)
                                                                                           (30.7)(e)             27.6
Other liabilities.......                                                     20.2            7.5 (o)             27.7
Redeemable Preferred
 Stock, less current
 maturities.............        3.3                            3.3                                                3.3
Cumulative Redeemable
 Exchangeable Preferred
 Stock..................                                                                    71.2 (m)             71.2
Common Stockholders'
 Equity:
Convertible Class A
 Common Stock...........        0.1                            0.1                                                0.1
Class B Common Stock....        0.2                            0.2                          (0.1)(q)              0.1
Additional paid-in
 capital................      285.2                          285.2           11.0          (11.0)(r)
                                                                                          (165.8)(q)
                                                                                            45.5 (s)            164.9
Retained earnings(t)....      238.0                          238.0           (1.8)         (35.2)(u)
                                                                                          (405.9)(q)
                                                                                           (76.3)(e)
                                                                                            (7.3)(v)
                                                                                             1.8 (r)           (286.7)
                           --------       -------         --------         ------        -------             --------
                              523.5                          523.5            9.2         (654.3)              (121.6)
Less cost of common
 stock in the treasury..     (106.8)                        (106.8)                       (464.9)(q)
                                                                                           571.7 (q)
                           --------       -------         --------         ------        -------             --------
                              416.7                          416.7            9.2         (547.5)              (121.6)
                           --------       -------         --------         ------        -------             --------
                           $1,686.2       $(199.5)        $1,486.7         $260.0        $ (37.1)            $1,709.6
                           ========       =======         ========         ======        =======             ========

            See Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) Reflects the sale of the California stores and other related assets, excess real estate and distribution center in connection with the California Divestiture. The Company has received $67.2 million subsequent to December 30, 1995 and expects to receive an additional $10.6 million shortly after the consummation of the Recapitalization and Merger. The net proceeds of such sale is reflected as a reduction of the historical revolving credit balance ($28.6 million) and payment of certain liabilities in the Company's pro forma balance sheet at December 30, 1995.
(b) Reflects gross proceeds received from (i) New Term Loans, (ii) the New Revolving Credit Facility, and(iii) the offerings used to finance the Recapitalization and Merger and pay related costs and fees as set forth in the following table:

                                                           (DOLLARS IN MILLIONS)
                                                           ---------------------
     New Term Loans......................................         $ 805.0
     New Senior Notes....................................           150.0
     New Senior Subordinated Notes.......................           350.0
     New Preferred Stock.................................            75.0
     Repay Smitty's Notes................................           (50.0)
     Discount on Smitty's Notes..........................             0.4
     Repay Smitty's Debentures...........................           (18.4)
     Discount on Smitty's Debentures.....................             0.5
     Repay Smitty's Bank Credit Facility.................           (34.9)
     Repay Company's Mortgage Notes and Other Indebted-
      ness...............................................          (667.1)
     Purchase existing Series I Preferred Stock..........            (1.0)
     Purchase 50% of Common Stock........................          (451.3)
     Purchase Management Options.........................           (13.7)
     Accrued Interest....................................           (12.6)
     Fees and Expenses...................................          (145.1)
                                                                  -------
      Use of California Proceeds (See Note (c))..........         $  13.2
                                                                  =======
(c) Assumes the anticipated sale of the Company's remaining California real estate pursuant to the California Asset Disposition. Also reflects the
    California Asset Disposition Charge of $125 million (pre-tax) in connection with the adoption of a strategy to dispose of such remaining California assets following the consummation of the Recapitalization and Merger.

                                                           (DOLLARS IN MILLIONS)
                                                           ---------------------
     Disposal of Property and Equipment
       Land..............................................         $ 128.3
       Buildings.........................................           104.0
       Leasehold improvements............................            19.6
       Furniture and equipment...........................            17.6
                                                                  -------
                                                                    269.5
       Depreciation and amortization.....................            (9.2)
                                                                  -------
       Net book value of property and equipment..........           260.3
       Write-down of California assets to net realizable
        value............................................          (125.0)
                                                                  -------
       Proceeds from California Asset Disposition........           135.3
       Reduction in historical revolving credit balance .           (39.4)
       Reduction of anticipated indebtedness under the
        New Revolving Facility (See Note (b))............           (13.2)
                                                                  -------
         Cash provided by the California Asset Disposi-
          tion...........................................         $  82.7
                                                                  =======

(d) Reflects the elimination of Smitty's historical LIFO reserve which adjusts Smitty's inventory to reflect current estimated selling prices less costs of disposal and a reasonable profit allowance for the acquiring company.
(e) Represents the $125 million California Asset Disposition Charge, tax effected at 39% tax rate and the recognition of the related deferred tax asset. The California Asset Disposition Charge reflects the write-down of California assets, other than assets held for sale at December 30, 1995, under the Company's strategy to accelerate the disposition of its 18 non-operating stores and excess land in California following the consummation of the Recapitalization and Merger.
(f) Reflects the write-off of accumulated depreciation and amortization which adjusts Smitty's property and equipment to estimated fair market value.
(g) Reflects the excess of costs over the fair value of net assets of Smitty's acquired in connection with the Merger ($78.1 million) and the elimination of Smitty's historical goodwill ($31.5 million). The purchase price for Smitty's will be determined by reference to the trading price of the Company's Class B Common Stock following the consummation of the Merger. The purchase price and preliminary calculation of the excess of costs over the fair value of net assets acquired is as follows:

     Purchase Price:
                                                          (DOLLARS IN MILLIONS)
                                                          ---------------------
     Company equity received in exchange for Smitty's
      equity with an assumed market value of
      $15.00/share......................................          $45.5
     Fees and expenses..................................            1.3
                                                                  -----
     Total purchase price...............................           46.8
     Fair value of assets acquired......................          229.5
     Fair value of liabilities assumed..................          260.8
                                                                  -----
                                                                  (31.3)
                                                                  -----
     Goodwill...........................................          $78.1
                                                                  =====

(h) Reflects the debt issuance costs associated with the New Credit Facility ($50.0 million), the New Senior Notes ($11.3 million), and the New Senior Subordinated Notes ($21.0 million). These amounts have been capitalized as deferred financing costs.
(i) Reflects the elimination of deferred financing costs associated with the Smitty's Bank Credit Facility ($1.8 million), the Smitty's Notes ($3.1 million), the Smitty's Debentures ($0.6 million), the Company's Mortgage Notes and Other Indebtedness ($1.9 million) and the write-off of an interest rate swap agreement ($4.6 million), included in historical long-term debt, to be refinanced in connection with the Merger.
(j) Reflects the payment of accrued interest on Smitty's Bank Credit Facility ($0.1 million), Smitty's Notes ($0.6 million) and the Company's Mortgage Notes and Other Indebtedness ($11.9 million) to be repaid in connection with the Merger.
(k) Represents severance payments and other costs associated with the integration of the Company and Smitty's.
(l) Reflects the repayment and cancellation of the current maturities of the Smitty's Bank Credit Facility ($4.9 million) and the Company's Mortgage Notes and Other Indebtedness ($20.8 million) and the recording of the current maturities of the New Term Loans ($12.3 million).
(m) Reflects the issuance of $75 million of New Preferred Stock, net of related issuance costs ($3.8 million), and the retirement of 3,000,000 shares of Series I Preferred Stock.
(n) Reflects the repayment and cancellation of the Smitty's Bank Credit Facility, the Smitty's Notes, the Smitty's Debentures, the Company's Revolving Credit Facility, the Company's Mortgage Notes and Other Indebtedness and records borrowings under the New Term Loans and New Revolving Facility and the issuance of the New Senior Notes and New Senior Subordinated Notes.

                                                          (DOLLARS IN MILLIONS)
                                                          ---------------------
     New Term Loans......................................        $ 805.0
     New Senior Notes....................................          150.0
     New Senior Subordinated Notes.......................          350.0
     Repay Smitty's Notes................................          (50.0)
     Discount on Smitty's Notes..........................            0.4
     Repay Smitty's Debentures...........................          (18.4)
     Discount on Smitty's Debentures.....................            0.5
     Repay Smitty's Bank Credit Facility.................          (34.9)
     Repay Company's Mortgage Notes and Other Indebted-
      ness...............................................         (667.1)
                                                                 -------
                                                                 $ 535.5
                                                                 =======

(o) Represents a reclassification of $7.5 million of the Company's deferred compensation and other long-term liabilities to conform to the pro forma combined classification.
(p) Represents the deferred tax asset associated with the write-off of the deferred debt issuance costs and the premium over book value on the Company's and Smitty's debt to be refinanced. The deferred tax asset recognized in the unaudited pro forma financial statements is more likely than not to be realized due to the expected future reversal of taxable temporary differences and the existence of taxable income in each of the prior three carryback years available.
(q) Reflects redemption of 50% of outstanding Common Stock prior to the Merger at $36.00 in cash per share, the retirement of all treasury shares and the purchase of certain outstanding management stock options.
(r) Reflects the elimination of Smitty's historical equity.
(s) Represents the issuance of 3,038,888 shares of Common Stock at an assumed market value of $15.00 per share as consideration in the Merger.
(t) The unaudited pro forma balance sheet does not include (i) certain costs related to the purchase of certain management stock options as part of the Recapitalization which are estimated to be $12.5 million, (ii) the integration of the Company's operations which are estimated to be $15.0 million over a two-year period and (iii) a potential severance payment to the Chairman and Chief Executive Officer of the Company (definitive agreements with respect to which have not yet been reached). See "Executive Compensation--Certain Transactions."
(u) Represents the premium over book value attributable to "make whole" payments and other premiums payable in connection with the retirement of the Company's Mortgage Notes and Other Indebtedness and the Smitty's Notes and Debentures, net of 39% tax rate. The actual amount of such payments may vary substantially based on the yields of certain U.S. Treasury debt securities at the time such indebtedness is actually repaid.
(v) Represents the write-off of the historical deferred debt issuance costs of the Company and Smitty's related to its refinanced debt, net of 39% tax rate.

                 MANAGEMENT AFTER RECAPITALIZATION AND MERGER

  The following table sets forth certain information with respect to the persons who are expected to serve as the executive officers and directors of the Company following the consummation of the Recapitalization and Merger. Following the Recapitalization, the Board of Directors will be comprised of seven directors, including two designees of the Smith Group and two designees of the Yucaipa Group. See "Certain Related Agreements--Standstill Agreement."

      NAME                 AGE                           POSITION
      ----                 ---                           --------
   Jeffrey P. Smith         46 Chairman of the Board
   Ronald W. Burkle         43 Chief Executive Officer, Director
   Allen R. Rowland         51 President, Chief Operating Officer, Director
   Robert D. Bolinder       65 Executive Vice President--Corporate Planning and Development
   Matthew G. Tezak         40 Senior Vice President, Chief Financial Officer
   J. Craig Gilbert         48 Senior Vice President, Regional Manager--Intermountain Region
   James W. Hallsey         53 Senior Vice President, Regional Manager--Southwest Region
   Richard C. Bylski        57 Senior Vice President, Human Resources
   Michael C. Frei          50 Senior Vice President, General Counsel and Secretary
   Kenneth A. Martindale    36 Senior Vice President, Marketing
   Fred F. Urbanek          60 Senior Vice President, Facility Engineering
   John T. Standley         32 Senior Vice President, Administration
   Fred L. Smith            48 Director
   Linda McLoughlin Figel   32 Director
   Bruce Karatz             50 Director
   Bertram R. Zweig         61 Director

  Biographies for Messrs. Jeffrey Smith, Ronald Burkle, Allen Rowland, Fred Smith, Bruce Karatz and Bertram Zweig and Ms. Figel are set forth under "Proposal No. 3--Election of Directors."

  Robert D. Bolinder has been a director of Smith's since 1985. He has served as Executive Vice President, Corporate Planning and Development of Smith's since 1993. He served as Executive Vice President and Chief Financial Officer of Smith's from 1988 to 1993, after serving four years as a supermarket industry management consultant. He is also a director of Hannaford Bros. Company, Inc., a regional supermarket chain, and Idaho Power Company, a public utility company. Prior to 1984, Mr. Bolinder was Vice Chairman and a director of Albertson's, Inc. for many years.

  Matthew G. Tezak has been Senior Vice President and Chief Financial Officer of Smith's since 1993. He served as Senior Vice President, Finance and Treasurer from 1992 to 1993 and Vice President, Finance and Treasurer from 1987 to 1992. Mr. Tezak, a certified public accountant, joined Smith's in 1979 as Assistant Controller.

  J. Craig Gilbert has served as Senior Vice President, Regional Manager, Intermountain Region of Smith's since 1993. From 1992 to 1993 he served as Senior Vice President, Regional Manager, Southwest Region. From 1991 to 1992 he was Vice President, Regional Manager, Southwest Region and from 1985 to 1991 he served as Vice President, Sales and Merchandising, Intermountain Region.

  James W. Hallsey has served as Senior Vice President, Regional Manager, Southwest Region since 1995. He rejoined Smith's in 1994 as Senior Vice President, Special Projects after serving most of 1994 as Senior Vice President at McKesson Drug Company, a pharmacy company. In 1993, Mr. Hallsey retired as a director of Smith's (a capacity in which he served since 1985) and Senior Vice President, Corporate Nonfoods Director (a capacity in which he served since 1992). From 1980 to 1992 he served as Vice President, Corporate Nonfoods Director of the Company.

  Richard C. Bylski has been Senior Vice President, Human Resources of Smith's since 1992. He served as Vice President, Human Resources of Smith's from 1985 to 1992.

  Michael C. Frei joined Smith's in 1990 as Senior Vice President, General Counsel and Secretary. Prior to that time, Mr. Frei served as Vice President and General Counsel of Price Development Company, a commercial real estate developer, since 1981.

  Kenneth A. Martindale has served as Senior Vice President, Marketing of Smith's since 1995. He served as Vice President, Merchandising, California Region from 1991 to 1995. From 1984 to 1991, he served as a district manager in the Intermountain Region.

  Fred F. Urbanek has been Senior Vice President, Facility Engineering of Smith's since 1992. He served as Vice President, Facility Engineering of Smith's from 1985 to 1992.

  John T. Standley is the Chief Financial Officer, Vice President and Assistant Secretary of Smitty's and Smitty's Super Valu, and upon consummation of the Merger, will be the Senior Vice President, Administration of the Company. Mr. Standley joined Smitty's in December 1994. Prior to that time, Mr. Standley was Vice President of Finance for Food 4 Less Supermarkets, Inc. from 1991 to 1994. Prior to 1991, he was a manager at Arthur Andersen & Company.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

OWNERSHIP PRIOR TO RECAPITALIZATION AND MERGER

  The following table provides certain information which has been furnished to the Company regarding ownership of the Company's voting securities as of April 15, 1996, with respect to (i) each current director of the Company and nominee for director who beneficially owns shares; (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation--Summary Compensation Table" who beneficially owns shares; (iii) all current directors and executive officers of the Company as a group; and
(iv) each current beneficial owner of five percent or more of any class of the Company's voting securities:

                                     AMOUNT AND
                                     NATURE OF
NAME AND ADDRESS OF       TITLE OF   BENEFICIAL                      PERCENT OF ALL VOTES OF
BENEFICIAL OWNER          CLASS(1)  OWNERSHIP(2)    PERCENT OF CLASS   ALL CLASSES OF STOCK
- -------------------       --------- ------------    ---------------- ------------------------
Jeffrey P. Smith........  Class A    3,341,908(3)         29.4%
c/o Smith's Food & Drug   Class B       10,600               *                 42.0%
Centers, Inc.
1550 South Redwood Road   Preferred  7,455,000(4)         57.5
Salt Lake City, UT 84104

Dee Glen Smith Marital                 462,420(5)          4.1
 Trust I................  Class A
c/o Ida W. Smith          Preferred  7,455,000(5)         57.5                 30.8
1066 North East Capital
Blvd.
Salt Lake City, UT 84103
Richard D. Smith........  Class A    2,348,927(6)         20.7                  9.1
c/o Smith's Food & Drug
Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104
Corporation of the
 President of the Church
 of
 Jesus Christ of Latter-
 day Saints.............  Preferred  2,000,009            15.4                  7.8
50 East North Temple
Salt Lake City, UT 84150
Fred L. Smith...........  Class A    1,914,996(7)         16.8                  7.5
74285 Quail Lake Dr.
Indian Wells, CA 92210
Trust for the Children               1,155,300(5)         10.2                  4.5
 of Jeffrey P. Smith....  Class A
2551 Brentwood Circle
Salt Lake City, UT 84121
Trust for the Children               1,155,300(8)         10.2                  4.5
 of Fred L. Smith.......  Class A
74285 Quail Lakes Dr.
Indian Wells, CA 92210
Trust for the Children               1,115,300(9)          9.8                  4.3
 of Richard D. Smith....  Class A
1038 North East Capital
Blvd.
Salt Lake City, UT 84103
University of Utah                   1,000,000             7.7                  3.9
 Medical School.........  Preferred
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT 84112
Ida Smith...............  Preferred    900,000             6.9                  3.5
1066 North East Capital
Blvd.
Salt Lake City, UT 84103
Allen P. Martindale.....  Class A      620,000(10)         5.5                  2.4
c/o Smith's Food & Drug
Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104

                                            (Table continued on following page)

(Table continued from previous page)

                                    AMOUNT AND
                                    NATURE OF
NAME AND ADDRESS OF      TITLE OF   BENEFICIAL                      PERCENT OF ALL VOTES OF
BENEFICIAL OWNER         CLASS(1)  OWNERSHIP(2)    PERCENT OF CLASS   ALL CLASSES OF STOCK
- -------------------      --------- ------------    ---------------- ------------------------
Sean D. Smith........... Class A      488,134(11)         4.3                  1.9

DeLonne Anderson........ Class A      271,000(12)         2.4
                         Class B      141,500(13)         1.0                  1.1

Robert D. Bolinder...... Class A      100,000               *
                         Class B       30,000(14)           *                    *
Ray V. Rose............. Class A       90,000(15)           *                    *
Douglas John Tigert..... Class A       75,000               *                    *

Kenneth A. White........ Class A       65,900(16)           *
                         Class B       61,540(17)           *                    *
J. Craig Gilbert........ Class A       65,000(18)           *                    *

Matthew G. Tezak........ Class A       60,000               *
                         Class B       32,097               *                    *

Duane Peters............ Class A       23,800(19)           *
                         Class B          300(20)           *                    *

All Directors and
 Executive Officers
 as a Group (20
 persons)............... Class A    9,221,958            81.1%
                         Class B      301,175             2.2%                65.0%
                         Preferred  7,455,000            57.5%

- --------
  * Less than one-percent.
 (1) As used in this table "Preferred" refers to the Series I Preferred Stock.
 (2) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to this table. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock.
 (3) Includes 1,542,110 shares which are held of record by four trusts of which Jeffrey P. Smith is the trustee and of which his children and the children of Richard D. Smith are beneficiaries, and 462,420 shares held of record by a trust for benefit of Ida W. Smith and of which Mr. Smith is trustee.
 (4) Such shares are held of record by a trust for the benefit of Ida W. Smith and of which Jeffrey P. Smith is trustee.
 (5) Included in the shares shown for Jeffrey P. Smith.
 (6) Includes 1,467,002 shares which are held of record by four trusts of which Richard D. Smith is trustee and of which his children and the children of Jeffrey P. Smith are beneficiaries and 11,742 shares held of record by Mr. Smith's wife.
 (7) Includes 1,358,778 shares which are held of record by four trusts of which Fred L. Smith is trustee and of which his children are beneficiaries, and 35,200 shares held of record by Mr. Smith's wife.
 (8) Included in the shares shown for Fred L. Smith.
 (9) Included in the shares shown for Richard D. Smith.
(10) Such shares are held of record by a trust for the benefit of Mr. Martindale and his wife and of which Mr. Martindale is trustee.
(11) Includes 484,226 shares held of record by trusts for the benefit of Mr. Sean D. Smith of which Messrs Richard D. Smith and Jeffrey P. Smith are trustees. Of such shares, 99,126 shares are included in shares shown for Richard D. Smith and 385,100 shares are included in shares shown for Jeffrey P. Smith. Also includes 3,227 shares held of record by two trusts of which Sean D. Smith is trustee and of which his children are beneficiaries and 681 shares held of record by Mr. Smith's wife.
(12) Includes shares held of record by the following partnerships, of which Mr. Anderson is a general partner: Cheever Investments, 111 shares; Ricks Creek Investment, 19,811 shares; and Lupine Investment, 64,851. Also includes 136,227 shares held of record by Mr. Anderson's wife.
(13) Includes shares held of record by the following partnerships, of which Mr. Anderson is a general partner: Cheever Investments, 60,500 shares; and Ricks Creek Investment, 42,000 shares.
(14) Includes 30,000 shares issuable upon exercise of vested options as of April 15, 1996.
(15) Includes 60,000 shares held of record by a trust of which Mr. Rose is trustee and of which the members of the family of Mr. Rose are beneficiaries.
(16) Includes 5,300 shares held of record by four trusts of which Mr. White is trustee and of which his children are beneficiaries.
(17) Includes 9,250 shares held of record by five trusts of which Mr. White is trustee and of which his children are beneficiaries.
(18) Such shares are held of record by a trust for the benefit of Mr. Gilbert and his wife and of which Mr. Gilbert is trustee.
(19) Includes 6,450 shares held of record by two trusts of which Mr. Peters is trustee and of which the members of the family of Mr. Peters are beneficiaries. Also includes 17,350 shares held in an IRA account of which Mr. Peters is beneficiary.
(20) Such shares are held of record by Mr. Peters' wife.

OWNERSHIP AFTER RECAPITALIZATION AND MERGER

  The following table provides certain information which has been furnished to the Company regarding ownership of the Company's voting securities as of April 15, 1996 giving effect to the Recapitalization and Merger with respect to (i) each director of the Company and nominee for director who beneficially owns shares; (ii) each executive officer of the Company named in the summary compensation table under "Executive Compensation--Summary Compensation Table" who beneficially owns shares; (iii) all directors and executive officers of the Company as a group; and (iv) each beneficial owner of five percent or more of any class of the Company's voting securities. The table has been prepared based on the assumptions that (a) 50% of the outstanding Common Stock is purchased pursuant to the Offer from each stockholder, (b) 3,000,000 shares of Series I Preferred Stock are purchased by the Company from the Dee Glen Smith Marital Trust I (2,100,000 shares) and Ida Smith (900,000), and (c) 2,206,000 shares of Series I Preferred Stock are directly or indirectly conveyed by the Dee Glen Smith Marital Trust I to certain charitable organizations. The actual number of shares of Series I Preferred Stock which (x) the Company elects to purchase and/or (y) the Dee Glen Smith Marital Trust I directly or indirectly conveys to charitable organizations in connection with the consummation of the Recapitalization and Merger may be increased or decreased by amounts that are not expected to have a material adverse effect on the Company.

                                     AMOUNT AND
                                     NATURE OF
NAME AND ADDRESS OF       TITLE OF   BENEFICIAL                     PERCENT OF ALL VOTES OF
BENEFICIAL OWNER          CLASS(1)  OWNERSHIP(2)   PERCENT OF CLASS   ALL CLASSES OF STOCK
- -------------------       --------- ------------   ---------------- ------------------------
Jeffrey P. Smith........  Class A    1,670,954(3)        29.4%
c/o Smith's Food & Drug   Class B        5,300              *                 29.0%
Centers, Inc.
1550 South Redwood Road   Preferred  3,149,000(4)        31.6
Salt Lake City, UT 84104

Dee Glen Smith Marital    Class A      231,210(5)         4.1
Trust I.................
c/o Ida W. Smith          Preferred  3,149,000(5)        31.6                 20.3
1066 North East Capital
Blvd.
Salt Lake City, UT 84103
Corporation of the
 President of the Church
 of
 Jesus Christ of Latter-
 day Saints.............  Preferred  2,000,009           20.1                 12.0
50 East North Temple
Salt Lake City, UT 84150
Richard D. Smith........  Class A    1,174,463(6)        20.7                  7.1
c/o Smith's Food & Drug
Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104
University of Utah        Preferred  1,000,000           10.0                  6.0
Medical School..........
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT 84112
Fred L. Smith...........  Class A      957,498(7)        16.8                  5.8
74285 Quail Lake Dr.
Indian Wells, CA 92210
Trust for the Children    Class A      577,650(5)        10.2                  3.5
of Jeffrey P. Smith.....
2551 Brentwood Circle
Salt Lake City, UT 84121
Trust for the Children    Class A      577,650(8)        10.2                  3.5
of Fred L. Smith........
74285 Quail Lakes Dr.
Indian Wells, CA 92210
Trust for the Children    Class A      557,650(9)         9.8                  3.4
of Richard D. Smith.....
1038 North East Capital
Blvd.
Salt Lake City, UT 84103
City of Hope............  Preferred    500,004            5.0                  3.0
1500 East Duarte Road
Duarte, CA 91010

                                            (Table continued on following page)

(Table continued from previous page)

                                     AMOUNT AND
                                     NATURE OF
NAME AND ADDRESS OF       TITLE OF   BENEFICIAL                      PERCENT OF ALL VOTES OF
BENEFICIAL OWNER          CLASS(1)  OWNERSHIP(2)    PERCENT OF CLASS   ALL CLASSES OF STOCK
- -------------------       --------- ------------    ---------------- ------------------------
Allen P. Martindale.....  Class A      310,000(10)         5.5                  1.9
c/o Smith's Food & Drug
Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104
Ronald W. Burkle........  Class B    2,125,406(11)        21.5                  1.3
c/o The Yucaipa
Companies
10000 Santa Monica
Boulevard
                                                                              5th Floor
Los Angeles, CA 90067
Robert D. Bolinder......  Class A       50,000               *
                          Class B       15,000(12)           *                    *
J. Craig Gilbert........  Class A       32,500(13)           *                    *

Matthew G. Tezak........  Class A       30,000               *
                          Class B       16,048               *                    *
Allen R. Rowland........        --         --                *                    *

Kenneth A. Martindale...  Class A       53,500(14)           *
                          Class B        9,497(15)           *                    *
James W. Hallsey........  Class A       16,750(16)           *                    *
Michael C. Frei.........  Class B        1,584               *                    *

Richard C. Bylski.......  Class A       28,009(17)           *
                          Class B          938               *                    *

Fred F. Urbanck.........  Class A       22.500               *
                          Class B          505               *                    *
Linda McLoughlin Figel..  --                --(11)           *                    *
John T. Standley........  --                --(11)           *                    *

All Directors and         Class A    2,861,711            50.4%
Executive Officers
 as a Group (16           Class B    2,174,323            22.0%                37.5%
persons)................
                          Preferred  3,149,000            31.6%

- --------
  * Less than one-percent.
 (1) As used in this table "Preferred" refers to the Series I Preferred Stock.
 (2) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to this table. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock.
 (3) Includes 771,055 shares which are held of record by four trusts of which Jeffrey P. Smith is the trustee and of which his children and the children of Richard D. Smith are beneficiaries, and 231,210 shares held of record by a trust for benefit of Ida W. Smith and of which Mr. Smith is trustee.
 (4) Such shares are held of record by a trust for the benefit of Ida W. Smith and of which Jeffrey P. Smith is trustee.
 (5) Included in the shares shown for Jeffrey P. Smith.
 (6) Includes 733,501 shares which are held of record by four trusts of which Richard D. Smith is trustee and of which his children and the children of Jeffrey P. Smith are beneficiaries and 5,871 shares held of record by Mr. Smith's wife.
 (7) Includes 679,389 shares which are held of record by four trusts of which Fred L. Smith is trustee and of which his children are beneficiaries, and 17,600 shares held of record by Mr. Smith's wife.
 (8) Included in the shares shown for Fred L. Smith.
 (9) Included in the shares shown for Richard D. Smith.
(10) Such shares are held of record by a trust for the benefit of Mr. Martindale and his wife and of which Mr. Martindale is trustee.
(11) Such shares are held of record by the following four limited partnerships of which Yucaipa is the general partner: Yucaipa SSV Partners, L.P. (1,140,816); Yucaipa Smitty's Partners, L.P. (300,667); Yucaipa Smitty's Partners II, L.P. (136,793); and Yucaipa Arizona Partners, L.P. (547,130). Mr. Burkle is a limited partner in two of those partnerships and is also the controlling general partner of Yucaipa. Linda McLoughlin Figel, a nominee for director of the Company, is a limited partner in Yucaipa SSV Partners, L.P. Mr. Standley, who will be the Senior Vice President, Administration of the Company following the Merger, is a limited partner in Yucaipa Smitty's Partners, L.P., and Yucaipa Smitty's Partners II, L.P. Under certain circumstances, the Company may prepay a portion of the management fees payable to Yucaipa under the Management Services Agreement through the issuance of up to 100,000 shares of the Company's Class B Common Stock at its then current fair market value.
(12) Includes 15,000 shares issuable upon exercise of vested options as of April 15, 1996.
(13) Such shares are held of record by a trust for the benefit of Mr. Gilbert and his wife and of which Mr. Gilbert is trustee.
(14) Includes 3,500 shares held of record by two children of Mr. Martindale and of which Mr. Martindale is custodian.
(15) Includes 4,800 shares held of record by two children of Mr. Martindale and of which Mr. Martindale is custodian.
(16) Includes 500 shares held of record by a child of Mr. Hallsey and of which Mr. Hallsey is custodian.
(17) Includes 5,119 shares held of record by a partnership of Mr. Bylski is a general partner and 600 shares held of record by children of Mr. Bylski and of which Mr. Bylski is custodian.

                  DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

  The authorized capital stock of the Company consists of (i) 20,000,000 shares of Class A Common Stock, par value $.01 per share, (ii) 100,000,000 shares of Class B Common Stock, par value $.01 per share, and (iii) 85,000,000 shares of Preferred Stock, par value $.01 per share, of which 34,524,579 shares of Preferred Stock are designated as Series I Preferred Stock.

  At the Stockholders' Meeting, the Company will ask its stockholders to approve and adopt separate amendments to the Company's Certificate of Incorporation which will provide for (i) the creation of the Company's Class C Common Stock, (ii) the classification of the Board of Directors into three classes having staggered three-year terms, and (iii) the amendment of certain provisions with respect to the Series I Preferred Stock. The following description of the Company's capital stock does not reflect the changes to be effected by such amendments to the Company's Certificate of Incorporation, but does describe the capital stock authorized by, and other provisions included in, the Company's Certificate of Incorporation as in effect as of the date hereof. For a description of the changes to be adopted, see "Proposal No. 2-- Amendment and Restatement of Certificate of Incorporation."

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  As of April 15, 1996, there were 11,366,532 shares of Class A Common Stock outstanding and 13,705,191 shares of Class B Common Stock outstanding.

  Voting Rights. The voting powers, preferences and relative rights of Class A Common Stock and Class B Common Stock are identical in all respects, except that the holders of Class A Common Stock have ten votes per share and the holders of Class B Common Stock have one vote per share. Except as described below, holders of Class A Common Stock, Class B Common Stock and Series I Preferred Stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors, and no class of outstanding Common Stock or Preferred Stock alone is entitled to elect any directors. The holders of Class A Common Stock and the holders of Series I Preferred Stock, voting together after consummation of the Recapitalization and Merger, will have effective control of the Company through holding approximately 94.1% of the combined voting power of the outstanding Common Stock and Series I Preferred Stock and will have the ability to elect all of the directors of the Company and to effect or prevent certain corporate transactions which require majority approval of the combined classes, including mergers and other business combinations.

  Currently under the Company's By-Laws, directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote for the election of directors. A vacancy on the Board created by the removal or resignation of a director or by expansion of the authorized number of directors may be filled by the remaining directors then in office or by the stockholders at a special meeting.

  Under the General Corporation Law of Delaware (the "Delaware Law"), the holders of Class A Common Stock and Class B Common Stock are entitled to vote as separate classes on any amendment to the Company's Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preference or special rights of the shares of such class so as to affect them adversely.

  Dividends. Each share of Class A Common Stock and Class B Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company. Under the Delaware Law, the Company may declare and pay dividends only out of its surplus, or if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding year. However, no dividends may be declared if the capital of the Company has been diminished by depreciation, losses or otherwise to any amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

  Under certain of the Company's current credit agreements (the "Current Credit Agreements"), the Company's ability to pay dividends is restricted based on various measures, including the Company's net income for designated periods. The Current Credit Agreements also contain provisions which among other things require the Company to maintain specified levels of working capital and consolidated net worth. In connection with the Recapitalization, the Company intends to repay substantially all of its outstanding long-term indebtedness, including its indebtedness under the Current Credit Agreements.

  As described under "Financing of the Recapitalization and Merger," the New Credit Facility and the New Senior Notes and New Senior Subordinated Notes will prohibit or otherwise restrict the payment of dividends for the foreseeable future.

  Conversion Rights. Each share of Class A Common Stock is convertible at any time at the option of the holder into Class B Common Stock on a share-for-share basis. The Company's Certificate of Incorporation also provides that each share of Class A Common Stock will be converted automatically into one share of Class B Common Stock if, at any time, the number of shares of Class A Common Stock issued and outstanding shall be less than 2,910,885. The Class B Common Stock is not convertible.

  Other Provisions, Holders of Class A Common Stock and Class B Common Stock have no preemptive rights to subscribe to any additional securities which the Company may issue and there are no redemption provisions or sinking fund provisions applicable to either class, nor is the Class A Common Stock or the Class B Common Stock subject to calls or assessments by the Company. All outstanding shares are, legally issued, fully paid and nonassessable. Under the Delaware Law, in the event of the liquidation, dissolution or winding up the Company, holders of the shares of Class A Common Stock and Class B Common Stock are entitled to share ratably, share-for-share, in the assets available for distribution.

  The Class A Common Stock is subject to certain limitations on transferability that do not apply to Class B Common Stock. Shares of Class A Common Stock may not be sold, gifted, or transferred except to the Company, a spouse, child, grandchild, sibling or parent of the person to whom the Class A Common Stock was issued originally (a "Permitted Transferee"), and certain entities controlled or owned by one or more Permitted Transferees. The Company's Certificate of Incorporation provides that any holder of shares of Class A Common Stock desiring to transfer to a person other than a Permitted Transferee or such transferee must present such shares to the Company for conversion into an equal number of shares of Class B Common Stock upon such transfer. Thereafter, such shares of Class B Common Stock may be freely transferred to persons other than Permitted Transferees.

  Listing of Class B Common Stock on NYSE. The Company's shares of Class B Common Stock are listed on the NYSE. Application will be made to list the shares of Class B Common Stock to be issued to Smitty's stockholders in the Merger on the NYSE. The transferability of such shares will be subject to certain restrictions. See "The Recapitalization and Merger--The Merger--Resale of Class B Common Stock Following the Merger."

PREFERRED STOCK

  The Company currently has one series of Preferred Stock outstanding, which is designated as Series I Preferred Stock. As of April 15, 1996, 12,956,747 shares of Series I Preferred Stock were outstanding.

  Each share of Series I Preferred Stock is entitled to ten votes per share. Except as described below, holders of Series I Preferred Stock vote together with the holders of Class A Common Stock and Class B Common Stock on all matters presented to the stockholders for their vote or approval, including the election of directors. The affirmative vote of the holders of the majority of the Series I Preferred Stock, voting as a class, is required upon any amendment to the Company's Certificate of Incorporation affecting adversely the rights of such holders.

  Under the Company's Certificate of Incorporation, upon liquidation of the Company each share of Series I Preferred Stock is entitled to a liquidation preference of $.33 1/3, on a pro-rata basis with other series of Preferred Stock, before any distribution to the holders of Common Stock.

  All shares of Series I Preferred Stock are subject to redemption at any time upon 60 days' notice at the option of the Board of Directors, in such numbers as the Board may determine, at a redemption price of $.33 1/3 per share (the "Redemption Price"). Also, on December 1 of each year one-eleventh of the total number of shares of Series I Preferred Stock authorized is subject to mandatory redemption at the Redemption Price. Prior to the Closing Date, the Company will be amending the foregoing redemption provisions with respect to the Series I Preferred Stock. For a description of the amendments to be effected, see "The Recapitalization and Merger--Purchase of Series I Preferred Stock."

  Additional Preferred Stock may be issued from time to time in one or more series and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. However, under the Company's Certificate of Incorporation, no series of Preferred Stock may have rights or preferences superior to the Series I Preferred Stock and no share of Preferred Stock other than shares designated as Series I may be entitled to more than one vote upon any matter presented to the stockholders for vote or approval, including the election of directors. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could among other things adversely affect the voting power of the holders of Common Stock and under certain circumstances make it more difficult for a third party to gain control of the Company. In connection with the financing for the Recapitalization and Merger, the Company intends to issue the New Preferred Stock. See "Financing the Recapitalization and Merger--New Preferred Stock."

ANTITAKEOVER EFFECTS OF CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

  General. Certain provisions of the Company's Certificate of Incorporation and the By-laws could have an antitakeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board of Directors and to discourage certain types of transactions described below which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy fights. The Board of Directors believes that as a general rule such takeover proposals would not be in the best interests of the Company and its stockholders.

  Classified Board. The Amended and Restated Certificate of Incorporation will provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. The overall effect of the provisions in the Amended and Restated Certificate of Incorporation with respect to the staggered Board may be to render more difficult a change in control of the Company or the removal of incumbent management. In addition, under Delaware law, stockholders in a company with a staggered board may only remove directors for cause. See "Proposal No. 2--Amendment and Restatement of Certificate of Incorporation."

  Ownership of Shares by Smith Group and Yucaipa Group. Upon consummation of the Recapitalization and the Merger, (i) 23.2% of the outstanding shares of Common Stock and 31.6% of the outstanding shares of Series I Preferred Stock (and 41.8% of the aggregate number of votes eligible to be cast at any meeting of the Company's stockholders) will be beneficially owned by the Smith Group and its affiliates and (ii) approximately 13.6% of the outstanding shares of Class B Common Stock (and approximately 1.3% of the aggregate number of votes eligible to be cast at any meeting of the Company's stockholders) will be beneficially owned by the Yucaipa Group and its affiliates. Pursuant to the Standstill Agreement, each of the Smith Group and the Yucaipa Group have agreed among other things to vote their shares in favor of director nominees designated by the other Group. As a result of the ownership structure of the Company and the contractual rights described above, the voting and management control of the Company will be highly concentrated. The Smith Group is expected to continue to have effective control of the Company and, subject to compliance with the restrictions contained in the Financing Agreements, is expected to continue to have the ability to direct the actions of the Company with respect to such matters as the payment of dividends, material acquisitions and dispositions and other extraordinary corporate transactions.

LIMITATION ON DIRECTORS' LIABILITY

  The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Company's Certificate of Incorporation is to limit or eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty except in those circumstances described in clauses
(i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duties. In addition, the Company's Certificate of Incorporation and By-laws provide that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

DELAWARE TAKEOVER STATUTE

  Section 203 of the Delaware Law, as amended ("Section 203"), provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation with an "interested Stockholder" for a three-year period following the time at which such stockholder becomes an "interested stockholder" unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (x) any person which is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to its Certificate of Incorporation or By-laws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate nor the By-laws presently exclude the Company from the restrictions imposed by Section 203.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE OFFER

  The following discussion describes the principal United States ("U.S.") federal income tax consequences that may be relevant to a Company stockholder who tenders shares of Class A or Class B Common Stock to the Company pursuant to the Offer (a "Tendering Stockholder"). The discussion assumes that the Common Stock tendered to the Company by a Tendering Stockholder pursuant to the Offer is held as a capital asset by such Tendering Stockholder and does not take into account any rules or Code provisions that may apply to Tendering Stockholders who are subject to special treatment under the Code (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, Tendering Stockholders who acquired shares of Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation or foreign persons). This discussion is based upon the Code, Treasury regulations promulgated thereunder and Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions thereunder, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

  The following discussion is intended to be only a general summary of the U.S. federal income tax consequences that may be relevant to a Tendering Stockholder who tenders shares of Common Stock to the Company pursuant to the Offer. The actual U.S. federal income tax consequences to a Tendering Stockholder of a disposition of such shares pursuant to the Offer will be determined on a stockholder-by-stockholder basis and, thus, will depend upon each Tendering Stockholder's particular facts and circumstances. Consequently, this discussion cannot possibly describe the U.S. federal income tax consequences of a disposition of shares pursuant to the Offer to a particular Tendering Stockholder, nor does it address every U.S. federal income tax concern which may be applicable to a particular Tendering Stockholder. In addition, the discussion does not address the state, local or foreign tax consequences of the Offer to a Tendering Stockholder.

  ACCORDINGLY, EACH TENDERING STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE ACTUAL U.S. FEDERAL INCOME TAX CONSEQUENCES, AND THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, TO SUCH TENDERING STOCKHOLDER OF A DISPOSITION OF COMMON STOCK PURSUANT TO THE OFFER.

  If the Company's repurchase of Common Stock from a Tendering Stockholder pursuant to the Offer is treated as a sale or exchange under section 302(b) of the Code, that particular Tendering Stockholder will recognize either capital gain or loss equal to the difference between the cash proceeds received from the Company by such stockholder in exchange for the Common Stock repurchased by the Company from such stockholder and the Tendering Stockholder's adjusted tax basis in such Common Stock. Such gain or loss generally will be long-term capital gain or loss if the Common Stock has been held as a capital asset by the Tendering Stockholder for more than one year. Under section 302(b) of the Code, the Company's repurchase of Common Stock pursuant to the Offer generally will be treated as a sale or exchange if such repurchase (a) is "substantially disproportionate" with respect to the Tendering Stockholder, (b) results in a "complete termination" of the Tendering Stockholder's stock ownership interest in the Company or (c) is "not essentially equivalent to a dividend" with respect to the Tendering Stockholder.

  These Code section 302(b) tests are applied on a stockholder-by-stockholder basis and thus the application of these tests to each Tendering Stockholder depends upon that stockholder's particular facts and circumstances. To a large degree however, the application of these Code section 302(b) tests to a particular Tendering Stockholder depends upon such stockholder's stock ownership in the Company immediately before and immediately after the Company's repurchase of Common Stock pursuant to the Offer. Moreover, in determining whether any of these Section 302(b) tests are satisfied, a Tendering Stockholder must take into account not only the stock of the Company that the stockholder actually owns, but also any stock of the Company that such stockholder is deemed to own under the constructive ownership rules set forth in section 318 of the Code. Pursuant to these constructive ownership rules, a Tendering Stockholder is deemed to constructively own any stock of the Company that is owned by certain related individuals or entities (each a "Related Party") and any stock of the Company that the stockholder has a right to acquire by exercise of an option or by conversion or exchange of a security.

  In addition, a stockholder should be able to qualify a repurchase of his or her stock for capital gain treatment under Code section 302(b) by selling or otherwise disposing of (by gift or otherwise) some or all of the remaining shares of stock that the stockholder owns in the redeeming corporation concurrent with or immediately before or after such repurchase, provided that such repurchase and such sale or other disposition is part of a single, integrated plan. Moreover, an issuance or exchange of shares pursuant to a corporate reorganization also should be taken into account in determining a redeeming stockholder's stock ownership if the reorganization and the redemption are each part of an "integrated" transaction. An issuance of new shares of stock by the redeeming corporation also should be taken into account in determining a stockholder's stock ownership in the redeeming corporation after a redemption of such stockholder's stock if the redemption and issuance are integral parts of a single plan. The Recapitalization Agreement indicates that the Company's issuance of new shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger and its issuance of shares of New Preferred Stock as part of the financing for the Recapitalization are all integral parts of a single plan, no part of which will be completed unless the other parts also are consummated (unless the Company's repurchase of Common Stock is abandoned by the Company in order to effect an Alternative Transaction). Accordingly, although the matter is not free from doubt, a Tendering Stockholder's actual and constructive stock ownership in the Company after the Offer should be determined by reference to the total amount of Company stock that is outstanding after the Offer, the Merger and any other related issuances or repurchases of stock by the Company have been consummated. In addition, such determination also should take into account any sales or other dispositions of Company stock made by a Tendering Stockholder (or a Related Party) in connection with the transactions described herein.

  The Company's repurchase of a Tendering Stockholder's Common Stock will be "substantially disproportionate" with respect to such stockholder if (i) the Tendering Stockholder's actual and constructive voting power immediately after the repurchase is less than 80% of his or her actual and constructive voting power immediately before the repurchase; (ii) the Common Stock actually and constructively owned by the Tendering Stockholder (based upon the aggregate fair market value of such Common Stock) immediately after the repurchase is less than 80% of his or her actual and constructive percentage ownership of such Common Stock immediately before the repurchase; and (iii) immediately after the repurchase, the Tendering Stockholder actually and constructively owns less than 50% of the total combined voting power of all classes of the Company stock that is entitled to vote. Tendering Stockholders should consult their own tax advisors with respect to the application of the Code section 302(b) "substantially disproportionate" test to their particular facts and circumstances.

  The Company's repurchase of a Tendering Stockholder's Common Stock will result in a "complete termination" of such Tendering Stockholder's interest in the Company if either (a) all the Company stock actually and constructively owned by the stockholder is repurchased by the Company pursuant to the Offer (or is sold or otherwise disposed of in connection with the Offer) or (b) all the Company stock actually owned by the Tendering Stockholder is repurchased by the Company pursuant to the Offer (or is sold or otherwise disposed of in connection with the Offer) and the stockholder is eligible to waive, and does effectively waive in accordance with section 302(c) of the Code, attribution of the ownership of any stock of the Company that otherwise would be considered to be constructively owned by such Tendering Stockholder. Tendering Stockholders should consult their own tax advisors with respect to the application of the Code section 302(b) "complete termination" test to their particular facts and circumstances.

  Even if the Company's repurchase of a Tendering Stockholder's Common Stock fails to satisfy the "substantially disproportionate" test or the "complete termination" test described above, the Company's repurchase of a Tendering Stockholder's Common Stock may nevertheless satisfy the "not essentially equivalent to a dividend" test if the stockholder's disposition of Common Stock pursuant to the Offer results in a "meaningful reduction" of such stockholder's proportionate stock ownership interest in the Company. Whether the receipt of cash by a Tendering Stockholder will be considered "not essentially equivalent to a dividend" will depend upon such stockholder's facts and circumstances. In certain circumstances, even a small reduction in a stockholder's proportionate stock interest may satisfy this test. For example, the IRS has indicated in a published ruling that a 3.3% reduction in the proportionate stock interest of a small (substantially less than 1%) stockholder in a publicly held corporation who exercises no control over corporate affairs constitutes such a "meaningful reduction." Tendering Stockholders should consult with their own tax advisors as to the application of this test in their particular situation.

  A Tendering Stockholder may not be able to satisfy one of the above three tests because of contemporaneous acquisitions of Common Stock or other Company stock by such stockholder or a Related Party. Tendering Stockholders should consult their own tax advisors regarding the tax consequences of such acquisitions in their particular circumstances.

  In addition, a Tendering Stockholder may not be able to satisfy either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test if all of the Class A stockholders were to convert the remaining shares of their outstanding Class A Common Stock into shares of Class B Common Stock contemporaneously with or in close proximity to the Offer or the other transactions described herein. However, a Tendering Stockholder should be able to qualify the Company's repurchase of his or her Common Stock pursuant to the Offer for sale or exchange treatment under the "not essentially equivalent to a dividend" test if such Tendering Stockholder (x) owns (actually and constructively) less than 1% of the voting power of the Company's outstanding capital stock immediately prior to the Offer and exercises no control over the Company or its affairs, (y) the Smith family members and Smith family trusts that own shares of Class A Common Stock do not convert any of their remaining outstanding shares of such stock into shares of Class B Common Stock and (z) such Tendering Stockholder or a Related Party does not make any contemporaneous acquisitions of any capital stock of the Company. Smith family members and the trustees of the Smith family trusts that own shares of Class A Common Stock have represented to the Company that they have no present plan or intention to convert any shares of their Class A Common Stock into shares of Class B Common Stock.

  If a particular Tendering Stockholder cannot satisfy any of the three tests described above and to the extent the Company has sufficient current and/or accumulated earnings and profits, such stockholder will be treated as having received a dividend which will be includible in gross income (and treated as ordinary income) in an amount equal to the aggregate cash proceeds paid by the Company to such stockholder in exchange for such stockholder's Common Stock (without regard to gain or loss, if any).

  In the case of a Tendering Stockholder that is a corporation (a "corporate stockholder"), if the cash paid by the Company to such corporate stockholder in exchange for such stockholder's Common Stock is treated as a dividend, such dividend income may be eligible for the 70% dividends-received deduction. The dividends-received deduction is subject to certain limitations, and may not be available if the corporate stockholder does not satisfy certain holding period requirements with respect to its Common Stock or if its Common Stock is treated as "debt financed portfolio stock" within the meaning of Code Section 246A(c). It should be noted that recent legislative proposals, if enacted, would reduce the dividends-received deduction from 70% to 50%. In addition, such proposals would provide that a corporate stockholder would not be entitled to a dividends-received deduction on distributions on the Common Stock if such stockholder protects itself from risk of loss immediately before or immediately after the stockholder becomes entitled to the dividend. It is unclear whether, or in what form, such proposals will be enacted. Additionally, if a dividends-received deduction is available, the dividend may be treated as an "extraordinary dividend" under section 1059(a) of the Code, in which case a corporate stockholder's adjusted tax basis in the Common Stock retained by such stockholder would be reduced, but not below zero, by the amount of the nontaxed portion of such dividend. Any amount of the nontaxed portion of the dividend in excess of the corporate stockholder's adjusted tax basis generally will be subject to tax upon a sale or other taxable disposition of such Common Stock. However, recently introduced legislation would require gain on the nontaxed portion of an extraordinary dividend to be recognized at the time when the extraordinary dividend is paid rather than at the time of the sale or other taxable disposition of the Common Stock. It is unclear whether, or in what form, such legislation will be enacted. Corporate stockholders are urged to consult their own tax advisors as to the effect of section 1059 of the Code on the adjusted tax basis of their Common Stock.

THE MERGER

  The following describes the principal U.S. federal income tax consequences of the Merger to the Company, the Company's stockholders and Smitty's, assuming that the Merger is consummated as contemplated herein. This discussion is based upon the Code, the Treasury regulations promulgated thereunder, and IRS rulings and pronouncements and judicial decisions thereunder, all as in effect on the date hereof and all of which are subject to change at any time. The following discussion does not address the state, local or foreign tax consequences of the Merger.

  Consummation of the Merger is conditioned upon receipt by the Company and Smitty's from their respective counsel of written opinions dated the Merger Closing Date to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor Smitty's has requested or will request an advance ruling from the IRS as to the tax consequences of the Merger.

  As of the date of this Proxy Statement, Simpson Thacher & Bartlett, counsel to the Company, has advised the Company that in its opinion, based on certain customary representations and assumptions referred to in such opinions, (i) the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code. Accordingly, no income, gain or loss will be recognized by Smitty's, the Company or the Company's stockholders as a result of the consummation of the Merger.

                    BOARD OF DIRECTORS, COMMITTEE MEETINGS
                         AND COMPENSATION OF DIRECTORS

  The Board of Directors held four meetings during the 1995 fiscal year. All of the directors attended over 90% of the meetings of the Board of Directors and Board Committees of which they were members. Directors who are not also employees of the Company receive an annual retainer of $7,200 for their services as directors. Additionally, directors who are not also employees of the Company receive $2,500 for each Board of Directors meeting attended. Directors who are members of committees of the Board of Directors receive $1,000 for each committee meeting attended.

  As described under "The Recapitalization and Merger--Background of the Transactions," two directors, Alan R. Hoefer and Rodney H. Brady, recently resigned their directorships.

  Jeffrey P. Smith, Robert D. Bolinder, Richard D. Smith and Kenneth A. White are members of the Executive Committee of the Board of Directors. Such Committee exercises the powers of the Board in the management of the business and affairs of the Company between regularly scheduled meetings of the Board of Directors, when necessary. The Executive Committee did not meet during the 1995 fiscal year. The Executive Committee serves as the nominating committee for the Board of Directors and, although there are no formal procedures for stockholders to recommend nominations, the Committee will consider any recommendations from stockholders. Recommendations should be sent to Michael
C. Frei, Secretary, Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104.

  DeLonne Anderson, Allen Martindale and Duane Peters are members of the Audit Committee of the Board of Directors. Such Committee reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, and the performance of the Company's independent auditors. During fiscal year 1995, the Audit Committee, which was then comprised of Alan R. Hoefer, Rodney H. Brady and Allen Martindale, met three times.

  Duane Peters, Ray Rose, and Doug Tigert are currently members of the Compensation Committee of the Board of Directors. Such Committee administers the stock option and stock purchase plans of the Company on behalf of the Board of Directors. During fiscal year 1995, the Compensation Committee met three times. The Compensation Committee also determines compensation for executive officers of the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following tables set forth certain information concerning compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers"), as well as compensation information with respect to Richard D. Smith, the Company's Vice Chairman, and Stuart Rosenthal, the Company's former President and Chief Operating Officer.

                                                                   LONG-TERM
                                                   ANNUAL        COMPENSATION
                                                COMPENSATION        AWARDS
                                             ------------------ ---------------
                                                                  SECURITIES
                                                                  UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR(1) SALARY($) BONUS($) OPTIONS/SARS(#)
- ---------------------------          ------  --------- -------- ---------------
Jeffrey P. Smith...................   1995   $704,206  $502,670        --
Chairman of the Board of Directors    1994    684,112   516,000        --
 and Chief Executive Officer          1993    683,606   539,000        --
Richard D. Smith...................   1995    563,365   292,315        --
Vice Chairman of the Board of
 Directors                            1994    547,300   300,000        --
                                      1993    546,895   300,000        --
Stuart Rosenthal...................   1995    490,000   249,600
President and Chief Operating
 Officer (1/25/95-11/17/95)
Robert D. Bolinder.................   1995    339,111   194,875        --
Executive Vice President, Corporate   1994    333,310   200,000        --
 Planning and Development             1993    529,072       --      25,000
Kenneth A. White...................   1995    182,002   332,895        --
Senior Vice President and Regional
 Manager,                             1994    175,850   323,200        --
 California Region                    1993    127,817   440,000        --
J. Craig Gilbert...................   1995    182,002   301,270        --
Senior Vice President and Regional
 Manager,                             1994    176,156   323,200        --
 Intermountain Region                 1993    143,716   255,700     20,000
Matthew G. Tezak...................   1995    294,415   111,080        --
Senior Vice President, Chief
 Financial Officer                    1994    286,000   114,000        --
                                      1993    263,447    99,000     46,000

- --------
(1) All years presented include 52 weeks.

FISCAL YEAR-END OPTION VALUE

  The following table sets forth the number of shares covered by stock options held by the named executive officers as of the end of fiscal 1995, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such options, as of the end of fiscal 1995. None of the named executive officers exercised any stock options during fiscal 1995.


                           NUMBER OF SECURITIES
                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                              OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS
                            FISCAL YEAR END(#)        AT FISCAL YEAR END($)
   NAME(1)               EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
   -------               ------------------------- ----------------------------
   Robert D. Bolinder...       30,000/25,000            $187,500/$156,250
   Kenneth A. White.....            0/70,000                   0/$437,500
   J. Craig Gilbert.....            0/70,000                   0/$437,500
   Matthew G. Tezak.....            0/70,000                   0/$437,500

- --------
(1) Except as set forth in the table, no named executive officer held any stock options as of the end of fiscal 1995.
(2) Calculated on the basis of the closing price per share for the Class B Common Stock on the NYSE of $25 1/4 on December 29, 1995, the last trading day in fiscal 1995.

PENSION PLAN AND OTHER RETIREMENT, DEATH AND DISABILITY ARRANGEMENTS

  Pension Plan. The Company sponsors a retirement plan (the "Pension Plan") for its nonunion employees, including executive officers, which is funded entirely by the Company's contributions. An employee's monthly benefit under the Pension Plan is determined by multiplying a fixed dollar amount by the number of years of the employee's employment. The fixed dollar amount, which has varied from year to year, is currently $30 per month and is not subject to reduction for social security benefits. The fixed dollar amount is adjusted from time to time on the basis of a number of factors, including the other compensation and benefits offered to the Company's employees generally, the Company's overall budget and earnings and pension benefits offered by comparable employers. As of the end of fiscal 1995, the estimated annual amounts payable following retirement to Messrs. Jeffrey P. Smith, Richard D. Smith, White, Bolinder, Gilbert and Tezak under the Pension Plan were $11,604, $12,768, $8,668, $2,160, $10,662 and $13,032, respectively.

  Additional Retirement Benefits. As of the end of fiscal 1995, the Company has entered into agreements with ten of its executive officers, including each of the named executive officers, which provide that if the officer serves in his present position or a higher position with the Company through age 65, such officer or his beneficiary will receive following such officer's retirement or death fixed equal monthly payments over a ten-year period totaling $100,000.

  Supplemental Compensation Agreements. The Company has entered into agreements with Mr. White, Mr. Tezak and four other current executive officers which provide for monthly cash payments following the officer's disability or death, or upon reaching a date specified in the agreement (the "Payment Date"). The agreements provide that if the employee becomes disabled while employed by the Company and before the Payment Date, the employee is entitled to receive fixed monthly payments for the duration of the disability or for a period of twenty years, whichever period is shorter. The agreements also provide that if the employee dies while employed by the Company and before the Payment Date, his beneficiary is entitled to receive fixed monthly payments for a period of twenty years. Unless the employee dies prior to the Payment Date, he is entitled to receive monthly payments for a period of twenty years beginning on the Payment Date. The number of years for which these monthly payments will be received is based on the employee's number of years of employment from the date of the agreement through the Payment Date. If the employee dies after the Payment Date, the employee's beneficiary is entitled to receive any remaining payments. The payment of benefits under the agreements is subject to forfeiture if the employee accepts employment prior to the Payment Date with a company in the food or drug business (either wholesale or retail) without the prior written consent of the Company. In the event of a change in control of the Company, defined as either a sale of substantially all of the assets of the Company or the sale of 51% of the Company's outstanding capital stock to an entity other than one owned and controlled by the Smith family, the Company must purchase a fully paid insurance annuity for the benefit of the employees that will fully vest the employees in their benefits under the agreements. Mr. White, Mr. Tezak and all executive officers as a group are entitled to receive maximum monthly payments of $12,500, $6,250 and $46,875, respectively, under the supplemental compensation agreements, subject to pro rata reduction in the event that employment ceases prior to the Payment Date other than as a result of death or disability. Mr. White's agreement provides for a Payment Date in 2000, and those of the other executive officers provide for Payment Dates ranging from 2000 to 2010. One such agreement extends for a period of ten years only. The Company has purchased cost-recovery life insurance to cover its obligations under these agreements.

  Stock Option Plan. The Company's 1989 Stock Option Plan, as amended (the "1989 Plan"), authorizes the Compensation Committee of the Board of Directors to grant options to key employees for the purchase of shares of Class B Common Stock. The options may be either incentive stock options ("ISOs") within the meaning of Section 422A of the Code, or nonqualified stock options. Pursuant to the 1989 Plan, while the aggregate number of such shares available for grant shall not exceed 10% of the number of shares of Class B Common Stock which are authorized, the number of outstanding and unexercised options shall not exceed 10% of the total number of Class A Common Stock and Class B Common Stock outstanding as of the close of trading on the last trading day of the Company's immediately preceding fiscal year. The 1989 Plan is administered by the Compensation Committee, the members of which cannot receive options under the 1989 Plan. Subject to the terms of the 1989 Plan, the Compensation Committee has sole discretion, without reference to any specific criteria, to determine the employees of the Company to whom, and the time or times at which, options will be granted; the designation of each option as either an incentive stock option or a nonqualified stock option; the per share exercise price and the duration of each option; the number of shares subject to each option; the rate and manner of exercise of each option; and any other restrictions placed on each option. ISOs may not be granted to any employee who, at the time the option is granted, beneficially owns stock of the Company representing more than 10% of the voting power of the Company.

  The 1989 Plan provides that the per share exercise price for an ISO may not be less than 100% of the fair market value of the Company's Class B Common Stock on the date the option is granted and that the duration of an incentive stock option may not be more than ten years from the date of grant. The per share exercise price for nonqualified options may be above or below the fair market value of the Company's Class B Common Stock at the time of grant and the duration of a nonqualified stock option may be shorter than or exceed ten years, each in the discretion of the Compensation Committee. During the lifetime of the optionee, his or her option is exercisable only by him or her and is not transferable except by will or by the laws of descent and distribution, and then only if presently exercisable.

  In the event of a change in control of the Company, all options outstanding under the 1989 Plan will become fully exercisable. For purposes of the 1989 Plan, a change of control of the Company occurs if (i) a person acquires or is reasonably believed by the Board of Directors to have acquired 51% or more of the combined voting power of the Company's outstanding securities in a transaction not approved by the Board of Directors serving immediately prior to such transaction, (ii) a majority of the members of the Board of Directors is replaced during any period of two consecutive years, or (iii) the Company's stockholders approve a plan of liquidation in connection with a transaction not approved by the Board of Directors serving immediately prior to the date of the stockholders' meeting at which such approval was given. In 1995, the 1989 Plan was amended to limit the number of shares which may be granted under options to any employee in any fiscal year to 500,000 to comply with section 162(m) of the Code. As of December 30, 1995, there were 1,616,500 shares of Class B Common Stock subject to outstanding options and 890,671 shares available for future grants under the 1989 Plan. These options were held by 88 persons and had expiration dates ranging from June 22, 1997 to June 1, 2006. Each of such options had an exercise price of $19.00 per share.

COMPENSATION/AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1995, the following individuals served as members of the Audit Committee of the Board of Directors: Rodney H. Brady, Alan R. Hoefer and Allan
P. Martindale (Chair). Certain transactions between members of the Audit Committee and the Company are described below under "--Certain Transactions."

CERTAIN TRANSACTIONS

  During the 1995 fiscal year, the Company paid $217,524 in advertising fees to radio and television stations operated by subsidiary companies of Bonneville International Corporation ("Bonneville"). Rodney H. Brady, a former director of the Company, serves as President and Chief Executive Officer of Bonneville, but has no role in the Company's advertising decisions. Also during the 1995 fiscal year, the Company paid $15,385 to an automobile dealership owned by Fred Smith, one of the Company's directors, in connection with the purchase of an automobile for use by the Company.

  In January 1996, Alan R. Hoefer, another former director of the Company, received consulting fees from the Company in an aggregate amount equal to $250,000 in connection with certain financial consulting services rendered by him in 1995.

  The Company believes that the terms of the foregoing transactions were no less favorable to the Company than those which could have been obtained from unaffiliated third parties.

  In addition, the Company and Jeffrey Smith, the Chairman and Chief Executive Officer of the Company, have held limited discussions regarding the termination of his employment with the Company and the continuing role he might have with the Company. While he is not expected to continue to be actively engaged in the management of the Company, he will continue as Chairman of the Board after the consummation of the Recapitalization and Merger and may provide consulting services to the Company. In addition, Mr. Smith and the Company have had tentative discussions regarding an arrangement to provide Mr. Smith with the use and possible ownership of the Company airplane after the consummation of the Recapitalization and Merger. It is anticipated that a definitive agreement regarding such matters will be reached prior to the consummation of the Recapitalization and Merger.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, reviews and approves on an annual basis the compensation policies applicable to the Chief Executive Officer and the other executive officers of the Company.

  The objectives of the Company's executive compensation program are to:

  . Support the achievement of desired performance by the Company.

  . Provide compensation that will attract and retain superior talent and reward performance.

  . Align the executive officers' personal interests and financial remuneration with the success of the Company by basing a significant portion of their compensation upon Company performance.

  The executive compensation program provides an overall level of compensation opportunity that is competitive within the retail food and drug industry, including those companies which compete directly with the Company in its regions, as well as companies outside the industry with which the Company may compete for executive talent. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation), and the availability of compensation information. In reviewing the compensation practices of other companies, the Compensation Committee considers the fact that the compensation structures of most peer companies tend to be significantly different than those of the Company in a number of respects, particularly in such areas as the amount of bonus relative to salary paid by such companies, their use of stock appreciation rights and stock options, the time period over which stock options vest and the nature and amount of pension benefits made available to executive officers. For these reasons, although the Compensation Committee has considered the compensation policies of certain companies which are among the Company's peer group in the Performance Graph below, the Compensation Committee does not believe that all of such companies are comparable to the Company for the purpose of setting the compensation for the Company's executive officers. The Compensation Committee uses its discretion to set executive compensation at levels warranted by external, internal and individual circumstances. Actual compensation levels may be greater or less than average compensation levels in other companies based upon annual and long-term performance of the Company and each individual executive officer's performance. Based upon a survey of compensation levels at such peer companies in recent periods, the Compensation Committee believes that the Company's cash compensation level corresponds to the top one-third of compensation paid to executive officers of companies in the peer group.

  The Company's executive officer compensation program is comprised of base salary, cash bonus compensation, long-term incentive compensation in the form of stock options, and other benefits such as those available through the Company's medical and pension plans.

  Base Salary. Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set such that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Company competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance (including such measures as gross margin, net income, same-store sales, customer count, cost savings and market share), the individual's achievement within his or her responsibility of particular financial (such as sales, gross margin, and pre-tax income) and non-financial (such as store openings, site acquisitions or other specific tasks) goals, and other contributions made by the officer to the Company's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.

  Cash Bonus. The Company's cash bonus program includes all executive officers. Its purpose is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve or exceed budgeted pre-tax income for the year of the individual's area of responsibility. Under the terms of the Bonus Program, the cash bonus paid for fiscal 1995 to each officer was equal to the maximum bonus amount determined to be available for such officer less any reductions (calculated on a sliding scale) based upon a comparison of actual pre-tax income for the officer's operating area to budgeted pre-tax income. Accordingly, officers may receive cash bonuses ranging from 100% to 0%. The annual amount budgeted for pre-tax income was approved by the Board of Directors for the 1995 fiscal year of the Company during its January 1995 meeting. Any adjustments to the amount of budgeted pre-tax income was reviewed by the Compensation Committee and the Board. At the beginning of the 1995 fiscal year, the Compensation Committee established the maximum amount of bonus payable for such year for each executive officer. In reviewing the amount, the Compensation Committee considered a number of factors including each officer's overall compensation package, bonus and other compensation opportunities at competing companies and the officer's level of responsibility. The Compensation Committee also established a formula for payment of bonuses based on the extent of achievement of the Board-approved budgets. The Company believes that as compared to other companies in its industry, the Company pays a relatively higher proportion of total executive compensation in the form of bonus rather than salary and equity-based compensation.

  Stock Option Plan. The Company's Amended and Restated 1989 Stock Option Plan authorizes the Compensation Committee to grant stock options to executives and key managers. Grants of options are made in amounts commensurate with the individual's responsibility and at a level calculated to be competitive within the retail food and drug industries as well as a broader group of companies of comparable size and complexity. Option grants are made from time to time and, depending upon the circumstances, typically are not made to each executive officer during each year. Options granted to executive officers typically do not vest until ten years after the grant date, and do not include any specific, pre-determined performance targets as a condition to vesting or granting. The Company believes that such long-term grants serve the primary objective of retaining executives and key managers, while also aligning executive and shareholder interests by creating a strong and direct link between compensation and stockholder return and by enabling executives and key managers to develop and maintain a significant, long-term ownership interest in the Company's Common Stock. Stock options for 125,000 shares were granted during 1995 to Stuart Rosenthal when he joined the Company as President and Chief Operating Officer. However, such options were forfeited when he resigned at the end of 1995. No additional stock options were granted to the other named executive officers during 1995 because the Compensation Committee determined that, in general, stock and options held by such officers (including the stock holdings of the Chief Executive Officer) currently provide such officers with a strong identity of interest with the Company's stockholders and are adequate to achieve the goals discussed above. Grants of additional stock options to the named executive officers may be considered in future periods by the Compensation Committee. Since the Company's initial public offering in 1989, the Company has granted all stock options at an exercise price of $19.00 per share, which was the initial public offering price for the Company's Class B Common Stock. The Compensation Committee believes that despite the nominal compensation expense incurred by the Company in granting stock options below the then-current market value of the Company's stock, this policy promotes morale among executive officers while providing adequate incentives to maximize shareholder value, given that typically no portion of the Company's stock options become exercisable until ten years from the date of grant.

  Benefits. The Company provides medical and pension benefits to the executive officers, including the Chief Executive Officer, that are generally available to the Company's employees. The Company also provides certain executive officers with supplemental retirement, death and disability benefits, as more fully described under the caption, "Pension Plan and Other Retirement, Death and Disability Arrangements." The benefits available under such arrangements generally are the same for each of the Company's executive officers, including the Chief Executive Officer, except to the extent benefits are payable based upon the length of an officer's employment with the Company.

  Chief Executive Officer Compensation. The Chief Executive Officer's compensation is reviewed and approved independently by the Compensation Committee. The Compensation Committee members determine the Chief Executive Officer's compensation based upon the factors applicable to the Company's other executive officers, which are described in detail above, as well as a number of additional qualitative and quantitative factors appropriate to his position as the Company's principal executive. For 1995, these factors included providing the strategic leadership necessary when faced with the current challenges of the Company and the supermarket industry. In particular, the Compensation Committee noted that in fiscal 1995 the Chief Executive Officer directed the Company's expansion program in opening 19 new stores which were "fill-in" stores strengthening current market share and increasing total sales by 6.8%. The expansion program also included four retail warehouse stores in Las Vegas, Nevada to serve the more price conscious shoppers.

  The Compensation Committee also noted that during fiscal 1995, the Chief Executive Officer negotiated the California Divestiture. Southern California was a very difficult competitive environment and in conjunction with the continuing recession in that market prevented the Company from earning an adequate return on its investment. The Company's large distribution center in Riverside, California was subleased to Ralphs and 16 of the 34 operating stores were sold or leased to various supermarket companies. The remaining 18 stores have been or will be closed in the near future. The Chief Executive Officer also negotiated a merger agreement with Smitty's Supermarkets, Inc. which operates 25 stores in the Phoenix area and three stores in the Tucson area. This merger will increase the Company's presence in those areas and provide certain economy of scale efficiencies. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation.

  In accordance with the Company's compensation policies for all executive officers, a large component of the Chief Executive Officer's compensation is paid in the form of bonus, which, in order to provide an appropriate incentive to maximize the Company's financial performance, is determined based upon preset bonus maximums and the amount of the Company's pre-tax income compared to budgeted pre-tax income. For fiscal 1995, the Company did not achieve the budgeted level of pre-tax income. Accordingly, the maximum pre-determined Chief Executive Officer bonus for 1995 was not paid. Rather, the Chief Executive Officer received a bonus of $502,670 (which represented a 2.6% decrease from the bonus paid for the previous year). The Chief Executive Officer's total cash compensation for 1995 represented a .6% increase from the previous year.

  The Compensation Committee believes that the Chief Executive Officer's total cash compensation is appropriate in light of the Company's reduced earnings in fiscal 1995 and the other factors described above. Based upon its survey of compensation levels at the peer companies included in the Performance Graph below, the Compensation Committee noted that the Chief Executive Officer's cash compensation during fiscal 1995 was in the top one-third relative to the fiscal 1994 cash compensation of the Chief Executive Officers of such companies. The Compensation Committee noted, however, that, while the Chief Executive Officer's compensation for fiscal 1995 consisted solely of cash compensation, a substantial majority of the peer companies also provided substantial equity or stock appreciation compensation to their Chief Executive Officers during fiscal 1994. The Chief Executive Officer has not received any stock option grants to date. For this reason, the Chief Executive Officer's overall compensation would most likely rank lower relative to Chief Executive Officer compensation at the peer companies when the value of such non-cash compensation is included. In determining the compensation of the Chief Executive Officer, the Compensation Committee considers compensation levels at these peer companies. However, the Compensation Committee has not deemed it practicable or appropriate to target the Chief Executive Officer's compensation at any particular percentile relative to the peer group.

                                          Duane Peters
                                          Ray V. Rose
                                          Douglas J. Tigert

                                          Members of the Compensation
                                           Committee
                                          of the Board of Directors

PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on the Class B Common Stock of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group of eleven companies in the Company's industry over the period. In accordance with guidelines of the Commission, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of the beginning of each fiscal year set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                             [GRAPH APPEARS HERE]

                        Smiths Food
Measurement period        & Drug        S & P 500       Peer Group
(Fiscal year Covered)   Centers, Inc.     Index           Index
- ---------------------   -------------   ---------       ----------
Measurement PT -
1990                    $ 100.00        $ 100.00        $ 100.00

FYE 1991                $ 119.09        $ 130.47        $ 107.92
                           19.09%          30.47%           7.92%
FYE 1992                $ 122.35        $ 140.41        $ 101.10
                            2.73%           7.62%          -6.32%
FYE 1993                $  74.41        $ 154.56        $ 114.54
                          -39.18%          10.08%          13.29%
FYE 1994                $  91.65        $ 156.60        $ 126.67
                           23.17%           1.32%          10.59%
FYE 1995                $  94.67        $ 214.86        $ 170.16
                            3.29%          37.20%          34.33%

NOTE:  Data complete through last fiscal year.

NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes your company).

NOTE: Peer group indices use beginning of period market capitalization weighting.


(1) The selected peer group consists of the following companies: Fred Meyer, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Co.; Hannaford Brothers Co.; Kroger Co.; Quality Food Centers, Inc.; Safeway, Inc.; Stop & Shop Cos. Inc.; Vons Companies, Inc.; and Weis Markets, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Company and their market capitalization relative to that of the Company.

          PROPOSAL NO. 1--APPROVAL OF THE RECAPITALIZATION AGREEMENT

  At the Stockholders' Meeting, the Company's stockholders will be asked to approve the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger. See "The Recapitalization and Merger."

  Approval of Proposal No. 1 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting. In addition, the total votes cast at the Stockholders' Meeting is required to represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting.

  All outstanding shares of Common Stock and Series I Preferred Stock will vote together as a single class, with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE RECAPITALIZATION AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE RECAPITALIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                 PROPOSAL NO. 2--AMENDMENT AND RESTATEMENT OF
                         CERTIFICATE OF INCORPORATION

  In connection with the consummation of the Recapitalization, the Company's Board of Directors proposes to adopt the following separate amendments to the Company's Certificate of Incorporation (a form of the Amended and Restated Certificate of Incorporation reflecting each of these amendments is attached as Annex C to this Proxy Statement):

    (a) Proposal No. 2A provides for the reduction in the number of directors to seven and the classification of the Board of Directors into three classes of directors serving staggered three-year terms;

    (b) Proposal No. 2B provides for the authorization of 20,000,000 shares of Class C Common Stock, par value $.01 per share, of the Company; and

    (c) Proposal No. 2C provides for the amendment of certain redemption and voting provisions with respect to the Series I Preferred Stock.

  Classified Board of Directors. The Amended and Restated Certificate of Incorporation will provide that upon the adoption thereof the full Board of Directors will be comprised of seven directors and without the unanimous approval of the directors then in office the number of directors may not be altered. The Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year and each director serving for a term ending at the third annual meeting of stockholders of the Company following the annual meeting at which such director was elected, except for the directors to be elected at the Stockholders' Meeting, who shall have the term for which such directors are elected at such meeting. See "Proposal No. 3--Election of Board of Directors."

  Any increase in the number of directors or vacancy on the Board of Directors may be filled, subject to the rights of any holders of any series of Preferred Stock to elect additional directors, only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or such vacancy occurred.

  Class C Common Stock. The Class C Common Stock will be issuable upon exercise of the Warrants which are to be issued to Yucaipa pursuant to the Warrant Agreement. See "Certain Related Agreements--Warrant Agreement." The Class C Common Stock will have all the same rights and preferences as the other classes of

Common Stock, except that the Class C Common Stock will not have any voting rights while such stock is owned by an "Original Class C Stockholder" (as such term is defined in the Amended and Restated Certificate of Incorporation). Upon any transfer of shares of Class C Common Stock by an Original Class C Stockholder to a third party other than another Original Class C Stockholder, the transferee of such Class C Stockholder may convert such shares of Class C Common Stock into an equal number of shares of Class B Common Stock. No conversion of Class C Common Stock into Class B Common Stock will be permitted for shares of Class C Common Stock held by an Original Class C Stockholder or any party bound by the terms of the Standstill Agreement as a member of the Yucaipa Group.

  Series I Preferred Stock Amendments. The Amended and Restated Certificate of Incorporation will include certain provisions with respect to the Series I Preferred Stock providing for: (i) the elimination for a five-year period of the annual mandatory redemption of original outstanding shares of Series I Preferred Stock, (ii) the restriction for a two-year period of the optional redemption of shares of Series I Preferred Stock, and (iii) the addition of transfer or sale restrictions which reduce the number of allocated votes per share of Series I Preferred Stock from ten votes to one vote per share in the event of transfers or sales not made to a Permitted Series I Transferee (as defined below). A "Permitted Series I Transferee" is defined generally as either (x) a family member or an affiliate of the holder of Series I Preferred Stock, (y) any person to whom shares of Series I Preferred Stock were originally issued, or (z) any person which is an original party to the Standstill Agreement. Because the foregoing amendments to the Amended and Restated Certificate of Incorporation adversely affect the rights of the shares of Series I Preferred Stock, the holders of shares of Series I Preferred Stock will be entitled to a separate class vote for the approval of such amendments.

  ALL STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROPOSED COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ITS ENTIRETY.

  Approval and adoption of Proposals Nos. 2A, 2B and 2C each requires (i) the approval of the holders of a majority of the aggregate number of votes eligible to be cast at the Stockholders' Meeting, and (ii) by a separate class vote, the approval of the holders of a majority of the aggregate number of votes of the outstanding shares of Series I Preferred Stock eligible to be cast at the Stockholders' Meeting. THE COMPANY'S STOCKHOLDERS WILL VOTE SEPARATELY ON EACH OF PROPOSALS NOS. 2A, 2B AND 2C; HOWEVER, CONSUMMATION OF THE RECAPITALIZATION AS PROVIDED BY THE RECAPITALIZATION AGREEMENT REQUIRES THAT THE COMPANY STOCKHOLDERS' APPROVE AND ADOPT EACH OF THE PROPOSALS COMPRISING PROPOSAL NO. 2.

  All outstanding shares of Common Stock and Series I Preferred Stock will vote together as a single class, with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, provided that, as described above, the holders of the Series I Preferred Stock will, in addition to voting together with the holders of Common Stock, vote as a separate class.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF EACH OF PROPOSALS NOS. 2A, 2B AND 2C.

                PROPOSAL NO. 3--ELECTION OF BOARD OF DIRECTORS

  Seven persons have been nominated by the Board of Directors for election as directors at the Stockholders' Meeting to serve for the term indicated below and until their respective successors are elected or appointed. The seven nominees receiving the highest number of votes at the Stockholders' Meeting will be elected as directors, with three of such nominees serving for a one-year term which expires at the Company's 1997 Annual Meeting of Stockholders, two of such nominees serving for a two-year term which expires at the Company's 1998 Annual Meeting of Stockholders, and two of such nominees serving for a three-year term which expires at the Company's 1999 Annual Meeting of Stockholders.

  It is the intention of the proxy holders to vote FOR the election of ALL of the nominees listed below in the absence of contrary instructions on the Proxy. If the candidacy of any one or more of such nominees should for any reason be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees (if any) as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

The following information is furnished regarding the nominees:

NOMINEES FOR ONE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING

  Jeffrey P. Smith, age 45, has been a director of the Company since 1971. He has been Chairman and Chief Executive Officer of the Company since 1988. He served as Chief Operating Officer and President of the Company from 1984 to 1988.

  Ronald W. Burkle, age 43, has been the Chairman of the Board of Smitty's and a director of Smitty's Super Valu since 1994 and Chairman of the Board of Smitty's Super Valu since October 1995. It is intended that Mr. Burkle will be appointed as the Company's Chief Executive Officer in connection with the Recapitalization and Merger. Mr. Burkle co-founded Yucaipa in 1986 and has served as a director of Ralphs Grocery Company since 1995. Mr. Burkle served as Chairman of the Board of Ralphs Grocery Company from 1995 to January 1996 and as Chief Executive Officer and a director of its predecessor, Food 4 Less Supermarkets, Inc. since 1987. Mr. Burkle served as Chief Executive Officer and a director of Dominick's Supermarkets, Inc. from 1995 to 1996 and currently serves as its Chairman of the Board. From 1986 to 1988, Mr. Burkle was Chairman and Chief Executive Officer of Jurgensen's, a Southern California gourmet food retailer. Mr. Burkle has served as a director of Kaufman and Broad Home Corporation since March 1995.

  Allen R. Rowland, age 51, has been President and Chief Operating Officer since joining the Company in January 1996. Prior to that time, from 1989 to 1996 he served as a Senior Vice President/Regional Manager of Albertson's Inc. From 1982 to 1989, he was a Vice President/Division Manager with the Florida and Texas Divisions of Albertson's, Inc.

NOMINEES FOR TWO-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

  Fred L. Smith, age 48, has been a director of the Company since 1968. Since 1988, he has been President of Fred Smith's Honda Automobiles of Palm Springs, an auto dealership, prior to which time he was a private investor. Since 1989, he has also been President of Fred Smith's Jaguar/Rolls Royce of Rancho Mirage, an auto dealership.

  Linda McLoughlin Figel, age 32, joined Yucaipa in 1989 and became a general partner in 1991. Prior to that time, she was employed by Bankers Trust Company in its Structured Finance Group.

NOMINEES FOR THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

  Bruce Karatz, age 50, has been the President, Chief Executive Officer and a director of Kaufman and Broad Home Corporation since 1986 and its Chairman of the Board since July 1993. Mr. Karatz is also a director of Honeywell, Inc., National Golf Properties, Inc. and a Trustee of the National Park Foundation and the RAND Corporation.

  Bertram R. Zweig, age 61, is a partner in the Los Angeles office of Jones, Day, Reavis & Pogue. Mr. Zweig was with Jones, Day from 1962 to 1978, and rejoined the firm in 1995. Between August 1992 and June 1995, Mr. Zweig was a partner with the law firm of Graham and James, and from January 1988 to July 1992 he was a partner with the law firm of Stroock & Stroock & Lavan. He is a member of the Board of Directors of Wedbush Corporation, the parent of Wedbush Morgan Securities, Inc., a regional investment banking firm in Los Angeles. Mr. Zweig is a member of the Board of Directors of Aquatic Water Systems Incorporated.

  Jeffrey P. Smith and Fred L. Smith are brothers.

  Election of nominees to the Board of Directors requires the approval of the holders of a plurality of the total votes cast at the Stockholders' Meeting, with all outstanding shares of Common Stock and Series I Preferred Stock voting together as a single class and with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE.

       PROPOSAL NO. 4--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the independent auditors to examine the accounts of the Company for the 1996 fiscal year. Ernst & Young LLP has served as the Company's independent auditors since prior to 1970. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares of Class A Common Stock, Class B Common Stock and Series I Preferred Stock, voting on the proposal, with all such shares voting together and with each share of Class A Common Stock and Series I Preferred Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, management will review its future selection of auditors.

  A member of Ernst & Young LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR.

                            SECTION 16(A) REPORTING

  Section 16(a) of the Exchange Act requires the Company's directors, officers and beneficial owners of more than ten percent of the Company's Class B Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and the NYSE. Reporting Persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons, the Company believes that during fiscal 1995 all the Reporting Persons complied with all applicable filing requirements.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

  Stockholders' proposals to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than August 25, 1996 for inclusion in the Company's Proxy Statement and proxy card related to the 1997 Annual Meeting.

                                    EXPERTS

  The consolidated financial statements of the Company at December 30, 1995 and December 31, 1994 and for each of three years in the period ended December 30, 1995 included in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated balance sheet of Smitty's as of July 30, 1995 and July 30, 1994 and the related consolidated statement of operations, stockholders' equity, and cash flows for year ended July 30, 1995, and for the period from June 29, 1994 (date of inception) to July 31, 1994 (Smitty's), and for the period from August 2, 1993 to June 28, 1994 and the year ended August 1, 1993 (Predecessor), included in this Proxy Statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Salt Lake City, Utah
April 25, 1996

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
SMITH'S FOOD & DRUG CENTERS, INC.:
Report of Independent Auditors (Ernst & Young LLP).......................  F-2
Consolidated balance sheets at December 30, 1995 and December 31, 1994...  F-3
Consolidated statements of income for the years ended December 30, 1995,
 December 31, 1994 and January 1, 1994...................................  F-4
Consolidated statements of common stockholders' equity for the years ended December 30, 1995, December 31, 1994 and January 1, 1994..........  F-5
Consolidated statements of cash flows for the years ended December 30,
 1995, December 31, 1994 and January 1, 1994.............................  F-6
Notes to consolidated financial statements...............................  F-7
SMITTY'S SUPERMARKETS, INC.:
Report of Independent Auditors (Coopers & Lybrand L.L.P.)................ F-17
Consolidated balance sheets as of July 31, 1994 and July 30, 1995 and
 January 14, 1996 (unaudited)............................................ F-18
Consolidated statements of operations for the 52 weeks ended July 30,
 1995 and for the period from June 29, 1994 (date of inception) to July
 31, 1994; for the period from August 2, 1993 to June 28, 1994 and the year ended August 1, 1993 (Predecessor); for the 24 weeks ended January
 14, 1996 (unaudited) and the 24 weeks ended January 15, 1995
 (unaudited)............................................................. F-19
Consolidated statements of stockholders' equity for the 52 weeks ended
 July 30, 1995 and for the period from June 29, 1994 (date of inception)
 to July 31, 1994; for the period from August 2, 1992 to June 29, 1994 and the year ended August 1, 1993 (Predecessor); for the 24 weeks ended
 January 14, 1996 (unaudited)............................................ F-20
Consolidated statements of cash flows for the 52 weeks ended July 30,
 1995 and for the period from June 29, 1994 (date of inception) to July
 31, 1994; for the period from August 2, 1993 to June 28, 1994 and the year ended August 1, 1993 (Predecessor); for the 24 weeks ended January
 14, 1996 (unaudited) and the 24 weeks ended January 15, 1995
 (unaudited)............................................................. F-21
Notes to consolidated financial statements............................... F-23

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Smith's Food & Drug Centers, Inc.

  We have audited the accompanying consolidated balance sheets of Smith's Food & Drug Centers, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the three fiscal years in the period ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smith's Food & Drug Centers, Inc. and subsidiaries at December 30, 1995 and December 31, 1994, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 30, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Salt Lake City, Utah
January 29, 1996

                       SMITH'S FOOD & DRUG CENTERS, INC.

                          CONSOLIDATED BALANCE SHEETS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                       DECEMBER 30, DECEMBER 31,
                        ASSETS                             1995         1994
                        ------                         ------------ ------------
Current Assets
  Cash and cash equivalents...........................  $   16,079   $   14,188
  Rebates and accounts receivable.....................      23,802       25,596
  Inventories.........................................     394,982      389,564
  Prepaid expenses and deposits.......................      21,255       15,858
  Deferred tax assets.................................      23,900        1,400
  Assets held for sale................................     125,000
                                                        ----------   ----------
    Total Current Assets..............................     605,018      446,606
Property and Equipment
  Land................................................     276,626      303,701
  Buildings...........................................     610,049      619,056
  Leasehold improvements..............................      55,830       42,369
  Fixtures and equipment..............................     509,524      589,480
                                                        ----------   ----------
                                                         1,452,029    1,554,606
  Less allowances for depreciation and amortization...     390,933      364,741
                                                        ----------   ----------
                                                         1,061,096    1,189,865
Other Assets..........................................      20,066       16,996
                                                        ----------   ----------
                                                        $1,686,180   $1,653,467
                                                        ==========   ==========
     LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
     -------------------------------------------
Current Liabilities
  Trade accounts payable..............................  $  214,152   $  235,843
  Accrued sales and other taxes.......................      50,749       44,379
  Accrued payroll and related benefits................      97,455       84,083
  Current maturities of long-term debt................      20,932       19,011
  Current maturities of Redeemable Preferred Stock....       1,008        1,017
  Accrued restructuring costs.........................      58,000
                                                        ----------   ----------
    Total Current Liabilities.........................     442,296      384,333
Long-term debt, less current maturities...............     725,253      699,882
Accrued restructuring costs, less current portion.....      40,000
Deferred income taxes.................................      58,600       89,500
Redeemable Preferred Stock, less current maturities...       3,311        4,410
Common Stockholders' Equity
  Convertible Class A Common Stock (shares issued and
   outstanding, 11,613,043 in 1995 and 12,140,317 in
   1994).................................................        116        121
  Class B Common Stock (shares issued, 18,348,968 in 1995
   and 17,821,694 in 1994)...............................        183        178
  Additional paid-in capital.............................    285,236    285,592
  Retained earnings......................................    238,027    293,456
                                                          ---------- ----------
                                                             523,562    579,347
  Less cost of Common Stock in the treasury (4,890,302
   shares in 1995 and 4,772,822 shares in 1994)..........    106,842    104,005
                                                          ---------- ----------
                                                             416,720    475,342
                                                          ---------- ----------
                                                          $1,686,180 $1,653,467
                                                          ========== ==========

                See notes to consolidated financial statements.

                       SMITH'S FOOD & DRUG CENTERS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      52 WEEKS ENDED
                                           ------------------------------------
                                           DECEMBER 30, DECEMBER 31, JANUARY 1,
                                               1995         1994        1994
                                           ------------ ------------ ----------
Net sales.................................  $3,083,737   $2,981,359  $2,807,165
Cost of goods sold........................   2,386,707    2,312,228   2,169,987
                                            ----------   ----------  ----------
                                               697,030      669,131     637,178
Expenses:
  Operating, selling and administrative...     461,401      440,844     430,258
  Depreciation and amortization...........     104,963       94,491      82,173
  Interest................................      60,478       53,715      44,627
  Restructuring charges...................     140,000
                                            ----------   ----------  ----------
                                               766,842      589,050     557,058
                                            ----------   ----------  ----------
Income (loss) before income taxes.........     (69,812)      80,081      80,120
Income taxes..............................     (29,300)      31,300      34,300
                                            ----------   ----------  ----------
Net income (loss).........................  $  (40,512)  $   48,781  $   45,820
                                            ==========   ==========  ==========
Net income (loss) per share of Common
 Stock....................................  $    (1.62)  $     1.73  $     1.52
                                            ==========   ==========  ==========



                See notes to consolidated financial statements.

                       SMITH'S FOOD & DRUG CENTERS, INC.

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      CLASS A            CLASS B
                                    COMMON STOCK       COMMON STOCK
                                  -----------------  ---------------- ADDITIONAL
                                  NUMBER OF    PAR   NUMBER OF   PAR    PAIDIN   RETAINED  TREASURY
                                    SHARES    VALUE    SHARES   VALUE  CAPITAL   EARNINGS    STOCK     TOTAL
                                  ----------  -----  ---------- ----- ---------- --------  ---------  --------
   ...........................
Balance at January 3,
 1993.........................    13,403,132  $134   16,558,879 $165   $285,980  $229,110             $515,389
  Net income for 1993..........                                                    45,820               45,820
  Conversion of shares
   from Class A to Class B.....     (785,687)   (8)     785,687    8
  Purchase of Class B
   Common Stock for the
   treasury....................                                                            $ (11,074)  (11,074)
  Shares sold to the
   Employee Stock Profit
   Sharing Plan................                                            (212)               3,237     3,025
  Shares sold under the
   Employee Stock
   Purchase Plan...............                                            (771)               4,853     4,082
  Cash dividends--$.52
   per share...................                                                   (15,530)             (15,530)
  Other........................                                             485                            485
                                  ----------  ----   ---------- ----   --------  --------  ---------  --------
Balance at January 1,
 1994.........................    12,617,445   126   17,344,566  173    285,482   259,400     (2,984)  542,197
  Net income for 1994..........                                                    48,781               48,781
  Conversion of shares
   from Class A to Class B.....     (477,128)   (5)     477,128    5
  Purchase of Class B
  Common Stock for the
   treasury....................                                                             (109,239) (109,239)
  Shares sold to the
  Employee Stock Profit
   Sharing Plan................                                             143                1,505     1,648
  Shares sold under the
  Employee Stock
   Purchase Plan...............                                            (668)               6,713     6,045
  Cash dividends--$.52
   per share...................                                                   (14,725)             (14,725)
  Other........................                                             635                            635
                                  ----------  ----   ---------- ----   --------  --------  ---------  --------
Balance at December 31,
 1994.........................    12,140,317   121   17,821,694  178    285,592   293,456   (104,005)  475,342
  Net loss for 1995............                                                   (40,512)             (40,512)
  Conversion of shares
   from Class A to Class B.....     (527,274)   (5)     527,274    5
  Purchase of Class B
  Common Stock for the
   treasury....................                                                               (9,039)   (9,039)
  Shares sold to the
  Employee Stock Profit
   Sharing Plan................                                               2                  108       110
  Shares sold under the
  Employee Stock
   Purchase Plan...............                                            (926)               6,094     5,168
  Cash dividends--$.60
   per share...................                                                   (14,917)             (14,917)
  Other........................                                             568                            568
                                  ----------  ----   ---------- ----   --------  --------  ---------  --------
Balance at December 30,
 1995.........................    11,613,043  $116   18,348,968 $183   $285,236  $238,027  $(106,842) $416,720
                                  ==========  ====   ========== ====   ========  ========  =========  ========


                See notes to consolidated financial statements.

                       SMITH'S FOOD & DRUG CENTERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                      52 WEEKS ENDED
                                           ------------------------------------
                                           DECEMBER 30, DECEMBER 31, JANUARY 1,
                                               1995         1994        1994
                                           ------------ ------------ ----------
Operating Activities
 Net income (loss)........................  $ (40,512)   $  48,781   $  45,820
 Adjustments to reconcile net income
  (loss) to cash provided by operating
  activities:
   Depreciation and amortization..........    104,963       94,491      82,173
   Deferred income taxes..................    (53,400)      10,500      15,400
   Restructuring charges..................    140,000
   Other..................................        568          635         485
   Changes in operating assets and
    liabilities:
    Rebates and accounts receivable.......      1,794       (4,758)     (4,038)
    Inventories...........................     (5,418)     (11,625)    (36,523)
    Prepaid expenses and deposits.........     (5,397)      (1,324)       (518)
    Trade accounts payable................    (21,691)      50,618       1,119
    Accrued sales and other taxes.........      6,370        5,616       6,625
    Accrued payroll and related benefits..     13,372       10,616       8,007
                                            ---------    ---------   ---------
Cash provided by operating activities.....    140,649      203,550     118,550
Investing Activities
 Additions to property and equipment......   (149,035)    (146,676)   (322,301)
 Sale/leaseback arrangements and other
  property and equipment sales............      5,841       20,949     159,137
 Other....................................     (3,070)      (1,649)     (1,258)
                                            ---------    ---------   ---------
Cash used in investing activities.........   (146,264)    (127,376)   (164,422)
Financing Activities
 Additions to long-term debt..............     45,978       27,000     262,000
 Payments on long-term debt...............    (18,686)     (33,594)   (149,197)
 Redemptions of Redeemable Preferred
  Stock...................................     (1,108)      (1,042)     (1,039)
 Purchases of Treasury Stock..............     (9,039)    (109,239)    (11,074)
 Proceeds from sales of Treasury Stock....      5,278        7,693       7,107
 Payment of dividends.....................    (14,917)     (14,725)    (15,530)
                                            ---------    ---------   ---------
Cash provided by (used in) financing
 activities...............................      7,506     (123,907)     92,267
                                            ---------    ---------   ---------
Net increase (decrease) in cash and cash
 equivalents..............................      1,891      (47,733)     46,395
Cash and cash equivalents at beginning of
 year.....................................     14,188       61,921      15,526
                                            ---------    ---------   ---------
Cash and cash equivalents at end of year..  $  16,079    $  14,188   $  61,921
                                            =========    =========   =========


                See notes to consolidated financial statements.

                       SMITH'S FOOD & DRUG CENTERS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of Smith's Food & Drug Centers, Inc. and its wholly-owned subsidiaries (the "Company"), after the elimination of significant intercompany transactions and accounts. The Company operates a regional supermarket and drug store chain in the Intermountain and Southwestern regions of the United States.

 Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Definition of Accounting Period

  The Company's fiscal year ends on the Saturday nearest to December 31. Fiscal year operating results include 52 weeks for each year.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash and short-term investments with maturities less than three months. The amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

 Inventories

  Inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. Approximately 95% of inventories in 1995 and 1994 were valued using the LIFO method. Other inventories were valued using the first-in, first-out (FIFO) method. The FIFO cost exceeded the LIFO value of inventories by $8.1 million in 1995 and $4.1 million in 1994. The pretax LIFO charge was $4.0 million in 1995, $2.5 million in 1994, and $1.6 million in 1993.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method based upon estimated useful lives. Improvements to leased property are amortized over their estimated useful lives or the remaining terms of the leases, whichever is shorter.

 Accrued Insurance Claims

  The Company is self-insured, with certain stop loss insurance coverage, for workers' compensation, non-union employee health care and general liability claims. Claims expense is recorded through the accrual of claims reserves based on estimates of ultimate claim costs including claims incurred but not reported. The liabilities for accrued insurance claims were $31.8 million and $25.3 million at the end of 1995 and 1994, respectively. These liabilities are not discounted.

 Pre-Operating and Closing Costs

  Costs incurred in connection with the opening of new stores and distribution facilities are expensed as incurred. The remaining net investment in stores closed, less salvage value, is charged against earnings in the period of closing. For leased stores that are closed and subleased to third parties, a provision is made for the remaining lease liability, net of expected sublease rental. For leased stores that are closed but not yet subleased, a provision is made based on discounted lease payments through the estimated period until subleased.

                       SMITH'S FOOD & DRUG CENTERS, INC.

 Interest Costs

  Interest costs are expensed as incurred, except for interest costs which have been capitalized as part of the cost of properties under development. The Company's cash payments for interest (net of capitalized interest of approximately $1.4 million in 1995, $5.8 million in 1994 and $14.5 million in
1993) amounted to $60.7 million in 1995, $54.0 million in 1994 and $39.8 million in 1993.

 Income Taxes

  The Company determines its deferred tax assets and liabilities based on differences between the financial reporting and tax basis of its assets and liabilities using the tax rates that will be in effect when the differences are expected to reverse.

 Net Income Per Share of Common Stock

  Net income per share of Common Stock is computed by dividing the net income by the weighted average number of shares of Common Stock outstanding of 25,030,882 in 1995, 28,176,907 in 1994 and 30,238,811 in 1993. Common Stock
equivalents in the form of stock options are excluded from the weighted average number of common shares in 1995 due to the net loss.

 Adoption of Accounting Standard

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Due to the nature of the Company's operations and the number of estimates required to assess the impact of Statement 121, the financial statement impact of adoption has not yet been determined.

 Litigation

  The Company is a party to certain legal actions arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's results of operations or financial position.

 Reclassifications

  Certain reclassifications have been made to the 1993 and 1994 financial statements to conform with the 1995 presentation.

                       SMITH'S FOOD & DRUG CENTERS, INC.

NOTE B--PROPERTY AND EQUIPMENT

  The Company depreciates its buildings over 25 to 30 years and its fixtures and equipment over a period of 2 to 9 years and amortizes its leasehold improvements over their estimated useful lives or the life of the lease, whichever is shorter. Property and equipment consists of the following (dollar amounts in thousands):

                                            ALLOWANCES FOR               CURRENT YEAR
                                           DEPRECIATION AND    NET     DEPRECIATION AND
                                   COST      AMORTIZATION   BOOK VALUE   AMORTIZATION
                                ---------- ---------------- ---------- ----------------
      DECEMBER 30, 1995
        Land..................  $  276,626                  $  276,626
        Buildings.............     610,049     $108,985        501,064     $ 19,907
        Leasehold
         improvements.........      55,830       12,556         43,274        2,970
        Fixtures and
         equipment............     509,524      269,392        240,132       82,086
                                ----------     --------     ----------     --------
                                $1,452,029     $390,933     $1,061,096     $104,963
                                ==========     ========     ==========     ========
      DECEMBER 31, 1994
        Land..................  $  303,701                  $  303,701
        Buildings.............     619,056     $ 92,542        526,514     $ 18,334
        Leasehold
         improvements.........      42,369       10,122         32,247        1,842
        Fixtures and
         equipment............     589,480      262,077        327,403       74,315
                                ----------     --------     ----------     --------
                                $1,554,606     $364,741     $1,189,865     $ 94,491
                                ==========     ========     ==========     ========

NOTE C--LONG-TERM DEBT

  Long-term debt consists of the following (dollar amounts in thousands):

                                                      DECEMBER 30, DECEMBER 31,
                                                          1995         1994
                                                      ------------ ------------
      Mortgage notes, collateralized by property and
       equipment with a cost of $420.7 million in
       1995 and $413.0 million in 1994, due through
       2011 with interest at an average rate of
       9.68% in 1995 and 9.73% in 1994..............    $254,385     $270,082
      Unsecured notes, due in 2002 through 2015 with
       varying annual installments starting in 2000
       which accrue interest at an
       average rate of 7.68% in 1995 and 1994.......     410,000      410,000
      Revolving credit bank loans...................      68,000       27,000
      Industrial revenue bonds, collateralized by
       property and
       equipment with a cost of $11.7 million in
       1995 and $11.6 million in 1994 due in 2000
       through 2010 plus interest at an average rate
       of 7.44% in 1995 and 7.47% in 1994...........       6,308        6,597
      Other.........................................       7,492        5,214
                                                        --------     --------
                                                         746,185      718,893
      Less current maturities.......................      20,932       19,011
                                                        --------     --------
                                                        $725,253     $699,882
                                                        ========     ========

                       SMITH'S FOOD & DRUG CENTERS, INC.

  Interest rates on the revolving credit bank loans averaged 6.06% in 1995 and 5.89% in 1994. The agreements are reviewed annually with the banks, at which time the date each installment is due is generally extended one year. At December 30, 1995, the Company had unused lines of credit related to unsecured revolving credit bank loans of $60.0 million.

  The Company's loan agreements contain provisions which require the Company to maintain a specified level of consolidated net worth, fixed charge coverage and ratio of debt to net worth.

  Maturities of the Company's long-term debt for the five fiscal years succeeding December 30, 1995 are approximately $20.9 million in 1996, $22.1 million in 1997, $23.7 million in 1998, $45.4 million in 1999 and $28.9 million in 2000.

  The amounts classified as revolving credit bank loans approximate their fair value. The fair value of the Company's long-term debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of debt arrangements.

NOTE D--REDEEMABLE PREFERRED STOCK

  The Company has 85,000,000 shares of $.01 per share par value Preferred Stock authorized. The Company has designated 34,524,579 of these shares as Series I Preferred Stock, of which 12,956,747 shares and 16,281,777 shares were issued and outstanding in 1995 and 1994, respectively. The Series I Preferred Stock has no dividend requirement.

  All shares of the Company's Series I Preferred Stock are subject to redemption at any time at the option of the Board of Directors, in such numbers as the Board may determine, and at a redemption price of $.33 1/3 per share. The scheduled redemptions of the Company's Series I Preferred Stock are approximately $1.0 million each year until all outstanding shares are redeemed. Upon liquidation of the Company, each share of Series I Preferred Stock is entitled to a liquidation preference of $.33 1/3, on a pro rata basis with any other series of Preferred Stock, before any distribution to the holders of Class A Common Stock or Class B Common Stock. Each share of Series I Preferred Stock is entitled to ten votes. Series I Preferred Stock is stated at redemption value in the balance sheet.

  The amount included in the balance sheet for Series I Preferred Stock approximates its fair value.

NOTE E--COMMON STOCKHOLDERS' EQUITY

  The voting powers, preferences and relative rights of Class A Common Stock and Class B Common Stock are identical in all respects, except that the holders of Class A Common Stock have ten votes per share and the holders of Class B Common Stock have one vote per share. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock. The Company's Certificate of Incorporation also provides that each share of Class A Common Stock will be converted automatically into one share of Class B Common Stock if at any time the number of shares of Class A Common Stock issued and outstanding shall be less than 2,910,885. Future sales or transfers of the Company's Class A Common Stock are restricted to the Company or immediate family members of the original Class A Common Stockholders unless first presented to the Company for conversion into an equal number of Class B Common Stock shares. The Class B Common Stock has no conversion rights. At December 30, 1995 there were 20,000,000 shares of $.01 per share par value Class A Common Stock and 100,000,000 shares of $.01 per share par value Class B Common Stock authorized.

                       SMITH'S FOOD & DRUG CENTERS, INC.

NOTE F--INCOME TAXES

  Income tax expense (benefit) consists of the following (dollar amounts in thousands):

                                                       52 WEEKS ENDED
                                            ------------------------------------
                                            DECEMBER 30, DECEMBER 31, JANUARY 1,
                                                1995         1994        1994
                                            ------------ ------------ ----------
      Current:
        Federal............................   $ 20,220     $17,211     $15,715
        State..............................      3,880       3,589       3,185
                                              --------     -------     -------
                                                24,100      20,800      18,900
      Deferred:
        Federal............................    (46,681)      9,247      13,012
        State..............................    ( 6,719)      1,253       2,388
                                              --------     -------     -------
                                               (53,400)     10,500      15,400
                                              --------     -------     -------
                                              $(29,300)    $31,300     $34,300
                                              ========     =======     =======

  Income tax expense included a charge of $1.95 million in 1993 resulting from applying the increased federal tax rate to deferred tax items. Cash disbursements for income taxes were $19.2 million in 1995, $21.7 million in 1994 and $17.3 million in 1993.

  The difference between income tax expense (benefit) and the tax computed by applying the statutory income tax rate to income before income taxes is as follows:

                                                      52 WEEKS ENDED
                                           ------------------------------------
                                           DECEMBER 30, DECEMBER 31, JANUARY 1,
                                               1995         1994        1994
                                           ------------ ------------ ----------
Statutory federal income tax rate.........    (35.0)%       35.0 %      35.0%
State income tax rate, net of federal
 income tax effect........................     (4.3)         4.7         5.2
Effect of income tax rate changes on de-
 ferred taxes.............................     (3.6)                     2.4
Other.....................................       .9          (.6)         .2
                                              -----         ----        ----
                                              (42.0)%       39.1 %      42.8%
                                              =====         ====        ====

  The effect of temporary differences that give rise to deferred tax balances are as follows (dollar amounts in thousands):

                                                       DECEMBER 30, DECEMBER 31,
                                                           1995         1994
                                                       ------------ ------------
      Deferred tax liabilities:
        Depreciation and amortization.................   $ 81,008     $ 98,186
        Other.........................................     13,572       11,935
                                                         --------     --------
                                                           94,580      110,121
      Deferred tax assets:
        Accrued restructuring costs...................    (33,305)
        Accrued insurance claims......................    (12,271)     (10,126)
        Rent..........................................     (8,138)      (6,006)
        Other.........................................     (6,166)      (5,889)
                                                         --------     --------
                                                          (59,880)     (22,021)
                                                         --------     --------
                                                           34,700       88,100
      Net current deferred tax assets.................     23,900        1,400
                                                         --------     --------
      Net non-current deferred tax liabilities........   $ 58,600     $ 89,500
                                                         ========     ========

                       SMITH'S FOOD & DRUG CENTERS, INC.

NOTE G--FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts and related fair values of the Company's financial instruments are as follows (dollar amounts in thousands):

                                            DECEMBER 30, 1995 DECEMBER 31, 1994
                                            ----------------- -----------------
                                            CARRYING   FAIR   CARRYING   FAIR
                                             AMOUNT   VALUE    AMOUNT   VALUE
                                            -------- -------- -------- --------
      Cash and cash equivalents............ $ 16,079 $ 16,079 $ 14,188 $ 14,188
      Long-term debt.......................  746,185  803,613  718,893  680,460
      Redeemable Preferred Stock...........    4,319    4,319    5,427    5,427

  The methods of determining the fair value of the Company's financial instruments are disclosed in the respective notes to the consolidated financial statements.

NOTE H--LEASE AND COMMITMENTS

  The Company leases property and equipment under terms which include, in some cases, renewal options, escalation clauses or contingent rentals which are based on sales. Total rental expense for such leases amounted to the following (dollar amounts in thousands):

                                                       52 WEEKS ENDED
                                            ------------------------------------
                                            DECEMBER 30, DECEMBER 31, JANUARY 1,
                                                1995         1994        1994
                                            ------------ ------------ ----------
      Minimum rentals......................   $46,460      $39,852     $19,539
      Contingent rentals...................       235          293         281
                                              -------      -------     -------
                                               46,695       40,145      19,820
      Less sublease rental income..........     7,334        5,953       5,506
                                              -------      -------     -------
                                              $39,361      $34,192     $14,314
                                              =======      =======     =======

  At December 30, 1995, future minimum rental payments and sublease rentals for all noncancellable leases with initial or remaining terms of one year or more consisted of the following (dollar amounts in thousands):

                                                      MINIMUM    LESS
                                                       RENTAL  SUBLEASE
                                                      PAYMENTS RENTALS   TOTAL
                                                      -------- -------- --------
      1996........................................... $ 48,781 $ 16,419 $ 32,362
      1997...........................................   40,223   16,932   23,291
      1998...........................................   43,759   16,934   26,825
      1999...........................................   46,205   16,600   29,605
      2000...........................................   45,998   16,433   29,565
      Thereafter.....................................  697,832  201,864  495,968
                                                      -------- -------- --------
                                                      $922,798 $285,182 $637,616
                                                      ======== ======== ========

  At December 30, 1995 the Company had contract commitments of approximately $3.6 million for future construction and a contract for information technology services requiring payments of approximately $19.6 million in 1996, $21.3 million in 1997, $24.1 million in 1998, $26.7 million in 1999 and $35.0 million in 2000.

NOTE I--EMPLOYEE STOCK PLANS

  In 1993 the Company established a stock profit sharing plan under which year end employees who are compensated for more than 1,000 hours during the year are participants. Eligible employees are allocated shares of the Company's Class B Common Stock based on hours of service up to 2,080 hours. Contributions are made at the sole discretion of the Company based on its profitability. The contribution expense was $1.4 million in 1995, $1.6 million in 1994 and $3.0 million in 1993.

                       SMITH'S FOOD & DRUG CENTERS, INC.

  In 1993 the Company established a stock purchase plan which permits employees to purchase shares of the Company's Class B Common Stock through payroll deductions at 85% of fair market value at the time of purchase. Employees purchased 282,485 shares, 309,553 shares and 180,950 shares from the Treasury during 1995, 1994 and 1993, respectively.

  The Company has a Stock Option Plan which authorizes the Compensation Committee of the Board of Directors to grant options to key employees for the purchase of Class B Common Stock. The aggregate number of shares available for grant under the plan is equal to 10% of the number of shares of Class B Common Stock authorized. However, the number of outstanding and unexercised options shall not exceed 10% of the number of shares of Class A and Class B Common Stock outstanding. The number of unoptioned shares of Class B Common Stock available for grant was 890,671 shares and 973,419 shares at the end of 1995 and 1994, respectively. The options may be either incentive stock options or non-qualified stock options. Stock options granted to key employees and options outstanding are as follows:

                                                         OPTION PRICE NUMBER OF
                                                          PER SHARE    SHARES
                                                         ------------ ---------
      Balance at January 3, 1993........................    $19.00    1,107,500
        Granted.........................................     19.00      622,000
        Forfeited.......................................     19.00     (232,000)
                                                            ------    ---------
      Balance at January 1, 1994........................     19.00    1,497,500
        Granted.........................................     19.00       81,000
        Forfeited.......................................     19.00      (33,000)
                                                            ------    ---------
      Balance at December 31, 1994......................     19.00    1,545,500
        Granted.........................................     19.00      317,000
        Forfeited.......................................     19.00     (246,000)
                                                            ------    ---------
      Balance at December 30, 1995......................    $19.00    1,616,500
                                                            ======    =========

  The options are exercisable as follows:

                                                                       NUMBER OF
                                                                        SHARES
                                                                       ---------
      Options exercisable in the future
        1997..........................................................    25,000
        1999..........................................................   453,000
        2000..........................................................   130,000
        2001..........................................................   207,000
        2002..........................................................    64,500
        2003..........................................................   528,000
        2004..........................................................    11,000
        2005..........................................................   138,000
                                                                       ---------
                                                                       1,556,500
      Options currently exercisable...................................    60,000
                                                                       ---------
                                                                       1,616,500
                                                                       =========

  Compensation expense for the difference between the market value of the options on the grant date and the grant price is recognized on a straight-line basis over the vesting period of the options. The amount charged to operations in 1995, 1994 and 1993 was immaterial.

                       SMITH'S FOOD & DRUG CENTERS, INC.

NOTE J--PENSION PLANS

  Employees whose terms of employment are determined by negotiations with recognized collective bargaining units are covered by their respective multi-employer defined benefit pension plans to which the Company contributes. The costs charged to operations for these plans amounted to approximately $4.6 million in 1995, $4.2 million in 1994 and $3.3 million in 1993. Other information for these multi-employer plans is not available to the Company.

  The Company maintains a defined benefit pension plan for all other permanent employees which provides for normal retirement at age 65. Employees are eligible to join when they complete at least one year of service and have reached age 21. The benefits are based on years of service and stated amounts associated with those years of service. The Company's funding policy is to contribute annually up to the maximum amount deductible for federal income tax purposes. Net pension cost includes the following components (dollar amounts in thousands):

                                                      52 WEEKS ENDED
                                           ------------------------------------
                                           DECEMBER 30, DECEMBER 31, JANUARY 1,
                                               1995         1994        1994
                                           ------------ ------------ ----------
      Service cost--present value of ben-
       efits earned during the period....    $ 2,119      $ 2,326     $ 1,869
      Interest cost on projected benefit
       obligation........................      1,966        1,725       1,350
      Actual return on plan assets.......     (9,692)         237      (1,053)
      Net amortization and deferral......      7,598       (1,615)       (304)
                                             -------      -------     -------
                                             $ 1,991      $ 2,673     $ 1,862
                                             =======      =======     =======

  The following table presents the plan's funded status and amounts recognized in the Company's consolidated balance sheets (dollar amounts in thousands):

                                                      DECEMBER 30, DECEMBER 31,
                                                          1995         1994
                                                      ------------ ------------
      Actuarial present value of accumulated bene-
       fits based on service rendered to date:
        Vested......................................    $29,649      $16,965
        Non-vested..................................      3,482        3,438
                                                        -------      -------
                                                         33,131       20,403
      Fair value of plan assets (primarily in equity
       and fixed income funds and real estate)......     37,934       20,993
                                                        -------      -------
      Fair value of plan assets in excess of pro-
       jected benefit obligation....................      4,803          590
      Unrecognized net loss.........................      7,473        5,737
      Prior service cost............................        133          160
      Unrecognized net asset........................       (978)      (1,141)
                                                        -------      -------
      Net prepaid pension cost......................    $11,431      $ 5,346
                                                        =======      =======

  The weighted average discount rate used to determine the actuarial present value of the projected benefit obligation was 7.25% in 1995 and 8.5% in 1994. The expected long-term rate of return on plan assets was 8.5% in 1995 and 1994, and 9.5% in 1993.

  The Company provides a 401(k) plan for virtually all employees. The plan is entirely funded by employee contributions which are based on employee compensation not to exceed certain limits.

                       SMITH'S FOOD & DRUG CENTERS, INC.

NOTE K--RESTRUCTURING CHARGES

  In December 1995, the Company recorded restructuring charges amounting to $140 million related to its decision to sell, lease or close all 34 stores and the distribution center comprising its Southern California Region. The Southern California Region contributed sales of approximately $675 million, $653 million and $473 million in 1995, 1994 and 1993, respectively, and recognized operating losses of $14.2 million, $18.8 million and $12.9 million in 1995, 1994 and 1993, respectively. These losses do not include allocations for interest expense and corporate overhead. The restructuring charges include the following components:

                                                                   ACCRUED
                                                                RESTRUCTURING
                                     TOTAL      ADJUSTMENTS         COSTS
                                 RESTRUCTURING       TO       -----------------
                                    CHARGES    CARRYING VALUE CURRENT LONG-TERM
                                 ------------- -------------- ------- ---------
      Charges for lease obliga-
       tions...................    $ 65,600                   $25,600  $40,000
      Asset valuation adjust-
       ments:
        Closed stores..........      21,700       $21,700
        Assets sold............      20,300        20,300
      Inventory................      16,000                    16,000
      Termination payments.....      10,000                    10,000
      Other....................       6,400                     6,400
                                   --------       -------     -------  -------
                                   $140,000       $42,000     $58,000  $40,000
                                   ========       =======     =======  =======

  The lease rental obligations primarily relate to closed stores and consist of average annual lease expense over a five year period net of any sublease income discounted at a rate of 9%. Also included is a $15 million charge for certain fees associated with the sublease of the distribution center which is expected to be paid by March 1996. The distribution center and nine stores have been leased or subleased to another supermarket company controlled by the same group of investors that controls Smitty's Supermarkets, Inc., with whom the Company has entered into a definitive merger agreement (see Note L).

  The charges for store and distribution center inventories represent incremental losses for shrinkage, damage and liquidation sales expected to be incurred during the closing process.

  The termination payments relate to substantially all of the Company's 3,900 store and distribution center employees in the Southern California Region. The termination payments are expected to be made by the end of March 1996 and have been estimated based on existing employment contracts and involuntary termination statutes.

  The other costs represent charges for taxes, fees, contractual obligations, and other costs associated with closing the region.

  The restructuring charges include management's best estimates of the amounts expected to be realized on the disposal of the remaining stores and closure of the region. At December 30, 1995, the Company's carrying value of closed stores, leased stores and excess land in California was approximately $260 million. The Company's current management has not determined the ultimate disposition or use of these real estate assets and believes that their disposal in the ordinary course of business would not result in a significant impact on carrying values. However, should the Company complete the subsequent event (see Note L), management may decide to pursue the sale of these assets. The amounts the Company may realize on disposal could differ significantly in the near term from the carrying values.

                       SMITH'S FOOD & DRUG CENTERS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


NOTE L--SUBSEQUENT EVENT

  On January 29, 1996, the Company announced it had entered into a definitive merger agreement with Smitty's Supermarkets, Inc. ("Smitty's") in which Smitty's will become a wholly owned subsidiary of the Company. The merger will be completed by issuing 3,038,888 shares of the Company's Class B Common Stock for all of Smitty's outstanding common stock, subject to adjustment under certain circumstances. The Company will assume or refinance approximately $148 million of Smitty's debt.

  The Company also announced it will commence a self tender offer to purchase 50% of its outstanding Class A and Class B Common Stock for $36 per share, excluding shares to be issued in connection with the Smitty's merger. Debt of approximately $1.4 billion is expected to be issued at various interest rates to finance the stock purchase, repay certain existing indebtedness, and premiums related to early repayment. In addition, the Company plans to offer preferred stock to raise approximately $75 million.

  Completion of the tender offer will be subject to the tender of at least 50% of the Company's outstanding Common Stock, the receipt of adequate financing and various other conditions. Completion of the merger with Smitty's will be conditioned on the Company's purchase of shares pursuant to the self tender offer, receipt of adequate financing, regulatory approvals, approval by the Company's stockholders and various other conditions. The tender offer is expected to commence in April 1996 and be consummated in May 1996. The merger with Smitty's is expected to be consummated concurrently with the closing of the tender offer.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Smitty's Supermarkets, Inc.

  We have audited the accompanying consolidated balance sheets of Smitty's Supermarkets, Inc. and subsidiaries as of July 30, 1995 and July 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended July 30, 1995 and the period from June 29, 1994 (date of inception) to July 31, 1994. We have also audited the consolidated statements of operations, stockholders' equity and cash flows of the Company's predecessor (the "Predecessor") for the period from August 2, 1993 to June 28, 1994 and the year ended August 1, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smitty's Supermarkets, Inc. and subsidiaries as of July 30, 1995 and July 31, 1994 and the consolidated results of their operations and their cash flows for the year ended July 30, 1995 and the period from June 28, 1994 (date of inception) to July 31, 1994 and the consolidated results of the Predecessor's operations and cash flows for the period from August 2, 1993 to June 28, 1994 and the year ended August 1, 1993 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Phoenix, Arizona
October 3, 1995, except for Note 18
as to which the date is January 29, 1996

                          SMITTY'S SUPERMARKETS, INC.

                          CONSOLIDATED BALANCE SHEETS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                JANUARY 14,  JULY 30,  JULY 31,
                    ASSETS                         1996        1995      1994
                    ------                      -----------  --------  --------
                                                (UNAUDITED)
Current Assets
 Cash and short-term investments...............  $ 11,505    $ 25,653  $ 19,969
 Accounts and notes receivable, net of allow-
  ances of $440, $506
  and $683.....................................     9,290       7,700     7,994
 Inventories...................................    56,726      55,475    51,013
 Prepaid expenses..............................     3,279       3,767     2,177
 Refundable income taxes.......................     1,895       2,471       546
                                                 --------    --------  --------
  Total current assets.........................    82,695      95,066    81,699
Property and equipment, net....................   134,843     128,289   119,218
Goodwill, net of accumulated amortization of
 $1,296, $917 and $40..........................    31,520      31,899    17,500
Property held for sale.........................     3,209       2,360     2,154
Other assets...................................     7,769       8,108    14,741
                                                 --------    --------  --------
                                                 $260,036    $265,722  $235,312
                                                 ========    ========  ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
Current Liabilities
 Accounts payable..............................  $ 39,620    $ 35,247  $ 25,396
 Accrued compensation..........................     5,335       6,514     4,876
 Taxes, other than income taxes................     7,372       5,482     4,781
 Deferred income taxes.........................     4,642       4,642     3,356
 Other accrued expenses........................    13,851      19,764    12,805
 Current portion of long-term debt.............     6,216       6,089     2,560
                                                 --------    --------  --------
  Total current liabilities....................    77,036      77,738    53,774
Long-term debt.................................   139,830     141,835   141,356
Deferred income taxes..........................    13,767      13,767    15,658
Other liabilities..............................    20,147      21,449    13,937
                                                 --------    --------  --------
  Total liabilities............................   250,780     254,789   224,725
Stockholders' Equity
 Preferred stock, $.01 par value; 10,000 shares
  authorized
 Class A common stock, $.01 par value;
  1,000,000 shares authorized; 696,700 shares
  issued and outstanding at July 30, 1995 and
  July 31, 1994; 705,697 shares issued and
  outstanding at January 14, 1996..............         7           7         7
 Class B common stock, $.01 par value; 500,000
  shares authorized; 303,300 shares issued and
  outstanding..................................         3           3         3
 Additional paid-in capital....................    11,036      10,936    10,936
 Retained earnings (deficit)...................    (1,790)        (13)     (359)
                                                 --------    --------  --------
  Total stockholders' equity...................     9,256      10,933    10,587
                                                 --------    --------  --------
                                                 $260,036    $265,722  $235,312
                                                 ========    ========  ========

                            See accompanying notes.

                          SMITTY'S SUPERMARKETS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              THE COMPANY                            THE PREDECESSOR
                          --------------------------------------------------- -----------------------------
                           24 WEEKS    24 WEEKS                  PERIOD FROM   PERIOD FROM
                             ENDED       ENDED                  JUNE 29, 1994 AUGUST 2, 1993
                          JANUARY 14, JANUARY 15,  YEAR ENDED        TO             TO         YEAR ENDED
                             1996        1995     JULY 30, 1995 JULY 31, 1994 JUNE 28, 1994  AUGUST 1, 1993
                          ----------- ----------- ------------- ------------- -------------- --------------
                          (UNAUDITED) (UNAUDITED)
Sales...................   $ 276,507   $ 286,245    $ 594,019     $  48,411      $551,681       $605,132
Cost of sales...........     200,100     212,579      432,067        35,476       413,696        454,672
                           ---------   ---------    ---------     ---------      --------       --------
Gross profit............      76,407      73,666      161,952        12,935       137,985        150,460
Operating, selling,
 general, and
 administrative
 expenses...............      63,596      60,832      133,242        10,828       117,350        147,472
Litigation settlement...                  (1,866)      (1,866)
Depreciation and
 amortization...........       6,010       4,566       10,855           959         8,022          9,461
                           ---------   ---------    ---------     ---------      --------       --------
Operating income (loss).       6,801      10,134       19,721         1,148        12,613         (6,473)
Interest expense:
 Interest expense,
  excluding amortization
  of deferred financing
  costs.................       8,136       7,508       17,797         1,422         6,219          6,364
 Amortization of
  deferred financing
  costs.................         442         407          923            83           134            182
                           ---------   ---------    ---------     ---------      --------       --------
                               8,578       7,915       18,720         1,505         6,353          6,546
                           ---------   ---------    ---------     ---------      --------       --------
Income (loss) before
 income taxes and
 extraordinary item.....      (1,777)      2,219        1,001          (357)        6,260        (13,019)
Income taxes (benefit)..                   1,360          655             2         2,492         (4,822)
                           ---------   ---------    ---------     ---------      --------       --------
Income (loss) before
 extraordinary item.....      (1,777)        859          346          (359)        3,768         (8,197)
Extraordinary item:
 Loss on extinguishment
  of debt, net of $413
  income tax benefit....                                                             (628)
                           ---------   ---------    ---------     ---------      --------       --------
Net income (loss).......   $  (1,777)  $     859    $     346     $    (359)     $  3,140       $ (8,197)
                           =========   =========    =========     =========      ========       ========
Income (loss) per share:
 Income (loss) before
  extraordinary item....   $   (1.77)  $    0.86    $    0.35     $   (0.36)     $  3,716       $ (8,084)
 Extraordinary item.....                                                             (619)
                           ---------   ---------    ---------     ---------      --------       --------
 Income (loss)..........   $   (1.77)  $    0.86    $    0.35     $   (0.36)     $  3,097       $ (8,084)
                           =========   =========    =========     =========      ========       ========
Weighted average common
 shares outstanding.....   1,002,196   1,000,000    1,000,000     1,000,000         1,014          1,014
                           =========   =========    =========     =========      ========       ========

                            See accompanying notes.

                          SMITTY'S SUPERMARKETS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                             CLASS A       CLASS B
                          COMMON STOCK  COMMON STOCK
                          ------------- ------------- ADDITIONAL RETAINED      TOTAL
                                   PAR           PAR   PAID-IN   EARNINGS  STOCKHOLDERS'
                          SHARES  VALUE SHARES  VALUE  CAPITAL   (DEFICIT)    EQUITY
                          ------- ----- ------- ----- ---------- --------- -------------
THE COMPANY
BALANCE AT JUNE 29, 1994
 (INCEPTION)
 Sale of common stock...  696,700   $7  303,300  $ 3   $10,936    $     0     $10,946
 Net loss...............                                             (359)       (359)
                          -------  ---  -------  ---   -------    -------     -------
BALANCE AT JULY 31,
 1994...................  696,700    7  303,300    3    10,936       (359)     10,587
 Net income.............                                              346         346
                          -------  ---  -------  ---   -------    -------     -------
BALANCE AT JULY 30,
 1995...................  696,700    7  303,300    3    10,936        (13)     10,933
 Sale of common stock...    8,997                          100                    100
 Net loss (unaudited)...                                           (1,777)     (1,777)
                          -------  ---  -------  ---   -------    -------     -------
BALANCE AT JANUARY 14,
 1996...................  705,697  $ 7  303,300  $ 3   $11,036    $(1,790)    $ 9,256
                          =======  ===  =======  ===   =======    =======     =======

                                COMMON STOCK
                                -------------  ADDITIONAL RETAINED      TOTAL
                                         PAR    PAID-IN   EARNINGS  STOCKHOLDERS'
                                SHARES  VALUE   CAPITAL   (DEFICIT)    EQUITY
                                ------  -----  ---------- --------- -------------
PREDECESSOR
BALANCE AT AUGUST 2, 1992...... 1,014   $  1    $126,420   $ 2,260    $128,681
 Net loss......................                             (8,197)     (8,197)
                                -----   ----    --------   -------    --------
BALANCE AT AUGUST 1, 1993...... 1,014      1     126,420    (5,937)    120,484
 Purchase of common stock......  (284)           (27,823)              (27,823)
 Net income....................                              3,140       3,140
                                -----   ----    --------   -------    --------
BALANCE AT JUNE 29, 1994
 (pre-acquisition).............   730      1      98,597    (2,797)     95,801
 Cancellation of Predecessor
  equity.......................  (730)    (1)    (98,597)    2,797     (95,801)
                                -----   ----    --------   -------    --------
BALANCE AT JUNE 29, 1994
 (post-acquisition)............   --    $--     $    --    $   --     $    --
                                =====   ====    ========   =======    ========

                            See accompanying notes.

                          SMITTY'S SUPERMARKETS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                    THE COMPANY                                      PREDECESSOR
                          ---------------------------------------------------------------- -------------------------------
                                                                            PERIOD FROM      PERIOD FROM
                           24 WEEKS ENDED   24 WEEKS ENDED   YEAR ENDED    JUNE 29, 1994    AUGUST 2, 1993    YEAR ENDED
                          JANUARY 14, 1996 JANUARY 15, 1995 JULY 30, 1995 TO JULY 31, 1994 TO JUNE 28, 1994 AUGUST 1, 1993
                          ---------------- ---------------- ------------- ---------------- ---------------- --------------
                            (UNAUDITED)       (UNAUDITED)
Cash provided (used) by
 operating activities:
Net income (loss).......      $(1,777)          $  859         $   346         $ (359)          $3,140         $(8,197)
Adjustments to reconcile
 net income (loss) to
 net cash provided
 by operating
 activities:
  Depreciation and amor-
   tization.............        6,010            4,566          10,855            959            8,286           9,461
  Amortization of de-
   ferred
   financing costs and
   discount on long-term
   debt.................          489              454           1,025             92            1,236             587
  LIFO provision........          359              359             325            270              228             708
  Deferred income taxes.                            81             374             26            3,172          (6,825)
  Accreted interest on
   debentures...........        1,085              973           2,136            195
  Loss (gain) on
   disposals of assets..                                          (344)           (69)             590             (88)
  Loss on partnership
   liquidation..........                                                                                         8,900
  Litigation settle-
   ments................                        (1,866)         (1,866)                                         13,805
  Adjust rentals to
   straight-line........           75             (220)           (169)            75               51            (904)
  Changes in operating
   assets and
   liabilities, net of
   acquisition
   adjustments:
    Accounts and notes
     receivable.........       (1,599)            (709)            184           (340)            (225)           (413)
    Inventories, net of
     LIFO...............       (1,610)          (9,385)         (4,514)         4,147           (5,953)           (504)
    Prepaid expenses....         (360)            (494)         (2,067)           400             (354)           (919)
    Refundable income
     taxes..............          576              546          (1,925)           (24)            (157)           (410)
    Other assets........                                             2                              54             165
    Accounts payable....        4,373            7,170           9,851         (4,261)          (1,340)          2,315
    Accrued expenses and
     other liabilities..       (6,504)           4,022           3,938            (33)             285            (299)
    Income taxes pay-
     able...............                           733                                                            (775)
                              -------           ------         -------         ------           ------         -------
Net cash provided by
 operating
 activities.............      $ 1,117           $7,089         $18,151         $1,078           $9,013         $16,607
                              =======           ======         =======         ======           ======         =======


                            See accompanying notes.

                          SMITTY'S SUPERMARKETS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                    THE COMPANY                                      PREDECESSOR
                         ----------------------------------------------------------------- --------------------------------
                                                                            PERIOD FROM       PERIOD FROM
                          24 WEEKS ENDED   24 WEEKS ENDED   YEAR ENDED   JUNE 29, 1994 TO  AUGUST 2, 1993 TO   YEAR ENDED
                         JANUARY 14, 1996 JANUARY 15, 1995 JULY 30, 1995   JULY 31, 1994     JUNE 28, 1994   AUGUST 1, 1993
                         ---------------- ---------------- ------------- ----------------- ----------------- --------------
                           (UNAUDITED)      (UNAUDITED)
Cash provided (used) by
 investing activities:
  Purchase of property
   and equipment.......      $(18,714)        $(6,192)       $(22,855)        $  (271)         $ (3,729)        $(16,233)
  Proceeds from sale of
   assets..............         7,656             681           8,464               4             6,074           13,745
  Deferred gain on sale
   of real estate......                                                                           1,877
  Payments for other
   assets..............        (1,334)         (1,183)           (392)                              (35)            (375)
  Repayment of notes
   receivable..........            37           1,625           5,811                             3,871              538
  Advances to
   partnerships........                                                                            (169)          (1,901)
                             --------         -------        --------         -------          --------         --------
Net cash provided
 (used) by investing
 activities............       (12,355)         (5,069)         (8,972)           (267)            7,889           (4,226)
                             --------         -------        --------         -------          --------         --------
Cash provided (used) by
 financing activities:
  Proceeds from
   borrowings..........                                                                           6,500           10,601
  Principal payments on
   borrowings..........        (3,010)         (1,863)         (3,178)           (108)          (19,303)         (20,712)
  Payments of debt
   issuance costs......                          (166)           (317)           (915)                              (226)
  Proceeds from sale of
   stock...............           100
  Proceeds from
   acquisition
   financing, net......                                                         8,401
  Payment of
   acquisition costs...                                                        (2,947)
  Purchase of preferred
   stock from
   affiliate...........                                                                            (585)
                             --------         -------        --------         -------          --------         --------
Net cash provided
 (used) by financing
 activities............        (2,910)         (2,029)         (3,495)          4,431           (13,388)         (10,337)
                             --------         -------        --------         -------          --------         --------
Increase (decrease) in
 cash and short- term
 investments...........       (14,148)             (9)          5,684           5,242             3,514            2,044
Cash and short-term
 investments, beginning
 of period.............        25,653          19,969          19,969          14,727            11,213            9,169
                             --------         -------        --------         -------          --------         --------
Cash and short-term
 investments, end of
 period................      $ 11,505         $19,960        $ 25,653         $19,969          $ 14,727         $ 11,213
                             ========         =======        ========         =======          ========         ========
Supplemental cash flow
 disclosures:
 Interest paid.........      $  7,518         $ 5,811        $ 14,299         $ 1,025          $  7,232         $  5,959
 Income taxes paid.....                                         2,643                               573            3,198
 Income tax refunds
  received.............           576                           1,958                             1,578               11
Non-cash investing and
 financing activities:
  Capital lease
   obligations entered
   into................                       $10,889        $  4,948                          $ 10,933         $  4,929
  Notes receivable
   obtained through
   sales of property
   and equipment.......                                                                          11,126
  Assets transferred to
   affiliate in
   exchange for
   preferred stock.....                                                                          27,238
  Notes receivable
   obtained in exchange
   for preferred stock.                                                                          27,823
  Common stock acquired
   from cancellation of
   note receivable.....                                                                          27,823

                            See accompanying notes.

                          SMITTY'S SUPERMARKETS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (THOUSANDS OF DOLLARS)

1. SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

  The consolidated financial statements include the accounts of Smitty's Supermarkets, Inc. (the "Company") and its wholly-owned subsidiaries. All intercompany transactions and accounts are eliminated in consolidation. The Company is a partner in a real estate development partnership which is being accounted for under the equity method.

 Statement Presentation

  On June 29, 1994, the Company acquired Smitty's Super Valu, Inc. (the "Predecessor"). The financial statements for both the Company and the Predecessor are included herein.

 Fiscal Year

  The Company's fiscal year ends on the Sunday nearest the last day of July. The 1995, 1994 and 1993 fiscal years consisted of 52 weeks each.

 Interim Financial Statements

  The consolidated balance sheet of the Company as of January 14, 1996 and the consolidated statements of operations and cash flows for the interim periods ended January 14, 1996 and January 15, 1995 are unaudited, but include all adjustments (consisting of only normal recurring accruals) which the Company considers necessary for a fair presentation of its consolidated financial position, results of operations and cash flows for these periods. These interim financial statements do not include all disclosures required by generally accepted accounting principles, and, therefore, should be read in conjunction with the Company's financial statements and notes thereto included herein. Results of operations for interim periods are not necessarily indicative of the results for a full fiscal year.

 Short-Term Investments

  Short-term investments consist of highly liquid investments with original maturities of three months or less. The Company considers such investments to be cash equivalents for purposes of determining cash flow.

 Inventories

  Merchandise inventories are valued at LIFO (last-in, first-out) cost, which is lower than market, for about 95% of the total inventory, and at the lower of FIFO (first-in, first-out) cost or market for the balance of the inventory.

 Property and Equipment

  Owned property and equipment are stated at cost and capital lease assets are stated at the present value of future rentals, less accumulated depreciation and amortization.

  Maintenance and repairs are charged against operations in the year incurred and major additions to property and equipment are capitalized.

  Depreciation and amortization are computed by the straight-line method based upon the following lives:

      Buildings and improvements.................................      40 years
      Store fixtures and equipment...............................      10 years
      Transportation equipment................................... 6 to 12 years
      Leasehold improvements, capital leases and beneficial
       leaseholds................................................ Term of lease

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

 Goodwill

  Goodwill represents the excess of the purchase price over the fair value of acquired assets, less accumulated amortization. Goodwill is amortized on the straight-line method over forty years. It is the Company's policy to periodically review and evaluate the recoverability of the acquired intangibles by assessing current and future profitability and cash flows and to determine whether the amortization of the balance over its remaining life can be recovered through expected future results and cash flows.

 Deferred Charges

  Deferred debt issuance costs are amortized using the interest method.

 Property Held for Sale

  Property held for sale is comprised of several undeveloped properties and is valued at the lower of cost or estimated net realizable value.

 Self-Insurance

  The Company self-insures, with certain stop loss insurance coverage, for workers' compensation, non-union employee health care and general liability claims. Claims expense is recorded in the year of occurrence through the accrual of claim reserves based on estimates of ultimate claims costs and settlement expenses discounted at a rate of 8%.

 Pre-opening and Remodel Costs

  All costs associated with store openings and promotional costs associated with major store remodels are charged to operations ratably over the twelve months following store openings and remodel completion dates, respectively.

 Income Taxes

  Effective August 2, 1993, the Predecessor adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the provisions of SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Reclassifications

  Certain reclassifications have been made to the 1994 and 1993 financial statements to conform to the presentation in the 1995 financial statements.

2. BUSINESS ACQUISITION

  On June 29, 1994, the Company acquired the Predecessor for $24,768 net of transaction costs and the repayment or assumption of certain liabilities (the "Acquisition").

  The Acquisition has been accounted for by the purchase method. Accordingly, the costs of the Acquisition were allocated to the assets acquired and liabilities assumed based upon their respective fair values. The

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)
allocation of the purchase price was finalized during 1995. Because of the effects of the Acquisition, the consolidated financial statements of the Company are not comparable to the consolidated financial statements of the Predecessor.

  The purchase price was allocated as follows:

      Fair value of assets acquired.................................. $ 218,046
      Fair value of liabilities assumed..............................  (226,094)
      Excess costs over acquired net assets..........................    32,816
                                                                      ---------
      Total purchase price........................................... $  24,768
                                                                      =========

  In connection with the Acquisition on April 28, 1994, the Predecessor paid $585 and transferred property and equipment and property held for sale with a net carrying value of $27,238 to SLHC Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of the Predecessor's former sole shareholder, Steinberg International, Inc. ("International"), in exchange for Holdings' preferred stock. On June 29, 1994, prior to the Acquisition, the Predecessor repurchased certain shares of its common stock from International in consideration of a $27,823 promissory note payable. Subsequently, also on June 29, 1994 and prior to the Acquisition, the Company transferred Holdings' preferred stock to International in consideration of the repayment of the promissory note.

3. CONCENTRATIONS OF CREDIT RISK

  The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of short-term investments and receivables.

  The Company's short-term investments are in high quality securities placed with major banks and financial institutions. The Company's investment policy limits its exposure to concentrations of credit risk.

  The Company's receivables result primarily from vendor rebates and allowances, and redemption of manufacturer coupons. The vendor rebates and allowances reflect a broad base, while the coupons are concentrated with one processor. As a consequence, concentrations of credit risk are limited. The Company routinely assesses the financial strength of its vendors and coupon processor.

4. INVENTORIES

  If inventories had been valued using the FIFO method, inventories would have been higher (lower) and gross profit and operating income would have been greater as follows:

                                                                       GROSS
                                                                     PROFIT AND
                                                                     OPERATING
                                                         INVENTORIES   INCOME
                                                         ----------- ----------
   THE COMPANY
    July 30, 1995 and the year then ended...............   $(4,370)     $325
    July 31, 1994 and the period from June 29, 1994 to
     July 31, 1994......................................   $(4,695)     $270
   PREDECESSOR
    June 28, 1994 and the period from August 2, 1993 to
     June 28, 1994......................................   $ 4,776      $228
    August 1, 1993 and the year then ended..............   $ 4,548      $708

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

5. PROPERTY AND EQUIPMENT

  Property and equipment including assets under capitalized leases consist of the following:

                                                    JULY 30, 1995 JULY 31, 1994
                                                    ------------- -------------
      Land and improvements........................   $ 19,861      $ 24,332
      Buildings and improvements...................     76,528        69,748
      Store fixtures and equipment.................     32,163        16,697
      Beneficial leaseholds........................      9,233         9,233
                                                      --------      --------
                                                       137,785       120,010
      Less accumulated depreciation and amortiza-
       tion........................................     (9,496)         (792)
                                                      --------      --------
                                                      $128,289      $119,218
                                                      ========      ========

  Included in property and equipment above are assets recorded under capital leases consisting of the following:

                                                     JULY 30, 1995 JULY 31, 1994
                                                     ------------- -------------
      Land and improvements.........................    $ 1,358       $ 1,358
      Buildings and improvements....................     21,211        21,296
      Store fixtures and equipment..................      4,948
      Beneficial leaseholds.........................      9,233         9,233
                                                        -------       -------
                                                         36,750        31,887
      Less accumulated amortization.................     (1,982)         (165)
                                                        -------       -------
                                                        $34,768       $31,722
                                                        =======       =======

  At July 31, 1994, store fixtures and equipment and accumulated depreciation and amortization includes $1,295 and $28, respectively, relating to subleased equipment. At July 30, 1995 there were no store fixtures and equipment subleased.

  Depreciation expense relating to property and equipment are as follows:

      THE COMPANY
      Year ended July 30, 1995.......................................... $9,432
      Period from June 29, 1994 to July 31, 1994........................ $  792
      PREDECESSOR
      Period from August 2, 1993 to June 28, 1994....................... $7,324
      Year ended August 1, 1993......................................... $8,261

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                    JULY 30, 1995 JULY 31, 1994
                                                    ------------- -------------
Term loan payable to banks, interest at LIBOR rate
 plus 2%, 8% at July 30, 1995, maturities to 1999.    $ 37,382      $ 40,000
Senior subordinated notes, 12 3/4% interest, net
 of debt discount of $496 and $552, respectively,
 due 2004.........................................      49,504        49,448
Senior discount debentures, 13 3/4% interest, net
 of debt discount of $506 and $552, respectively,
 due 2006.........................................      16,819        14,637
Sinking fund bonds, 10 1/2% interest, semi-annual
 maturities to 2016...............................      12,123        12,198
Mortgage notes payable, repaid in 1995............                        77
Capital lease obligations.........................      32,096        27,556
                                                      --------      --------
                                                       147,924       143,916
Less current portion..............................      (6,089)       (2,560)
                                                      --------      --------
                                                      $141,835      $141,356
                                                      ========      ========

  In July, 1994, the Company's subsidiary entered into a Credit Agreement whereby the lender agreed to provide a $40,000 Term Loan Facility (the "Term Loan") and a $20,000 Revolving Credit Facility (the "Revolving Loan"). At July 30, 1995, $37,382 was outstanding under the term loan and $1,640 of the revolving loan was utilized for various outstanding letters of credit. No compensating balances are required. The interest rate for both facilities is equal to, at the Company's option, the bank's prime rate plus 0.75% or LIBOR rate plus 2%.

  In connection with the Acquisition described in Note 2, the Company issued $29,025 Senior Discount Debentures (the "Debentures"). The Debentures are issued at a discount to their aggregate principal amount and the original issue discount in the Debenture accretes from the issue date until June 15, 1999. Cash interest will not accrue on the Debentures prior to June 15, 1999. The Debentures will bear cash interest payable semi-annually in arrears on June 15 and December 15. The Debentures may be redeemed beginning in 1999 at a redemption price of 105%. The redemption price declines ratably to 100% in 2004.

  The Company's subsidiary issued $50,000 principal amount of Senior Subordinated Notes (the "Subordinated Notes") in connection with the Acquisition described in Note 2. The Subordinated Notes bear interest, payable semi-annually on June 15 and December 15 at an annual rate of 12.75%. The Subordinated Notes are subordinated to all Senior Indebtedness (as defined) of the Company's subsidiary, and may be redeemed on or after June 15, 1999 at a redemption price of 105%. The redemption price declines ratably to 100% in 2000.

  Under the most restrictive covenants of the Company's long-term debt agreements, payments of cash dividends and acquisition of capital stock are not permitted. Additionally, the agreements require maintenance of specified ratios.

  At July 30, 1995, substantially all of the Company's assets were pledged as collateral for the Term Loan, the Revolving Loan and the Sinking fund bonds.

                          SMITTY'S SUPERMARKETS, INC.

                             (THOUSANDS OF DOLLARS)

  Maturities of the long-term obligations as of July 30, 1995 are as follows:


        1996........................................................... $  6,089
        1997...........................................................   10,194
        1998...........................................................   12,169
        1999...........................................................   14,282
        2000...........................................................    1,755
        Thereafter.....................................................  103,435
                                                                        --------
                                                                        $147,924
                                                                        ========

7. LEASES

  The Company is a party to a number of non-cancelable lease agreements for store and warehouse facilities with remaining lease terms ranging from 1 to 25 years and, in certain instances, providing for renewal periods of 5 to 30 years. The Company also subleases store departments, warehouse facilities and properties with remaining lease terms ranging from 1 to 10 years. At July 30, 1995, future minimum lease payments under capital leases and future minimum rental payments under operating leases having initial or remaining non-cancelable terms of more than one year are as follows:

                                           CAPITAL   OPERATING SUBLEASE
                                            LEASES    LEASES   RENTALS    TOTALS
                                           --------  --------- --------  --------
      1996................................ $  5,014  $ 10,253  $(1,669)  $ 13,598
      1997................................    5,051     9,264   (1,108)    13,207
      1998................................    4,922     7,075     (903)    11,094
      1999................................    4,925     5,442     (861)     9,506
      2000................................    5,024     4,965     (828)     9,161
      Thereafter..........................   64,380    68,570   (2,042)   130,908
                                           --------  --------  -------   --------
                                             89,316  $105,569  $(7,411)  $187,474
                                                     ========  =======   ========
      Less amount representing
       executory costs....................   (5,658)
      Less amount representing interest...  (51,562)
                                           --------
                                           $ 32,096
                                           ========

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

  Effective September, 1992, the Predecessor entered into an agreement to lease its restaurant, snack bar/food court and candy departments to Morrison Incorporated ("Morrison"). The agreement provided for an initial lease term of ten years and three five-year renewal options. Minimum rentals under the lease were $2,525 in the first year, $3,500 in the second year, and $4,000 per year thereafter. In addition, Morrison was obligated to pay electricity and property taxes for the leased premises. In September, 1994, the Company resumed its food service operations and sales and costs attributed to such operations are included in the Company's financial statements for the year ended July 30, 1995. Results of operations prior to the agreement and subsequent to September 24, 1994, for these departments are as follows:

                                                     THE COMPANY   PREDECESSOR
                                                    ------------- --------------
                                                     YEAR ENDED     YEAR ENDED
                                                    JULY 30, 1995 AUGUST 1, 1993
                                                    ------------- --------------
      Sales........................................    $17,753        $2,476
      Cost of sales................................      6,329           933
                                                       -------        ------
      Gross profit.................................     11,424         1,543
      Expenses.....................................     10,478         1,351
                                                       -------        ------
      Operating profit.............................    $   946        $  192
                                                       =======        ======

  Rental income from Morrison, determined on the basis of the straight-line amounts of the total rentals during the ten-year lease term, are as follows:

      THE COMPANY
       Year ended July 30, 1995......................................... $2,783
       Period from June 29, 1994 to July 31, 1994....................... $  273
      PREDECESSOR
       Period from August 2, 1993 to June 28, 1994...................... $3,068
       Year ended August 1, 1993........................................ $3,293

  Rent expense for all leases is as follows:

                                  THE COMPANY                     PREDECESSOR
                         ------------------------------ --------------------------------
                                         PERIOD FROM       PERIOD FROM
                          YEAR ENDED   JUNE 29, 1994 TO AUGUST 2, 1993 TO   YEAR ENDED
                         JULY 30, 1995  JULY 31, 1994     JUNE 28, 1994   AUGUST 1, 1993
                         ------------- ---------------- ----------------- --------------
Minimum rentals.........    $ 7,913         $ 625            $ 6,518         $ 5,169
Contingent rentals:
 Capital................        393            34                318             410
 Operating..............         31             6                 34             176
 Less sublease..........     (5,229)         (471)            (5,779)         (5,891)
                            -------         -----            -------         -------
                            $ 3,108         $ 194            $ 1,091         $  (136)
                            =======         =====            =======         =======

  Contingent rental payments are principally determined on the basis of store sales volume.

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

8. PENSION AND PROFIT-SHARING PLANS

  The Company maintains a profit-sharing/401(k) plan for employees. Contributions are made to the plan at the discretion of the Company's Board of Directors. The Company also contributes to a multi-employer defined benefit union pension plan covering union employees. Contributions to these plans are as follows:

                                                          PROFIT       MUTLI-
                                                          SHARING     EMPLOYER
                                                        401(K) PLAN PENSION PLAN
                                                        ----------- ------------
      THE COMPANY
       Year ended July 30, 1995........................    $525        $1,402
       Period from June 29, 1994 to July 31, 1994......    $ 38        $    3
      PREDECESSOR
       Period from August 2, 1993 to June 28, 1994.....    $386        $   26
       Year ended August 1, 1993.......................    $360        $  268

  At September 30, 1993, the date of the most recent actuarial valuation, the assets of the union pension fund exceeded the liability for vested benefits. The Company's relative position with the union plan is not determinable.

9. SEVERANCE AND EMPLOYMENT CONTRACT TERMINATION COSTS

  During 1993, the Predecessor underwent a reorganization which resulted in the elimination of various office, store and warehouse positions. The 1993 results of operations include charges of $329 for severance payments and related benefits for employees whose positions were eliminated.

  In February, 1994, the Predecessor and the Predecessor's chairman entered into an amendment to the chairman's employment contract. Results of operations for the period from August 2, 1993 to June 28, 1994 include a $2 million charge for a payment to the chairman under the terms of the amendment.

10. LITIGATION SETTLEMENTS

  In November, 1993, the Predecessor agreed to a settlement of a lawsuit in which an adverse jury verdict had been rendered. Under the terms of the settlement agreement, the Predecessor agreed to pay $4.75 million cash and issue a $6.25 million two-year mortgage note. Fiscal 1993 results of operations include an $11 million charge for the settlement, plus a $1.8 million charge for the Predecessor's litigation costs incurred in fiscal 1993 and expected to be incurred in fiscal 1994. The Predecessor used the proceeds from a four-year term loan payable to bank to finance the cash payment. Also in November, 1993, the Predecessor reached a settlement of a lawsuit filed by a former supplier providing for a $500 cash payment and a $500 one-year mortgage note. Fiscal 1993 results of operations include a $1 million charge for this settlement. Both mortgage notes were repaid on June 29, 1994.

  In October, 1993, the Predecessor was served with proceedings in Maricopa County, Arizona Superior Court instituted by Morrison seeking rescission of the 1992 lease agreement and damages of not less than $3,000. In August, 1994, the Company settled its litigation with Morrison. The settlement provided for the cancellation of the lease agreement on September 25, 1994, in consideration for which Morrison paid the Company $2.6 million and transferred title to all of its inventories and fixtures and equipment in the restaurant, snack bar/food court and candy departments.

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

11. STEINBERG REORGANIZATION

  In May, 1992, International's sole shareholder Steinberg, Inc. ("Steinberg") filed for protection under Section C-36 of the CCAA. During the period from June 29, 1994 to July 31, 1994, the period from August 2, 1993 to June 28, 1994 and fiscal 1993, the Predecessor incurred $50, $635 and $631, respectively, of costs arising from the filing by Steinberg for protection under Section C-36 of the CCAA and the subsequent reorganization of Steinberg.

  In connection with the Acquisition, on April 28, 1994, the Predecessor paid $585 and transferred property and equipment and property held for sale with a net carrying value of $27,238 to SLHC Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of the Predecessor's former sole shareholder, Steinberg International, Inc. ("International"), in exchange for Holdings' preferred stock. On June 29, 1994, prior to the Acquisition, the Predecessor repurchased certain shares of its common stock from International in consideration of a $27,823 promissory note payable. Subsequently, also on June 29, 1994 and prior to the Acquisition, the Predecessor transferred Holdings preferred stock to International in consideration of the repayment of the promissory note.

12. LOSS ON PARTNERSHIP LIQUIDATION

  A real estate development partnership in which the Predecessor was a partner was liquidated in July, 1993. In connection with this liquidation, the Predecessor obtained ownership of an operating shopping center property and an undeveloped shopping center property in exchange for the forgiveness of notes and accrued interest receivable from the partnership and its managing partner. Fiscal 1993 results of operations include a $8,900 charge representing the difference between the current value of the properties and the carrying value of the notes and accrued interest receivable. The properties were transferred to Holdings on April 28, 1994.

13. INCOME TAXES

  In February, 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which supersedes Statement of Financial Accounting Standards No. 96 with the same title ("SFAS 96"). SFAS 96 was never adopted by the Predecessor. The Predecessor adopted the provisions of SFAS 109 on August 2, 1993 and elected not to restate prior year financial statements. The effect from prior years of adopting SFAS 109 as of August 2, 1993 was not material.

  The provision (benefit) for income taxes is as follows:

                         THE COMPANY                     PREDECESSOR
                ------------------------------ --------------------------------
                                PERIOD FROM       PERIOD FROM
                 YEAR ENDED   JUNE 29, 1994 TO AUGUST 2, 1993 TO   YEAR ENDED
                JULY 30, 1995  JULY 31, 1994     JUNE 28, 1994   AUGUST 1, 1993
                ------------- ---------------- ----------------- --------------
Current........     $281            $(24)           $(1,093)        $ 2,003
Deferred.......      374              26              3,172          (6,825)
                    ----            ----            -------         -------
                    $655            $  2            $ 2,079         $(4,822)
                    ====            ====            =======         =======

  The provision for income taxes for the period from August 2, 1993 to June 28, 1994 is net of $413 income tax benefit relating to the loss on extinguishment of debt.

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)

  A reconciliation of the provision (benefit) for income taxes and the amount that would be computed using statutory federal income tax rates on income before income taxes is as follows:

                                   THE COMPANY                     PREDECESSOR
                          ------------------------------ --------------------------------
                                          PERIOD FROM       PERIOD FROM
                           YEAR ENDED   JUNE 29, 1994 TO AUGUST 2, 1993 TO   YEAR ENDED
                          JULY 30, 1995  JULY 31, 1994     JUNE 28, 1994   AUGUST 1, 1993
                          ------------- ---------------- ----------------- --------------
Income taxes computed at
 statutory federal
 income tax rates.......      $ 340          $(121)           $1,774          $(4,426)
State income taxes......         56             (9)              293             (684)
Amortization of
 intangible assets......        298             16              (104)             259
Deduction of tax
 goodwill...............       (425)
Amortization of discount
 on capital lease
 obligations............                                          77               70
Increase in valuation
 allowance..............        336
Other...................         50            116                39              (41)
                              -----          -----            ------          -------
                              $ 655          $   2            $2,079          $(4,822)
                              =====          =====            ======          =======

  At July 30, 1995 the Company had minimum tax credit and general business credit carryovers for tax purposes of $2,956 and $488, respectively. Upon recognition, the minimum tax credit carryover will be credited to the valuation allowance.

  The income tax effects of loss carryforwards, tax credit carryforwards and temporary differences between financial and income tax reporting that give rise to the deferred income tax assets and liabilities under the provisions of SFAS 109 are as follows:

                                                     JULY 30, 1995 JULY 31, 1994
                                                     ------------- -------------
Deferred tax assets:
 Accounts receivable................................   $    649      $    547
 Inventories........................................        298           332
 Other assets.......................................         59            59
 Accrued liabilities................................     15,145         9,425
 Capital Leases.....................................      2,313
 Net operating loss carryovers and credits..........     11,515        12,587
                                                       --------      --------
  Gross deferred tax assets.........................     29,979        22,950
  Valuation allowance...............................    (29,979)      (19,998)
                                                       --------      --------
  Net deferred tax assets...........................                    2,952
                                                       --------      --------
Deferred tax liabilities:
 Inventories........................................     (4,642)       (4,686)
 Property and equipment.............................    (13,767)      (16,922)
 Other assets.......................................                     (358)
                                                       --------      --------
  Gross deferred tax liability......................    (18,409)      (21,966)
                                                       --------      --------
  Net deferred tax liability........................   $(18,409)     $(19,014)
                                                       ========      ========

  The changes in deferred tax assets and liabilities during 1995 primarily resulted from the Company's finalization of the allocation of the Acquisition purchase price. See Note 2.

                          SMITTY'S SUPERMARKETS, INC.

                            (THOUSANDS OF DOLLARS)


14. FAIR VALUE OF INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

 Cash and Short Term Investments

  The carrying amount approximates fair value because of the short maturity of these instruments.

 Accounts and Notes Receivable

  The carrying amount approximates fair value as a result of the short maturity of these instruments.

 Long-term Debt

  The fair value of the Company's long-term debt is estimated based on quoted market prices or if market prices are not available, the present value of the underlying cash flows discounted at the Company's incremental borrowing rates.

  The carrying amounts and fair values of the Company's significant financial instruments at July 30, 1995 are as follows:

                                                      CARRYING AMOUNT FAIR VALUE
                                                      --------------- ----------
      Cash and short-term investments................     $25,653      $25,653
      Accounts and Notes receivable..................       7,700        7,700
      Long-term debt.................................     147,924      143,888

15. CONTINGENCIES

  The Company or its subsidiaries are defendants in a number of cases currently in litigation or potential claims encountered in the ordinary course of business which are being vigorously defended. The Company believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position of the Company.

16. RELATED PARTY TRANSACTIONS

  The Company has a five-year consulting agreement with an affiliated company, effective June 29, 1994 for management services. The agreement is automatically renewed on January 1 of each year for a five-year term unless ninety (90) days' notice is given by either party. The contract provides for annual management fees in an amount equal to one-tenth of one percent of consolidated sales of the Company and advisory fees for acquisition and financing transactions.

  Fees paid for management services were $600 and $50 for fiscal years ended July 30, 1995 and the period from June 29, 1994 to July 31, 1994, respectively. Advisory fees paid or accrued for financing transactions are capitalized and amortized over the term of the related financing. In connection with the Acquisition, capitalized fees of $3 million were paid to this affiliated company in fiscal 1994 for acquisition services.

                          SMITTY'S SUPERMARKETS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                            (THOUSANDS OF DOLLARS)


17. OTHER INCOME (EXPENSE)--NET

  The components of other income (expense) included in operating, selling, general and administration expense are as follows:

                                   THE COMPANY                   THE PREDECESSOR
                          ------------------------------ --------------------------------
                                          PERIOD FROM       PERIOD FROM
                           YEAR ENDED   JUNE 29, 1994 TO AUGUST 2, 1993 TO   YEAR ENDED
                          JULY 30, 1995  JULY 31, 1994     JUNE 28, 1994   AUGUST 1, 1993
                          ------------- ---------------- ----------------- --------------
Gain (loss) on real
 estate disposals.......                                      $(2,173)        $     41
Steinberg reorganization
 costs..................                      $(50)              (635)            (631)
Loss on partnership
 liquidation............                                                        (8,900)
Litigation settlements..     $1,866                                            (13,805)
Other...................                                                           387
                             ------           ----            -------         --------
                             $1,866           $(50)           $(2,808)        $(22,908)
                             ======           ====            =======         ========

18. SUBSEQUENT EVENT

  On January 29, 1996, the Company entered into a definitive Recapitalization Agreement and Plan of Merger (the "Recapitalization Agreement") by and among Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), Cactus Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Smith's ("Acquisition"), the Company and The Yucaipa Companies, a California general partnership, pursuant to which Acquisition will be merged with and into the Company (the "Merger"), subject to the satisfaction or waiver of various conditions. The Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of Smith's. Consummation of the Merger is subject to various conditions, including the receipt of regulatory approvals and other necessary consents, receipt of financing and consummation of the Recapitalization described below.

  Upon effectiveness of the Merger, each share of common stock of the Company, without distinction as to class, will be exchanged for 3.011803 shares of Smith's Class B Common Stock, par value $.01 per share, subject to adjustment under certain circumstances. This represents an aggregate of 3,038,888 shares of Smith's Class B Common Stock issuable as consideration in the Merger.

  Pursuant to the Recapitalization Agreement, on the closing date of the Merger, Smith's shall assume, repay, or cause to be repaid, all outstanding principal and interest, and other amounts payable, under the 12 3/4% Senior Subordinated Notes due 2004 of Smitty's Super Valu, Inc., a wholly owned subsidiary of the Company, the 13 3/4% Senior Discount Debentures due 2006 of the Company, and the Company's existing credit facility with The Chase Manhattan Bank, N.A.

  Pursuant to the Recapitalization Agreement, Smith's will, subject to various conditions, commence a tender offer to purchase 50% of its outstanding Class A and Class B Common Stock; issue an aggregate of approximately $500 million of new senior and senior subordinated notes and approximately $75 million of new preferred stock; borrow approximately $805 million under a new $995 million bank credit facility; repay certain existing indebtedness and engage in certain other recapitalization transactions (collectively, the "Recapitalization") concurrently with the Merger. Smith's will also use its reasonable efforts to cause Ronald W. Burkle, the Chairman of the Board of the Company, to be elected Chief Executive Officer of Smith's upon the consummation of the Merger and the Recapitalization.

                                    ANNEX A

                 RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

================================================================================


                 RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


                                 by and among



                       SMITH'S FOOD & DRUG CENTERS, INC.

                            CACTUS ACQUISITION, INC.

                          SMITTY'S SUPERMARKETS, INC.

                                      and

                             THE YUCAIPA COMPANIES


                          Dated as of January 29, 1996


================================================================================

                         TABLE OF CONTENTS


                                                               Page


        ARTICLE 1. THE MERGER AND EFFECT OF THE MERGER ON THE
                   CAPITAL STOCK OF THE CONSTITUENT
                   CORPORATIONS................................ 2

             1.1  The Merger..................................  2
             1.2  Effective Time of the Merger................  2
             1.3  Effects of the Merger.......................  2
             1.4  Certificate of Incorporation and Bylaws.....  2
             1.5  Directors and Officers......................  3
             1.6  Tax Consequences............................  3
             1.7  Stockholders' Agreements....................  3
             1.8  Tax Matters Certificates and Opinions.......  3
             1.9  Specified Smitty's Indebtedness.............  3
             1.10 Effect on Capital Stock.....................  4
             1.11 Dissenting Shares...........................  4
             1.12 Exchange of Certificates....................  5

        ARTICLE 2.RECAPITALIZATION OF THE COMPANY.............  6

             2.1  Offer by the Company........................  6
             2.2  Financing Arrangements by Yucaipa...........  7
             2.3  Definitive Financing Agreements.............  8
             2.4  Execution of Related Agreements.............  8
             2.5  Redemption of the Company's Preferred Stock.  8
             2.6  Board of Directors; Officers................  8
             2.7  Company's Options and Deferred
                   Compensation Plans.........................  9
             2.8  Recapitalization............................  9

        ARTICLE 3.THE CLOSINGS................................ 10

             3.1  Merger Closing.............................. 10
             3.2  Offer Closing............................... 11

        ARTICLE 4.REPRESENTATIONS OF THE COMPANY AND
         ACQUISITION.......................................... 11

             4.1  Organization................................ 11
             4.2  Capitalization.............................. 11
             4.3  Authorization............................... 12
             4.4  Absence of Certain Changes or Events........ 12
             4.5  No Conflict or Violation.................... 13
             4.6  Consents and Approvals...................... 13
             4.7  Litigation.................................. 13

                                                               Page

             4.8  Compliance with Law......................... 14
             4.9  Company SEC Reports......................... 14
             4.10 ERISA....................................... 14
             4.11 Taxes....................................... 15
             4.12 Absence of Breaches or Defaults............. 16
             4.13 Environmental Matters....................... 16
             4.14 No Brokers.................................. 17
             4.15 Opinion of Financial Advisor................ 17
             4.16 No Other Agreements to Sell the Company or
                   its Assets................................. 17
             4.17 Transactions with Affiliates................ 17
             4.18 Vote Required............................... 17
             4.19 Registration Rights......................... 17
             4.20 Information in Proxy Statement.............. 17
             4.21 Information in the Financing Registration
                   Statements................................. 18

        ARTICLE 5.REPRESENTATIONS OF SMITTY'S................. 18

             5.1  Organization of Smitty's.................... 18
             5.2  Subsidiaries................................ 18
             5.3  Capitalization.............................. 19
             5.4  Authorization............................... 19
             5.5  Absence of Certain Changes or Events........ 19
             5.6  Assets...................................... 20
             5.7  Contracts and Commitments................... 21
             5.8  Absence of Breaches or Defaults............. 22
             5.9  No Conflict or Violation.................... 22
             5.10 Consents and Approvals...................... 23
             5.11 Litigation.................................. 23
             5.12 Compliance with Law......................... 23
             5.13 Labor Matters............................... 23
             5.14 Smitty's SEC Reports........................ 24
             5.15 No Brokers.................................. 25
             5.16 No Other Agreements to Sell Smitty's
                   or its Assets.............................. 25
             5.17 Proprietary Rights.......................... 25
             5.18 Employee Benefit Plans...................... 25
             5.19 Insurance................................... 26
             5.20 Affiliate Transactions...................... 26
             5.21 Environmental Matters....................... 27
             5.22 Taxes....................................... 27
             5.23 Bank Accounts............................... 28
             5.24 Information in Proxy Statement and
                   Financing Registration Statements.......... 28

                                                               Page

        ARTICLE 6.REPRESENTATIONS OF YUCAIPA.................. 29

             6.1  Organization; Authorization; etc............ 29
             6.2  Ownership of Shares......................... 29
             6.3  Consents and Approvals; No Violations....... 29
             6.4  Agreement to Sell Smitty's and Other
                   Matters.................................... 30

        ARTICLE 7.CONDUCT OF BUSINESS PENDING THE MERGER
                   CLOSING.................................... 30

             7.1  The Company................................. 30
             7.2  Smitty's.................................... 31

        ARTICLE 8.ADDITIONAL COVENANTS........................ 34

             8.1  Further Assurances and Cooperation.......... 34
             8.2  Certain Filings and Consents................ 34
             8.3  Access to Information; Confidentiality...... 35
             8.4  Notification of Certain Matters............. 35
             8.5  Alternative Proposals....................... 36
             8.6  Public Statements and Press Releases........ 37
             8.7  Directors' and Officers' Insurance and
                   Indemnification............................ 37
             8.8  Financial Information....................... 39
             8.9  Smitty's Stockholders' Approval............. 39
             8.10 Proxy Statement; Company Stockholders'
                   Meeting.................................... 39
             8.11 Stockholders' Representative................ 40
             8.12 Termination of Consulting Agreement......... 40

        ARTICLE 9.CONDITIONS PRECEDENT TO THE MERGER.......... 40

             9.1  Conditions Precedent to the Company's and
                   Acquisition's Obligations.................. 40
             9.2  Conditions Precedent to Smitty's'
                   Obligations................................ 42

        ARTICLE 10. TERMINATION, AMENDMENT AND WAIVER......... 43

             10.1 Termination of the Agreement................ 43
             10.2 Termination of Recapitalization............. 44
             10.3 Procedure and Effect of Termination......... 44
             10.4 Fees and Expenses........................... 45
             10.5 Amendments.................................. 45
             10.6 Waivers..................................... 45

                                                               Page

        ARTICLE 11. DEFINITIONS............................... 45

             11.1 Defined Terms............................... 45
             11.2 Other Defined Terms......................... 50

        ARTICLE 12. MISCELLANEOUS............................. 52

             12.1 Non-survival of Representations and
                   Warranties................................. 52
             12.2 Assignment.................................. 52
             12.3 Notices..................................... 52
             12.4 Payment to Yucaipa.......................... 53
             12.5 Choice of Law............................... 53
             12.6 Counterparts................................ 53
             12.7 No Third Party Beneficiaries................ 53
             12.8 Invalidity.................................. 53
             12.9 Headings.................................... 53
             12.10Gender...................................... 54
             12.11Delivery of Company Disclosure Schedule..... 54

SCHEDULE I - Specified Company Indebtedness

ANNEXES

        Annex A - Certificate of Incorporation of the Surviving Corporation Annex B - Legal Opinion to be Delivered by Counsel to the Company Annex C - Legal Opinion to be Delivered by Counsel to Smitty's
        Annex D - Form of Amended and Restated Certificate of Incorporation of
                  the Company
        Annex E - Form of Registration Rights Agreement
        Annex F - Form of Smitty's Stockholders' Agreement
        Annex G - Form of Continuity-of-Interest Letter
        Annex H - Form of Investment Letter
        Annex I - Form of Company Tax Matters Certificate
        Annex J - Form of Smitty's Tax Matters Certificate
        Annex K - Form of Standstill Agreement
        Annex L - Form of Management Agreement
        Annex M - Form of Warrant Agreement
        Annex N - Conditions to Offer
        Annex O - Smith's Shareholder Agreement

RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


          RECAPITALIZATION AGREEMENT AND PLAN OF MERGER (this "Agreement"),
                                                               ---------
dated as of January 29, 1996, by and among Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), Cactus Acquisition, Inc., a Delaware
                           -------
corporation and a wholly owned subsidiary of the Company ("Acquisition"),
                                                           -----------
Smitty's Supermarkets, Inc., a Delaware corporation ("Smitty's"), and The
                                                      --------
Yucaipa Companies, a California general partnership ("Yucaipa").  Acquisition
                                                      -------
and Smitty's are hereinafter collectively referred to as the "Constituent
                                                              -----------
Corporations".  Definitions of capitalized terms used herein are contained or
- ------------
referenced in Article 11 hereof.

          WHEREAS, the parties hereto desire to effect a series of transactions as described herein which, collectively, will constitute the Recapitalization of the Company;

          WHEREAS, the respective Boards of Directors of the Company, Acquisition and Smitty's have determined that the merger of Acquisition with and into Smitty's (the "Merger") in accordance with the Delaware General Corporation
                    ------
Law (the "Delaware Law") and upon the terms and subject to the conditions set
          ------------
forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger upon the terms and conditions contained in this Agreement;

          WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

          WHEREAS, as part of the Recapitalization, the Company will make an offer to repurchase for $36.00 per share (the "Offer Price") 50% of its
                                               -----------
outstanding Class A Common Stock, par value $.01 per share (the "Class A Common
                                                                 --------------
Stock") and its outstanding Class B Common Stock, par value $.01 per share (the
- -----
"Class B Common Stock; together with the Class A Common Stock, the "Common
 --------------------                                               ------
Stock"), pursuant to a tender offer as further described herein (the "Offer");
                                                                      -----

          WHEREAS, as part of the Recapitalization, the Company will enter into a Management Services Agreement, in the form of Annex L hereto (the "Management
                                                                     ----------
Agreement"), with Yucaipa pursuant to which Yucaipa will undertake and perform
- ---------
various managerial obligations in respect of the Company's operations, subject to the terms and conditions contained in such agreement; and

          WHEREAS, as part of the Recapitalization, the Company will redeem a portion of its outstanding Series I Preferred Stock, par value $.01 per share (the "Series I Preferred Stock"), from certain holders thereof in accordance
      ------------------------
with the redemption provisions contained in the Company's certificate of incorporation;

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1.

                   THE MERGER AND EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS
                 ---------------------------------------------

          1.1  The Merger.  Subject to the terms and conditions hereof, at the
               ----------
Effective Time, Acquisition shall be merged with and into Smitty's in accordance with the applicable provisions of the Delaware Law. Upon the consummation of the Merger, the separate existence of Acquisition shall cease and Smitty's, as the surviving corporation in the Merger (the "Surviving Corporation"), shall
                                              ---------------------
continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of the Company.

          1.2  Effective Time of the Merger.  On the Merger Closing Date, the
               ----------------------------
parties hereto shall cause the Merger to be consummated by duly filing an appropriate certificate of merger (the "Certificate of Merger") in such form as
                                        ---------------------
is required by, and executed in accordance with, the relevant provisions of the Delaware Law. The Merger shall be effective at such time as the Certificate of Merger is filed with the Secretary of State of Delaware in accordance with the Delaware Law or at such later time as is specified in the Certificate of Merger (the "Effective Time").
      --------------

          1.3  Effects of the Merger.  The Merger shall have all of the effects
               ---------------------
provided for under the Delaware Law, including, without limitation, that upon the effectiveness of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and, all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of such Constituent Corporations, on whatever account, as well for stock subscriptions as all other choses in action belonging to each of such corporations, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all liens upon any property of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and shall be enforceable against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the Delaware Law.

          1.4  Certificate of Incorporation and Bylaws.
               ---------------------------------------

          (a) The certificate of incorporation of Smitty's, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth as Annex A hereto, and, as so amended, until thereafter further amended as provided therein and under the Delaware Law, it shall be the certificate of incorporation of the Surviving Corporation following the Merger.

          (b) The bylaws of Smitty's as in effect at the Effective Time shall be the bylaws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or under the Delaware Law.

          1.5  Directors and Officers.  The directors and officers of the
               ----------------------
Surviving Corporation following the Merger shall be the directors and officers, respectively, of Acquisition at the Merger Closing Date, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Smitty's shall cause to be delivered to the Company on the Merger Closing Date the resignations of such officers and directors as the Company shall designate, in such capacities, of itself and its subsidiaries.

          1.6  Tax Consequences.  For federal income tax purposes, the Merger is
               ----------------
intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Neither the Company, Acquisition, Smitty's nor the Surviving Corporation shall take a position inconsistent with this Section 1.6 on any tax return or otherwise.

          1.7  Stockholders' Agreements.  As of the date hereof, each of the
               ------------------------
Smitty's Principal Stockholders shall have entered into, and Smitty's and Yucaipa shall use their respective best efforts to cause each other Smitty's Stockholder, to enter into a stockholders' agreement (each a "Smitty's
                                                              --------
Stockholders' Agreement") with the Company in substantially the form attached
- -----------------------
hereto as Annex F and to execute a Continuity-of-Interest Letter and an Investment Letter in the forms attached hereto as Annexes G and H, respectively.

          1.8  Tax Matters Certificates and Opinions.  At the Merger Closing,
               -------------------------------------
the Company and Smitty's shall deliver Tax Matters Certificates to their respective counsel, which certificates shall be in substantially the form of Annexes I and J attached hereto, respectively. At the Merger Closing, each of the Company and Smitty's shall have requested and received written opinions from their respective counsel, dated the Merger Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions will be substantially identical in form and substance. Such counsel shall, in rendering such opinions, be entitled to rely on (and to the extent reasonably required, the parties and the Smitty's Principal Stockholders shall make) reasonable representations related thereto.

          1.9  Specified Smitty's Indebtedness.  On the Merger Closing Date, the
               -------------------------------
Company shall repay, or cause to be repaid, all outstanding principal and interest, and other amounts payable, under the Specified Smitty's Indebtedness. In furtherance of the foregoing, substantially concurrently with the commencement of the Offer (or in the event that the Recapitalization is terminated prior to the commencement of the Offer in accordance with the provisions of Section 10.2 hereof, as soon as practicable following such termination), Smitty's shall commence offers (the "Debt Offers") to purchase for
                                                   -----------
cash all of the issued and outstanding 12 3/4% Senior Subordinated Notes due 2004 of Smitty's Super Valu, Inc. (the "Smitty's Notes") and the 13 3/4% Senior
                                        --------------
Discount Debentures due 2006 of Smitty's (the "Smitty's Debentures" and,
                                               -------------------
together with the Smitty's Notes, the "Smitty's Securities"), at such prices as
                                       -------------------
may be recommended by the Company's financial advisors, net to the sellers in cash (such prices, or such higher prices as may be paid in the Debt Offers, being referred to herein as the "Debt Offer Prices"). The Debt Offers shall be
                                 -----------------
subject to there being validly tendered and not withdrawn prior to the expiration of the Debt Offers, at least 50.1% of the outstanding Smitty's Notes and Smitty's Debentures as of the expiration of the Debt Offers (the

"Minimum Debt Condition") and to such other conditions as are reasonably
 ----------------------
determined by Smitty's. Smitty's shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Debt Offers, accept for payment and pay for Smitty's Securities tendered as soon as practicable after the later of the satisfaction of the conditions to the Debt Offers and the expiration of the Debt Offers. The Debt Offers shall be made by means of an offer to purchase (the "Debt Offer to Purchase") containing the terms contemplated by this
      ----------------------
Agreement. Without the written consent of the Company, Smitty's shall not amend or waive the Minimum Debt Condition, change the Debt Offer Prices, change the number of Smitty's Securities sought to an amount less than all of the outstanding Smitty's Securities, change the form of consideration to be paid pursuant to the Debt Offers or amend any other term or condition of the Debt Offers in any manner which is adverse to the holders of the Smitty's Securities; provided, however, that if on the initial scheduled expiration date of the Debt Offers (as they may be extended in accordance with the terms thereof), all conditions to the Debt Offers shall not have been satisfied or waived, the Debt Offers may be extended from time to time without the consent of the Company for such period of time as is reasonably expected to be necessary to satisfy such unsatisfied conditions. In addition, the Debt Offer Prices may be increased with the consent of the Company as specified above, in which case the Debt Offers may be extended to the extent required by law in connection with such increase without any further consent of the Company.

          1.10  Effect on Capital Stock.  As of the Effective Time, by virtue of
                -----------------------
the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, without distinction as to class, of Smitty's (the "Smitty's Common Stock") or any shares of capital stock of
               ---------------------
Acquisition or the Company:

          (a) Common Stock of Acquisition.  Each share of common stock of
              ---------------------------
     Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock of Acquisition.  Each share of
              ---------------------------------------------
     capital stock of Acquisition that is owned by Acquisition or by any subsidiary of the Company or Acquisition shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c) Smitty's Common Stock.  Each share of Smitty's Common Stock,
              ---------------------
     without distinction as to class, outstanding immediately prior to the Effective Time (other than shares of Smitty's Common Stock to be cancelled pursuant to Section 1.10(d) below), shall be converted into 3.011803 shares of the Company's Class B Common Stock (the "Merger Consideration").
                                                 --------------------

          (d) Cancellation of Treasury Stock of Smitty's.  Each share of capital
              ------------------------------------------
     stock of Smitty's that is owned by Smitty's or by any subsidiary of Smitty's shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          1.11 Dissenting Shares.  Each Smitty's Stockholder delivering a
               -----------------
Smitty's Stockholders' Agreement will agree, pursuant to its respective Smitty's Stockholders' Agreement, to waive any appraisal rights granted pursuant to
Section 262 of the Delaware Law (or any successor
provision) to which it may otherwise be entitled as a result of the transactions resulting from the Merger. Notwithstanding anything in this Agreement to the contrary, shares of Smitty's Common Stock outstanding immediately prior to the Effective Time held by a holder (other than any Smitty's Stockholder who has delivered a Smitty's Stockholders' Agreement) who has the right to demand payment for and an appraisal of such shares in accordance with Section 262 of the Delaware Law (or any successor provision) ("Dissenting Shares") shall not be
                                                -----------------
converted into the Merger Consideration or any cash in lieu of fractional shares of Smitty's Common Stock unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Smitty's Common Stock of such holder shall be treated as a share that had been converted as of the Effective Time into the Merger Consideration in accordance with Section 1.10. Smitty's shall give prompt notice to the Company of any demands received by Smitty's for appraisal of shares of Smitty's Common Stock, and the Company (or its designee) shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Smitty's shall not, except with the prior written consent of the Company (or its designee), make any payment with respect to, or settle or offer to settle, any such demands.

          1.12 Exchange of Certificates.
               ------------------------

          (a) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Smitty's Common Stock shall, upon surrender to the Surviving Corporation, duly endorsed, as the Surviving Corporation may require, be entitled to a certificate or certificates representing the number of full shares of Class B Common Stock into which the number of shares of Smitty's Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. Certificates for the newly issued Class B Common Stock shall bear the legend contemplated by the Investment Letters. After the Effective Time, there shall be no further transfer on the records of Smitty's or its transfer agent of certificates representing shares of Smitty's Common Stock which have been converted pursuant to this Agreement into the Merger Consideration, and if such certificates are presented to Smitty's for transfer, they shall be cancelled against delivery of the certificates representing the Merger Consideration, as well as any cash in lieu of fractional shares thereof. If any certificate for Class B Common Stock is to be issued in, or if cash in lieu of fractional shares is to be remitted to, a name other than that in which the certificate for Smitty's Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Class B Common Stock in a name other than that of the registered holder of the Smitty's Common Stock certificate surrendered, or establish to the satisfaction of Smitty's or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section, each certificate for shares of Smitty's Common Stock shall be deemed at any time after the Effective Time to represent the Merger Consideration as contemplated by Section 1.10. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Class B Common Stock issued hereby.

          (b) Distributions.  No dividends or other distributions with respect
              -------------
to Class B Common Stock issued hereby with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Smitty's Common Stock with respect to the shares of Class B Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder until the surrender of such certificate in accordance with this Article 1. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificates representing whole shares of Class B Common Stock issued in connection therewith, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Class B Common Stock to which such holder is entitled pursuant to Section 1.11(c), and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender with respect to such whole shares of Class B Common Stock.

          (c)  No Fractional Shares.
               --------------------

               (i) No certificates or scrip representing fractional shares of Class B Common Stock shall be issued in connection with the Merger.

               (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Smitty's Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Class B Common Stock (after taking into account all shares of Smitty's Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in a share of Class B Common Stock which shall be deemed to have a value equal to the average closing price of the Class B Common Stock on the New York Stock Exchange for the five trading days following the Merger Closing Date.


                                   ARTICLE 2.

                        RECAPITALIZATION OF THE COMPANY
                        -------------------------------

          2.1  Offer by the Company.
               --------------------

          (a) The Company shall commence the Offer as soon as practicable following the mailing of the Proxy Statement by the Company to its stockholders. The Company agrees that the terms of the Offer will provide that the Company will purchase, subject to the satisfaction or waiver of the conditions to the Offer set forth in Annex N hereto, 50% of its outstanding shares of Common Stock, which shares have been validly tendered and not withdrawn in the Offer, at a price per share equal to the Offer Price. Notwithstanding the foregoing, however, the parties agree that in the event the financing described in paragraph (b) of Annex N has been obtained, the Company agrees that it will, if so requested in writing by Yucaipa, waive the condition set forth in paragraph
(f) of Annex N. Upon the Company's acceptance of, and payment for, shares of Common Stock, such shares shall cease to be outstanding for all purposes. The Offer shall provide that if there are validly tendered and not withdrawn more than 50% of the shares of outstanding Common Stock, then the number of shares that the Company is obligated to purchase shall be reduced pro rata on the basis of the total number of shares tendered.

          (b) On the date the Offer is commenced, the Company shall file with the SEC an Offer Statement on Schedule 13E-4 with respect to the Offer. The Offer Statement shall contain the offer to purchase and forms of the related letter of transmittal and summary advertisement, as well as all other information and exhibits required by law. The Company agrees promptly to correct any information in the Offer Statement that shall be or shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Offer Statement as so corrected to be filed with the SEC and disseminated to the stockholders of the Company as and to the extent required by applicable federal securities laws. Smitty's and its counsel shall be given an opportunity to participate in the preparation of the Offer Statement prior to its being filed with the SEC. The Company agrees to provide Smitty's and its counsel with any written comments the Company or its counsel may receive from the SEC with respect to the Offer Statement promptly after the receipt of such comments. The form and substance of the Offer Statement and any amendments, modifications or supplements to the Offer Statement shall be determined by the Company in its reasonable discretion; provided, however, that the Company will provide Smitty's a reasonable opportunity to review and comment on any such amendment, modification or supplement prior to filing or distribution.

          2.2  Financing Arrangements by Yucaipa.
               ---------------------------------

          (a) On or prior to the date hereof, Yucaipa has caused to be delivered to the Company, and the Company has accepted, one or more bank commitment letters and one or more highly confident letters (collectively, the "Commitment
                                                                     ----------
Letters") containing indicative terms and conditions which are reasonably
- -------
satisfactory to the Company providing for (i) borrowings by the Company in an aggregate principal amount of approximately $850 million under one or more senior bank facilities, (ii) the issuance and sale by the Company of senior notes and senior subordinated notes in an aggregate principal amount of approximately $650 million (the "New Debt Securities"), (iii) the issuance and
                                 -------------------
sale of shares of a newly designated series of the Company's pay-in-kind preferred stock with aggregate gross proceeds of approximately $75 million (the "PIK Preferred Stock") and shares of the Company's Class B Common Stock (the
 -------------------
financings referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Financings").
           ----------

          (b) At all times prior to the Offer Closing Date, Yucaipa agrees to use all reasonable efforts to consult with the Company concerning and, as appropriate, assist the Company in arranging for the Company to enter into one or more agreements providing for financing (collectively, the "Financing
                                                               ---------
Agreements"), with terms and conditions which are consistent with the related
- ----------
Commitment Letters for such Financing Agreements and are otherwise reasonably satisfactory to the Company.

          (c) On or prior to the Offer Closing Date, the Company agrees to effect borrowings and issuances and sales, as applicable, under the Financing Agreements, the funds of which shall be used upon expiration of the Offer, together with other funds available to the Company, to (x) purchase 50% of its outstanding Common Stock, (y) repay all outstanding principal and interest, and other amounts payable, under the Specified Company Indebtedness and the Specified Smitty's Indebtedness and (z) pay certain fees and expenses incurred in connection with the Recapitalization and the other transactions contemplated hereby.

          2.3  Definitive Financing Agreements.  The Company shall use all
               -------------------------------
reasonable efforts to negotiate, prepare and enter into definitive Financing Agreements to provide for the Financings on terms and conditions which are consistent with those contained in the related Commitment Letters and are otherwise reasonably satisfactory to the Company. Each of the parties hereto shall use all reasonable efforts to satisfy, on or before the Offer Closing Date, all requirements of the Financing Agreements which are conditions to closing the transactions constituting the Financings. Without limitation of the foregoing, the Company will prepare registration statements (the "Financing
                                                                  ---------
Registration Statements") for filing pursuant to the Securities Act on such
- -----------------------
forms as may be appropriate in order to permit the public offering of the New Debt Securities and the PIK Preferred Stock and to take such other actions in connection therewith as may be appropriate to complete such public offerings. Smitty's and its counsel shall be given an opportunity to participate in the preparation of each Financing Registration Statement prior to its being filed with the SEC. The Company agrees to provide Smitty's and its counsel with any written comments the Company or its counsel may receive from the SEC with respect to any Financing Registration Statement promptly after the receipt of such comments. The form and substance of the Financing Registration Statements and any amendments, modifications or supplements to the Financing Registration Statements shall be determined by the Company in its reasonable discretion; provided, however, that the Company will provide Smitty's and its counsel a reasonable opportunity to review and comment on any such amendment, modification or supplement prior to filing or distribution.

          2.4  Execution of Related Agreements.
               -------------------------------

          (a) Simultaneously with the execution of this Agreement, the Company, Yucaipa, the Smitty's Principal Stockholders and the Company stockholders named therein shall enter into a Standstill Agreement (the "Standstill Agreement"), in
                                                      --------------------
the form of Annex K hereto.

          (b) On the Offer Closing Date, the Company and Yucaipa shall enter into the Management Agreement, in the form of Annex L hereto.

          (c) On the Offer Closing Date, the Company and Yucaipa shall enter into a Warrant Agreement (the "Warrant Agreement"), in the form of Annex M
                               -----------------
hereto.

          (d) Simultaneously with the execution of this Agreement, Smitty's, Jeffrey P. Smith, Richard D. Smith, Fred L. Smith, Ida Smith, the Dee Glenn Smith Marital Trust, Trust for the Children of Jeffrey Paul Smith, Trust for the Children of Richard Dee Smith, and Trust for the Children of Fred Lorenzo Smith shall each enter into a stockholders' agreement (the "Smith's Shareholder
                                                      -------------------
Agreement"), in the form of Annex O hereto.
- ---------

          2.5  Redemption of the Company's Preferred Stock.  On or prior to the
               -------------------------------------------
Offer Closing Date, the Company agrees, subject to the provisions of the Company's certificate of incorporation, to redeem outstanding shares of Series I Preferred Stock from certain holders in an amount and on terms reasonably acceptable to the Company and Smitty's.

          2.6  Board of Directors; Officers.  Effective on the Offer Closing
               ----------------------------
Date, the Company agrees to use all reasonable efforts, subject to the provisions of the certificate of incorporation and bylaws of the Company and the approval of the Company's stockholders at the Company Stockholders' Meeting, to:

          (a) cause the Company's Board of Directors to be reduced to seven directors and have nominated and elected as directors two designees of Yucaipa, two independent directors, the individual selected by the Company to become the Chief Operating Officer of the Company and two nominees designated by the Chairman of the Company; and

          (b) cause the Company's Board of Directors to elect Ronald W. Burkle as the Chief Executive Officer of the Company.

          2.7  Company's Options and Deferred Compensation Plans.
               -------------------------------------------------

          (a) The Company shall, consistent with applicable law, offer those employees who hold, immediately prior to the Offer Closing Date, options to purchase Common Stock under the Company's 1989 Stock Option Plan (the

"Options"), the opportunity to elect either: (A) to receive (on the Offer
 -------
Closing Date) cash payments with respect to one-half of the shares subject to the Options in an amount equal to (1) the number of shares of Company Common Stock that would be received by such holder upon exercise of such Options multiplied by the Offer Price minus (2) the aggregate exercise price of such Options, and, in consideration of such payments, to execute amendments to each existing option agreement such that the remaining one-half of the shares subject to the Options shall not be exercisable prior to the exercise date stated therein (without regard to the transactions contemplated hereby) and shall have a reduced exercise price of $15.00 per share of Company Common Stock; or (B) have the vesting of all of such holder's Options accelerate in accordance with the stated terms of the options as in effect as of the date of this Agreement.

          (b) The Company shall use all reasonable efforts to amend its deferred compensation agreements in effect as of the date of this Agreement with each of Frederick F. Urbanek, James A. Acton, Richard C. Bylski, Larry R. McNeill, Kenneth A. White, Matthew G. Tezak, Paul D. Tezak, James W. Hallsey, Michael C. Frei, Harry M. Moskal, Robert C. Bolinder and Thomas K. Welch, to provide that if within two years after the Closing Date the Company terminates such officer's employment without cause (as such term will be defined in such amendments to the reasonable satisfaction of such officers, the Company and Yucaipa), all of such officer's unvested benefits under such deferred compensation agreement shall become immediately and fully vested.

          2.8  Recapitalization.  As used herein, the "Recapitalization" refers
               ----------------                        ----------------
collectively to the execution, delivery and performance of this Agreement with respect to the following: (i) the execution and delivery of, and receipt of the proceeds under, the Financing Agreements, (ii) the making and consummation of the Offer, (iii) the execution and delivery of the Management Agreement; (iv) the execution and delivery of, and the issuance of the warrants provided for under, the Warrant Agreement, (v) the completion of the transactions contemplated by Sections 2.6 and 2.7 hereof, and (vi) the filing of the restated certificate of incorporation of the Company in the form attached hereto as Annex D.

                                  ARTICLE 3.

                                 THE CLOSINGS
                                 ------------

          3.1  Merger Closing.
               --------------

          (a) The closing of the Merger (the "Merger Closing") shall take place
                                              --------------
at 10:00 a.m. local time on the fifth Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 hereof shall be fulfilled or waived in accordance with this Agreement, at the offices of Latham & Watkins, 633 West Fifth Street, Sixth Floor, Los Angeles, California 90071, or at such other time and place and on such other date as the parties hereto shall agree (the "Merger Closing Date").
                                 -------------------

          (b) In connection with the Merger Closing, the filing required under
Section 1.2 shall be made and all actions, payments and deliveries then required hereunder shall be completed. The Merger Closing shall be deemed to have occurred only when (i) the matters provided for in Section 1.2 shall have occurred and (ii) all of the opinions, certificates and other documents required to be delivered at the Merger Closing, as specified in the following sentence, have been delivered (or the requirement therefor waived).

          (c) At the Merger Closing, (i) the Company shall deliver to the Smitty's Stockholders, in the case of clause (A), and to Yucaipa (with copies to Smitty's) as representative of the Smitty's Stockholders, in the case of clauses
(B) through (G), (A) the Merger Consideration as specified in Section 1.10, (B) a certificate of the Company (signed on behalf of the Company by its President or a Vice President) that the conditions set forth in Section 9.1 have been satisfied (except as waived by Smitty's), (C) the certificate of incorporation of each of the Company and Acquisition, certified by the Secretary of State of Delaware and certificates of good standing of the Company and Acquisition in Delaware and Arizona, (D) an incumbency certificate with respect to the officers of the Company and Acquisition, (E) the Registration Rights Agreement, in the form of Annex E hereto, duly executed by the Company, (F) a favorable opinion of counsel to the Company (which counsel may include in-house counsel to the Company and shall be reasonably satisfactory to Smitty's) as to the matters set forth in the Annex B hereto and such other matters as are customary in acquisition transactions and as may be reasonably requested by Smitty's and Yucaipa, and (G) such other certificates, instruments or other documents as Smitty's may reasonably request, in each case in form and substance reasonably satisfactory to Smitty's; and (ii) Smitty's and Yucaipa, as applicable, shall deliver, or cause to be delivered, to the Company (A) the corporate minute books, stock transfer books and bylaws of Smitty's, (B) a certificate of Smitty's and Yucaipa (signed, in the case of Smitty's, by its President or a Vice President) that the conditions set forth in Section 9.2 have been satisfied (except as waived by the Company), (C) the certificate of incorporation of Smitty's certified by the Secretary of State of Delaware and certificates of good standing of Smitty's in Delaware and Arizona, (D) incumbency certificates with respect to the officers of Smitty's and, as appropriate, its subsidiaries, and Yucaipa, (E) a favorable opinion of counsel to Smitty's (which counsel may include in-house counsel to Smitty's and shall be reasonably satisfactory to the Company) as to the matters set forth in Annex C hereto and such other matters as are customary in acquisition transactions and as may be reasonably requested by the Company, and (F) such other certificates, instruments or other documents as the Company may reasonably request, in each case in form and substance reasonably satisfactory to the Company.

          3.2  Offer Closing.  Unless the Recapitalization has been terminated
               -------------
in accordance with Section 10.2 hereof, the closing of the Offer (the "Offer
                                                                       -----
Closing"; and together with the Merger Closing, the "Closing") shall take place
- -------                                              -------
on the Merger Closing Date (the "Offer Closing Date"; and together with the
                                 ------------------
Merger Closing Date, the "Closing Date").  At the Offer Closing, each of the
                          ------------
parties hereto shall have executed and delivered, to the extent they are parties thereto, each of the Management Agreement and the Warrant Agreement.


                                   ARTICLE 4.

                 REPRESENTATIONS OF THE COMPANY AND ACQUISITION
                 ----------------------------------------------

          The Company and Acquisition hereby represent and warrant to Smitty's as follows:

          4.1  Organization.  Each of the Company, Acquisition and the Company's
               ------------
other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own and operate its businesses as presently conducted. Each of the Company, Acquisition and the Company's other subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure of the Company or any of its subsidiaries to be so qualified would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company has previously provided Smitty's with true and correct copies of the certificate of incorporation and bylaws, as currently in effect, of the Company and each of the Company's subsidiaries. Except as disclosed in Section 4.1 of the Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever, and all such shares have been validly issued and are fully paid and non-assessable.

          4.2  Capitalization.
               --------------

          (a) The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 85,000,000 shares of preferred stock, 34,524,579 shares of which have been designated as Series I Preferred Stock. As of January 25, 1996, 11,598,086 shares of Class A Common Stock, 18,363,925 shares of Class B Common Stock (4,890,288 of which are held in the Company's treasury) and 12,956,747 shares of Series I Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. As of the date hereof, except as otherwise disclosed in Section 4.2 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require the Company to issue or sell shares of Common Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Common Stock or any other equity securities of the Company or any of its subsidiaries. The Company has no commitments or obligations to purchase or redeem any shares of its Common Stock or, except as specified in the Company's certificate of incorporation, its Series I Preferred Stock.

          (b) The authorized capital stock of Acquisition consists of (i) 1,000 shares of common stock, 100 shares of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Acquisition's common stock are validly issued, fully paid and non-assessable and owned by the Company. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Acquisition to issue or sell shares of its common stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of its common stock or any other equity securities. Acquisition has no commitments or obligations to purchase or redeem any shares of its common stock.

          (c) Upon issuance in connection with the Merger, the shares of Class B Common Stock to be delivered to the Smitty's Stockholders as Merger Consideration will be validly issued, fully paid and non-assessable.

          4.3  Authorization.  Each of the Company and Acquisition has the
               -------------
requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each of the Company and Acquisition, the performance by each of the Company and Acquisition of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and Acquisition, as applicable, except for the authorization and performance of the Financing Agreements and the requisite approval of the Company's stockholders, all of which action will be taken prior to the Closing Date. The execution, delivery and performance of the other Transaction Documents and the consummation of the transactions contemplated thereby will have been duly authorized by all necessary corporate action on the part of the Company or Acquisition, as applicable, prior to the Closing Date. Each of this Agreement and the Standstill Agreement has been duly and validly executed and delivered by each of the Company and Acquisition, as applicable, and constitutes a legally valid and binding obligation of each of the Company and Acquisition, as the case may be, enforceable against them in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. The other Transaction Documents will have been, as of the Closing Date, duly and validly executed and delivered by the Company and will constitute, as of such time, legally valid and binding obligations of the Company, enforceable against them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. The Certificate of Merger will have been, as of the Effective Time, duly and validly executed and delivered by Acquisition and will constitute as of such time legally valid and binding obligation of Acquisition, enforceable against it in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          4.4  Absence of Certain Changes or Events.  Except as set forth in
               ------------------------------------
Section 4.4 of the Disclosure Schedule or in the Company SEC Reports and except for the transactions contemplated hereby, since December 31, 1994, (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices, and

(ii) there has not been any materially adverse change in the business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves of the Company and its subsidiaries taken as a whole. Except as set forth in Section 4.4 of the Disclosure Schedule or the Company SEC Reports, from December 31, 1994 through the date of this Agreement, neither the Company nor any of its subsidiaries has taken any of the actions prohibited by Section 7.1 hereof.

          4.5  No Conflict or Violation.  Except as set forth in Section 4.5 of
               ------------------------
the Disclosure Schedule, neither the execution and delivery of this Agreement or the other Transaction Documents, nor the performance by each of the Company and Acquisition of their respective obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with the Company's or Acquisition's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 4.6 below, violate any statute, law, ordinance, rule or regulation applicable to the Company or Acquisition or any of their respective properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is bound or encumbered, except, in each case, for such violations, conflicts, defaults or other occurrences which, in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and would not prevent or delay the Merger or the Recapitalization or otherwise prevent the Company from performing its obligations under this Agreement and the other Transaction Documents.

          4.6  Consents and Approvals.  Except (i) pursuant to applicable
               ----------------------
requirements of the HSR Act, (ii) for filing of the Certificate of Merger in accordance with the Delaware Law, (iii) with respect to matters set forth in
Section 4.6 of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company or Acquisition in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          4.7  Litigation.  Except as set forth in Section 4.7 of the Disclosure
               ----------
Schedule or in the Company SEC Reports, there are no Actions instituted, pending or, to the best knowledge of the Company or Acquisition, threatened, which can reasonably be expected, individually or in the aggregate, directly or indirectly, to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or to prevent or delay the Merger or the Recapitalization or otherwise prevent the Company or Acquisition from performing their respective obligations under this Agreement and the other Transaction Documents, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any such Material Adverse Effect.

          4.8  Compliance with Law.  Except as set forth in Section 4.8 of the
               -------------------
Disclosure Schedule, the Company and each of its subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as set forth in Section 4.8 of the Disclosure Schedule, to the best knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or the transactions contemplated hereby.

          4.9  Company SEC Reports.  The Company has delivered to Smitty's true
               -------------------
and complete copies of each registration statement, report and proxy or information statement, including without limitation, its annual reports to stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits (including all material contracts) and any amendments thereto) required to be filed with the SEC since December 31, 1993 (collectively, the "Company SEC Reports"). As of the respective dates such
                         -------------------
Company SEC Reports were filed, or if any Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included or incorporated by reference in its Annual Reports on Form 10-K for each of the three fiscal years ended on the Saturday nearest to December 31 in 1992, 1993 and 1994 and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          4.10  ERISA.
                -----

          (a) Section 4.10 of the Disclosure Schedule contains a complete list of the Company's Employee Plans. Copies or descriptions of the Company's Employee Plans have been or will be furnished or made available to Smitty's and Yucaipa and their counsel within 10 Business Days of the date of this Agreement.

          (b) Except as described in Section 4.10 of the Disclosure Schedule, each of the Company's Employee Plans (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Plan and all applicable laws, rules and regulations where the failure thereof would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (c) No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any of the Company's Employee Plans (other than any Multiemployer Plan) which would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (d) No litigation or administrative or other proceeding involving any of the Company's Employee Plans (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (e) Except as set forth in Section 4.10 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate of the Company has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (f) Any termination of, or withdrawal from, any of the Company's Employee Plans or Multiemployer Plans, on or prior to the Closing Date, would not subject the Company to any material liability under Title IV of ERISA.

          4.11  Taxes.  As of the date of this Agreement, except as set forth
                -----
in Section 4.12 of the Disclosure Schedule:

               (i) the Company and its subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Merger Closing Date;

               (ii) the Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

               (iii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor its subsidiaries has received a written notice of any pending audits or proceedings;

               (iv) neither the Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of the Company, is threatening to assert, against the Company or any of its subsidiaries any deficiency or claim for Taxes; and

               (v) there are no material liens for Taxes upon any property or assets of the Company or any subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings.

          4.12 Absence of Breaches or Defaults.  Except as set forth in Section
               -------------------------------
4.12 of the Disclosure Schedule, to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in default under, or in breach or violation of, any material Contract. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting the Company or any of its subsidiaries (except for the execution of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company or any of its subsidiaries, except as set forth in Section 4.12 of the Disclosure Schedule.

          4.13 Environmental Matters.  Except as set forth in Section 4.13 of
               ---------------------
the Disclosure Schedule, each of the Properties of the Company or any of its subsidiaries is maintained in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as set forth in Section 4.13 of the Disclosure Schedule, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Company's Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against the Company or any of its subsidiaries by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of the Company's business and/or operator in the vicinity of any of the Company's Properties and/or any activity or operation formerly conducted by any Person on the Company's Properties, except in any such case which would not be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. With the exception of retail consumer products sold in the ordinary course of business and supplies used in the ordinary course of business, and except as set forth in Section 4.13 of the Disclosure Schedule, the Company and any other Person for whose conduct the Company is or may be held responsible, has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials. Except as set forth in Section 4.13 of the Disclosure Schedule, (i) there are no existing uncured notices of violation, administrative actions, or lawsuits against the Company or any of its subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Company's Properties, nor has the Company received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials; (ii) there have been no spills or releases of Hazardous Materials at any of the Company's Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which regulate, obligate, or bind the Company or any of its subsidiaries.

          4.14  No Brokers.  Except for fees to be paid to Goldman, Sachs & Co.
                ----------
by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the Recapitalization or in connection with any proposed sale of the Company or any of its assets, or a restructuring of or merger or similar transaction involving the Company based upon arrangements made by or on behalf of Company and its subsidiaries.

          4.15 Opinion of Financial Advisor.  The Company has received an
               ----------------------------
opinion from Goldman, Sachs & Co. dated as of a date which is on or prior to the date of this Agreement to the effect that, as of such date, the Merger Consideration to be paid by the Company in the Merger is fair to the Company (the "Fairness Opinion"). The Company has delivered to each of Smitty's and
      ----------------
Yucaipa a true, complete and correct copy of the Fairness Opinion.

          4.16 No Other Agreements to Sell the Company or its Assets.  Except as
               -----------------------------------------------------
set forth in Section 4.16 of the Disclosure Schedule, the Company has no legal obligation, absolute or contingent, to any other person or firm to sell any material portion of the Assets of the Company, to sell the capital stock of the Company or any of its subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its subsidiaries or to enter into any agreement with respect thereto.

          4.17 Transactions with Affiliates.  Except to the extent disclosed in
               ----------------------------
the Company SEC Reports filed prior the date of this Agreement, from December 31, 1994 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          4.18 Vote Required.  The approval by a majority of the votes cast by
               -------------
the holders of the outstanding shares of Company Common Stock and Series I Preferred Stock (taking into account the special voting rights attributable to the Class A Common Stock and the Series I Preferred Stock) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the Recapitalization; provided that the total vote cast represents over 50% in interest of all securities of the Company entitled to vote on such matters.

          4.19 Registration Rights.  Except as set forth in Section 4.19 of the
               -------------------
Disclosure Schedule, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights to any Person, whether consistent or inconsistent with the rights to be granted to the Smitty's Stockholders in the Registration Rights Agreement.

          4.20 Information in Proxy Statement.  The Proxy Statement (or any
               ------------------------------
amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Smitty's, Yucaipa or any of their respective affiliates for inclusion in the Proxy Statement. Subject to the proviso set forth in the preceding sentence, the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          4.21 Information in the Financing Registration Statements.  The
               ----------------------------------------------------
Financing Registration Statements (or any amendments thereof or supplements thereto), on the date declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Smitty's, Yucaipa or any of their respective affiliates for inclusion in the Financing Registration Statements. Subject to the proviso set forth in the preceding sentence, the Financing Registration Statements will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.


                                   ARTICLE 5.

                          REPRESENTATIONS OF SMITTY'S
                          ---------------------------

          Smitty's hereby represents and warrants to the Company and Acquisition as follows:

          5.1  Organization of Smitty's.  Smitty's and each of its subsidiaries
               ------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own and operate its businesses as presently conducted. Smitty's and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure of Smitty's or any of its subsidiaries to be so qualified would not have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole. The jurisdictions in which Smitty's and each of its subsidiaries are qualified to do business are set forth in Section 5.1 of the Disclosure Schedule. Smitty's has previously provided the Company with true and correct copies of its certificate of incorporation and bylaws and the charter documents and bylaws of each of its subsidiaries, as currently in effect.

          5.2  Subsidiaries.  The only subsidiaries of Smitty's are those set
               ------------
forth in Section 5.2 of the Disclosure Schedule. All of the outstanding shares of capital stock of each of Smitty's' subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 5.2 of the Disclosure Schedule, Smitty's owns, directly or indirectly, all of the issued and outstanding capital stock of each of its subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any subsidiary of Smitty's or which would require any subsidiary of Smitty's to issue or sell any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. Except as set forth in Section 5.2 of the Disclosure Schedule, neither Smitty's nor any of its subsidiaries owns less than 100% of the outstanding voting securities or other capital stock of any corporation or other entity (other than investments in marketable securities).

          5.3  Capitalization.  The authorized capital stock of Smitty's
               --------------
consists of (i) 1,500,000 shares of Smitty's Common Stock, 1,000,000 shares of which have been designated as "Class A Common Stock" and 500,000 shares of which have been designated "Class B Common Stock," and (ii) 10,000 shares of preferred stock, par value $.01 per share. As of the date hereof, 705,692.803 shares of Smitty's' Class A Common Stock, 303,300 shares of Smitty's' Class B Stock and no shares of Smitty's' preferred stock are issued and outstanding; none of such shares are held in Smitty's' treasury as of the date hereof. All of the issued and outstanding shares of Smitty's Common Stock are validly issued, fully paid and non-assessable. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements other than this Agreement, commitments, or obligations which would require Smitty's to issue or sell shares of Smitty's Common Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Smitty's Common Stock or any other equity securities of Smitty's. Neither Smitty's nor any of its subsidiaries has any commitments or obligations to purchase or redeem any shares of capital stock of any class of, or other equity interests in, Smitty's or any of its subsidiaries.

          5.4  Authorization.  Smitty's has the requisite corporate power and
               -------------
authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Smitty's and the performance by Smitty's of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Smitty's, other than the adoption and approval of this Agreement by the stockholders of Smitty's, and no other corporate proceedings on the part of Smitty's are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Smitty's and constitutes a legally valid and binding obligation of Smitty's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. The Certificate of Merger will have been, as of the Effective Time, duly and validly authorized, executed and delivered by Smitty's, and will constitute as of such time a legally valid and binding obligation of Smitty's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          5.5  Absence of Certain Changes or Events.  Except as set forth in
               ------------------------------------
Section 5.5 of the Disclosure Schedule and the transactions contemplated hereby, since July 30, 1995, Smitty's and its subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Smitty's' business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse to Smitty's and its subsidiaries taken as a whole. Except as set forth in Section 5.5 of the Disclosure Schedule or the Smitty's SEC Reports, from July 30, 1995 through the date of this Agreement, neither Smitty's nor any of its subsidiaries has taken any of the actions prohibited by Section 7.2 hereof.

          5.6  Assets.
               ------

          (a) Except as set forth in Section 5.6(a) of the Disclosure Schedule, Smitty's and its subsidiaries have good and marketable fee simple title to, or a valid leasehold interest in, all material Assets reflected on Smitty's' balance sheet at October 22, 1995, free and clear of all Encumbrances (other than Permitted Encumbrances).

          (b) Section 5.6(b) of the Disclosure Schedule sets forth a complete and accurate list of (i) each Property and/or Facility owned in fee by Smitty's or any of its subsidiaries, (ii) each Property and/or Facility held for development by Smitty's or any of its subsidiaries and (iii) each Property and/or Facility being leased, subleased or otherwise occupied by Smitty's or any of its subsidiaries pursuant to any Lease, in each case describing the location (property address), the identity of the tenant (if other than Smitty's) and the current use of such Property or Facility.

          (c) Smitty's and its subsidiaries, in person or by subtenant, as the case may be, enjoy peaceful and undisturbed possession of all of their respective Properties and Facilities, except for those Properties designated as unimproved land on Section 5.6(b) of the Disclosure Schedule and, with respect to which, such Properties are subject to no Encumbrances (other than Permitted Encumbrances) that would materially interfere with the development of or the market value of the same as Facilities.

          (d) There are no pending or, to the best knowledge of Smitty's, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Smitty's and its subsidiaries.

          (e) To the best knowledge of Smitty's, (i) the real property improvements (including leasehold improvements), which constitute a portion of the Facilities are structurally sound with no known material defects, and (ii) the building systems which constitute a portion of the Facilities and the equipment and other tangible Assets owned, leased or used by Smitty's and its subsidiaries in the conduct of their respective businesses are in good operating condition and repair, subject to ordinary wear and tear, and are adequate for the present uses thereof; none of such Facilities (except for Facilities scheduled for renovation in the ordinary course of business as set forth in
Section 5.6(e) of the Disclosure Schedule), are in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

          (f) Section 5.6(f) of the Disclosure Schedule sets forth a complete and accurate list of all leases (including subleases and licenses) of personal property entered into by Smitty's or any of its subsidiaries and involving any annual expense to Smitty's or any such subsidiary in excess of $50,000 and not cancelable (without material liability) within 30 days.

          (g) Section 5.6(g) of the Disclosure Schedule sets forth a complete and accurate list of all agreements pursuant to which Smitty's or any of its subsidiaries lease, sublease, or otherwise permit any third party to occupy all or any portion of its Properties or the Facilities (collectively, the "Third
                                                                       -----
Party Leases").
- ------------

          (h) Section 5.6(h) of the Disclosure Schedule indicates with respect to each Lease entered into by Smitty's or any of its subsidiaries, as a tenant or subtenant: (i) the term, (ii) current rent and (iii) a brief summary of any terms which would be outside of the ordinary course of business which would have, or could reasonably be expected to have, a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (i) Smitty's or its subsidiaries, as the case may be, has in all material respects performed all obligations on its part to be performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee) except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole, and (ii) all Leases of its Facilities, and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Smitty's or any of its subsidiaries under any Lease.

          (j) To the best knowledge of Smitty's, (i) no default (nor any event which, with the giving of notice or passage of time or both would constitute a default) has occurred on the part of any other party to any Lease of which it is a party and (ii) each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby.

          (k) Smitty's has delivered to the Company, or otherwise made available, originals or true copies of all Leases and Third Party Leases (as the same may have been amended or modified from time to time).

          5.7  Contracts and Commitments.  Section 5.7 of the Disclosure
               -------------------------
Schedule contains a complete and accurate list of all Contracts of the following categories to which Smitty's or any of its subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

               (i) Contracts not made in the ordinary course of business involving annual expenditures or liabilities in excess of $100,000 or total expenditures in excess of $300,000;

               (ii) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Smitty's, and any other Contracts with or for the benefit of any Smitty's Stockholder or its affiliates, and all severance or similar arrangements with any Personnel that will result in any obligation (absolute or contingent) of Smitty's or any of its subsidiaries to make any payment to any Personnel following termination of employment;

               (iii)  labor contracts;

               (iv) material distribution, franchise, license, sales, agency or advertising contracts;

               (v) options, rights of first refusal, purchase rights or other contractual rights to lease, purchase, acquire, sell or dispose of all, or any portion of, any real property or material personal property, whether as grantor or grantee, other than as set forth in the Leases;

          (vi) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within 90 days (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving expenditures or liabilities in excess of $100,000 which are not cancelable (without material penalty, cost or other liability) within 30 days;

               (vii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

               (viii) Contracts containing covenants limiting the freedom of Smitty's or any of its subsidiaries to engage in any line of business or compete with any person or operate at any location;

               (ix)  powers of attorney;

               (x) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Smitty's or its subsidiaries; and

               (xi) any other Contract, whether similar or dissimilar to the foregoing, which would be material to Smitty's and its subsidiaries taken as a whole.

True copies of the written Contracts identified in Section 5.7 of the Disclosure Schedule have been delivered or made available to the Company.

          5.8  Absence of Breaches or Defaults.  Except as set forth in Section
               -------------------------------
5.8 of the Disclosure Schedule, to best knowledge of Smitty's, neither Smitty's nor any of its subsidiaries is in default under, or in breach or violation of, any material Contract. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting Smitty's or any of its subsidiaries (except for the execution of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Smitty's or any of its subsidiaries, except as set forth in Section 5.8 of the Disclosure Schedule.

          5.9  No Conflict or Violation.  Except as set forth in Section 5.9 of
               ------------------------
the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the performance by Smitty's of its obligations hereunder nor the consummation of the transactions contemplated hereby, will (i) conflict with Smitty's' certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 5.10 below, violate any statute, law, ordinance, rule or regulation, applicable to Smitty's or any of its subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Smitty's or any of its subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of Smitty's or any of its subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Smitty's or any of its subsidiaries is a party or by which Smitty's or any of its subsidiaries or any of their respective assets or properties is bound or encumbered, except for such violations, conflicts, defaults or other occurrences which, in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole, and would not prevent or delay the Merger or the Recapitalization or otherwise prevent the Smitty's from performing its obligations under this Agreement.

          5.10 Consents and Approvals.  Except (i) pursuant to applicable
               ----------------------
requirements of the HSR Act, (ii) for the filing of the Certificate of Merger in accordance with the Delaware Law, or (iii) with respect to matters set forth in
Section 5.10 of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity (including, without limitation, any landlord under any lease), is required to be made or obtained by Smitty's or its subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          5.11 Litigation.  Except as set forth in Section 5.11 of the
               ----------
Disclosure Schedule, there are no Actions instituted, pending or, to the best knowledge of Smitty's, threatened, which, if adversely decided, would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole, or would prevent or delay the Merger or the Recapitalization or otherwise prevent Smitty's from performing its obligations under this Agreement, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any such Material Adverse Effect.

          5.12 Compliance with Law.  Except as set forth in Section 5.12 of the
               -------------------
Disclosure Schedule, Smitty's and each of its subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole. Except as set forth in Section
5.12 of the Disclosure Schedule, to the best knowledge of Smitty's, neither Smitty's nor any of its subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole or the transactions contemplated hereby. Smitty's and its subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time.

          5.13 Labor Matters.
               -------------

          (a) Section 5.13(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of Smitty's or any of its subsidiaries. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of Smitty's, threatened, which involves any employees of Smitty's or any of its subsidiaries.

          (b) Section 5.13(b) of the Disclosure Schedule contains a list of all unfair employment or labor practice charges which are presently pending, as well as a description and the status of each, which to the best knowledge of Smitty's have been filed with any governmental authority by or on behalf of any employee of Smitty's or any of its subsidiaries and a list of all employment-related litigation or administrative proceedings which are presently pending (together with a description and the status of each such litigation or proceeding), filed by or on behalf of any employee of Smitty's or any of is subsidiaries.

          (c) Except as described in Sections 5.11, 5.13(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of Smitty's, threatened, against Smitty's or any of its subsidiaries any material claims by any governmental authority, labor organization, or employee alleging that Smitty's or any such employer has violated any applicable laws respecting employment practices. Smitty's and each of its subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes.

          (d) Except as described in Section 5.13(d) of the Disclosure Schedule,
(i) Smitty's has paid, or caused to be paid, in full to all employees of Smitty's and its subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (ii) neither Smitty's nor any of its subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Smitty's or its subsidiaries have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Smitty's or such subsidiaries of any persons employed on or prior to the Merger Closing Date, (iii) Smitty's and its subsidiaries have not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has Smitty's or its subsidiaries planned or announced any such future action or program for the future, and (iv) Smitty's is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          5.14 Smitty's SEC Reports.  Smitty's has delivered or made available
               --------------------
to the Company true and complete copies of each registration statement, report and proxy or information statement filed with the SEC, including, without limitation, all exchange offer registration statements on Form S-4 (the

"Smitty's Exchange Registration Statements"), in the form (including exhibits
- ------------------------------------------
and any amendments thereto) required to be filed with the SEC since July 31, 1994 (collectively, the "Smitty's SEC Reports"). As of the respective dates
                         --------------------
such Smitty's SEC Reports were filed or, if any such Smitty's SEC Reports were amended, as of the date such amendment was filed, each of the Smitty's SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Smitty's (including any related notes and schedules) included or incorporated by reference in its Annual Reports on Form 10-K for the three fiscal years ended July 30, 1995 and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Smitty's and its subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          5.15 No Brokers.  Except as specified in Schedule 5.15 hereto, no
               ----------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the Recapitalization or in connection with any proposed sale of Smitty's or any of its assets, or a restructuring of or merger or similar transaction involving Smitty's based upon arrangements made by or on behalf of Smitty's and its subsidiaries.

          5.16 No Other Agreements to Sell Smitty's or its Assets.  Except as
               --------------------------------------------------
set forth in Section 5.16 of the Disclosure Schedule, Smitty's has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of Smitty's, to sell the capital stock of Smitty's or any of its subsidiaries, or to effect any merger, consolidation or other reorganization of Smitty's or any of its subsidiaries or to enter into any agreement with respect thereto.

          5.17 Proprietary Rights.  Section 5.17 of the Disclosure Schedule
               ------------------
contains a list of all Proprietary Rights which are owned by Smitty's or any of its subsidiaries, or in which Smitty's or any of its subsidiaries has any interest, or which, to the best knowledge of Smitty's, have been used in connection with, or which relate to the business of Smitty's or any of its subsidiaries (whether or not presently used in connection therewith). Except as set forth in Section 5.17 of the Disclosure Schedule, Smitty's or a subsidiary of Smitty's owns and has the sole and exclusive right to use all such Proprietary Rights and such items are not subject to any licenses, Encumbrances or charges of any kind. Neither Smitty's nor any of its subsidiaries has been charged, or to the best knowledge of Smitty's is any of them threatened to be charged, with infringement of, nor to the best knowledge of Smitty's has any of them infringed, any unexpired patent, trademark, trademark registration, trade name, service mark, copyright, copyright registration or other proprietary right of any party. Smitty's and each of its subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes, methods and designs used in or necessary for the conduct of its business as presently being conducted. The consummation of the Merger and the other transactions contemplated hereby will not alter or impair any of such rights.

          5.18 Employee Benefit Plans.
               ----------------------

          (a) Section 5.18 of the Disclosure Schedule contains a complete list of the Employee Plans of Smitty's. Copies or descriptions of the Employee Plans of Smitty's have been or will be furnished or made available to the Company and their counsel within 10 Business Days of the date of this Agreement.

          (b) Except as described in Section 5.18 of the Disclosure Schedule, each of Smitty's Employee Plans (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Plan and all applicable laws, rules and regulations where the failure thereof would have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (c) No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Smitty's Employee Plan (other than any Multiemployer Plan) which would have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (d) No litigation or administrative or other proceeding involving any Smitty's Employee Plans (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (e) Except as set forth in Section 5.18 of the Disclosure Schedule, neither Smitty's nor any ERISA Affiliate of Smitty's has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (f) Any termination of, or withdrawal from, any Smitty's Employee Plans or Multiemployer Plans, on or prior to the Closing Date, would not subject Smitty's to any material liability under Title IV of ERISA.

          5.19 Insurance.  Section 5.19 of the Disclosure Schedule contains a
               ---------
complete and accurate list of all policies or binders of fire, liability, property, title, workers' compensation, business interruption, errors or omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, including without limitation, retentions and deductibles, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Smitty's or any of its subsidiaries on its business, property or Personnel within the last five years. All of such policies are sufficient for compliance with all requirements of law and of all contracts to which Smitty's or any of its subsidiaries is a party.

          5.20 Affiliate Transactions.  Except as set forth in Section 5.20 of
               ----------------------
the Disclosure Schedule or in the Smitty's SEC Reports, from July 30, 1995 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Smitty's or any of its subsidiaries, on the one hand, and Smitty's' affiliates (other than wholly owned subsidiaries of Smitty's) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          5.21 Environmental Matters.  Except as set forth in Section 5.21 of
               ---------------------
the Disclosure Schedule, each of the Properties of Smitty's or any of its subsidiaries is maintained in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole. Except as set forth in Section 5.21 of the Disclosure Schedule, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Smitty's or any of its subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Smitty's' business and/or operator in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on the Properties, except in any such case which would not be reasonably expected to have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole. With the exception of retail consumer products sold in the ordinary course and supplies used in the ordinary course of business and except as set forth in Section 5.21 of the Disclosure Schedule, Smitty's and any other Person for whose conduct Smitty's is or may be held responsible, has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials. Except as set forth in Section 5.21 of the Disclosure Schedule, (i) there are no existing uncured notices of violation, administrative actions, or lawsuits against Smitty's or any of its subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has Smitty's received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole; and (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which regulate, obligate, or bind Smitty's or any of its subsidiaries.

          5.22 Taxes.  As of the date of this Agreement, except as set forth in
               -----
Section 5.22 of the Disclosure Schedule:

               (i) Smitty's and its subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Merger Closing Date;

               (ii) Smitty's and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

               (iii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Smitty's or its subsidiaries and neither Smitty's nor its subsidiaries has received a written notice of any pending audits or proceedings;

               (iv) neither the Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Smitty's, is threatening to assert, against Smitty's or any of its subsidiaries any deficiency or claim for Taxes;

               (v) there are no material liens for Taxes upon any property or assets of Smitty's or any subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

               (vi) neither Smitty's nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

               (vii) the applicable statutes of limitation for the assessment of federal income Taxes upon Smitty's and its subsidiaries for all periods have expired, except as set forth on Section 5.22 of the Disclosure Schedule;

               (viii) neither Smitty's nor any of its subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

               (ix) neither Smitty's nor any of its subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have
     Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Smitty's or any of its subsidiaries.

          5.23 Bank Accounts.  Section 5.23 of the Disclosure Schedule contains
               -------------
a true and complete listing of all bank accounts or other depositary accounts maintained by Smitty's or any of its subsidiaries and the authorized signatories thereto.

          5.24 Information in Proxy Statement and Financing Registration
               ---------------------------------------------------------
Statements. Information supplied by Smitty's, Yucaipa or any of their respective
- ----------
affiliates for inclusion in (i) the Proxy Statement (or any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, and (ii) the Financing Registration Statements (or any amendments thereof or supplements thereto), on the date declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 6.

                           REPRESENTATIONS OF YUCAIPA
                           --------------------------

          Yucaipa, on behalf of itself and on behalf of the Smitty's Principal Stockholders that are affiliates of the Yucaipa, hereby represents and warrants to the Company and Acquisition as follows:

          6.1  Organization; Authorization; etc.  Yucaipa and each Smitty's
               --------------------------------
Principal Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Yucaipa. This Agreement has been duly executed and delivered by Yucaipa, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legally valid and binding obligation of Yucaipa, enforceable against Yucaipa in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          6.2  Ownership of Shares.  At the time of the Merger Closing, each of
               -------------------
the Smitty's Principal Stockholders will own, beneficially and of record, all of the shares of Smitty's Common Stock issued in its name and set forth opposite its name on Section 6.2 of the Disclosure Schedule, free of any Encumbrance and subject to no restriction with respect to the voting thereof (except as contemplated by this Agreement or the Smitty's Stockholders' Agreements), other than restrictions generally applicable under federal or state securities laws.

          6.3  Consents and Approvals; No Violations.  Except for the filing of
               -------------------------------------
the Certificate of Merger with the Secretary of State of Delaware as set forth in Section 1.2, filings pursuant to the HSR Act and the matters set forth in
Section 6.3 of the Disclosure Schedule, and assuming compliance with any applicable antitrust laws, there is no requirement applicable to Yucaipa or any Smitty's Principal Stockholder to make any filing or registration with, or to obtain any permit, authorization, consent or approval of, any government or regulatory authority or any non-governmental person or entity in connection with the execution and delivery by Yucaipa of this Agreement, the consummation of the Merger, and the performance of the other transactions contemplated hereby, except where the failure to make such filings or registrations or to obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole or the consummation of the transactions contemplated hereby. Except as set forth in Section 6.3 of the Disclosure Schedule, neither the execution or delivery of this Agreement by Yucaipa nor the performance by Yucaipa of its obligations under this Agreement will (i) violate any provision of the partnership agreement or bylaws (or other comparable governing instrument) of Yucaipa or any Smitty's Principal Stockholder, (ii) violate any provision of, or constitute (with or without notice, the passage of time or both) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) or terminate any obligation under, any mortgage, lien, lease, agreement or other instrument or obligation to which Yucaipa or any Smitty's Principal Stockholder is a party or by which it or the shares of Smitty's Common Stock owned by it are bound, except where such event would not, individually or in the aggregate, have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole or the consummation of the transactions contemplated hereby, or (iii) assuming compliance with any applicable antitrust laws, violate any order, writ, injunction, decree, statute, rule or regulation to which Yucaipa or any Smitty's Principal Stockholder is subject.

          6.4  Agreement to Sell Smitty's and Other Matters.  Neither Yucaipa
               --------------------------------------------
nor any Smitty's Principal Stockholder has any legal obligation, absolute or contingent, to any other Person to sell or dispose of its interest in the capital stock of Smitty's, by way of a sale of capital stock, merger, consolidation or other reorganization, or otherwise, or to enter into any agreement with respect thereto. Except as set forth on Section 6.4 of the Disclosure Schedule, neither Yucaipa nor any Smitty's Principal Stockholder has directly or through any Affiliate or agent created, or caused to be created, (i) any legal obligation, absolute or contingent, of any other Person to sell any material portion of the Assets of Smitty's or its subsidiaries, to sell the capital stock of Smitty's or its subsidiaries, to effect any merger, consolidation or other reorganization of Smitty's or its subsidiaries, or to enter into any agreement with respect thereto, or (ii) any liability (contingent or otherwise) for payment of a brokerage, finder's, investment banking or other fee or commission in connection with any sale or restructuring of Smitty's and its subsidiaries, or (iii) any obligation with respect to the issuance or sale of capital stock by Smitty's or any of its subsidiaries.


                                   ARTICLE 7.

                 CONDUCT OF BUSINESS PENDING THE MERGER CLOSING
                 ----------------------------------------------

          7.1  The Company.  From the date hereof through the Merger Closing
               -----------
Date, except as otherwise provided for in this Agreement, the Company shall conduct the business of the Company and its subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use all reasonable efforts to keep intact the business organization in all material respects. The Company shall use all reasonable efforts to avoid, and to cause its subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Merger Closing, or a violation of any covenant to be performed by it pursuant hereto, or the failure to satisfy any condition to the obligations of any party hereto. In addition, from the date hereof through the Merger Closing Date, neither the Company nor any of its subsidiaries shall, except as otherwise provided in this Agreement:

          (a) (i) amend its certificate of incorporation or bylaws (other than amendments to defer the redemption of the Series I Preferred Stock for up to five years); (ii) split, combine or reclassify any of its outstanding equity securities or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to any of its equity securities, except regularly scheduled dividends on its Common Stock, consistent with past practice; or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its equity securities (other than redemptions of Series I Preferred Stock in accordance with the Company's certificate of incorporation);

          (b) except as set forth in Section 4.4 of the Disclosure Schedule, issue or sell or agree to issue or sell any additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or series; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including, without limitation, any indebtedness owed to it or any material claims held by it); (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in any other individual or entity; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement;

          (d) incur any material amount of indebtedness for borrowed money, or make any loans or advances or capital contributions to any other person other than a wholly owned subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business or acquire any debt instruments of others;

          (e) make or commit to make any capital expenditures in excess of $1,000,000 in the aggregate, other than expenditures for (i) routine maintenance and repair or (ii) pursuant to existing contracts or commitments;

          (f) enter into or amend any Contract for the purchase of inventory which is not cancelable within 90 days (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) without penalty, cost or liability or any other Contract in excess of $100,000 which is not cancelable within 30 days without penalty, cost or liability;

          (g) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof; and

          (h) take or permit any action which would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

Notwithstanding the foregoing provisions, in no event shall the Company be required to comply with the provisions contained in Sections 7.1(b) through (h) following the date, if any, that the Company shall have terminated the Recapitalization.

          7.2  Smitty's.  From the date hereof through the Merger Closing Date,
               --------
except as otherwise provided for in this Agreement, Smitty's shall conduct its business and the business of its subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use reasonable efforts to keep intact the business organization in all material respects. Without limiting the foregoing, Smitty's shall, and shall cause its subsidiaries to; (i) maintain reasonably comparable advertising and promotional expenditures; (ii) maintain reasonably comparable overall levels of inventory subject to seasonal variation and changes in sales volume; (iii) maintain comparable insurance coverage at commercially reasonable rates; (iv) pay amounts due to vendors consistent with past practices; and (v) perform customary maintenance on its Properties, Facilities and Fixtures and Equipment and provide for the security of such Properties, Facilities and Fixtures and Equipment in accordance with past practices. Smitty's shall use all reasonable efforts to avoid, and to cause each of its subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Merger Closing, or a violation of any covenant to be performed by it pursuant hereto, or the failure to satisfy any condition to the obligations of any party hereto. In addition, from the date hereof through the Merger Closing, except as set forth in Section 7.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as the Company may specifically consent in writing, which consent shall not be unreasonably withheld, neither Smitty's or any of its subsidiaries shall:

          (a) close any Facility, except as required by applicable law or in the event of casualty or as a result of the expiration of any Lease which, after reasonable efforts, is not renewed;

          (b) enter into, with respect to any Facility or Property or any other real property or any material assets, any new lease, lease termination agreement or material amendment (excluding any extension or renewal of any lease in accordance with past practices) of any agreement to lease such real property;

          (c) sell, assign or sublease any Facility or Property;

          (d) (i) sell, assign or sublease any Fixtures and Equipment or other material Assets (other than as specified in clause (ii)), the aggregate sales prices and the annual rental payments of which are $100,000 or more in the aggregate, other than in the ordinary course of business, or (ii) enter into any sale-leaseback transaction resulting in annual rental payments in excess of $100,000, except for sale-leaseback transactions for Fixtures and Equipment in the ordinary course of business consistent with past practice;

          (e) make or commit to make any capital expenditures in excess of $250,000 in the aggregate, other than expenditures for (i) routine maintenance and repair or (ii) pursuant to existing contracts or commitments;

          (f) incur any material amount of indebtedness for borrowed money, or make any loans or advances or capital contributions to any other person other than a wholly owned subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business or acquire any debt instruments of others;

          (g) make any transfer of Assets from Smitty's or any of its subsidiaries to any Affiliate (other than a wholly owned subsidiary);

          (h) materially reduce any store operating hours except as consistent with past practices, as a result of security concerns, material changes in sales volume, or as required by law;

          (i) (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock; or (iv) sell or pledge any stock of any of its subsidiaries;

          (j) (i) issue or sell or agree to issue or sell any additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any material claims held by them); (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in any other Person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (k) fail to preserve intact its business organization, or fail to keep available the services of its present officers and key employees, and fail to preserve the good will of customers of, and other persons having business relationships with it;

          (l) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof;

          (m) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement;

          (n) enter into or amend any Contract for the purchase of inventory which is not cancelable within 90 days (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) without penalty, cost or liability or any other Contract in excess of $100,000 which is not cancelable within 30 days without penalty, cost or liability;

          (o) negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business;

          (p) take or permit any action which would prevent the Merger from qualifying as a reorganization under Section 368 of the Code; and

          (q) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities.

                                 ARTICLE 8.

                              ADDITIONAL COVENANTS
                              --------------------

          8.1  Further Assurances and Cooperation.  Subject to the terms and
               ----------------------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that Smitty's shall not agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the Company), (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to effect all necessary registrations and filings (including any registrations and filings which may be required to be made by the Company pursuant to any federal or state securities laws), (e) to negotiate and enter into, on terms reasonably satisfactory to the Company, the Financing Agreements and to satisfy all conditions thereto, and (f) to fulfill all conditions to this Agreement.
Without limitation of the foregoing, Smitty's shall use all reasonable efforts to (i) cause each of the Smitty's Stockholders to execute a Smitty's Stockholders' Agreement, Continuity-of-Interest Letter and Investment Letter as referred to in Section 1.7 hereof, and (ii) take such actions as the Company may reasonably request to facilitate the repayment by the Company of the Specified Smitty's Indebtedness on the Merger Closing Date.

          8.2  Certain Filings and Consents.  Each party hereto shall (a) as
               ----------------------------
promptly as practicable make any required filings and submissions under the HSR Act with respect to the Merger, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Financings, the Merger, the Offer and the other transactions contemplated by this Agreement, and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Merger or the other transactions contemplated by this Agreement. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of the Company and Smitty's, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law. The parties hereto shall cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby. The Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any applicable federal or state antitrust laws; provided, however, that in no event shall the Company or any of its subsidiaries or the Surviving Corporation or any of its subsidiaries be required in that connection to (i) effect any divestitures of any material assets of the Company, Smitty's or their respective subsidiaries, (ii) hold separate any such material assets or (iii) agree to any material restrictions on the operations of the Company, Smitty's or their respective subsidiaries of any material portion of the business or assets of the Company, Smitty's or their respective subsidiaries.

          8.3  Access to Information; Confidentiality.
               --------------------------------------

          (a) Upon reasonable notice, each party shall, and shall cause each of its subsidiaries to, afford the other parties and their representatives, full access during normal business hours to all of its officers, agents, properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly to such other party and such other persons all information concerning its business, properties and personnel as such other party or such other persons may reasonably request. No investigation pursuant to this Section 8.3 or otherwise shall affect the representations and warranties or indemnities of the parties hereto or the conditions to the parties' respective obligations to consummate the Financings, the Merger, the Offer or the other transactions contemplated by the Recapitalization.

          (b) Each party hereto shall (and shall use all reasonable efforts to cause its representatives to) hold all such non-public documents, work papers and other materials in confidence in accordance with the provisions of the Confidentiality Agreements. In the event of termination of this Agreement, each party hereto shall return promptly every confidential document furnished to it by the other parties hereto in connection with the transactions contemplated hereby, and shall use all reasonable efforts to cause its representatives to return the same, in each case subject to the continued application of the Confidentiality Agreements.

          8.4  Notification of Certain Matters.  The Company shall give prompt
               -------------------------------
notice to Smitty's, and Smitty's shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Merger Closing Date, (b) any material failure of the Company or Smitty's or any of their respective affiliates, as the case may be, or of any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (c) the status or fulfillment of any of the conditions set forth in Article 9 hereof, upon reasonable request of the other party; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

          8.5  Alternative Proposals.
               ---------------------

          (a) Smitty's (and its subsidiaries, and affiliates over which it exercises control) will not, and Smitty's (and each of its subsidiaries and affiliates over which it exercises control) will use its best efforts to ensure that its respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined below) or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Alternative Transaction for Smitty's or any subsidiary or affiliate of Smitty's, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than the Company or any of its affiliates or representatives) relating to any Alternative Transaction, except in the case of clause (ii) above to the extent that (x) the Alternative Transaction is a bona fide written proposal submitted to Smitty's Board of Directors and (y) Smitty's Board of Directors determines, after having received the oral or written opinion of outside legal counsel to Smitty's, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. Smitty's shall, and shall cause its subsidiaries and affiliates over which it exercises control, and will use its best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Alternative Transaction relating to Smitty's. Smitty's represents that it is not now engaged in discussions or negotiations with any party with respect to an Alternative Transaction.

          (b) The Company (and its subsidiaries, and affiliates over which it exercises control) will not, and the Company (and its subsidiaries, and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined below) or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Alternative Transaction for the Company or any subsidiary or affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Yucaipa or any of its affiliates or representatives) relating to any Alternative Transaction, except in the case of clause (ii) above to the extent that (x) the Alternative Transaction is a bona fide written proposal submitted to the Company's Board of Directors and (y) the Company's Board of Directors determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. The Company shall, and shall cause its subsidiaries and affiliates over which it exercises control, and will use its best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Alternative Transaction relating to the Company. The Company represents that it is not now engaged in discussions or negotiations with any party with respect to an Alternative Transaction. Nothing contained in this Section 8.5 shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

          (c) As used in this Agreement, "Alternative Transaction" when used in
                                          -----------------------
connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

          (d) In case of any capital reorganization, sale, merger or consolidation of the Company in connection with an Alternative Transaction (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or assets) (collectively such actions being hereinafter referred to as "Reorganizations")
                                                             ---------------
is consummated, the Smitty's Stockholders shall, to the extent they do not receive the Merger Consideration prior to the consummation of such Alternative Transaction, be entitled upon consummation of the Merger to receive the same number of shares of stock or other securities or assets to which a holder of the number of shares of the Company's Common Stock included in the Merger Consideration would have been entitled to receive upon the consummation of such Reorganization.

          8.6  Public Statements and Press Releases.  The Company, Smitty's and
               ------------------------------------
each of their respective affiliates shall not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior consent of the other parties as to the content and time of release of and the media in which such statement or announcement is to be made, except as may be required by applicable law, court process or by obligations pursuant to any requirements of the New York Stock Exchange, Inc.; provided, in the case of any such exception, the Company shall use all reasonable efforts to provide Smitty's and Yucaipa with prior notice of such disclosure or release. Each party hereto agrees that it will not unreasonably withhold any such consent.

          8.7  Directors' and Officers' Insurance and Indemnification.
               ------------------------------------------------------

          (a) The Company agrees that after the Merger Closing Date it shall, and shall cause its subsidiaries to, indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of Smitty's or any of Smitty's subsidiaries, successors and assigns (individually a "Smitty's
                                                                      --------
Indemnified Party" and collectively the "Smitty's Indemnified Parties"), to the
- -----------------                        ----------------------------
fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed) ("Smitty's Indemnified Liability"), based in whole or in
                       ------------------------------
part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Merger Closing Date whether commenced, asserted or claimed before or after the Merger Closing Date, including liability arising under the Securities Act, the Exchange Act or state law. The Company shall, and shall cause the Surviving Corporation to, maintain in effect for not less than four years after the Merger Closing Date the current policies of directors' and officers' liability insurance maintained by Smitty's and its subsidiaries on the date hereof (provided that the Company may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Merger Closing Date, and the Company shall use its best efforts to prepay premiums with respect to the foregoing insurance for the four-year period following the Merger Closing Date; provided, however, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by Smitty's and its subsidiaries for such insurance on the date of this Agreement, then the Company shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. The Company agrees to pay all reasonable expenses (including reasonable fees and expenses of counsel) that may be incurred by any Smitty's Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 8.7(a).

          (b) The Company agrees that after the Offer Closing Date it shall, and shall cause its subsidiaries to, indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or any of the Company's subsidiaries, successors and assigns (individually a "Company Indemnified Party" and collectively the "Company Indemnified Parties"),
- --------------------------                        ---------------------------
to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed) ("Company Indemnified Liability"), based in whole
                                 -----------------------------
or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Offer Closing Date whether commenced, asserted or claimed before or after the Offer Closing Date, including liability arising under the Securities Act, the Exchange Act or state law. The Company shall maintain in effect for not less than four years after the Offer Closing Date the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries on the date hereof (provided that the Company may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Offer Closing Date and the Company shall use its best efforts to prepay premiums with respect to the foregoing insurance for the four-year period following the Merger Closing Date; provided, however, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by the Company and its subsidiaries for such insurance on the date of this Agreement, then the Company shall provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. The Company agrees to pay all reasonable expenses (including reasonable fees and expenses of counsel) that may be incurred by any Company Indemnified Parties in successfully enforcing the indemnity or other obligations under this Section 8.7(b).

          (c) Indemnity Procedures.  The rights under this Section 8.7 are in
              --------------------
addition to rights that a Smitty's Indemnified Party or a Company Indemnified Party may have under the certificate of incorporation, bylaws, other similar organizational documents of the Company, Smitty's or any of their subsidiaries or applicable law. The rights under this Section 8.7 shall survive consummation of the Merger and the Recapitalization and are expressly intended to benefit each

Indemnified Party. The Company shall keep, and shall cause the Surviving Corporation and any of its other subsidiaries (or their successors) to keep, in effect the provisions of its certificate of incorporation or bylaws or similar organizational documents providing for indemnification to the fullest extent provided by law.

          8.8  Financial Information.  Smitty's shall deliver to the Company as
               ---------------------
soon as available all interim and other financial statements and other management reports generated in the ordinary course of business prepared by or for Smitty's, prior to the Merger Closing. In addition, subject to compliance with any applicable antitrust laws, Smitty's shall deliver to the Company, on a weekly and monthly basis, such internal sales reports on a store by store basis promptly as they are prepared by Smitty's for each such week or month.

          8.9  Smitty's Stockholders' Approval.  Smitty's agrees to promptly
               -------------------------------
hold a meeting of its stockholders, or receive the written consent of its stockholders in lieu of a meeting (either of such actions, the "Smitty's
                                                                --------
Stockholders' Meeting"), in order for such stockholders to approve the Merger as
- ---------------------
required by applicable law.

          8.10  Proxy Statement; Company Stockholders' Meeting.
                ----------------------------------------------

          (a) The Company agrees to promptly hold a meeting of its stockholders (the "Company Stockholders' Meeting") in order for such stockholders to approve
      -----------------------------
all of the transactions contemplated by the Recapitalization, including, without limitation, (i) the issuance of Common Stock by the Company in the Merger and in connection with the Financings, (ii) the election of directors of the Company, and (iii) the adoption of an amended and restated certificate of incorporation for the Company. The Company shall use all reasonable efforts to obtain stockholder approval thereof. The Company Stockholders' Meeting shall be held as soon as practicable following the date upon which the Proxy Statement shall have been approved for release to the Company's stockholders by the SEC.

          (b) The Company shall, as promptly as practicable, prepare and file with the SEC the Proxy Statement, with forms of proxy in connection with the vote of its stockholders at the Company Stockholders' Meeting. The Company will use all reasonable efforts to have or cause the Proxy Statement declared effective as promptly as practicable, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the SEC approval process. The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and shall use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date thereof.

          (c) Smitty's and its counsel shall be given the opportunity to participate in the preparation of the Proxy Statement prior to its being filed with the SEC. The Company agrees to provide Smitty's and its counsel with any written comments the Company or its counsel may receive from the SEC with respect to the Proxy Statement promptly after the receipt of such comments. The form and substance of the Proxy Statement and any amendments, modifications or supplements to the Proxy Statement shall be determined by the Company in its reasonable discretion; provided, however, that the Company will provide Smitty's a reasonable opportunity to review and comment on any such amendment, modification or supplement prior to filing or distribution.

          8.11  Stockholders' Representative.  Yucaipa is hereby appointed as
                ----------------------------
the "Stockholders' Representative" on behalf of the Smitty's Stockholders and irrevocably constituted and appointed as each Smitty's Stockholder's attorney-in-fact, to act in each Smitty's Stockholder's name, place and stead in any way in which he/she/it could do any or all of the following: (i) to supervise the Closings and determine whether the conditions to the Closings have been satisfied and waive any conditions which, in its sole discretion, it deems appropriate to facilitate the Closings; (ii) to take any and all actions that may be necessary or desirable in connection with this Agreement; (iii) to execute and deliver in its capacity as Stockholders' Representative any and all notices, documents or certificates to be executed by the Stockholders' Representative in accordance with this Agreement and the other Transaction Documents; (iv) deliver at the Merger Closing stock powers and any other required instruments of transfer to be executed by the Smitty's Stockholders, including a letter of transmittal, and to accept certificate or certificates in the name of each Smitty's Stockholder Merger Consideration as set forth in
Section 3.1(c); (v) take all other actions and do other things provided in or contemplated by this Agreement as to be taken or performed by the Stockholders' Representative. This power of attorney shall be coupled with an interest and irrevocable and shall survive, and shall not be affected by, the subsequent death, disability or incompetence, or liquidation or dissolution, as applicable of any Smitty's Stockholder.

          8.12  Termination of Consulting Agreement.  As of the Merger Closing
                -----------------------------------
Date, Smitty's and Yucaipa shall mutually terminate the Consulting Agreement dated as of April 30, 1994 among Smitty's, Smitty's Super Valu, Inc. and Yucaipa and Smitty's shall pay, or cause to be paid, to Yucaipa all fees and expense reimbursements accrued through the Merger Closing Date and owing to Yucaipa thereunder, without regard to any change of control or other payments caused by the transactions contemplated by this Agreement.


                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

          9.1  Conditions Precedent to the Company's and Acquisition's
               -------------------------------------------------------
Obligations.  The obligation of the Company and Acquisition to effect the Merger
- -----------
shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Smitty's and Yucaipa contained in this Agreement which by their terms require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Merger Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Merger Closing Date (which need only be true and correct as of such date or time). The representations and warranties of Smitty's and Yucaipa contained in this Agreement which by their terms do not require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Merger Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time other than the Merger Closing Date, which need only be true and correct as of such date or time), except for such breaches or inaccuracies that, individually or in the aggregate, would not have a Material Adverse Effect on Smitty's and its subsidiaries taken as a whole.

          (b) Compliance with Covenants.  The covenants and agreements of
              -------------------------
     Smitty's and Yucaipa to be performed on or complied with prior to the Effective Time shall have been duly performed and complied with, except for such breaches that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, on Smitty's and its subsidiaries taken as a whole or the consummation of the transactions contemplated hereby.

          (c) Absence of Certain Injunctions and Government Actions.  The
              -----------------------------------------------------
     waiting period, and any extension thereof, under the HSR Act and any other applicable federal or state antitrust or fair trade law shall have expired. There (i) shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission which (A) restrains or prohibits the Merger or the consummation of all or any of the other transactions contemplated hereby, (B) (i) prohibits or restricts the ownership or operation by the Company or any of its subsidiaries of any portion of their or Smitty's' business or assets or (ii) compels the Company or any of its subsidiaries to dispose of or hold separate any portion of their or Smitty's' business or assets which, in either case, would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, (C) imposes any limitations on the ability of the Company or any of its subsidiaries effectively to control in any material respect the business and operations of Smitty's, or (D) is otherwise reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, the value of Smitty's and its subsidiaries taken as a whole, the consummation of the transactions contemplated hereby or on the Combined Companies taken as a whole; or (ii) shall not be pending before any court of competent jurisdiction or before any administrative law judge or court or before any governmental, regulatory or administrative agency or commission, any action or proceeding, whether in law or in equity or otherwise, brought by any governmental, regulatory or administrative agency, commission or authority, which seeks as relief a result described in clause (i) above; or (iii) shall not have been promulgated or enacted by a governmental authority a statute, rule, regulation or executive order which has an effect described in clause (i)(A), (B), (C) or (D) above.

          (d) Approvals and Consents of Third Parties.  All approvals, consents,
              ---------------------------------------
     authorizations and waivers from governmental and other regulatory agencies and other third parties disclosed in Section 5.10 of the Disclosure Schedule (including the expiration of any applicable waiting period under any regulation or statute other than the HSR Act and any other federal or state antitrust or fair trade law) which, either individually or in the aggregate, if not obtained on or prior to the Effective Time would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, or would adversely affect the validity or enforceability of this Agreement or the transactions contemplated hereby, shall have been obtained.

          (e) Company Stockholders' Approval.  The stockholders of the Company
              ------------------------------
     shall have approved this Agreement and the other transactions contemplated by the Recapitalization at the Company Stockholders' Meeting, provided that, if the Company terminates the Recapitalization in accordance with Section 10.2, then the condition set forth in this Section 9.1(e) shall automatically be deemed to have been satisfied without any further action required by the Company.

          (f) Standstill Agreement.  The Standstill Agreement, in the form
              --------------------
     attached hereto as Annex K, shall remain in full force and effect.

          (g) Consummation of Offer.  The Offer shall have been consummated
              ---------------------
     concurrently in accordance with the terms thereof (including the satisfaction or waiver of the conditions set forth in Annex N hereto) and shall have resulted in the purchase by the Company pursuant to the Offer of 50% of the Company's outstanding Common Stock, provided that, if the Company terminates the Recapitalization in accordance with Section 10.2, then the condition set forth in this Section 9.1(g) shall automatically be deemed to have been satisfied without any further action required by the Company.

          9.2  Conditions Precedent to Smitty's' Obligations.  The obligation of
               ---------------------------------------------
Smitty's to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Company and Acquisition contained in this Agreement which by their terms require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Merger Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Merger Closing Date (which need only be true and correct as of such date or time). The representations and warranties of the Company and Acquisition contained in this Agreement which by their terms do not require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Merger Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time other than the Merger Closing Date which need only be true and correct as of such date or time), except for such breaches or inaccuracies that, individually or in the aggregate, would not have a Material Adverse Effect on the Smitty's Stockholders, the value of the Merger Consideration, the consummation of the transactions contemplated hereby or on the Combined Companies taken as a whole.

          (b) Compliance with Covenants.  The covenants and agreements of the
              -------------------------
     Company and Acquisition to be performed on or complied with prior to the Effective Time shall have been duly performed and complied with, except for such breaches that, individually or in the aggregate, would not have a Material Adverse Effect on the Smitty's Stockholders, the value of the Merger Consideration, the consummation of the transactions contemplated hereby or on the Combined Companies taken as a whole.

          (c) Absence of Certain Injunctions and Government Actions.  The
              -----------------------------------------------------
     waiting period, and any extension thereof, under the HSR Act and any other applicable federal or state antitrust or fair trade law shall have expired. There (i) shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission which (A) restrains or prohibits the Merger or the consummation of all or any of the other transactions contemplated thereby, (B) (i) prohibits or restricts the ownership or operation by the Company or any of its subsidiaries of any portion of their or Smitty's' business or assets or
     (ii) compels the Company or any of its subsidiaries to dispose of or hold separate any portion of their or Smitty's' business or assets which, in either case, would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or on Smitty's and its subsidiaries taken as a whole, (C) imposes any limitations on the ability of the Company or any of its subsidiaries effectively to control in any material respect the business and operations of Smitty's, or (D) is otherwise reasonably likely to have a Material Adverse Effect on the Smitty's Stockholders, the value of the Merger Consideration, the consummation of the transactions contemplated hereby or on the Combined Companies taken as a whole; or (ii) shall not be pending before any court of competent jurisdiction or before any administrative law judge or court or before any governmental, regulatory or administrative agency or commission, any action or proceeding, whether in law or in equity or otherwise, brought by any governmental, regulatory or administrative agency, commission or authority, which seeks as relief a result described in clause (i) above; or (iii) shall not have been promulgated or enacted by a governmental authority a statute, rule, regulation or executive order which has an effect described in clause (i)(A) or (B) above.

          (d) Approvals and Consents of Third Parties.  All approvals, consents,
              ---------------------------------------
     authorizations and waivers from governmental and other regulatory agencies and other third parties disclosed in Section 5.10 of the Disclosure Schedule (including the expiration of any applicable waiting period under any regulation or statute other than the HSR Act and any other federal or state antitrust or fair trade law) which, either individually or in the aggregate, if not obtained on or prior to the Effective Time would have a Material Adverse Effect on the Combined Companies taken as a whole.

          (e) Other Agreements.  The Registration Rights Agreement, in the form
              ----------------
     attached as Annex F hereto, and, unless the Recapitalization has been terminated in accordance with Section 10.2, the Management Agreement and the Warrant Agreement, in the forms attached hereto as Annexes L and M, respectively, shall have been duly executed by the Company and shall be in full force and effect.


                                  ARTICLE 10.

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          10.1 Termination of the Agreement.  This Agreement may be terminated
               ----------------------------
at any time prior to the Closing Date by:

          (a) the mutual consent of the Company and Smitty's, set forth in a written instrument executed by both parties;

     (b) either the Company or Smitty's, if neither the Merger nor the Offer shall have been consummated on or before the Termination Date;

          (c) the Company, if Smitty's or Yucaipa is in material breach of its obligations under this Agreement, or by Smitty's, if the Company or Acquisition is in material breach of its obligations under this Agreement; provided that no party shall be entitled to terminate this Agreement by reason of this clause if it or any of its affiliates is in material breach of its obligations under this Agreement; or

          (d) by Smitty's or Yucaipa, if within 13 Business Days after the date of this Agreement, Yucaipa and Smitty's reasonably determine that the contents of the portions, if any, of the Disclosure Schedule which are delivered by the Company after the date of execution of this Agreement, or updates to any portions of the Disclosure Schedule, are materially adverse relative to the information disclosed in writing on or prior to the date hereof to Yucaipa and Smitty's or would otherwise have a Material Adverse Effect on the consummation of the transactions contemplated hereby.

          10.2 Termination of Recapitalization.  At any time prior to the
               -------------------------------
Closing Date, if, in the exercise of its fiduciary duties to the Company's stockholders under applicable law, the Company's Board of Directors (i) determines that the termination of the Recapitalization is required by reason of its acceptance of any Alternative Transaction (which acceptance and termination shall be deemed to have occurred upon (A) the execution and delivery by the Company and the other parties thereto of the definitive merger or other agreement with respect to any such Alternative Transaction or (B) the Board of Directors' determination to (1) recommend that the holders of Company Common Stock tender their shares into any tender offer or exchange offer seeking to acquire more than 10% of the Company Common Stock or (2) remain neutral with respect to any such offer) or (ii) withdraws or materially modifies or changes its recommendation of the Recapitalization, the Company may terminate the terms and conditions contained herein which relate to the Company's consummation of the Recapitalization, including the provisions contained in Article 2 and Sections 3.2, 7.1 and 8.10(b); provided, however, that any such termination of the Recapitalization shall not otherwise affect the Company's obligation to consummate the Merger in accordance with the terms and conditions set forth herein.

          10.3 Procedure and Effect of Termination.  In the event of termination
               -----------------------------------
of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except that: (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (ii) the provisions of this Section 10.3 and Sections 8.3(b) and 10.4 shall continue in full force and effect. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder. Nothing contained in this Section shall relieve any party of liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          10.4  Fees and Expenses.  In the event that (i) the Merger and the
                -----------------
Recapitalization are consummated, or (ii) the Merger is consummated, but the Recapitalization is terminated in accordance with Section 10.2 hereof, the fees and expenses of the Company, Yucaipa and Smitty's in connection with the transactions contemplated hereby (including all Financing Expenses) shall be paid by the Company. In the event that neither the Merger nor the Recapitalization are consummated, each of the parties hereto shall pay its own fees and expenses; provided, however, that in such an eventuality, the Company shall bear 65% of the Financing Expenses and Smitty's shall bear 35% of the Financing Expenses. Each of the Company and Smitty's shall indemnify and hold harmless the other party to the extent it pays any portion of the Financing Expenses in excess of the percentages specified in the preceding sentence.

          10.5 Amendments.  This Agreement may not be amended except by action
               ----------
of each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.

          10.6 Waivers.  At any time prior to the Closing Date, any party hereto
               -------
may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.
Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer or partner. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                                  ARTICLE 11.

                                  DEFINITIONS
                                  -----------

          11.1 Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

          "Action" shall mean any action, order, writ, injunction, judgment or
           ------
decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other person.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

          "Assets" shall mean, with respect to any Person, all land, buildings,
           ------
improvements, leasehold improvements, Fixtures and Equipment and other assets (tangible or intangible) owned or leased by such Person or any of its subsidiaries.

          "Benefit Arrangement" shall mean, with respect to any Person, any
           -------------------
employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by such Person or an ERISA Affiliate or under which such Person or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Business Day" shall mean any day that is not a Saturday, Sunday or a
           ------------
day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

          "Code" shall mean the Internal Revenue Code of 1986, as it may be
           ----
amended from time to time.

          "Combined Companies" shall mean the Company and its subsidiaries after
           ------------------
the Effective Time.

          "Confidentiality Agreements" shall mean those certain confidentiality
           --------------------------
agreements between the Company and Yucaipa dated December 13, 1995 and between the Company and Smitty's dated October 9, 1995.

          "Contract" shall mean any contract (written or oral), plan,
           --------
undertaking or other commitment or agreement.

          "Disclosure Schedule" means the schedules attached to this Agreement
           -------------------
which set forth exceptions to the representations and warranties contained in Articles 4, 5 and 6 hereof and certain other information called for by other provisions of this Agreement.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer
           --------------
Plans, Pension Plans and Welfare Plans.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, any entity
           ---------------
which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

          "Environmental Laws" shall mean any federal, state or local law,
           ------------------
statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C.
(S) 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C.
(S) 651, et seq., the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the regulations promulgated thereunder.

          "Facility" shall mean each store, office, plant or warehouse.
           --------

          "Financing Expenses" shall mean all fees, costs and expenses incurred
           ------------------
by the Company in connection with the Financings, including, without limitation, all fees, costs and expenses: (i) identified in the Commitment Letters (including, without limitation, the fees and expenses of counsel to the bank lenders), (ii) of counsel to Smitty's and the Company for the allocable portion of such counsel's time spent working on matters related to the Financings and the Recapitalization, (iii) of the Company's independent certified public accountants, and (iv) in connection with printing, engraving, messenger and delivery services customarily incurred in financing transactions similar to the Financings.

          "Fixtures and Equipment" shall mean, with respect to any Person, all
           ----------------------
of the furniture, fixtures, furnishings, machinery and equipment owned by such Person and located in, at or upon the Facilities of such Person.

          "GAAP" shall mean time generally accepted accounting principles in the
           ----
United States of America, as in effect from time to time, consistently applied.

          "Hazardous Materials" shall mean each and every element, compound,
           -------------------
chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes:
"hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; and radon.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Leases" shall mean, with respect to any Person, all leases (including
           ------
subleases and any other occupancy agreement) of real property, in each case to which such Person or any of its subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

          "Material Adverse Effect" shall mean, with respect to any person or
           -----------------------
entity, a material adverse effect on the business, operations, prospects, assets, liabilities, results of operations or financial condition of such person or entity.

          "Multiemployer Plan" shall mean, with respect to any Person, any
           ------------------
"multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Multiemployer Welfare Plan" shall mean a Welfare Plan that is a
           --------------------------
"multiemployer plan," as defined in Section 3(37) of ERISA.

          "Offer Statement" shall mean an issuer tender offer statement on
           ---------------
Schedule 13E-4 (which statement shall contain the Offer to Purchase and forms of the related letter of transmittal and summary advertisement and the other information and exhibits required by law to be included therein) to be prepared with respect to the Offer, together with any amendments thereof or supplements thereto.

          "Pension Plan" shall mean, with respect to any Person, any "employee
           ------------
pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Permitted Encumbrances" shall mean any Encumbrances resulting from
           ----------------------
(i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions;
(iv) all leases, subleases, licenses,
concessions or service contracts to which Smitty's or any of its subsidiaries is a party; (v) Encumbrances identified on title policies delivered to the Company prior to the date hereof; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described in Section 5.7 of the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clauses (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, governmental agency or instrumentality, or any other entity.

          "Personnel" shall mean, with respect to any Person, all officers,
           ---------
employees and agents of such Person.

          "Property" shall mean, with respect to any Person, all improved or
           --------
unimproved real property owned or leased by such Person or any of its subsidiaries.

          "Proprietary Rights" shall mean all patents, trademarks, trade names,
           ------------------
service marks and copyrights, and applications therefor.

          "Proxy Statement" shall mean a proxy statement and forms of proxy in
           ---------------
connection with the votes of the stockholders of the Company with respect to the Merger, the Offer and the other transactions contemplated by the Recapitalization, together with any amendments thereof or supplements thereto, in the form or forms mailed to the Company's stockholders.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the regulations promulgated thereunder.

          "Service" shall mean the Internal Revenue Service or any successor
           -------
thereto.

          "Smitty's Principal Stockholders" shall mean, collectively, the
           -------------------------------
investment partnerships which own shares in Smitty's for which Yucaipa acts as the general partner.

          "Smitty's Stockholders" shall mean the holders of the Common Stock
           ---------------------
(Class A and Class B) of Smitty's.

          "Specified Smitty's Indebtedness" shall mean the Smitty's Notes, the
           -------------------------------
Smitty's Debentures and all indebtedness under the Credit Agreement dated as of June 29, 1994 among Smitty's Super Valu, Inc., a wholly owned subsidiary of Smitty's, and The Chase Manhattan Bank, N.A.

          "Specified Company Indebtedness" shall mean the indebtedness of the
           ------------------------------
Company identified on Schedule I hereto.

          "subsidiary" shall mean, with respect to any Person, (i) any
           ----------
corporation in an unbroken chain of corporations beginning with such Person if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which such Person is a general partner; or (iii) any partnership in which such Person possesses a 50% or greater interest in the total capital or total income of such partnership.

          "Tax" or "Taxes" shall mean all federal, state, local, foreign and
           ---      -----
other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

          "Tax Return" shall mean any report, return, document, declaration or
           ----------
other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          "Termination Date" shall mean July 30, 1996.
           ----------------

          "Transaction Documents" shall mean the collective reference to this
           ---------------------
Agreement, the Certificate of Merger, the Registration Rights Agreement, the Standstill Agreement, the Management Agreement and the Warrant Agreement; provided, however, that if the Recapitalization is terminated pursuant to
Section 10.2 hereof, "Transaction Documents" shall be deemed to refer only to this Agreement, the Certificate of Merger, the Standstill Agreement and the Registration Rights Agreement.

          "Welfare Plan" shall mean, with respect to any Person, any "employee
           ------------
welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          11.2 Other Defined Terms.  The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:

Term                                      Section
- ----                                      -------

 Acquisition                              Preamble
 Agreement                                Preamble
 Alternative Transaction                  8.5(c)
 Certificate of Merger                    1.2
 Class A Common Stock                     Recitals


     Class B Common Stock                 Recitals
     Closing                              3.2
     Closing Date                         3.2
     Commitment Letters                   2.2
     Common Stock                         Preamble
     Company                              Preamble
     Company Indemnified Liability        8.7(b)
     Company Indemnified Party            8.7(b)
     Company SEC Reports                  4.9
     Company Stockholders' Agreement      1.7
     Company Stockholders' Meeting        8.10(c)
     Constituent Corporations             Preamble
     Debt Offer                           1.9
     Debt Offer Prices                    1.9
     Debt Offer to Purchase               1.9
     Delaware Law                         Recitals
     Dissenting Shares                    1.11
     Effective Time                       1.2
     Fairness Opinion                     4.14
     Financing Agreements                 2.2
     Financing Registration Statements    2.3
     Financings                           2.2
     Management Agreement                 Recitals
     Merger                               Recitals
     Merger Closing                       3.1(a)
     Merger Closing Date                  3.1(a)
     Merger Consideration                 1.10(c)
     Minimum Debt Condition               1.9
     New Debt Securities                  2.2
     Notification Date                    1.10(e)
     Offer                                Recitals
     Offer Closing                        3.2(a)
     Offer Closing Date                   3.2(a)
     Offer Price                          Recitals
     PIK Preferred Stock                  2.2
     Recapitalization                     2.7
     Series I Preferred Stock             Recitals
     Smitty's                             Preamble
     Smitty's Common Stock                1.10
     Smitty's Debentures                  1.9
     Smitty's Indemnified Liability       8.7(a)
     Smitty's Indemnified Party           8.7(a)
     Smitty's Notes                       1.9
     Smitty's SEC Reports                 5.14
     Smitty's Securities                  1.9
     Smitty's Stockholders' Agreement     1.7
     Smitty's Stockholders' Meeting       8.9


     Standstill Agreement                 2.4(a)
     Stockholders' Representative         8.11
     Surviving Corporation                1.1
     Third Party Leases                   5.6(g)
     Warrant Agreement                    2.4(c)
     Yucaipa                              Preamble

                                  ARTICLE 12.

                                 MISCELLANEOUS
                                 -------------

          12.1 Non-survival of Representations and Warranties. None of the
               ----------------------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Merger Closing Date or the Offer Closing Date.

          12.2 Assignment.  Neither this Agreement, nor any of the rights,
               ----------
duties or obligations hereunder or contemplated hereby, may be assigned by the parties hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          12.3 Notices.  Unless otherwise provided herein, any notice, request,
               -------
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

          (a)  if to the Company, to

               Smith's Food & Drug Centers, Inc.
               1550 South Redwood Road
               Salt Lake City, Utah   84104
               Attn:   General Counsel
               Fax Number:  (801) 974-1676

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attn:  Robert L. Friedman, Esq.
               Fax Number:  (212) 455-2502

          (b)  if to Smitty's or Yucaipa, to

               The Yucaipa Companies
               10000 Santa Monica Boulevard, Fifth Floor
               Los Angeles, California  90067
               Attn:  Mark A. Resnik
               Fax Number:  (310) 789-7201

               With a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071
               Attn:  Thomas C. Sadler, Esq.
               Fax Number:  (213) 891-8763

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others.

          12.4 Payment to Yucaipa.  If the Offer is consummated, the Company
               ------------------
shall pay to Yucaipa, on the Offer Closing Date, a success fee of $15 million by wire transfer of immediately available funds to an account designated at least one Business Day prior to the Offer Closing Date by Yucaipa.

          12.5 Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of Delaware, without reference to the choice of laws provisions thereof.

          12.6 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7 No Third Party Beneficiaries.  None of the provisions of this
               ----------------------------
Agreement shall be for the benefit of or enforceable by any third party, except for the provisions set forth in Section 8.7 hereof.

          12.8 Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.9 Headings.  The headings of the Articles and Sections herein are
               --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

          12.10  Gender.  Words used in this Agreement, regardless of the number
                 ------
and gender specially used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

          12.11  Delivery of Company Disclosure Schedule.  The portions of the
                 ---------------------------------------
Disclosure Schedule which are to be prepared by the Company may be so prepared and delivered to, or updated and delivered to, Smitty's and Yucaipa not later than 10 Business Days after the date of this Agreement and, if not reasonably acceptable to Smitty's and Yucaipa, Smitty's and Yucaipa shall be entitled to terminate this Agreement as set forth in Section 10.1(d) hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                         SMITH'S FOOD & DRUG CENTERS, INC.


                         By:
                            ---------------------------------------------
                         Name:   Jeffrey P. Smith
                         Title:  Chairman, President and
                                 Chief Executive Officer


                         CACTUS ACQUISITION, INC.


                         By:
                            ---------------------------------------------
                         Name:  Jeffrey P. Smith
                         Title: President and Chief Executive
                                Officer


                         SMITTY'S SUPERMARKETS, INC.


                         By:
                            ---------------------------------------------
                         Name:  Mark A. Resnik
                         Title:  Vice President


                         THE YUCAIPA COMPANIES


                         By:
                            ---------------------------------------------
                         Name:  Mark A. Resnik
                         Title:  General Partner

                                   SCHEDULE I


                         SPECIFIED COMPANY INDEBTEDNESS
                         ------------------------------



                             Amount (in millions)
                             --------------------

Mortgage Notes                            $252.0
Unsecured Notes                           $410.0
Revolving Credit Facility                 $119.5


                                    ANNEX A
                                    -------


                        CERTIFICATE OF INCORPORATION OF
                           THE SURVIVING CORPORATION
                           -------------------------

                                    ANNEX B
                                    -------


                     FORM OF LEGAL OPINION TO BE DELIVERED
                           BY COUNSEL TO THE COMPANY
                           -------------------------

                                    ANNEX C
                                    -------


                     FORM OF LEGAL OPINION TO BE DELIVERED
                             BY COUNSEL TO SMITTY'S
                             ----------------------

                                    ANNEX D
                                    -------


                  FORM OF AMENDED AND RESTATED CERTIFICATE OF
                          INCORPORATION OF THE COMPANY
                          ----------------------------

                                    ANNEX E
                                    -------


                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

                                    ANNEX F
                                    -------


                    FORM OF SMITTY'S STOCKHOLDERS' AGREEMENT
                    ----------------------------------------

                                    ANNEX G
                                    -------


                     FORM OF CONTINUITY-OF-INTEREST LETTER
                     -------------------------------------

                                    ANNEX H
                                    -------


                           FORM OF INVESTMENT LETTER
                           -------------------------

                                    ANNEX I
                                    -------


                    FORM OF SMITTY'S TAX MATTERS CERTIFICATE
                    ----------------------------------------

                                    ANNEX J
                                    -------


                    FORM OF COMPANY TAX MATTERS CERTIFICATE
                    ---------------------------------------

                                    ANNEX K
                                    -------


                          FORM OF STANDSTILL AGREEMENT
                          ----------------------------

                                    ANNEX L
                                    -------


                          FORM OF MANAGEMENT AGREEMENT
                          ----------------------------

                                    ANNEX M
                                    -------


                           FORM OF WARRANT AGREEMENT
                           -------------------------

                                    ANNEX N
                                    -------


                              CONDITIONS TO OFFER
                              -------------------

          Notwithstanding any other provision of the Offer, the Company will not be required to accept for payment or pay for any shares of Common Stock tendered, and may terminate or amend the Offer or may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of shares of Common Stock) the acceptance for payment of, the purchase of and payment for, shares of Common Stock tendered, if at any time at or before the acceptance for payment of any such shares or the payment therefor, any of the following events shall have occurred (or shall have been determined by the Company to have occurred) and which in the Company's sole judgment in any such case makes it inadvisable to proceed with the Offer or with such acceptance, purchase or payment:

          (a) The Company's stockholders shall not have validly tendered and not withdrawn prior to the expiration date of the Offer at least 50% of the outstanding shares of the Company's Common Stock.

          (b) The Company shall not have obtained, pursuant to the terms of the Financing Agreements, all of the financing needed by the Company, together with other funds available to the Company, to (i) purchase 50% of its outstanding Common Stock, (ii) repay all outstanding principal and interest, and other amounts payable, under the Specified Company Indebtedness and the Specified Smitty's Indebtedness and (iii) pay certain fees and expenses incurred in connection with the Recapitalization and the transactions contemplated by the Recapitalization Agreement.

          (c) The Company shall not have received from an independent valuation firm an opinion as to the value of the Company's assets and liabilities, after giving effect to the consummation of the transactions contemplated by the Recapitalization, that permits the Company to reasonably conclude that it will have violated any applicable fraudulent conveyance laws as a result thereof, nor will the Company have violated any provisions of Delaware Law governing the purchase of its equity.

          (d) All of the conditions to the Merger (other than the satisfaction of the consummation of the Offer) set forth in Section 9.1 of the Recapitalization Agreement shall not have been satisfied.

          (e) Any action or proceeding, order, decree or injunction shall have been taken or threatened, instituted or pending, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Combined Companies taken as a whole, by or before any court or governmental, regulatory or administrative authority or agency or tribunal, which (i) challenges the making of the Offer, the acquisition of shares of Common Stock pursuant to the Offer or any of the other transactions comprising part of the Recapitalization, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer or any of the other transactions comprising part of the Recapitalization, or (ii) materially adversely affect the business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves of the Combined Companies taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Combined Companies taken as a whole.

          (f) There shall have occurred (i) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States, (ii) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (iii) the commencement of a war, armed hostilities or any other national or international crisis directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative agency or authority on, or any event which in the Company's sole judgment might adversely affect, the extension of credit by banks or other lending institutions in the United States, (v) any significant decline in the market price of the shares of Common Stock or any change in the general political, market, economic or financial conditions in the United States or abroad that has a material adverse effect on the ability to obtain financing generally or on the trading in the shares of Common Stock or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

          (g) There shall have occurred any event that has resulted, or may in the sole judgment of the Company result, in an actual or threatened change in the business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves of the Combined Companies taken as a whole.

                                    ANNEX O
                                    -------


                         SMITH'S SHAREHOLDER AGREEMENT
                         -----------------------------

                                    ANNEX B

                          GOLDMAN, SACHS & CO. OPINION

                                                                         ANNEX B

Goldman, Sachs & Co. |85 Broad Street| New York, New York 10004
Tel: 212-902-1000

                                                                         Goldman
                                                                         Sachs


January 29, 1996

Board of Directors
Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104

Gentlemen and Madame:

You have requested our opinion as to the fairness to Smith's Food & Drug Centers, Inc. (the "Company"), of the exchange of 3.011803 shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"), for each share of Common Stock, par value $0.01 per share (the "Smitty's Common Stock"), of Smitty's Supermarkets, Inc. ("Smitty's") pursuant to the Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996, by and among the Company, Cactus Acquisition, Inc. ("Acquisition"), a wholly owned subsidiary of the Company, Smitty's, and The Yucaipa Companies (the "Agreement"). Pursuant to the Agreement, Acquisition will be merged with and into Smitty's (the "Merger") and each outstanding share of Smitty's Common Stock will be converted into the right to receive, subject to certain adjustments contained in the Agreement, 3.011803 shares of Class B Common Stock (the "Exchange Ratio"). In addition, the Agreement contemplates that the Company will make an offer to repurchase 50% of its outstanding Class B Common Stock and Class A Common Stock, par value $.01 per share of the Company, at a price of $36.00 per share (the "Offer"). The Merger is conditioned except in certain circumstances set forth in the Agreement, on consummation of the Offer.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time and have acted as its financial advisor in connection with the Agreement. Goldman Sachs is a full service securities firm and, in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities of the Company for its own account or for the accounts of customers. As of January 29, 1996, Goldman Sachs had a long position in the Company's Class B Common Stock of 20,800 shares. It is contemplated that we will act as a co-manager in connection with the public financinq relating to the Offer.

Smith's Food & Drug Centers, Inc.
January 29, 1996
Page Two

In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, as amended, of Smitty's dated July 29, 1994; the Annual Report on Form 1 0-K of Smitty's for the fiscal year ended July 31, 1995 (reflecting selected five year audited financial information); certain interim reports and Quarterly Reports on Form 10-Q and certain internal financial analyses and forecasts for Smitty's prepared by its management. We have also reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form
10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management without, and after giving effect to, the Merger and the Offer. We also have held discussions with members of the senior management of the Company and Smitty's regarding the strategic rationale for, and benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies on a standalone basis and as combined in the Merger. in addition, we have reviewed the reported price and trading activity for the Class B Common Stock, compared certain financial and stock market information for the Company and certain financial information for Smitty's with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the supermarket industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed with your consent that the financial forecasts provided to us and discussed with us with respect to the Company and Smitty's after giving effect to the Merger, including, without limitation, the projected cost savings and operating synergies resulting from the Merger, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. You have directed us to assume for purposes of our analysis that the Merger and the Offer will not result in a change of control of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Smitty's or the Company or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.
GOLDMAN, SACHS & CO.

                                    ANNEX C

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       SMITH'S FOOD & DRUG CENTERS, INC.



          We, the President and Secretary of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

          First: That the name of the Corporation is Smith's Food & Drug Centers, Inc.

          Second: That its certificate of incorporation was originally filed with the Secretary of State of the State of Delaware on January 18, 1989.

          Third: That the amendment and the restatement of the certificate of incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the Corporation.

          Fourth: That the text of the certificate of incorporation of the Corporation, as amended, is hereby restated as further amended by this certificate, to read in full, as follows:


                                   ARTICLE I
                                   ---------

                                      Name
                                      ----

       The name of the Corporation is Smith's Food & Drug Centers, Inc.


                                   ARTICLE II
                                   ----------

                               Registered Office
                               -----------------

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE III
                                 -----------

                                    Purpose
                                    -------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV
                                   ----------

                                 Capital Stock
                                 -------------

          Section 4.1.  Number of Shares Authorized; Par Value.  The Corporation
                        --------------------------------------
shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is Two Hundred and Twenty-Five Million (225,000,000), divided as follows:

          (a)  Common Stock.  The total number of shares of Common Stock shall
               ------------
be One Hundred and Forty Million (140,000,000), divided into three classes designated as Class A Common Stock, Class B Common Stock and Class C Common Stock, as follows: the total number of authorized shares of Class A Common Stock shall be Twenty Million (20,000,000), and each share of Class A Common Stock shall have a par value of one cent ($0.01); the total number of authorized shares of Class B Common Stock shall be One Hundred Million (100,000,000), and each share of Class B Common Stock shall have a par value of one cent ($0.01) and the total number of authorized shares of Class C Common Stock shall be Twenty Million (20,000,000), and each share of Class C Common Stock shall have a par value of one cent ($0.01).

          (b)  Preferred Stock.  The total number of shares of Preferred Stock
               ---------------
shall be Eighty-Five Million (85,000,000), and each share of Preferred Stock shall have a par value of one cent ($0.01).

          Section 4.2.  Voting Rights.
                        -------------

          (a)  Class A Common Stock.  Each share of Class A Common  Stock shall
               --------------------
carry the right to ten (10) votes for the election of directors of the Corporation and to ten (10) votes upon any matter presented to the stockholders for their vote or approval, subject to conversion upon transfer as provided for below.

          (b)  Class B Common Stock.  Each share of Class B Common Stock shall
               --------------------
carry the right to one (1) vote for the election of directors of the Corporation and to one (1) vote upon any matter presented to the stockholders for their vote or approval.

          (c)  Class C Common Stock.  Each share of Class C Common Stock shall
               --------------------
carry the right to no votes for the election of directors of the Corporation and to no votes upon any matter presented to the stockholders for their vote or approval, subject to conversion upon transfer as provided for below.

          (d)  Preferred Stock.  Shares of Preferred Stock shall have such
               ---------------
voting rights as shall be fixed by the Corporation's Board of Directors from time to time as provided in Section 4.5(b) below; provided that no share of Preferred Stock other than shares designated as Series I Preferred Stock under
Section 4.5(c) below shall be entitled to more than one (1) vote for the election of directors of the Corporation and one (1) vote upon any other matter presented to the stockholders for their vote or approval.

          Section 4.3.  Sales or Transfer of Shares of Class A Common Stock;
                        ----------------------------------------------------
Conversion of Shares of Class A Common Stock.
- ---------------------------------------------

          (a)  "Original Class A Stockholder" Defined.  For purposes of this
               --------------------------------------
Section 4.3, an "Original Class A Stockholder" shall mean, with respect to any given share of Class A Common Stock, the person to whom such share was originally issued; provided that in the event that a share of Class A Common Stock is issued to a person that is a corporation, partnership, association or trust (hereafter an "Entity Holder") in a merger from which the Corporation is the surviving corporation, and if such Entity Holder obtained the securities which were in such merger converted into Class A Common Stock (for purposes of this subsection, the "Securities") from a natural person, the Original Class A Stockholder with respect to such share of Class A Common Stock shall be deemed to be the natural person from whom such Entity Holder obtained the Securities, as shown on the records of the merged corporation.

          (b)  Restrictions Upon Sale or Transfer of Shares of Class A Common
               --------------------------------------------------------------
Stock.  No share of Class A Common Stock may be sold, assigned, pledged (subject
- -----
to the provisions of Section 4.3(f), below), hypothecated, transferred (by gift, will, laws of intestacy or otherwise) or exchanged or otherwise disposed of (herein all these actions are referred to as a "transfer" or to be "transferred") by the holder thereof except only to the following persons (each a "Permitted Transferee"):

          (1) a spouse, child, grandchild, sibling, parent or other lineal descendant of such share's Original Class A Stockholder (a "Family Member"); and

          (2) an Entity Holder, all of the equity and/or beneficial interests in which are owned beneficially and of record by such share's Original Class A Stockholder and/or such Original Class A Stockholder's Family Members (a "Family Entity").

          (c)  Requirement to Convert to Class B Common Stock.  Upon the
               ----------------------------------------------
occurrence of any of the events listed below in this Section 4.3(c) with respect to any share of Class A Common Stock, the holder and, if applicable, the transferee of such Class A Common Stock shall promptly present such share(s) to the Corporation for conversion into an equal number of shares of Class B Common
Stock:

          (1) the transfer of Class A Common Stock by the holder thereof to other than a Permitted Transferee of such shares;

          (2) the transfer of any equity or beneficial interest in a Family Entity which is a holder of Class A Common Stock to other than a Permitted Transferee of the Original Class A Shareholder of the shares of Class A Common Stock held by the Family Entity, as determined under Section 4.3(a), above;

          (3) foreclosure upon Class A Common Stock by a bona fide pledgee thereof; or

          (4) the agreement to transfer Class A Common Stock by a trustee in the bankruptcy of the estate of the holder thereof.

          (d)  Enforcement of Requirement to Convert.  The Corporation shall be
               -------------------------------------
entitled to seek specific enforcement of the requirements of Section 4.3(c) upon the failure of any holder and/or transferee of shares of Class A Common Stock to comply with the requirements thereof. In such event the Corporation shall be entitled to recover from the holder and the transferee who failed to comply with
Section 4.3(c), jointly and severally, the court costs, reasonable attorneys' fees and other costs and expenses incurred by it in connection with the obtaining of such specific enforcement. The Corporation shall further be entitled to actual and consequential damages incurred as a result of a willful violation of the requirements of Section 4.3(c), including without limitation court costs and reasonable attorneys' fees.

          (e)  Annual Report to Corporation by Entity Holders.  In order to
               ----------------------------------------------
enable the Corporation to enforce the provisions of Section 4.3(c), each Entity Holder shall report in writing to the Corporation no later than the last day of December each year the names and addresses of every person who, during the year then concluded, owned a beneficial or equity interest in such Entity Holder, as well as a list of the officers, trustees, general partners, etc. of such Entity Holder who held office during the year.

          (f)  Pledge of Shares of Class A Common Stock.  Shares of Class A
               ----------------------------------------
Common Stock may be pledged or otherwise encumbered to secure a bona fide loan or other obligation without violating the restrictions set forth in Section 4.3(b) or invoking the requirements of Section 4.3(c); provided that a foreclosure upon any pledged shares by the pledgee for the purpose of selling such pledged shares other than to a Permitted Transferee of the Original Class A Stockholder of such pledged or encumbered shares shall invoke upon the pledgee the requirements of Section 4.3(c) to present such shares to the Corporation for conversion to shares of Class B Common Stock prior to any transfer by the pledgee.

          (g)  Optional Conversion into Shares of Class B Common Stock.  Any
               -------------------------------------------------------
Class A Stockholder shall have the right at any time to convert any share of Class A Common Stock into one (1) share of Class B Common Stock, by presenting the necessary certificates to the Corporation for transfer.

          (h)  Mandatory Conversion of Class A Common Stock into shares of Class
               -----------------------------------------------------------------
B Common Stock.  If at any time the total number of shares of Class A Common
- --------------
Stock issued and outstanding shall be less than 2,910,885, as reflected upon the stock records of the Corporation, then each share of Class A Common Stock issued and outstanding at such time shall automatically convert into one (1) share of Class B Common Stock, each outstanding warrant, option or other right to receive or purchase shares of Class A Common Stock outstanding at such time shall automatically convert to a right to receive or purchase an equal number of shares of Class B Common Stock, all without the need for the Corporation or any stockholder to take any action, and no further shares of Class A Common Stock may thereafter be issued by the Corporation. After such automatic conversion, each owner of an outstanding certificate or certificates theretofore representing shares of Class A Common Stock shall be entitled, upon surrendering such certificate or certificates to the Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of Class B Common Stock into which the shares of Class A Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted as herein provided. Until so surrendered, each outstanding certificate which, prior to such automatic conversion represented shares of Class A Common Stock, shall be deemed, for all corporate purposes, to represent the ownership of the shares of Class B Common Stock into which such shares of Class A Common Stock were converted on the basis herein provided.

          Section 4.4.  Sales or Transfer of Shares of Class C Common Stock;
                        ----------------------------------------------------
Conversion of Shares of Class C Common Stock.
- --------------------------------------------

          (a)  "Original Class C Stockholder" Defined.  For purposes of this
               --------------------------------------
Section 4.4, an "Original Class C Stockholder" shall mean, with respect to any given share of Class C Common Stock, any person or entity deemed to be a member of the "Investor Group" pursuant to that certain Standstill Agreement dated as of January 29, 1996 (as amended as of April __, 1996, the "Standstill Agreement"), among the Corporation, The Yucaipa Companies, Yucaipa SSV Partners, L.P., Yucaipa Smitty's Partners, L.P., Yucaipa Smitty's Partners II, L.P., Yucaipa Arizona Partners, L.P., and the stockholders of the Corporation named therein, as it may be amended from time to time.

          (b)  Permitted Conversion to Class B Common Stock.  Upon the transfer
               --------------------------------------------
of Class C Common Stock by an Original Class C Stockholder to a third party other than another Original Class C Stockholder, the transferee of such Class C Common Stock may present such share(s) to the Corporation for conversion into an equal number of shares of Class B Common Stock. No conversion of Class C Common Stock into Class B Common Stock shall be permitted for shares of Class C Common Stock held by an Original Class C Stockholder or any party bound by the terms of the Standstill Agreement as a member of the Investor Group, as in effect from time to time.

          Section 4.5.  Other Rights and Preferences.
                        ----------------------------

          (a)  Common Stock.  Except as otherwise specifically set forth herein
               ------------
as to voting powers, all shares of Common Stock shall have the same rights and preferences.

          (b)  Preferred Stock.  Except as set forth below in Section 4.5(c),
               ---------------
the rights and privileges of the Preferred Stock shall be fixed by the Corporation's Board of Directors from time to time by resolution. By such resolution the Board of Directors may establish a series of such Preferred Stock and fix and determine the relative voting powers, preferences, rights and qualifications, limitations and restrictions of the shares of any series so determined in respect to the Common Stock and in respect to the other series of Preferred Stock; provided that no series so designated shall have rights or preferences superior to the rights and preferences of Series I Preferred Stock, as set forth in Section 4.5(c) below; and provided further that no share of Preferred Stock other than shares designated as Series I under Section 4.5(c) shall be entitled to more than one (1) vote for the election of directors of the Corporation and one (1) vote upon any other matter presented to the stockholders for their vote or approval.

          (c)  Series I Preferred Stock.  Thirty-Four Million Five Hundred
               ------------------------
Twenty-Four Thousand Five Hundred Seventy-Nine (34,524,579) shares of Preferred Stock are hereby designated as Series I Preferred Stock, which shall have the following rights and preferences:

          (1)  Preference.  If the Corporation shall be dissolved or liquidated;
               ----------
     if it shall sell all or substantially all of its assets, whether voluntary or involuntary, or whether required or ordered by any federal or state authority, agency, court, or body; if it shall become insolvent; or distribute its capital in a winding-up of the Corporation, the holders of the issued and outstanding shares of Series I Preferred Stock shall be entitled to receive the amount of Thirty-Three and One-Third Cents ($0.33-1/3) per share on a pro-rata basis with the holders of other series of Preferred Stock before any sum shall be paid or any assets distributed to the holders of shares of Common Stock.

          (2)  Redemption
               ----------

                    (i)   Redemption Price.  The redemption price for all
                          ----------------
          redemptions of Series I Preferred Stock made in accordance with this
          Section 4.5(c)(2) shall be Thirty-Three and One-Third Cents ($0.33-1/3) per share.

                    (ii)   Optional Redemption.  All shares of Series I
                           -------------------
          Preferred Stock shall be subject to redemption by the Corporation at any time after May 1, 1998 by order of the Board of Directors. If less than the whole amount of the outstanding Series I Preferred Stock shall be redeemed, each holder of Series I Preferred Stock shall be entitled to have a portion of his, her or its shares redeemed on a pro rata basis. In the case of such a redemption, the Corporation shall send written notice thereof to each of the registered holders of Series I Preferred Stock at least sixty (60) days prior to the date designated in such notice for such redemption. Such notice shall set forth the manner in which the certificates shall be surrendered in order to receive payments of the redemption price. Upon presentation of any certificate representing the shares to be redeemed, properly endorsed, the Corporation shall deliver its check to the holder thereof in payment of the redemption price for those shares. In the event all of the Series I Preferred Stock represented by the surrendered certificate are not redeemed, the Corporation shall promptly deliver to the holder of such certificate a new certificate representing the shares of the Series I Preferred Stock represented by such surrendered certificate which are not being redeemed.

                    (iii)    Mandatory Redemption.  Shares of Series I Preferred
                             --------------------
          Stock shall be redeemed as follows:

                    (A) On the 1st day of each December, beginning December 1, 1989, the Corporation shall, to the extent permitted by the laws of the State of Delaware, redeem from the holder or the holder's successor, one-eleventh (1/11th) of the number of authorized shares of Series I Preferred Stock; provided that for the five
                                                   --------
               year period between December 1, 1996 through December 1, 2001 the Company shall not redeem any portion of its Series I Preferred Stock.

                    (B) The redemption price of Thirty-Three and One-Third Cents ($0.33-1/3) per share of Series I Preferred Stock shall be paid by check upon presentation by the holders of such shares to the Secretary of the Corporation of a certificate or certificates for the appropriate number of shares then to be redeemed, properly endorsed by such holders. In the event that such certificate or certificates represent a greater number of shares than the number of shares to be redeemed pursuant to this Section 4.5(c)(2)(iii), the Corporation shall promptly deliver to the holders of such certificate or certificates a new certificate representing the shares of Series I Preferred Stock represented by such surrendered certificate or certificates which are not being so redeemed.

                    (iv)   Remedy upon Failure to Redeem.  In the event of the
                           -----------------------------
          failure of the Corporation to redeem any of the shares of Series I Preferred Stock as required by Section 4.5(c)(2)(iii) above, each holder of Series I Preferred Stock shall be entitled, at his, her or its option, to require the Corporation to redeem all of the then outstanding shares of Series I Preferred Stock held by such holder, provided that the Corporation's default has not been cured within thirty (30) days after a delivery to the Corporation of written notice of default by such holder. In the event of the exercise of such option by any holder of Series I Preferred Stock, the Corporation shall, to the extent permitted by the laws of the State of Delaware, pay a redemption price of Thirty-Three and One-Third Cents ($0.33-1/3) per each share of Series I Preferred Stock by check upon presentation by such holder of the certificate or certificates representing all shares of Series I Preferred Stock to be redeemed, properly endorsed by such holder.

                    (v)   Retirement and Cancellation.  All shares of Series I
                          ---------------------------
          Preferred Stock which shall have been redeemed as herein provided shall be cancelled and shall not be reissued as Series I Preferred Stock, and the Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

          (3)  Voting Rights.
               -------------

                    (i)   General Voting Rights.  Except as otherwise set forth
                          ---------------------
          in Section 4.5(b)(3)(ii) below, each share of Series I Preferred Stock shall be entitled to ten (10) votes for the election of directors of the Corporation and to ten (10) votes upon any matter that comes to a vote before the stockholders of the Corporation on which the holders of any series of Common Stock are entitled to vote; provided that the holders of shares of Series I Preferred Stock shall be entitled to vote as a class upon any amendment to the Corporation's Certificate of Incorporation adversely affecting the rights of the holders of Series I Preferred Stock. The affirmative vote of the holders of a majority of the issued and outstanding shares of Series I Preferred Stock shall be required to approve any such amendment.

                    (ii)   Reduction of Voting Rights Following Certain
                           --------------------------------------------
          Transfers.
          ---------

                    (A) If, on or after June __, 1996, any share of Series I Preferred Stock is sold, assigned, pledged, hypothecated, transferred (by gift, will, laws of intestacy or otherwise) or exchanged or otherwise disposed of, other than to a Permitted Series I Transferee (as defined below), then, without any action required by the Corporation or the transferor or the transferee of such share, such share of Series I Preferred Stock shall automatically have the number of votes allocated to such share reduced from ten (10) votes per share to one (1) vote per share.

                    (B) For purposes of this Section 4.5(b), a "Permitted Series I Transferee" shall mean, with respect to any given share of Series I Preferred Stock, (1) a spouse, child, grandchild, sibling, parent or other lineal descendant of (or, with respect to any shares held by a person that is not a natural person, any affiliate (as defined in Rule 12b-2 under the rules and regulations of the Securities Exchange Act of 1934, as amended)
               of) such share's Original Series I Preferred Stockholder (as defined below), (2) any other Original Series I Preferred Stockholder or (3) any person which is a party to the Standstill Agreement referred to in Section 4.4(a). An "Original Series I Preferred Stockholder" shall mean, with respect to any given share of Series I Preferred Stock, the person to whom such share was originally issued.

                                 ARTICLE V
                                 ---------

                                     Bylaws
                                     ------

          In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Directors.


                                   ARTICLE VI
                                   ----------

                                   Directors
                                   ---------

          Section 6.1.  The number of directors which shall constitute the full
          ------------
Board of Directors shall be determined by resolution of the Board of Directors from time to time, provided that such resolution shall not designate a number of directors other than seven (7) without the unanimous approval of the directors then in office.

          Section 6.2.  The board of directors, other than those directors
          ------------
elected by the holders of any series of Preferred Stock as may be entitled to the election of directors, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected.

          Section 6.3.  Except as otherwise provided for or fixed pursuant to
          ------------
this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          Section 6.4.  Notwithstanding the provisions of Sections 6.2 and 6.3
          ------------
of this Article VI, each director shall serve until his successor is elected and qualified or until his or her death, retirement, resignation or removal.

                                 ARTICLE VII
                                 -----------

                                 Written Ballot
                                 --------------

          Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.


                                  ARTICLE VIII
                                  ------------

                        Personal Liability of Directors
                        -------------------------------

          Section 8.1.  To the fullest extent that the laws of the State of
          ------------
Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Section 8.2.  Any amendment or repeal of this Article VIII or adoption
          ------------
of any Bylaw of the Corporation or other provision of the Certificate of Incorporation of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of the Corporation prior to such amendment, repeal, Bylaw or other provision becoming effective.


                                   ARTICLE IX
                                   ----------

                     Indemnification of, and Advancement of
                     --------------------------------------
                   Expenses to, Directors, Officers and Other
                   ------------------------------------------

          The Corporation shall indemnify its officers, directors, employees and agents as provided in its Bylaws.

LOGO
CLASS A PROXY          SMITH'S FOOD & DRUG CENTERS, INC.                   PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 1996

  The undersigned hereby appoints Michael C. Frei and Matthew G. Tezak, or any of them, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock held of record by the undersigned on April 15, 1996, at the Annual Meeting of Stockholders to be held on May 23, 1996, at 9:00 a.m., Mountain Time, at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, or any adjournment or postponement thereof.

  1. APPROVAL of the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger

                         FOR [_]AGAINST [_]ABSTAIN [_]
  2. APPROVAL and ADOPTION of the following changes reflected in the Company's Amended and Restated Certificate of Incorporation:
   A. Creation of a seven member classified Board of Directors
                         FOR [_]AGAINST [_]ABSTAIN [_]
   B. Creation of a new series of non-voting Class C Common Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
   C. Amendment of redemption and voting provisions of Series I Preferred
   Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
  3. ELECTION of the following nominees as Directors: Jeffrey P. Smith, Ronald
    W. Burkle, Allen R. Rowland, Fred L. Smith, Linda McLoughlin Figel, Bruce Karatz and Bertram R. Zweig.
    [_] FOR all nominees
    [_] WITHHOLD AUTHORITY to vote for all Nominees
    [_] WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of Nominee(s) below)
    -------------------------------------------------------------------------
  4. RATIFICATION of the selection of Ernst & Young LLP as the Company's independent auditors for 1996
                         FOR [_]AGAINST [_]ABSTAIN [_]
  5. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment or postponement thereof.
  If your address differs from that appearing hereon, please advise the Company's transfer agent and registrar, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attention: Issac Kagan, of your correct address.
THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


LOGO

  The undersigned hereby acknowledges receipt of a copy of the Company's 1995 Annual Report on Form 10-K and Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting of Stockholders to be held May 23, 1996.

  MARK HERE FOR      MARK HERE IF YOU
     ADDRESS               PLAN
 CHANGE AND NOTE       TO ATTEND THE
      BELOW               MEETING
       [_]                  [_]

                                          -------------------------------------
                                                       (SIGNATURE)

                                          -------------------------------------
                                               (SIGNATURE IF HELD JOINTLY)

                                          -------------------------------------
                                                         (DATE)

                                          (Please sign exactly as your name
                                          appears hereon. If stock is
                                          registered in more than one name,
                                          each holder should sign. When
                                          signing as an attorney,
                                          administrator, executor, guardian or
                                          trustee, please add your title as
                                          such. If executed by a corporation
                                          or other entity, the proxy should be
                                          signed by a duly authorized officer
                                          or other representative.)

                                          PLEASE SIGN, DATE AND PROMPTLY
                                          RETURN THIS PROXY IN THE ENCLOSED
                                          ENVELOPE. NO POSTAGE IS REQUIRED IF
                                          MAILED IN THE UNITED STATES.

LOGO
CLASS B PROXY          SMITH'S FOOD & DRUG CENTERS, INC.                   PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 1996
  The undersigned hereby appoints Michael C. Frei and Matthew G. Tezak, or any of them, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock held of record by the undersigned on April 15, 1996, at the Annual Meeting of Stockholders to be held on May 23, 1996, at 9:00 a.m., Mountain Time, at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, or any adjournment or postponement thereof.
  1. APPROVAL of the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger
                         FOR [_]AGAINST [_]ABSTAIN [_]
  2. APPROVAL and ADOPTION of the following changes relected in the Company's Amended and Restated Certificate of Incorporation.
     A. Creation of a seven member classified Board of Directors.
                         FOR [_]AGAINST [_]ABSTAIN [_]
     B. Creation of a new series of non-voting Class C Common Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
     C. Amendment of redemption and voting provisions of Series I Preferred
Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
  3. ELECTION of the following nominees as Directors: Jeffrey P. Smith, Ronald
    W. Burkle, Allen R. Rowland, Fred L. Smith, Linda McLoughlin Figel, Bruce Karatz and Bertram R. Zweig.
    [_] FOR all nominees
    [_] WITHHOLD AUTHORITY to vote for all Nominees
    [_] WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of Nominee(s) below)
    -------------------------------------------------------------------------
  4. RATIFICATION of the selection of Ernst & Young LLP as the Company's independent auditors for 1996
                         FOR [_]AGAINST [_]ABSTAIN [_]
  5. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment or postponement thereof.
  If your address differs from that appearing hereon, please advise the Company's transfer agent and registrar, American Stock Transfer & Trust
Company, 40 Wall Street, New York, New York 10005, Attn: Issac Kagan, of your correct address.
THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


LOGO

  The undersigned hereby acknowledges receipt of a copy of the Company's 1995 Annual Report on Form 10-K and Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting of Stockholders to be held May 23, 1996.

  MARK HERE FOR      MARK HERE IF YOU
     ADDRESS               PLAN
 CHANGE AND NOTE       TO ATTEND THE
      BELOW               MEETING
       [_]                  [_]

                                          -------------------------------------
                                                       (SIGNATURE)

                                          -------------------------------------
                                               (SIGNATURE IF HELD JOINTLY)

                                          -------------------------------------
                                                         (DATE)

                                          (Please sign exactly as your name
                                          appears hereon. If stock is
                                          registered in more than one name,
                                          each holder should sign. When
                                          signing as an attorney,
                                          administrator, executor, guardian or
                                          trustee, please add your title as
                                          such. If executed by a corporation
                                          or other entity, the proxy should be
                                          signed by a duly authorized officer
                                          or other representative.)

                                          PLEASE SIGN, DATE AND PROMPTLY
                                          RETURN THIS PROXY IN THE ENCLOSED
                                          ENVELOPE. NO POSTAGE IS REQUIRED IF
                                          MAILED IN THE UNITED STATES.

LOGO
SERIES I PROXY         SMITH'S FOOD & DRUG CENTERS, INC.                   PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 1996

  The undersigned hereby appoints Michael C. Frei and Matthew G. Tezak, or any of them, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Series I Preferred Stock held of record by the undersigned on April 15, 1996, at the Annual Meeting of Stockholders to be held on May 23, 1996, at 9:00 a.m., Mountain Time, at the Company's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, or any adjournment or postponement thereof.

  1. APPROVAL of the Recapitalization Agreement and the transactions contemplated thereby, including the Offer and the issuance of 3,038,888 shares of Class B Common Stock to the stockholders of Smitty's pursuant to the Merger

                         FOR [_]AGAINST [_]ABSTAIN [_]
  2. APPROVAL and ADOPTION of the following changes reflected in the Company's Amended and Restated Certificate of Incorporation
      A. Creation of a seven member classified Board of Directors
                         FOR [_]AGAINST [_]ABSTAIN [_]
      B. Creation of a new series of non-voting Classs C Common Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
      C. Amendment of redemption and voting provisions of Series I Preferred
      Stock
                         FOR [_]AGAINST [_]ABSTAIN [_]
  3. ELECTION of the following nominees as Directors: Jeffrey P. Smith, Ronald
    W. Burkle, Allen R. Rowland, Fred L. Smith, Linda McLoughlin Figel, Bruce Karatz and Bertram R. Zweig.
    [_] FOR all nominees
    [_] WITHHOLD AUTHORITY to vote for all Nominees
    [_] WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of Nominee(s) below)
    -------------------------------------------------------------------------
  If your address differs from that appearing hereon, please advise the Company's transfer agent and registrar, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attn: Issac Kagan, of your correct address.
THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


LOGO

  4. RATIFICATION of the selection of Ernst & Young LLP as the Company's independent auditors for 1996
                         FOR [_]AGAINST [_]ABSTAIN [_]
  5. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment or postponement thereof.

  The undersigned hereby acknowledges receipt of a copy of the Company's 1995 Annual Report on Form 10-K and Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting of Stockholders to be held May 23, 1996.

  MARK HERE FOR      MARK HERE IF YOU
     ADDRESS               PLAN
 CHANGE AND NOTE       TO ATTEND THE
      BELOW               MEETING
       [_]                  [_]

                                          -------------------------------------
                                                       (SIGNATURE)

                                          -------------------------------------
                                               (SIGNATURE IF HELD JOINTLY)

                                          -------------------------------------
                                                         (DATE)

                                          (Please sign exactly as your name
                                          appears hereon. If stock is
                                          registered in more than one name,
                                          each holder should sign. When
                                          signing as an attorney,
                                          administrator, executor, guardian or
                                          trustee, please add your title as
                                          such. If executed by a corporation
                                          or other entity, the proxy should be
                                          signed by a duly authorized officer
                                          or other representative.)

                                          PLEASE SIGN, DATE AND PROMPTLY
                                          RETURN THIS PROXY IN THE ENCLOSED
                                          ENVELOPE. NO POSTAGE IS REQUIRED IF
                                          MAILED IN THE UNITED STATES.